PROSPECTUS	Filed Pursuant to Rule 424(b)(3) Registration No: 333-259281

Momentus Inc.

Up to 41,654,148 Shares of Class A Common Stock
Up to 19,897,500 Shares of Class A Common Stock Issuable Upon Exercise of Warrants
and Up to 1,018,281 Shares of Class A Common Stock Issuable Upon Exercise of Options
and Up to 634,708 Shares of Class A Common Stock Issued Upon Exercise of Options
and Up to 272,500 Warrants to Purchase Shares of Class A Common Stock

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to (A) 54,579,637 shares of our Class A common stock, par value $0.00001 per share (“Class A Stock”), which consists of (i) 495,000 shares of Class A Stock (the “Founder Shares”) originally issued in a private placement to SRC-NI Holdings, LLC (the “Sponsor”) in connection with the initial public offering (the “IPO”) of Stable Road Acquisition Corp. (“SRAC”) and subsequently distributed to certain equityholders of the Sponsor, (ii) 50,000 shares of Class A Stock (the “Underwriter Shares”) originally issued in a private placement to and Cantor Fitzgerald & Co. (“Cantor”) in connection with the IPO, (iii) 50,000 shares of Class A Stock (the “Finder Shares”) issued pursuant to a finder’s agreement dated June 28, 2020, (iv) 4,062,500 shares of Class A Stock originally issued to the Sponsor and SRAC PIPE Partners LLC in connection with the IPO, (v) 25,996,648 shares of Class A Stock issued pursuant to the Merger Agreement (as defined below), (vi) 11,000,000 shares of Common Stock issued to certain investors pursuant to subscription agreements dated July 15, 2021 (the “PIPE Shares”), (vii) 11,272,500 shares of Class A Stock issuable upon the exercise of 11,272,500 warrants originally issued in a private placement to the Sponsor and Cantor in connection with the IPO (the “Sponsor and Underwriter Private Warrants”) or in a private placement in connection with the Business Combination (as defined below) (the “PIPE Private Warrants”), in each case at an exercise price of $11.50 per share of Class A Stock (collectively, the “Private Warrants”), (viii) up to 1,018,281 shares of Class A Stock issuable upon the exercise of certain Rollover Options (as defined below), and (ix) 634,708 shares of Class A Stock issued upon the exercise of certain Rollover Options and (B) up to 272,500 Private Warrants.

In addition, this prospectus relates to the offer and sale of up to 8,625,000 shares of Class A Stock that are issuable by us upon the exercise of 8,625,000 warrants originally issued in connection with the IPO at an exercise price of $11.50 per share of Class A Stock (the “Public Warrants” and, together with the Private Warrants, the “Warrants”).

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Class A Stock or Warrants, except with respect to amounts received by us upon the exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Class A Stock or Warrants. See “Plan of Distribution” beginning on page 148 of this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders, will issue, offer or sell, any of the securities.

Our Class A Stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols “MNTS” and “MNTSW,” respectively. On September 13, 2021, the last reported sales price of our Class A Stock was $10.25 per share and the last reported sales price of our Public Warrants was $2.22 per warrant.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.

Investing in our securities involves risks.    See the section entitled “Risk Factors” beginning on page 8 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 14, 2021.

Prospectus

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On August 12, 2021 (the “Closing Date”), Stable Road Acquisition Corp., our predecessor company (“SRAC”), consummated the previously announced mergers contemplated by the Agreement and Plan of Merger, dated as of October 7, 2020, as amended (the “Merger Agreement”), by and among SRAC, Project Marvel First Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of SRAC (“First Merger Sub”), Project Marvel Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of SRAC (“Second Merger Sub”), and Momentus Inc., a Delaware corporation (“Legacy Momentus”). Pursuant to the terms of the Merger Agreement, First Merger Sub merged with and into Legacy Momentus (the “First Merger”), with Legacy Momentus being the surviving corporation of the First Merger, immediately followed by the surviving corporation merging with and into Second Merger Sub (the “Second Merger” and, collectively with the First Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”), with Second Merger Sub continuing as the surviving entity as a wholly owned subsidiary of SRAC, under the name Momentus Space LLC. On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), we changed our name from Stable Road Acquisition Corp. to Momentus Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Momentus,” “we,” “us,” “our” and similar terms refer to Momentus Inc. (f/k/a Stable Road Acquisition Corp.) and its consolidated subsidiaries. References to “SRAC” refer to our predecessor company prior to the consummation of the Business Combination.

CERTAIN DEFINED TERMS

Unless the context indicates otherwise, the following terms have the following meanings when used in this prospectus:

“Board” or “Board of Directors” means our board of directors.

“Legacy Momentus Class A Stock” means the shares of Class A common stock, par value $0.0001 per share, of Legacy Momentus.

“Legacy Momentus Stock Options” means the options to purchase Legacy Momentus Class A common stock granted pursuant to the Legacy Momentus Stock Plans.

“Legacy Momentus Stock Plans” means Legacy Momentus’ Amended and Restated 2018 Stock Plan and the Space Apprentices Enterprise Inc. 2018 Stock Plan.

“Per Share Company Stock Consideration” means approximately 0.24685 (as calculated pursuant to the Merger Agreement).

“Rollover Options” means the options to acquire Class A Stock resulting from the automatic conversion at the effective time of the First Merger of each Legacy Momentus Stock Option that was outstanding and unexercised as of immediately prior to the effective time of the First Merger into an option to acquire an adjusted number of shares of Class A Stock at an adjusted exercise price per share, subject to the terms and conditions as were applicable to the corresponding Legacy Momentus Stock Option immediately prior to the effective time of the First Merger, including applicable vesting conditions, except to the extent such terms or conditions are rendered inoperative by the Business Combination.

“Selling Securityholders” means the persons listed in the table in the “Selling Securityholders” section of this prospectus, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in Class A Stock or Private Warrants in accordance with the terms of the Amended and Restated Registration Rights Agreement or the terms of certain lock-up agreements entered into by the Selling Securityholders, in each case other than through a public sale.

“Sponsor” means SRC-NI Holdings, LLC, a Delaware limited liability company.

“Trust Account” means the trust account of the Company that held the proceeds from the IPO.

“Warrant Agreement” means that certain Warrant Agreement, by and between Momentus Inc.(f/k/a Stable Road Acquisition Corp.) and Continental Stock Transfer & Trust Company, as warrant agent, dated as of November 7, 2019.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding Momentus’ or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “expect,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        the benefits of the Business Combination;

•        Momentus’ financial performance following the Business Combination;

•        Momentus’ strategy, future operations, projected capital resources and financial position, estimated revenues and losses, projected costs and capital expenditures, prospects and plans;

•        the potential future capabilities of Momentus’ technology, including its water plasma propulsion technology;

•        projections of market growth and size;

•        expansion plans and opportunities; and

•        the outcome of any known and unknown litigation and regulatory proceedings.

The following factors among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•        the ability of the Company to manage its growth following the Business Combination;

•        the ability of the Company to obtain licenses and government approvals for its missions, which are essential to its operations;

•        the ability of the Company to effectively market and sell satellite transport services and planned in-orbit services;

•        the ability of the Company to protect its intellectual property and trade secrets;

•        the development of markets for satellite transport and in-orbit services;

•        the ability of the Company to develop, test and validate its technology, including its water plasma propulsion technology;

•        delays or impediments that the Company may face in the development, manufacture and deployment of next generation satellite transport systems;

•        the ability of the Company to convert backlog or inbound inquiries into revenue;

•        changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business, including export control license requirements;

•        the ability to attract or maintain a qualified workforce with the required security clearances and requisite skills;

•        level of product service or product or launch failures or delays that could lead customers to use competitors’ services;

•        investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings;

•        the effects of the COVID-19 pandemic on the Company’s business;

•        the Company’s ability to comply with the terms of the NSA and any related compliance measures instituted by a director who is approved by the CFIUS Monitoring Agencies (the “Security Director”);

•        the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and/or

•        other risks and uncertainties described in this prospectus, including those under the section titled “Risk Factors.”

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and the accompanying prospectus supplement. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you are cautioned not to place undue reliance on these forward-looking statements.

v

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company

Momentus plans to offer in-space infrastructure services by building transfer and service vehicles that will carry satellites and hosted payloads between orbits in space using an innovative water-based propulsion system (microwave electrothermal). At present, however, our technology is unproven as it has not yet been used to generate a measured orbit change in space. In addition, the current iteration of our water-based propulsion system (or microwave electrothermal thruster (“MET”)) that we plan to fly on our inaugural mission has not yet completed life testing. Once life testing of the MET thruster is complete, we will test this technology in space on our inaugural mission, subject to receipt of necessary government licenses and approvals and slots on our launch provider’s manifests. During this mission, we plan to release paying customers’ payloads from our Vigoride vehicle prior to operation of the MET, since this will be our first opportunity to test this version of our thruster on orbit and it is not certain what its performance (in terms of achievable thrust, specific impulse, firing duration, and lifetime) will be in advance. We expect to learn lessons from the first flight of Vigoride and to use the data collected from this mission to determine what services or level of services we will be able to initially provide customers, including the degree to which Vigoride possesses capabilities of providing customers with low earth orbit (“LEO”) transfer services. We anticipate that the mission will also lay the groundwork for continual improvements and enhancements that we plan to flight-demonstrate on future missions. We plan to offer LEO transfer services to customers no earlier than October 2022, based in part on the outcome of the inaugural flight and MET demonstration, as well as the results of ongoing ground testing.

Momentus’ MET has undergone several design iterations since the inception of the company and continues to undergo system-level ground testing in our facilities in Santa Clara and San Jose in preparation for the company’s inaugural mission. The focus of the ground test campaign is on validation of high temperature materials for nozzles, cooling methodologies, and radio frequency sources to heat the water propellant and convert it into a plasma. Our MET life testing is being conducted in vacuum to verify that the thruster can survive many firings over hundreds to thousands of hours of on-orbit use, and to reveal failure or degradation mechanisms that will require mitigation in future versions of the MET. This life testing is the final stage of our ground test campaign. While we have not yet flown any of our vehicles in space, we believe, based on our extensive ground-test campaign, that the block 2.0 version of our Vigoride vehicle can perform the full range of services that we plan to offer our Space Transportation customers which do not require very large orbit changes.

While we plan to initially transfer satellites in LEO, the success of our business is in large part dependent on our ability to develop more powerful and efficient propulsion to deliver satellites and other payloads to other orbits and provide other services, such as deorbiting of defunct or obsolete satellites and satellite repositioning. We are designing our Ardoride and Fervoride vehicles to be capable of delivering larger payloads further out to medium earth orbit (“MEO”), geosynchronous orbit (“GEO”), or even Lunar Orbits. We are designing our Ardoride vehicle to have a delta-v capability of up to 5 km/sec depending on payload mass and our Fervoride vehicle to have a delta-v capability of up to 7 km/sec. Both vehicles are in their initial stages of development. Our objective is for Ardoride and Fervoride to become operational in 2024 and 2026, respectively.

In addition to space transportation services, Momentus intends to offer other infrastructure services including dead satellite removal, inspection, and other satellite-to-satellite service offerings. We also are planning to make Vigoride and our other transfer vehicles reusable by 2024. In order to achieve these additional capabilities, we need to develop additional technologies that will allow our vehicles to locate and navigate to other spacecraft in space, physically connect to them, and then perform a variety of robotic operations including fluid transfer (for refueling Vigoride or other spacecraft). There are three major developments required to extend the capabilities of our transfer vehicles. Once these technologies are demonstrated, we expect to apply them to Vigoride, Ardoride, and Fervoride.

1. We are working with external partners to develop a rendezvous and proximity operations (“RPO”) capability. RPO involves the capability to maneuver a satellite in space closely enough to another spacecraft to be able to detect and track it with a sensor. The “chaser” satellite then must perform maneuvers to approach the “client” satellite and hover in close proximity. The primary risks are related to the ability of the sensor and software to accurately track the client satellite. An initial flight demonstration of the RPO capability is planned for June 2022. Lessons learned from this demonstration flight will be folded into updates and retested either on the same vehicle or with future flights.

2. We are also working with partners to develop a robotic capture system that will allow a chaser satellite to latch onto a client satellite. This will allow Vigoride (the “chaser”) to pick up new transport customers (“clients”) and fuel for reusable missions. Key elements of the robotic capture system are based on a generic product being developed by one of our commercial partners. Ground testing of the full system is planned for no earlier than mid-2022 with a flight demonstration planned for no earlier than the fourth quarter of 2022 or the first quarter of 2023. The primary risks for the robotic systems is associated with validating the software required to perform partially autonomous operations on orbit.

3. We also need to develop a fluid transfer system which will allow Vigoride to be refueled on orbit. Flight qualified systems suitable for our purposes exist; however, we are exploring alternatives now in an attempt to reduce the recurring cost of the solution. We plan to demonstrate some of these technologies in space and the full refueling system no earlier than the fourth quarter of 2022 or the first quarter of 2023.

The technology underlying our anticipated service offerings is still in the process of being developed, and has not been fully tested or validated in space. Our ability to execute on our business plan is dependent on the successful development and commercialization of the technologies described in this prospectus and any accompanying prospectus supplement. Although we believe our water plasma propulsion technology will be a key differentiator of our product offerings, we have to date only conducted one test of this technology in space. Although we believe our test unit generated plasma in space and validated the theoretical basis of our technology, we have yet to experimentally confirm the unit’s ability to generate thrust in space, which is crucial to our ability to conduct actual spacecraft maneuvers on orbit. Until we can accomplish this, the technology will remain in the experimental stages. Moreover, even if the unit generates thrust, there can be no assurance that it can be operated in a manner that is sufficiently reliable and efficient to permit full commercialization of the technology. Our statements and beliefs about the viability of our technology are primarily based on theoretical analyses and experimentally observed results during ground testing and our single test of this technology in space. Development of space technologies is extremely complex, time consuming, and expensive, and there can be no assurance that our predicted theoretical and ground-based results will translate into operational space vehicles that operate within the parameters we expect, or at all. This prospectus and any accompanying prospectus supplement describe Momentus’ current business plans for continuing to develop its technology and marketing and commercializing its products, however there can be no assurance that Momentus will be able to successfully develop its technologies and implement them in commercially viable vehicles.

For a further description of the risks associated with our business, see “Risk Factors — Risks Related to the Business and Industry of Momentus.” Investors are cautioned to review the following description of Momentus’ business together with the entirety of this prospectus, including the within-mentioned risk factors.

Corporate Information

We were incorporated in the State of Delaware in May 2019 as a special purpose acquisition company under the name Stable Road Acquisition Corp. On November 13, 2019, we completed our initial public offering. On August 12, 2021, we consummated the Business Combination with Legacy Momentus pursuant to the Merger Agreement. In connection with the Business Combination, we changed our name from Stable Road Acquisition Corp. to Momentus Inc.

Our principal executive offices are located at 3901 N. First Street, San Jose, CA 95134. Our telephone number is (650) 564-7820. Our website address is www.momentus.space. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Momentus, the Momentus logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Momentus. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenues during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

•        an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

•        an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•        reduced disclosure about our executive compensation arrangements; and

•        an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements.

We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our Class A common stock less attractive to investors.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following November 13, 2024, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

The Offering

Issuer	Momentus Inc. (f/k/a Stable Road Acquisition Corp.).

Issuance of Class A Stock

Shares of Class A Stock offered by us

20,745,369 shares of Class A Stock issuable upon exercise of the Warrants and Rollover Options, consisting of (i) 11,272,500 shares of Class A Stock that are issuable upon the exercise of 11,272,500 Private Warrants and (ii) shares of Class A Stock that are issuable upon the exercise of 8,625,000 Public Warrants, and (iii) up to 847,869 shares of Class A Stock, issuable upon the exercise of certain Rollover Options.

Shares of Class A Stock outstanding prior to exercise of all Warrants	79,772,262 shares of Class A Stock (as of August 12, 2021).
Shares of Class A Stock outstanding assuming cash exercise of all Warrants	99,669,762 shares of Class A Stock (as of August 12, 2021).
Exercise Price of Private Warrants and Public Warrants	$11.50 per share, subject to adjustments as described herein.
Use of proceeds

We will receive up to an aggregate of approximately $228,821,250 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Resale of Class A Stock and Warrants

Securities offered by the Selling Securityholders

41,206,688 shares of Class A Stock (including (i) 495,000 shares of Class A Stock (the “Founder Shares”) originally issued in a private placement to SRC-NI Holdings, LLC (the “Sponsor”) in connection with the initial public offering (the “IPO”) of Stable Road Acquisition Corp. (“SRAC”) and subsequently distributed to certain equityholders of the Sponsor, (ii) 50,000 shares of Class A Stock (the “Underwriter Shares”) originally issued in a private placement to and Cantor Fitzgerald & Co. (“Cantor”) in connection with the IPO, (iii) 50,000 shares of Class A Stock (the “Finder Shares”) issued to Pickwick Capital Partners, LLC and JDA Funds Management, Inc. pursuant to a finder’s agreement dated June 28, 2020, (iv) 4,312,500 shares of Class A Stock originally issued to Sponsor and SRAC PIPE Partners LLC in connection with the IPO, (v) 24,823,785 shares of Class A Stock issued pursuant to the Merger Agreement, (vi) 11,000,000 shares of Common Stock issued to certain investors (“PIPE Investors”) pursuant to subscription agreements dated October 7, 2020 and July 15, 2021 (the “PIPE Shares”), and (vii) 475,403 shares of Class A Stock issued upon the exercise of certain Rollover Options.

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the shares of Class A Stock and Warrants registered under this prospectus for resale.
Use of proceeds	We will not receive any proceeds from the sale of shares of Class A Stock or Private Warrants (assuming the cashless exercise provision is used) by the Selling Securityholders.

Lock-Up Restrictions

Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Certain Relationships and Related Transactions-Lock-Up Agreements” for further discussion.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
Nasdaq Stock Market Symbols	Our Class A Stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols “MNTS” and “MNTSW,” respectively.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability to realize the anticipated benefits of the Business Combination, and may have an adverse effect on our business, financial condition, results of operations, and prospects. Such risks include, but are not limited to:

•        Momentus has not yet delivered customer satellites into orbit using any of its transfer and service vehicles, and any setbacks it may experience during its initial mission and other demonstration and commercial missions could have a material adverse effect on its business, financial condition and results of operation and could harm our reputation.

•        A key component of Momentus’ business model is the delivery of satellites using its vehicles from lower earth orbit to other orbits. The technology for this maneuver is still in the development stage and has not been fully validated through actual deployment and testing in space. If Momentus is unable to develop and validate such technology or technology for other planned services, its operating results and business will be materially adversely affected.

•        Until Momentus receives all required licenses and regulatory approvals from the U.S. government for its missions, it will not be able to execute on its business plan. Momentus has experienced delays in receiving all necessary approvals from the U.S. government to fly its inaugural mission due to the U.S. government’s national security concerns relating to Momentus. If Momentus continues to experience delays in securing necessary approvals from the U.S. government for its inaugural mission or any other mission, its financial condition, results of operations, backlog and prospects will be materially adversely affected.

•        Momentus has incurred significant losses since inception, it expects to incur losses in the future and it may not be able to achieve or maintain profitability.

•        Momentus’ ability to grow its business depends on the successful development of its vehicles and related technology, which is subject to many uncertainties, some of which are beyond Momentus’ control.

•        The market for in-space infrastructure services has not been established with precision, is still emerging and may not achieve the growth potential Momentus expects or may grow more slowly than expected.

•        Momentus may not be able to convert its orders in backlog into revenue.

•        Momentus is dependent on third-party launch vehicles to launch its vehicles and customer payloads into space and any delay could have a material adverse impact on Momentus’ financial condition and results of operations.

•        Momentus may be unable to manage its future growth effectively, which could make it difficult to execute Momentus’ business strategy. In addition, Momentus’ management team has limited experience managing a public company and several members have been with Momentus for less than 12 months.

•        Momentus relies on a limited number of suppliers for certain raw materials and supplied components.

•        If Momentus fails to adequately protect its intellectual property rights, its competitive position could be impaired and its intellectual property applications for registration may not issue or be registered, which may have a material adverse effect on its ability to prevent others from commercially exploiting similar technology or products. In addition, Momentus has pledged a security interest in its intellectual property to a lender under a $25 million loan facility.

•        Momentus has identified material weaknesses and significant deficiencies in its internal control over financial reporting. If it fails to develop and maintain an effective system of internal controls, its ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected.

•        Momentus may not be able to comply with the terms of the National Security Agreement and any related compliance measures instituted by the Security Director.

•        Momentus is subject to stringent U.S. export and import control laws and regulations. Unfavorable changes in these laws and regulations or U.S. government licensing policies, Momentus’ failure to secure timely U.S. government authorizations under these laws and regulations, or its failure to comply with these laws and regulations could have a material adverse effect on its business, financial condition and results of operations.

RISK FACTORS

Investing in our securities involves risks. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, before deciding whether to purchase any of our securities. Our business, results of operations, financial condition, and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of these risks actually occur, our business, results of operations, financial condition, and prospects could be materially and adversely affected. Unless otherwise indicated, references in these risk factors to our business being harmed will include harm to our business, reputation, brand, financial condition, results of operations, and prospects. In such event, the market price of our securities could decline, and you could lose all or part of your investment.

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to Momentus and its subsidiaries.

Risks Related to the Business and Industry of Momentus

We have not yet delivered customer satellites into orbit using any of our transfer and service vehicles, and any setbacks we may experience during our initial mission and other demonstration and commercial missions could have a material adverse effect on our business, financial condition and results of operation and could harm our reputation.

The success of our in-space infrastructure services business will depend on our ability to successfully and regularly deliver customer satellites to custom orbits. Our initial mission planned will be a hybrid commercial-demonstration mission in which our vehicles will deliver paying customers’ satellites into orbit for the first time. In this inaugural mission, we expect to demonstrate Vigoride’s ability to deploy satellites at the point at which Vigoride is dropped off by the launch vehicle. Once all client payloads have been released, we plan to perform orbit change maneuvers and technology demonstrations with our vehicles that are part of our program to validate our technology in space, and to demonstrate end-to-end in-space transfer operations.

This inaugural Vigoride flight is expected to provide essential on-orbit functional proof of principle and performance verification data for the microwave electrothermal thruster (“MET”) — this data will be used to assess the efficacy of the MET, and identify potential refinements or upgrades for future versions of the MET in order to improve its performance. Like the ground test campaign we have been conducting, on-orbit tests can be understood as incremental confidence-building measures — meeting key requirements for thrust, specific impulse, firing duration, lifetime, and other performance parameters will help Momentus determine whether the MET is performing per our expectations. Doing so repeatedly, both on the ground and on orbit, will demonstrate the soundness and robustness of the design and is expected to contribute to growing customer confidence over time. We expect to learn lessons from the first flight of Vigoride and to use the data collected from this mission to determine what services or level of services we will be able to initially provide customers, including the degree to which Vigoride possesses capabilities of providing customers with LEO transfer services. We anticipate that the mission will also lay the groundwork for continual improvements and enhancements that we plan to flight-demonstrate on future missions. We plan to offer LEO transfer services to customers no earlier than October 2022, based in part on the outcome of the inaugural flight and MET demonstration, as well as the results of ongoing ground testing.

The version of our Vigoride vehicle that we intend to fly on our inaugural mission has never been flown in space. In addition, while we have previously flown our first generation MET in space, that mission did not demonstrate the MET’s ability to generate a measured orbit change in space, which is crucial to our ability to maneuver objects in space. Moreover, even if the unit generates thrust, there can be no assurance that other systems and subsystems can be operated in a manner that is sufficiently reliable and efficient to permit full commercialization of the technology.

While the objective of the inaugural mission involving the Vigoride system is to successfully deploy satellites and perform certain maneuvers, we are mindful of the inherent risks involved in the initial use of hardware and complex systems in space given the difficulties of replicating all aspects of the environment and stresses that the system will experience in space during ground-based testing in simulated environments. We expect to learn and gather valuable data during this inaugural mission of Vigoride as we continue to develop and improve the system and our other systems.

There can be no assurance that we will not experience operational or process failures and other problems during our inaugural mission or on any other mission. Any failures or setbacks, particularly on our inaugural mission, could harm our reputation and have a material adverse effect on our business, financial condition and results of operation.

A key component of our business model is the delivery of satellites using our vehicles from lower earth orbit to other orbits. The technology for this maneuver is still in the development stage and has not been validated through actual deployment and testing in space. If we are unable to develop and validate such technology or technology for other planned services, our operating results and business will be materially adversely affected.

While we plan to initially deliver satellites within lower earth orbit at costs significantly lower than our competitors, the success of our business is in large part dependent on our ability to develop more powerful and efficient propulsion to deliver satellites and other payloads to other orbits and provide other services, such as deorbiting of defunct or obsolete satellites and satellite repositioning. This technology is currently under development, and if we fail to successfully complete the development and validate this technology through actual deployment and testing of such technology in space, or if we experience any delays or setbacks in the development of this technology or encounter difficulties in scaling our delivery or servicing capabilities, we may not be able to fully execute or realize our business model and our financial results and prospects would be materially adversely affected.

Additionally, as part of our business plan, we plan to provide reusable vehicles and offer in orbit services, such as inspection, refueling, life extension, re-positioning, salvage missions, maintenance and repair, and de-orbiting. This will require development of new capabilities for our vehicles, such as the capability to perform proximity maneuvering and berthing. These anticipated capabilities need technologies that are unproven and subject to significant continued design and development efforts, may take longer than anticipated to materialize, if at all, and may never be commercialized in a way that would allow us to generate revenue from the sale of these services and offerings. Relatedly, if such technologies become viable in the future, we may be subject to increased competition, and some competitors may have substantially greater monetary and knowledge resources than we have and expect to have in the future to devote to the development of these technologies.

Until we receive all required licenses and regulatory approvals from the U.S. government for our missions, we will not be able to execute on our business plan. We have experienced delays in receiving all necessary approvals from the U.S. government to fly our inaugural mission due to the U.S. government’s national security concerns relating to us. If we continue to experience delays in securing necessary approvals from the U.S. government for our inaugural mission or any other mission, our financial condition, results of operations, backlog and prospects will be materially adversely affected.

We currently hold a license grant from the National Oceanic and Atmospheric Administration’s Commercial Report Sensing Regulatory Affairs (“CRSRA”) office authorizing our first 10 Vigoride missions. However, we have experienced delays in receiving Special Temporary Authorization (“STA”) licenses from the Federal Communications Commission (the “FCC”), and the Federal Aviation Administration (the “FAA”) recently denied one of our payload review applications due to interagency concerns related to our foreign ownership and corporate structure at the time of denial. The FAA denial notice, which was received before we entered into the NSA, indicated that Momentus was engaged in addressing the government’s national security concerns and that the FAA could reconsider the application once that process is complete.

U.S. government agencies other than the agency to which we apply to for a license or approval may review our applications to the FCC, FAA, or other regulatory authorities, including to evaluate the national security implications of an application, which could result in delays. For example, in November 2020, the Committee for the Assessment of Foreign Participation in the United States Telecommunications Service Sector (the “Committee”) requested to review two of our FCC license applications to determine whether approval posed a risk to the national security or law enforcement interests of the United States. While in that instance, the Committee withdrew its request for review without explanation, it is possible that reviews of applications for licenses or approvals by the Committee or other regulatory bodies may occur in the future. Such reviews could delay the issuance of, or result in a denial of, licenses or approvals.

No assurance can be given that we will obtain FAA or FCC authorizations or other authorizations that may be necessary to our business in a timely manner, especially in light of the ongoing U.S. government oversight of Momentus discussed under “Business — Regulatory — National Security Agreement” in this prospectus. Moreover, there is no guarantee that the FCC, FAA and other U.S. government agencies will grant the necessary authorizations to operate our spaceflight business as planned, despite our conclusion of the NSA. If we do not receive these approvals in a timely manner, our financial condition, results of operations, backlog and prospects will be materially adversely affected. For example, we have experienced erosion in our backlog of $86 million as of March 4, 2021 to $66 million as of August 13, 2021 as customers chose to cancel their contracts with us and seek alternative providers due to delays in our scheduled missions as we await receipt of necessary governmental approvals. If we continue to experience delays in receiving these approvals, we could experience further erosion in our backlog.

We have incurred significant losses since inception, we expect to incur losses in the future and we may not be able to achieve or maintain profitability.

We have incurred significant losses since inception. We incurred net losses of $307.0 million and $15.8 million for the years ended December 31, 2020 and 2019, respectively. We have not yet commenced delivery of customer satellites into orbit or fully tested and validated our technology, and it is difficult for us to predict our future operating results. As a result, our losses may be larger than anticipated, and we may not achieve profitability when expected, or at all, and even if we do, we may not be able to maintain or increase profitability.

We expect our operating expenses to increase over the next several years as we scale our operations, increase research and development efforts relating to new offerings and technologies, and hire more employees. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow. Furthermore, if our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from expanding our operations, this could have a material adverse effect on our business, financial condition and results of operations.

Our ability to grow our business depends on the successful development of our vehicles and related technology, which is subject to many uncertainties, some of which are beyond our control.

Our current primary research and development objectives focus on the development of our existing and future vehicles and related technology. If we do not complete development of these vehicles in our anticipated timeframes or at all, our ability to grow our business will be adversely affected. The successful development of our vehicles and related technology involves many uncertainties, some of which are beyond our control, including, but not limited to:

•        timing in finalizing vehicle design and specifications;

•        successful completion of test programs and demonstration missions;

•        meeting stated technological objectives and goals for the design on time, on budget and within target cost objectives;

•        our ability to obtain additional applicable approvals, licenses or certifications from regulatory agencies and maintaining current approvals, licenses or certifications;

•        performance of our manufacturing facility despite risks that disrupt productions, such as natural disasters;

•        performance of a limited number of suppliers for certain raw materials and supplied components and their willingness to do business with us;

•        performance of our third-party contractors that support our research and development activities;

•        our ability to protect our intellectual property critical to the design and function of our transport vehicles;

•        our ability to continue funding and maintaining our research and development activities; and

•        the impact of the COVID-19 pandemic on us, our customers, suppliers and distributors, and the global economy; and

•        our ability to comply with the terms of the NSA and any related compliance measures instituted by the Security Director.

Momentus’ limited operating history makes it difficult to evaluate its future prospects and the risks and challenges it may encounter.

We have been focused on developing space transportation and infrastructure services since 2017. This limited operating history makes it difficult to evaluate Momentus’ future prospects and the risks and challenges we may encounter. Risks and challenges Momentus has faced or expects to face include our ability to:

•        forecast revenue and budget for and manage expenses;

•        attract new customers and retain existing customers;

•        effectively manage growth and business operations, including planning for and managing capital expenditures for current and future vehicles and services, and managing its supply chain and supplier relationships related to current and future vehicles and services;

•        comply with existing and new or modified laws and regulations applicable to our business, including export control regulations;

•        anticipate and respond to macroeconomic changes and changes in the markets in which we operate;

•        maintain and enhance the value of our reputation and brand;

•        develop and protect intellectual property; and

•        hire, integrate and retain talented people at all levels of our organization.

If Momentus fails to address the risks and difficulties that we face, including those associated with the challenges listed above as well as those described elsewhere in this “Risk Factors” section, our business, financial condition and results of operations could be adversely affected. Further, because Momentus has limited historical financial data and operates in a rapidly evolving market, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more developed market. Momentus has encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If Momentus’ assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.

The market for in-space infrastructure services has not been established with precision, is still emerging and may not achieve the growth potential we expect or may grow more slowly than expected.

The markets for in-space infrastructure services have not been established with precision as the commercialization of space is a relatively new development and is rapidly evolving. Our estimates for the total addressable markets for in-space infrastructure services are based on a number of internal and third-party estimates, including our current backlog, assumed prices at which we can offer services, assumed frequency of service, our ability to leverage our current manufacturing and operational processes and general market conditions. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates of the annual total addressable markets for in-space infrastructure services, as well as the expected growth rate for the total addressable market for that experience, may prove to be incorrect.

We may not be able to convert our orders in backlog into revenue.

As of August 13, 2021, our backlog consisted of approximately $66 million in customer contracts, including options for future services. However, these contracts are cancellable by customers for convenience. If a customer cancels a contract before it is required to pay the last deposit prior to launch, we may not receive all potential revenue from these orders, except for an initial non-refundable deposit which is paid at the time the contract is signed.

In addition, backlog is typically subject to large variations from quarter to quarter and comparisons of backlog from period to period are not necessarily indicative of future revenues. Furthermore, some contracts comprising the backlog are for services scheduled many years in the future, and the economic viability of customers with whom we have contracted is not guaranteed over time. As a result, the contracts comprising our backlog may not result in actual revenue in any particular period, or at all, and the actual revenue from such contracts may differ from our backlog estimates. The timing of receipt of revenues, if any, on projects included in the backlog could change because many factors affect the scheduling of missions and adjustments to contracts may also occur. The failure to realize some portion of our backlog could adversely affect our revenues and gross margins. Furthermore, the presentation of our financial results requires us to make estimates and assumptions that may affect revenue recognition. In some instances, we could reasonably use different estimates and assumptions, and changes in estimates are likely to occur from period to period. Accordingly, actual results could differ significantly from our estimates.

In addition, if we do not receive regulatory approvals in a timely manner, our backlog and prospects will be materially adversely affected. For example, we have experienced erosion in our backlog of $86 million as of March 4, 2021 to $66 million as of August 13, 2021 as customers chose to cancel their contracts with us and seek alternative providers due to delays in our scheduled missions as we await receipt of necessary governmental approvals. If we continue to experience delays in receiving these approvals, we could experience further erosion in our backlog.

We are dependent on third-party launch vehicles to launch our vehicles and customer payloads into space and any delay could have a material adverse impact to our financial condition and results of operations.

Currently there are only a handful of companies who offer launch services, and if this sector of the space industry does not grow or there is consolidation among these companies, we may not be able to secure space on a launch vehicle or such space may be more costly.

Our vehicles are expected to provide “last-mile” transport for satellites to their custom orbit after they are released at a drop off point in space. Therefore, we are dependent on third-party launch vehicles to deliver our vehicles into space. If the number of companies offering launch services or the number of launches does not grow in the future or there is a consolidation among companies who offer these services, this could result in a shortage of space on these launch vehicles, which may cause delays in our ability to meet our customers’ needs. Additionally, a shortage of space available on launch vehicles may cause prices to increase or cause delays in our ability to meet our customers’ needs. Either of these situations could have a material adverse effect on our results of operations and financial condition.

Further, in the event that a launch is delayed by third-party launch providers or for other reasons, our timing for revenue recognition may be impacted depending on the length of the delay and the nature of the contract with the customers with payloads on such delayed flight. For example, SpaceX delayed the December 2020 launch of Transporter-1, a Falcon 9 launch, on which our inaugural vehicle was intended to fly. Then, on May 10, 2021 and before we entered into the NSA, Momentus received a letter from the FAA denying Momentus’ application for a payload review for the planned June 2021 launch based on the FAA’s finding that its launch would jeopardize U.S. national security. While we work through the NSA implementation phase, SpaceX and Momentus have agreed to temporarily suspend all activities until such time licensure (or other communications) is in place that would allow Momentus to fly its inaugural mission. Our partnership agreement is still effective and we continue to hold general discussions with SpaceX in support of potential future business. However, the partnership agreement does not provide any guarantees or assurances that SpaceX will have slots available on its manifests for Momentus’ future missions.

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

If our operations continue to grow as planned, of which there can be no assurance, we will need to expand our sales and marketing, research and development, customer and commercial strategy, products and services, supply, and manufacturing functions. We will also need to continue to leverage our manufacturing and operational systems and processes, and there is no guarantee that we will be able to scale the business and the manufacture of vehicles as currently planned or within the planned timeframe. The continued expansion of our business may also require additional manufacturing and operational facilities, as well as space for administrative support. For example, we recently leased an approximately 65,000-square-foot facility that can accommodate the manufacture and assembly of our next generation Vigoride vehicles.

Earlier this year, Momentus investigated options for leasing and outfitting a second manufacturing facility, to be located either in California or in another state in the U.S. We had deemed such a facility essential for the assembly, integration, and test of both developmental and production versions of our planned Ardoride orbital transfer and service vehicle, due to its projected size. Our current facilities in Santa Clara and San Jose can support Vigoride builds, but are not large enough to conduct these activities for Ardoride. However, due to the delay of the closing of the Business Combination, we concluded that the cost of leasing and modifying a new facility to support Ardoride was not advisable until the completion of the Business Combination. Our intent is to reconsider a facility standup post-Business Combination, which we believe will permit Ardoride assembly, integration, and test activities to commence no earlier than nine months following lease signature.

Our continued growth could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring and training employees, finding manufacturing capacity to produce our vehicles and related equipment, and delays in production. These difficulties divert the attention of management and key employees and impact financial and operational results. If we are unable to drive commensurate growth, these costs, which include lease commitments, headcount and capital assets, could result in decreased margins and operating results, which could have a material adverse effect on our business, financial condition, liquidity and results of operations.

A pandemic outbreak of a novel strain of coronavirus, also known as COVID-19, has disrupted and may continue to adversely affect our business.

The global spread of COVID-19 has disrupted certain aspects of our operations and may adversely impact our business operations and financial results, including our ability to execute on our business strategy and goals. Specifically, the continued spread of COVID-19 and new strains of the virus and precautionary actions taken related to COVID-19 have adversely impacted, and are expected to continue to adversely impact, our operations, including causing delays or disruptions in our supply chain and decreasing our operational efficiency in the development of our vehicles. We are taking measures within our facilities to ensure the health and safety of our employees, which include universal facial coverings, rearranging facilities to follow social distancing protocols, conducting active daily temperature checks and undertaking regular and thorough disinfecting of surfaces and tools. However, there can be no assurances that these measures will prevent a future outbreak of COVID-19 within our workforce.

The pandemic has also resulted in, and may continue to result in, significant disruption and volatility of global financial markets. This disruption and volatility may adversely impact our ability to access capital, which could in the future negatively affect our liquidity and capital resources. Given the rapid and evolving nature of the impact of the virus, responsive measures taken by governmental authorities and the uncertainty about its impact on society and the global economy, we cannot predict the extent to which it will affect our operations, particularly if these impacts persist or worsen over an extended period of time. To the extent COVID-19 adversely affects our business operations, liquidity and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

We may experience a total loss of our vehicle and our customers’ payloads if there is an accident on launch or during the journey into space, and any insurance we have may not be adequate to cover our loss.

Although there have been and will continue to be technological advances in spaceflight, it is still an inherently dangerous activity. Explosions and other accidents on launch or during the flight have occurred and will likely occur in the future. If such incidents should occur, we will likely experience a total loss of our vehicle and our customers’ payloads. The total or partial loss of one or more vehicles or customer payloads could have a material adverse effect on our results of operations and financial condition. For some missions, we can elect to buy launch insurance, which can reduce our monetary losses from the launch failure, but even in this case we will have losses associated with our inability to test our technology in space and delays with further technology development.

Depending on the circumstances and market conditions, launch insurance may be extremely expensive, and we cannot assure you that we will be able to acquire it at costs favorable to us, or at all. While we are not procuring launch insurance at this time, we are compliant with third party on orbit liability insurance requirements as required by certain countries where certain of our customers domicile.

We may require substantial additional funding to finance our operations, but adequate additional financing may not be available when we need it, on acceptable terms or at all.

We paid an aggregate of $40 million to our co-founders or their affiliates and the required escrow accounts for the Momentus securities we repurchased from them pursuant to repurchase agreements we entered into as required by the NSA. These amounts came from proceeds of the issuance and sale of 11,000,000 shares of Class A common stock to the PIPE Investors, together with warrants to purchase 11,000,000 shares of Class A common stock, in a private placement that closed immediately prior to the Closing of the Business Combination (the “PIPE Investment”) and the Trust Account established in connection with SRAC’s initial public offering that were released to us upon the closing of the Business Combination and therefore reduced the proceeds from the PIPE Investment and the Trust Account that are available to us to fund our operations and capital expenditures. In addition, we incurred significant professional and other expenses in connection with the Business Combination. Accordingly, we could be required to raise capital through public or private financing or other arrangements sooner than expected. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. For example, the global COVID-19 pandemic and related financial impact has resulted in, and may in the future result in, significant disruption and volatility of global financial markets that could adversely impact our ability to access capital. We may sell equity securities or debt securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our current investors may be materially diluted. Any debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or profitability. If we cannot raise funds on acceptable terms, or at all, we may not be able to grow our business or respond to competitive pressures.

Our secured loan facility contains various covenants that limit our management’s discretion in the operation of our business.

Our secured loan facility contains various provisions that limit our management’s discretion by restricting our ability to, among other things:

•        incur additional indebtedness or guarantee indebtedness;

•        pay dividends or make other distributions or repurchase or redeem our capital stock;

•        undergo fundamental changes, including a change of control;

•        make loans and investments;

•        prepay any indebtedness (other than loans under the loan facility);

•        enter into transactions with related persons;

•        sell assets;

•        incur liens; and

•        acquire or create any subsidiary;

in each case, subject to certain exceptions. Any failure to comply with the restrictions of our secured loan facility or any other subsequent financing agreements may result in an event of default. An event of default under the secured loan facility will allow the lender to accelerate amounts outstanding under the facility. In addition, the lender may terminate any commitments it had made to supply us with further funds. Furthermore, if we were unable to repay the amounts due and payable under the facility, the lender could proceed against the collateral securing such indebtedness, which includes all of our assets, including all of our intellectual property. As of March 31, 2021, we had fully borrowed the $25 million available under the facility.

We rely on a limited number of suppliers for certain raw materials and supplied components. We may not be able to obtain sufficient raw materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms or at all, which could impair our ability to fulfill our orders in a timely manner or increase our costs of production.

Our ability to produce our current and future vehicle systems and other components of operation is dependent upon sufficient availability of raw materials and supplied components, which we secure from a limited number of suppliers.

Our reliance on suppliers to secure these raw materials and supplied components exposes us to volatility in the prices and availability of these materials. We may not be able to obtain sufficient supplies of raw materials or supplied components on favorable terms or at all, which could result in delays in the manufacture of our vehicles or increased costs.

In addition, we have in the past experienced and may in the future experience delays in manufacturing or operation as we go through the requalification process with any replacement third-party supplier, as well as the limitations imposed by the International Traffic in Arms Regulations (the “ITAR”), the Export Administration Regulations (“EAR”), or other restrictions on transfer of sensitive technologies and limitations which may be imposed by our Security Director and/or pursuant to the NSA. Moreover, the imposition of tariffs on such raw materials or supplied components could have a material adverse effect on our operations. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty qualifying new sources of supply, implementing use of replacement materials or new sources of supply or any volatility in prices could have a material adverse effect on our ability to operate in a cost-efficient, timely manner and could cause us to experience cancellations or delays of scheduled missions, customer cancellations or reductions in our prices and margins, any of which could harm our business, financial condition and results of operations.

Our vehicles and related equipment may have shorter useful lives than we anticipate.

Our growth strategy depends in part on developing reusable vehicles that will allow a single vehicle to deliver cargo multiple times to multiple orbits. These reusable vehicles will have a limited useful life, which is driven by the number of payload delivered to custom orbits and the ability to refuel in space. While we intend to design our reusable vehicles for a certain lifespan, which corresponds to a number of cycles, there can be no assurance as to the actual operational life of a vehicle or that the operational life of individual components will be consistent with its design life. A number of factors will impact the useful lives of our vehicles, including, among other things, the quality of their design and construction, the durability of their component parts and availability of any replacement components, and the occurrence of any anomaly or series of anomalies or other risks affecting the vehicles during launch and in orbit. In addition, any improvements in technology may make obsolete our existing vehicles or any component of our vehicles prior to the end of its life. If our vehicles and related equipment have shorter useful lives than we currently anticipate, this may lead to delays in increasing the rate of our commercial payloads, which would have a material adverse effect on our business, financial condition and results of operations.

We expect to face intense competition in satellite transport and related services and other services which we may develop in the space transportation industry.

The space transportation industry is still developing and evolving, but we expect it to be highly competitive. Currently, our primary competitors in delivering small satellites into a specific orbit are small launch vehicle providers such as Rocket Lab. In addition, several other companies are developing small launch vehicles, and several are developing transfer vehicles, such as Spaceflight Industries, MOOG, Astroscale, Astra and D-Orbit. Some companies, such as Rocket Lab and Firefly Aerospace, are developing both small launch vehicles and transfer vehicles. Other companies, including Spaceflight Industries and D-Orbit have announced plans to offer in-space transport services with vehicles that would compete more directly with Momentus.

We believe that competitor vehicles that are comparable to our vehicles will begin to enter the market in 2021.

Many of our current and potential competitors are larger and may have substantially greater resources than we have and expect to have in the future. They may also be able to devote greater resources to the development of their current and future technologies or the promotion of their offerings or offer lower prices. Our current and potential competitors may also establish cooperative or strategic relationships among themselves or with third parties that may further enhance their resources and offerings. Further, it is possible that domestic or foreign companies or governments, some with greater experience in the aerospace industry or greater financial resources than we possess, will seek to provide products or services that compete directly or indirectly with ours in the future. Any such foreign competitor, for example, could benefit from subsidies from, or other protective measures by, its home country.

We believe our ability to compete successfully in delivering satellites to custom orbit at significantly reduced cost to customers does and will depend on a number of factors, which may change in the future due to increased competition, our ability to meet our customers’ needs and the frequency and availability of our offerings. If we are unable to compete successfully, our business, financial condition and results of operations could be adversely affected.

If we fail to adequately protect our intellectual property rights, our competitive position could be impaired and our intellectual property applications for registration may not issue or be registered, which may have a material adverse effect on our ability to prevent others from commercially exploiting technology or products similar to ours.

Our success depends, in significant part, on our ability to protect our intellectual property rights, including our water-based propulsion technology and certain other methodologies, practices, tools, technologies and technical expertise we utilize in designing, developing, implementing and maintaining applications and processes used in our vehicles and related technologies. To date, we have relied primarily on trade secrets and other intellectual property laws, non-disclosure agreements with our employees, consultants and other relevant persons and other measures to protect our intellectual property and intend to continue to rely on these and other means. We also try to protect our intellectual property by filing patent applications related to our technology, inventions and improvements that are important to the development of our business. The steps we take to protect our intellectual property may be inadequate.

We currently have one issued patent, 13 pending U.S. utility patent applications, and four pending Patent Cooperation Treaty (“PCT”) applications. Our pending patent applications may not result in patents being issued, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. Momentus cannot be certain that it is the first inventor of the subject matter to which it has filed a particular patent application, or if it is the first party to file such a patent application. If another party has filed a patent application to the same subject matter as Momentus has, Momentus may not be entitled to the protection sought by the patent application. Momentus also cannot be certain whether the claims included in a patent application will ultimately be allowed in the applicable issued patent. As a result, Momentus cannot be certain that the patent applications that it files will issue. Further, the scope of protection of issued patent claims is often difficult to determine.

Patents, if issued, may be challenged, invalidated or circumvented. If our patents are invalidated or found to be unenforceable, we will lose the ability to exclude others from making, using or selling the inventions claimed. Moreover, an issued patent does not guarantee us the right to use the patented technology or commercialize a product using that technology. Third parties may have blocking patents that could be used to prevent us from developing our product. Thus, patents that we may own in the future may not allow us to exploit the rights conferred by our intellectual property protection. Even if issued, they may not be issued with claims sufficiently broad to protect our technologies or may not provide us with a competitive advantage against competitors with similar technologies. Despite our precautions, it may be possible for unauthorized third parties to copy our technology and use information that we regard as proprietary to create technology that competes with ours. Further, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of intellectual property rights in some foreign countries may be inadequate. Momentus’ competitors may also design around Momentus’ issued patents, which may adversely affect Momentus’ business, prospects, financial condition and operating results.

In addition, although we enter into nondisclosure and invention assignment agreements with our employees, enter into non-disclosure agreements with consultants and other parties with whom we have strategic relationships and business alliances and enter into intellectual property assignment agreements with our consultants and vendors, no assurance can be given that these agreements will be effective in controlling access to and distribution of our technology and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our products.

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

Our success depends in part upon successful prosecution, maintenance, enforcement and protection of our owned intellectual property. To protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Such litigation could be costly, time consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our technology, as well as any costly litigation or diversion of our management’s attention and resources, could disrupt our business, as well as have a material adverse effect on our financial condition and results of operations. The results of intellectual property litigation are difficult to predict and may require us to stop using certain technologies or offering certain services or may result in significant damage awards or settlement costs. There is no guarantee that any action to defend, maintain or enforce our owned or licensed intellectual property rights will be successful, and an adverse result in any such proceeding could have a material adverse impact on our business, financial condition, operating results and prospects.

In addition, we may from time to time face allegations that we are infringing, misappropriating, or otherwise violating the intellectual property rights of third parties, including the intellectual property rights of our competitors. We may be unaware of the intellectual property rights that others may claim cover some or all of our technology or services. Irrespective of the validity of any such claims, we could incur significant costs and diversion of resources in defending against them, and there is no guarantee any such defense would be successful, which could have a material adverse effect on our business, contracts, financial condition, operating results, liquidity and prospects.

Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could divert the time and resources of our management team and harm our business, our operating results and our reputation.

We are subject to various requirements and restrictions under the NSA, and we will incur significant costs to comply with those requirements and may be subject to significant monetary penalties if we are found not to be in compliance with the requirements and restrictions under the NSA. In addition, restrictions under the NSA could limit our business activities.

Under the NSA, we are required to hire and pay for the costs of a full time Security Officer who reports directly to the Security Director and will have primary responsibility for overseeing day-to-day compliance with the NSA and any compliance plans adopted thereunder, including periodic reporting to the CFIUS Monitoring Agencies. The Security Officer must serve as a liaison between Momentus and the CFIUS Monitoring Agencies, provide timely responses to inquiries from the CFIUS Monitoring Agencies, and maintain availability, upon reasonable notice from the CFIUS Monitoring Agencies, for discussions with the CFIUS Monitoring Agencies on matters relating to compliance with the NSA. The Security Officer is required to participate in all emails, phone calls and in-person meetings between Momentus and the CFIUS Monitoring Agencies. The Security Director has substantially greater authority than the Security Officer, but the Security Director is not expected to oversee day-to-day compliance with the NSA and related matters. See “Management After the Business Combination — Corporate Governance — Board Composition” for a description of the Security Director’s authority and responsibilities. We are also required to hire and pay for the costs of an independent third-party monitor to monitor compliance with the NSA by the parties to the NSA, as well as an independent third-party auditor to regularly audit our compliance with the NSA. In addition, we are required to establish: (i) a security plan to safeguard protected technical information, systems and facilities; (ii) a board-level Security Committee to oversee the development and implementation of policies and procedures to safeguard protected technical information, systems and facilities and to exercise appropriate oversight and monitoring of Momentus’ operations to ensure that the protective measures contained in the NSA are effectively maintained and implemented; (iii) an audit plan; and (iv) a communications plan. We are also required to provide detailed and frequent reports to the third-party monitor. We will incur substantial costs to implement these and other requirements under the NSA, and we expect that substantial personnel time will need to be devoted to implement and comply with these requirements. In addition, the NSA imposes limitations on our control over certain U.S. facilities, contracts, personnel, vendor selection and operations. These costs, requirements and restrictions may materially and adversely affect our operating results. In addition, we are required to ensure that the Security Director required to be appointed under the NSA reports any actual or potential violation of the NSA to the CFIUS Monitoring Agencies and the third-party monitor within 24 hours of discovery, and if we are found to be in violation of certain requirements in the NSA, we could be subject to liquidated damages in the amount of $100,000 per day, up to an aggregate amount of $1,000,000 per breach.

In addition, due to the restrictions under the NSA related to the protection of protected technology, systems and facilities, we could be restricted from pursuing acquisitions, customer engagements, commercial relationships or other transactions with non-U.S. persons that we believe would be advantageous to us and our stockholders.

The Security Director required by the NSA has substantial latitude over certain business decisions and operations of Momentus, and to the extent that certain arrangements relating to the Security Director are determined not to be permitted by the Delaware General Corporation Law (“DGCL”), such arrangements could have a material adverse effect on our business, financial condition and results of operations.

The NSA requires that the board of directors of Momentus include a director who is approved by the CFIUS Monitoring Agencies. This director, referred to as the Security Director in the NSA, has a fiduciary duty, under the NSA to the U.S. government, to the extent consistent with his or her fiduciary duty to the Company and its stockholders under Delaware law. To the extent that the Security Director believes that a conflict of interest is reasonably likely to exist between her or his fiduciary duties under Delaware law to the Company and/or its stockholders and to CFIUS, the Security Director is required to promptly inform the CFIUS Monitoring Agencies of such conflict. In the event of such conflict, the CFIUS Monitoring Agencies could seek to institute measures to resolve such conflict which may have a material adverse effect on our business, financial condition and results of operations. Examples of situations where such conflicts could arise include, without limitation, the following:

•        Pursuant to the NSA, the Security Director, in consultation with the Security Committee, is required to develop the annual budget for third-party services and other expenses necessary for the Company to perform its obligations under the NSA. If the Security Director seeks to make certain costly expenditures for the Company to maximize our ability to achieve the objectives of the NSA, such as a costly data and systems controls solution, a conflict could arise if such expenditure would cause significant financial hardship to the Company.

•        Pursuant to the NSA, the Security Director, as the sole member of the Security Committee, shall have the right, in his or her sole discretion and on behalf of the Company, to block or terminate any contract that the Security Director determines in his or her sole discretion could reasonably be expected to allow for actions contrary to the NSA. If the Security Director identifies a potential national security concern in connection with a contract representing a major source of our revenues or profits, his or her decision to require that such contract be terminated could potentially present a conflict for the Security Director if such termination could have a material adverse financial effect on the Company.

•        We could in the future need to enter an agreement with a supplier, based in a foreign country for a critical component required by our business. If the Security Director identifies a potential national security concern in connection with such supply agreement due to, for example, such equipment’s potential to collect sensitive data, his or her decision to require that such contract be terminated could potentially present a conflict for the Security Director if the termination of such contract could have a material adverse effect on the Company.

The NSA does not impose any fiduciary duties on any other directors of the Company other than the Security Director. However, if the Security Director recommends that a director be removed from the board of directors due to an identified national security concern, as determined by the Security Director in consultation with the CFIUS Monitoring Agencies, the board of directors must ask for the resignation of such director. If such director does not resign, the board of directors must call a special meeting of stockholders, in compliance with proxy rules under U.S. securities laws to vote on the removal of such director.

Consistent with the NSA, the Company has established a security committee comprised solely of the Security Director, which shall have the following powers, among others:

•        In the security committee’s sole discretion, to remove and replace any officer or employee of Momentus;

•        To review all contracts with customers, third-party vendors and service providers, and all contracts related to certain technical relationships and protected technical information to ensure they comport with the obligations under the NSA; and

•        As noted, in the security committee’s sole discretion, to block or terminate any contract that the security committee determines in the security committee’s sole discretion could reasonably be expected to allow for actions contrary to the NSA, including provisions that the security committee determines could reasonably be expected to provide Mikhail Kokorich, Nortrone Finance S.A., Lev Khasis, Olga Khasis and Brainyspace LLC with access to protected technical information or could reasonably be expected to cause the transfer of protected technical information in a manner harmful to U.S. national security.

In addition, the Security Director is a member of the nominating and corporate governance committee. Any individual nominated by the board of directors to serve as a director of the Company will require at least a majority approval of the nominating and corporate governance committee, which majority must include the Security Director. Thus, no person could be nominated to serve as a director without the approval of the Security Director.

In addition to the powers above, the Security Director has the following responsibilities:

•        Provide timely responses to inquiries from the CFIUS Monitoring Agencies and maintain availability, upon reasonable notice from the CFIUS Monitoring Agencies, for discussions with the CFIUS Monitoring Agencies on matters related to our governance and compliance with the NSA;

•        As noted, develop the annual budget for third-party services and other expenses necessary for us to perform our obligations under the NSA and the Voting Trust Agreements, consistent with the requirements in the NSA;

•        Review and approve any proposed amendments to the security plan and communications plan required by the NSA, prior to submission of the CFIUS Monitoring Agencies, and any policies and procedures adopted by the Company pursuant thereto, in each case in the Security Director’s sole discretion;

•        Consult with the CFIUS Monitoring Agencies on nominations to the Board and exercise this authority in the Security Director’s sole discretion, subject to such consultation with the CFIUS Monitoring Agencies;

•        Serve as the primary liaison between the Board and the CFIUS Monitoring Agencies and provide timely responses to inquiries from the CFIUS Monitoring Agencies and maintain availability, upon reasonable notice from the CFIUS Monitoring Agencies, for discussions with the CFIUS Monitoring Agencies on matters relating to the Company’s governance and compliance with the NSA; and

•        Report any actual or potential violation of the NSA to the CFIUS Monitoring Agencies and the third-party monitor within 24 hours of discovery.

Our amended and restated charter provides that the Security Director may only be removed for cause and with the approval of the CFIUS Monitoring Agencies and at least two-thirds of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors voting as a single class. Our amended and restated charter also provides that any amendment to the charter or bylaws relating to this arrangement will also require the approval of the CFIUS Monitoring Agencies. As a result, it is possible that proposals to remove the Security Director for cause or to amend the provisions in our charter or our amended and restated bylaws relating to the Security Director, could be approved by the requisite stockholder vote in future stockholder meetings, but nonetheless not be effective due to the lack of approval by the CFIUS Monitoring Agencies.

As noted, as required by the NSA, if the Security Director recommends that a director be removed from the board of directors due to an identified national security concern, as determined by the Security Director in consultation with the CFIUS Monitoring Agencies, the board of directors must ask for the resignation of such director. If such director does not resign, the board of directors must call a special meeting of stockholders, in compliance with proxy rules under U.S. securities laws to vote on the removal of such director. Pending such vote, we are required to ensure that such director does not receive any protected technical information of the company. As a result of the rights granted to the Security Director under the NSA, we could be restricted from, or experience delays in, pursuing acquisitions, customer engagements, commercial relationships or other transactions that we believe would be advantageous to us and our stockholders.

In addition, there could be a risk that certain powers and authority conferred to the Security Director and the CFIUS Monitoring Agencies could be determined not to be permitted under the DGCL. To the extent any of these powers and authorities were determined not to be permitted by the DGCL, we could face uncertainty regarding the legitimacy of the Security Director and the validity of any actions taken by our board. This may make it challenging for us to engage in various transactions and effectuate actions which require due authorization by the board of directors and to conduct business generally. There could also be lawsuits and stockholder litigation challenging the powers and authority conferred to the Security Director and the CFIUS Monitoring Agencies or the legitimacy of any actions taken by members of the board of directors, alleging that certain of these arrangements or actions are not permitted by the DGCL. To the extent determined not to be permitted by the DGCL, the powers and authority conferred to the Security Director and the CFIUS Monitoring Agencies could have a material adverse effect on our business, financial condition and results of operations.

We are exposed to risks related to geopolitical and economic factors, laws and regulations and our international business subjects us to numerous political and economic factors, legal requirements, cross-cultural considerations and other risks associated with doing business globally.

Our international business is subject to both U.S. and foreign laws and regulations, including, without limitation, laws and regulations relating to export/import controls, sanctions, technology transfer restrictions, government contracts and procurement, data privacy and protection, anti-corruption laws, including the Foreign Corrupt Practices Act

(“FCPA”), the anti-boycott provisions of the U.S. Antiboycott Act of 2018, Part II of the Export Control Reform Act security restrictions and intellectual property. Failure by us, our employees, affiliates, partners or others with whom we work to comply with applicable laws and regulations could result in administrative, civil, commercial or criminal liabilities, including suspension or debarment from government contracts or suspension of our export/import privileges. New regulations and requirements, or changes to existing ones in the various countries in which we operate can significantly increase our costs and risks of doing business internationally.

Changes in laws, regulations, political leadership and environment, and/or security risks may dramatically affect our ability to obtain any required regulatory approvals and conduct or continue to conduct business in international markets, including sales to customers and purchases from suppliers outside the United States. We may also be impacted by U.S. and foreign national policies and priorities, political decisions and geopolitical relationships, any of which may be influenced by changes in the threat environment, political leadership, geopolitical uncertainties, world events, bilateral and multi-lateral relationships and economic and political factors, and any of which could impact our operations and/or export authorizations, impair our ability to obtain any required regulatory approvals or delay purchasing decisions or payments and the provision of supplies, goods and services including, without limitation, in connection with any government programs. Global economic conditions and fluctuations in foreign currency exchange rates could further impact our business. For example, the tightening of credit in financial markets outside of the U.S. could adversely affect the ability of our customers and suppliers to obtain financing and could result in a decrease in or cancellation of orders for our products and services or impact the ability of our customers to make payments.

We also increasingly are dependent on in-country suppliers and we face risks related to their failure to perform in accordance with the contracts and applicable laws, particularly where we rely on a sole source supplier. The services we provide internationally are sometimes in countries with unstable governments, economic or fiscal challenges, military or political conflicts and/or developing legal systems. This may increase the risk to our employees, subcontractors or other third parties, and/or increase the risk of a wide range of liabilities, as well as loss of property or damage to our products.

The occurrence and impact of these factors is difficult to predict, but one or more of them could have a material adverse effect on our financial position, results of operations and/or cash flows.

Data breaches or incidents involving our technology could damage our business, reputation and brand and substantially harm our business and results of operations.

If our data and network infrastructure were to fail, or if we were to suffer an interruption or degradation of services in our data center, third-party cloud, and other infrastructure environments, we could lose important manufacturing and technical data, which could harm our business. Our facilities, as well as the facilities of third-parties that maintain or have access to our data or network infrastructure, are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures and similar events. In the event that our or any third-party provider’s systems or service abilities are hindered by any of the events discussed above, our ability to operate may be impaired. A decision to close facilities without adequate notice, or other unanticipated problems, could adversely impact our operations. Any of the aforementioned risks may be augmented if our or any third-party provider’s business continuity and disaster recovery plans prove to be inadequate. Our data center, third-party cloud, and managed service provider infrastructure also could be subject to break-ins, cyber-attacks, sabotage, intentional acts of vandalism and other misconduct, from a spectrum of actors ranging in sophistication from threats common to most industries to more advanced and persistent, highly organized adversaries. Any security breach, including personal data breaches, or incident, including cybersecurity incidents, that we experience could result in unauthorized access to, misuse of or unauthorized acquisition of our internal sensitive corporate data, such as financial data, intellectual property, or data related to contracts with commercial or government customers or partners. Such unauthorized access, misuse, acquisition, or modification of sensitive data may result in data loss, corruption or alteration, interruptions in our operations or damage to our computer hardware or systems or those of our employees and customers. Moreover, negative publicity arising from these types of disruptions could damage our reputation. We may not carry sufficient business interruption insurance to compensate us for losses that may occur as a result of any events that cause interruptions in our service. Significant unavailability of our services due to attacks could cause users to cease using our services and materially and adversely affect our business, prospects, financial condition and results of operations.

We use software which we have developed in our technology infrastructure, which we seek to continually update and improve. Replacing such systems is often time-consuming and expensive and can also be intrusive to daily business operations. Further, we may not always be successful in executing these upgrades and improvements, which may occasionally result in a failure of our systems. We may experience periodic system interruptions from time to time. Any slowdown or failure of our underlying technology infrastructure could harm our business, reputation and ability to execute on our business plan, which could materially adversely affect our results of operations. Our disaster recovery plan or those of our third-party providers may be inadequate, and our business interruption insurance may not be sufficient to compensate us for the losses that could occur.

We are highly dependent on our senior management team and other highly skilled personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop and retain a sufficient number of other skilled personnel, manufacturing and quality assurance, engineering, design, finance, marketing, sales and support personnel. Certain members of our senior management team have extensive experience in the aerospace industry, and we believe that their depth of experience is instrumental to our continued success. The loss of any one or more members of our senior management team for any reason, including resignation or retirement, could impair our ability to execute our business strategy and have a material adverse effect on our business, financial condition and results of operations.

Competition for qualified highly skilled personnel can be strong, and we can provide no assurance that we will be successful in attracting or retaining such personnel now or in the future. Any inability to recruit, develop and retain qualified employees may result in high employee turnover and may force us to pay significantly higher wages, which may harm our profitability.

Our employees are employed by a professional employer organization.

We contract with a professional employer organization (“PEO”) that administers our human resources, payroll and employee benefits functions. Although we recruit and select our personnel, each of our employees is also an employee of record of the PEO. As a result, our personnel are compensated through the PEO, receive their W-2s from the PEO and are governed by the personnel policies created by the PEO. This relationship permits management to focus on operations and profitability rather than human resource administration, but this relationship also exposes us to some risks. Among other risks, if the PEO fails to adequately withhold or pay employer taxes or to comply with other laws, such as the Fair Labor Standards Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act or state and federal anti-discrimination laws, each of which is outside of our control, we would be liable for such violations, and indemnification provisions with the PEO, if applicable, may not be sufficient to insulate us from those liabilities. Court and administrative proceedings related to these matters could distract management from our business and cause us to incur significant expense. If we were held liable for violations by the PEO, such amounts may adversely affect our profitability and could negatively affect our business and results of operations.

Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

Our quarterly and annual operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including:

•        our ability to successfully test and validate our technology, including through demonstration missions;

•        the number and weight of payloads we are able to schedule for launch during a period;

•        unexpected weather patterns, natural disasters or other events that force a cancellation or rescheduling of launches;

•        launch vehicle failures which result in cancellation or rescheduling of future launches;

•        the availability and cost of raw materials or supplied components critical for the manufacture and operation of our vehicles;

•        the timing and cost of, and level of investment in, research and development relating to our technologies and our current or future facilities;

•        developments involving our competitors;

•        changes in governmental regulations or in the status of our regulatory approvals or applications;

•        future accounting pronouncements or changes in our accounting policies;

•        the impact of epidemics or pandemics, including current business disruption and related financial impact resulting from the global COVID-19 health crisis; and

•        general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

The individual or cumulative effects of factors discussed above could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful.

This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any guidance we may provide, or if any guidance we provide is below the expectations of analysts or investors, the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated guidance we may provide.

We have identified material weaknesses and significant deficiencies in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal controls, our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected, which may adversely affect investor confidence in us.

In September 2020, in connection with the audit of our financial statements as of and for the years ended December 31, 2019 and 2018, we identified material weaknesses and significant deficiencies in the design and operating effectiveness of our internal control over financial reporting. The material weaknesses related to the lack of timely preparation of proper financial close and account reconciliation processes, missed accruals and improper accounting for stock issuance costs. The significant deficiencies related to inadequate evidence to properly support account balances. These material weaknesses and significant deficiencies may not allow for us to have a timely reporting process and may result in errors reported in our reporting process.

We have mitigated many of the internal control deficiencies and remediated the 2019 material weaknesses by improving the timeliness of preparation of financial close and account reconciliation process by hiring additional experienced management and staff, identifying goods or services received as of the close of the accounting period that have not been invoiced and accruing for such items, and utilizing the use of specialists to determine the proper accounting for highly technical and complex transactions. We are continuously focused on, designing and implementing effective internal controls measures to improve our internal control over financial reporting. Our efforts include a number of actions:

•        We continue to design and implement additional review procedures within our accounting and finance department to provide more robust and comprehensive internal controls over financial reporting that address the financial statement assertions and risks of material misstatement within our business processes, including implementing a comprehensive close process checklist with additional layers of reviews.

•        We have established and continue to improve a more formal process to review and ensure proper cut-off and classification of expenses, including those related to legal expenses incurred by us.

•        We have implemented and are continuing to design a more formal process to properly review and document evidence to support account balances, including preparing analytical analysis of the financial statements and conducting periodic reviews of the results of operations with senior management.

•        We have and are continuing to actively recruit additional personnel, in addition to engaging and utilizing third party consultants and specialists to supplement our internal resources business processes involving highly technical and complex transactions.

If not remediated, material weaknesses could result in material misstatements to our annual or interim consolidated financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If we are unable to assert that its internal control over financial reporting is effective, or when required in the future, if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of the Common Stock could be adversely affected and we could become subject to litigation or investigations by Nasdaq, the SEC, or other regulatory authorities, which could require additional financial and management resources.

As part of growing our business, we may make acquisitions. If we fail to successfully select, execute or integrate our acquisitions, then our business, results of operations and financial condition could be materially adversely affected, and the price of our Class A common stock could decline.

From time to time, we may undertake acquisitions to add new products and technologies, acquire talent, gain new sales channels or enter into new markets or sales territories. In addition to possible stockholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if it fails to do so. Furthermore, acquisitions and the subsequent integration of new assets, businesses, key personnel, customers, vendors and suppliers require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

To date, we have limited experience with acquisitions and the integration of acquired technology and personnel. Failure to successfully identify, complete, manage and integrate acquisitions could materially and adversely affect our business, financial condition, liquidity and results of operations and could cause our stock price to decline.

Momentus’ ability to use its net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2020, Momentus had $33.7 million of U.S. federal and $24.8 million of state net operating loss carryforwards available to reduce future taxable income. The $33.7 million in U.S. federal operating loss carryforwards will be carried forward indefinitely for U.S. federal tax purposes. While the federal NOLs can be carried forward indefinitely, California net operating losses begin to expire in the year ending December 31, 2038. It is possible that Momentus will not generate taxable income in time to use these net operating loss carryforwards before their expiration or at all. Under legislative changes made in December 2017, U.S. federal net operating losses incurred in 2018 and in future years may be carried forward indefinitely, but the deductibility of such net operating losses is limited. It is uncertain if and to what extent various states will conform to the newly enacted federal tax law. In addition, the federal and state net operating loss carryforwards and certain tax credits may be subject to significant limitations under Section 382 and Section 383 of the U.S. Tax Code, respectively, and similar provisions of state law. Under those sections of the U.S. Tax Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change attributes, such as research tax credits, to offset its post-change income or tax may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. Momentus has not yet undertaken an analysis of whether the Business Combination constitutes an “ownership change” for purposes of Section 382 and Section 383 of the U.S. Tax Code.

The historical financial results of Momentus and our unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of what our actual financial position or results of operations would have been.

The historical financial results of Momentus included in this prospectus do not reflect the financial condition, results of operations or cash flows we would have achieved as a standalone company during the periods presented or that we will achieve in the future. This is primarily the result of the following factors:

•        we will incur additional ongoing costs as a result of the Business Combination, including costs related to public company reporting, investor relations and compliance with the Sarbanes-Oxley Act; and

•        our capital structure is different from that reflected in Momentus’ historical financial statements prior to the Business Combination.

Similarly, our unaudited pro forma financial information in this prospectus is presented for illustrative purposes only. Accordingly, such pro forma financial information may not be indicative of our future operating or financial performance and our actual financial condition and results of operations may vary materially from our pro forma results of operations and balance sheet contained elsewhere in this prospectus.

We may become involved in litigation that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

Momentus’ management team has limited experience managing a public company and several members have been with Momentus for less than 12 months.

Most of the members of Momentus’ management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Additionally, several members of Momentus’ management team were recently hired, its President, Fred Kennedy and its Chief Financial Officer, Jikun Kim. Momentus’ management team may not successfully or efficiently manage their new roles and responsibilities and may not be fully integrated as a team due to their short tenure with the company. In addition, Momentus’ transition to being a public company subjects it to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents, together with obligations under the NSA, will require significant attention from Momentus’ senior management and could divert their attention away from the day-to-day management of Momentus’ business, which could adversely affect Momentus’ business, financial condition, and operating results.

We may pursue “moonshot” opportunities which may never come to fruition and instead cause a material adverse effect on our business.

In addition to the current space economy, we anticipate there could be additional “moonshot” market opportunities, including relating to in-space data processing and in-space mining. There are considerable scientific, technological, financial, commercial, and other risks, challenges, costs and requirements of successfully executing on any business plan associated with any “moonshot” opportunities, and there is no assurance we will ever be able to realize any of the benefits from pursuing any such opportunities. Such pursuits could have the detrimental effect of diverting our management’s time and attention and our resources from our core business operations and have a material adverse effect on our business, financial condition and operating results.

Natural disasters, unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt our business and vehicle launch schedules.

The occurrence of one or more natural disasters such as fires, floods and earthquakes, unusual weather conditions, epidemic or pandemic outbreaks, terrorist attacks or disruptive political events where our facilities or the launch facilities our transport partners use are located, or where our third-party suppliers’ facilities are located, could adversely affect our business. Natural disasters including tornados, hurricanes, floods and earthquakes may damage our facilities, the launch facilities we use or those of our suppliers, which could have a material adverse effect on our business, financial condition and results of operations. Severe weather, such as rainfall, snowfall or extreme temperatures, may impact the ability for launches to occur as planned, resulting in additional expense to reschedule, thereby reducing our sales and profitability. Terrorist attacks, actual or threatened acts of war or the escalation of current hostilities, or any other military or trade disruptions impacting our domestic or foreign suppliers of components of our products, may impact our operations by, among other things, causing supply chain disruptions and increases in commodity prices, which could adversely affect our raw materials or transportation costs. These events also could cause or act to prolong an economic recession or depression in the United States or abroad, such as the current business disruption and related financial impact resulting from the global COVID-19 health crisis. To the extent these events also impact one or more of our suppliers or result in the closure of any of their facilities or our facilities, we may be unable to maintain launch schedules or fulfill our other contracts.

Regulatory Risks

We are subject to stringent U.S. export and import control laws and regulations. Unfavorable changes in these laws and regulations or U.S. government licensing policies, our failure to secure timely U.S. government authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

We are required to comply with U.S. export control laws and regulations, including the ITAR administered by the U.S. Department of State’s Directorate of Defense Trade Controls (“DDTC”) and the EAR administered by the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”). Pursuant to these foreign trade control laws and regulations, we are required, among other things, to (i) maintain a registration under the ITAR, (ii) determine the proper licensing jurisdiction and export classification of products, software, and technology, and (iii) obtain licenses or other forms of U.S. government authorization to engage in the conduct of our space transport business. Violations of applicable export control laws and related regulations could result in criminal and administrative penalties, including fines, possible denial of export privileges, and debarment, which could have a material adverse impact on our business, including our ability to enter into contracts or subcontracts for U.S. government customers. U.S. export licenses are required to transfer or make accessible certain of the Company’s products, software and technical information to its non-U.S. employees (called “deemed exports”).

On September 6, 2019, the Company notified the Office of Export Enforcement (the “OEE”) of BIS via an Initial Notice of Voluntary Disclosure that it was possible that various unauthorized deemed exports of EAR-controlled technology to employees of the Company may have occurred. The Company completed a full audit of its trade compliance program at the time and identified several violations which related to the apparently unintentional and unauthorized disclosure of certain limited export-controlled data to non-U.S. employees of the Company. Additional compliance protocols were implemented as part of an internal corrective action process. This disclosure was closed by BIS pursuant to a Warning Letter dated April 20, 2020. While this incident did not result in any monetary or non-monetary penalties, if we are found to be in violation of export control laws and regulations in the future, we could face civil and criminal liabilities, monetary and non-monetary penalties, the loss of export or import privileges, debarment and/or reputational harm.

On May 5, 2021, the Company notified OEE via an Initial Notice of Voluntary Disclosure that a Momentus employee may have inadvertently exported an email containing EAR-controlled technology to a German firm engaged in certain design work without required export authorization. The Company is currently investigating this incident and will provide a final report of the events to OEE as required. It is possible that, as a result of this matter, the Company may be found to be in violation of export control laws and regulations and we may face civil or criminal liabilities, monetary and non-monetary penalties, the loss of export privileges, debarment and/or reputational harm.

On June 11, 2021, the Company notified OEE via an Initial Notice of Voluntary Disclosure that Momentus may have recently returned back to customers and suppliers in Poland, Singapore, Norway and Italy non-US hardware that was

EAR-controlled when present in the United States without required export authorization. The Company is currently investigating the incidents and will provide a final report of the events to OEE as required. It is possible that, as a result of this matter, the Company may be found to be in violation of export control laws and regulations and we may face civil or criminal liabilities, monetary and non-monetary penalties, the loss of export privileges, debarment and/or reputational harm.

The inability to secure and maintain necessary export authorizations could negatively impact our ability to compete successfully or to operate our spaceflight business as planned. For example, if we were unable to obtain or maintain our licenses to export certain spacecraft hardware, we would be effectively prohibited from launching our vehicles from certain non-U.S. locations, which would limit the number of launch providers we could use. In addition, if we were unable to obtain a Technical Assistance Agreement from the DDTC to export certain launch-related services, we would experience difficulties or even be unable to perform integration activities necessary to safely integrate our transfer vehicles to non-U.S. launch vehicles. In both cases, these restrictions could lead to higher launch costs, which may have a material adverse impact on our results of operations. Similarly, if we were unable to secure effective export licensure to authorize the full scope of activity with a foreign partner or supplier, we may be required to make design changes to spacecraft or updates to our supplier chain, which may result in increased costs to us or delays in vehicle launches.

Any changes in the export control regulations or U.S. government licensing policy, such as those necessary to implement U.S. government commitments to multilateral control regimes, may restrict our operations. There is no inherent right to perform an export and given the significant discretion the government has in adjudicating such authorizations in furtherance of U.S. national security and foreign policy interests and given the Company’s two voluntary disclosures pending before OEE, there can be no assurance we will be successful in our current and future efforts to secure and maintain necessary licenses, registrations, or other U.S. government regulatory approvals.

In addition, U.S. export control laws continue to change. For example, the control lists under the ITAR and the EAR are periodically updated to reclassify specific types of export-controlled technology. For example, any changes to the jurisdictional assignment of controlled data or hardware used by Momentus could result in the need for different export authorizations, each then subject to a subsequent approval. Similarly, should exceptions or exemptions under the EAR or the ITAR, respectively, be changed, Momentus’ activities otherwise authorized via these mechanisms may become unavailable and could result in the need for additional export authorizations. Additionally, changes to the administrative implementation of export control laws at the agency level may suddenly change as a result of geo-political events, which could result in existing or proposed export authorization applications being viewed in unpredictable ways, or potentially rejected, as a result of the changed agency level protocol.

Our business is subject to a wide variety of additional extensive and evolving government laws and regulations. Failure to comply with such laws and regulations could have a material adverse effect on our business.

We are subject to a wide variety of laws and regulations relating to various aspects of our business, including with respect to our space transport operations, employment and labor, health care, tax, privacy and data security, health and safety, and environmental issues. Laws and regulations at the foreign, federal, state and local levels frequently change, especially in relation to new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future regulatory or administrative changes. We monitor these developments and devote a significant amount of management’s time and external resources towards compliance with these laws, regulations and guidelines, and such compliance places a significant burden on management’s time and other resources, and it may limit our ability to expand into certain jurisdictions. Moreover, changes in law, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate and could have a material adverse effect on our sales, profitability, cash flows and financial condition.

Failure to comply with these laws or regulations or failure to satisfy any criteria or other requirement under such laws or regulations, such as with respect to obtaining and maintaining licenses, certificates, authorizations and permits critical for the operation of our business, may result in civil penalties or private lawsuits, or result in a delay or the denial, suspension or revocation of licenses, certificates, authorizations or permits, which would prevent us from operating our business. For example, commercial space launches and the operation of our space transport system in the United States require licenses and permits from the FCC and review by other agencies of the U.S. government, including the FAA, the Department of Defense and National Aeronautics and Space Administration (“NASA”).

License or operational approval can include an interagency review of safety, operational, national security, and foreign policy and international obligations implications, as well as a review of foreign ownership. The recent FAA denial of Vigoride-1 payload review unrelated to a launch license was the result of national security concerns related to foreign ownership and control that arose during an interagency review. Future denials of similar licenses or operational approvals may occur and could have a material adverse effect on our operations, sales, profitability, cash flows and overall financial condition. In addition, failure of Momentus, its officers, or its former chief executive officer, Mikhail Kokorich, to comply with governmental orders or agreements may expose Momentus and its officers to liability or penalties. For example, the U.S. government is currently investigating a potential breach of a CFIUS order relating to one of its former suppliers (Astro Digital) in which Mr. Kokorich was previously an investor and from which he was ordered by CFIUS to divest, and Momentus has agreed to advance certain expenses incurred by Mikhail Kokorich in connection with this investigation and any related enforcement action, subject to repayment upon a determination that he is not entitled to indemnification. Moreover, as discussed under “Business — Regulatory — National Security Agreement,” failure by Momentus to comply with certain requirements under the NSA could subject Momentus to liquidated damages payable to the U.S. Government in the amount of $100,000 per day, up to an aggregate amount of $1,000,000 per breach.

Regulation of our industry is still evolving, and new or different laws or regulations could affect our operations, increase direct compliance costs for us or cause any third-party suppliers or contractors to raise the prices they charge us because of increased compliance costs. For example, the FCC has an open notice of proposed rulemaking relating to mitigation of orbital debris, which could affect us and our operations. Application of these laws to our business may negatively impact our performance in various ways, limiting the collaborations we may pursue, further regulating the export and re-export of our products, services, and technology from the United States and abroad, and increasing our costs and the time necessary to obtain required authorizations. The adoption of a multi-layered regulatory approach to any one of the laws or regulations to which we are or may become subject, particularly where the layers are in conflict, could require alteration of our manufacturing processes or operational parameters which may adversely impact our business. We may not be in complete compliance with all such requirements at all times and, even when we believe we are in complete compliance, a regulatory agency may determine that we are not.

Contracts with the U.S. government subject us to risks including early termination, audits, investigations, sanctions and penalties.

While we derive limited revenue from a contract with the NASA, we may enter into additional contracts with the U.S. government in the future, and this subjects a larger part of our business to statutes and regulations applicable to companies doing business with the government, including the Federal Acquisition Regulation. These government contracts customarily contain provisions that give the government substantial rights and remedies, many of which are not typically found in commercial contracts and which are unfavorable to contractors. For instance, most U.S. government agencies include provisions that allow the government to unilaterally terminate or modify contracts for convenience, and in that event, the counterparty to the contract may generally recover only its incurred or committed costs and settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, the defaulting party may be liable for any extra costs incurred by the government in procuring undelivered items from another source.

In addition, government contracts normally contain additional requirements that may increase our costs of doing business, reduce our profits, and expose us to liability for failure to comply with these terms and conditions. These requirements include, for example:

•        specialized disclosure and accounting requirements unique to government contracts;

•        financial and compliance audits that may result in potential liability for price adjustments, recoupment of government funds after such funds have been spent, civil and criminal penalties, or administrative sanctions such as suspension or debarment from doing business with the U.S. government;

•        public disclosures of certain contract and company information; and

•        mandatory socioeconomic compliance requirements, including labor requirements, non-discrimination and affirmative action programs and environmental compliance requirements.

Government contracts are also generally subject to greater scrutiny by the government, which can initiate reviews, audits and investigations regarding our compliance with government contract requirements. In addition, if we fail to comply with government contracting laws, regulations and contract requirements, our contracts may be subject to termination, and we may be subject to financial and/or other liability under our contracts, the Federal Civil False Claims Act (including treble damages and other penalties), or criminal law. In particular, the False Claims Act’s “whistleblower” provisions also allow private individuals, including present and former employees, to sue on behalf of the U.S. government. Any penalties, damages, fines, suspension, or damages could adversely affect our ability to operate our business and our financial results.

On January 21, 2021, Momentus became aware of correspondence from the U.S. Department of Defense (“DoD”) stating Momentus posed a risk to national security as a result of the foreign ownership and control of Momentus by Mikhail Kokorich and Lev Khasis and their associated entities, as well as concerns regarding disclosures relating to such matters made by Stable Road in its SEC filings in connection with the Business Combination. We also learned that an office of the DoD had requested that appropriate governmental agencies conduct national security reviews, and that until these reviews had been conducted and national security risks effectively mitigated to the satisfaction of the DoD, this DoD office would continue to recommend that the DoD place an indefinite hold on all Momentus’ relationships with the DoD, including, where appropriate, DoD contractors and service providers.

After we became aware of this request, in an effort to expedite the resolution of these concerns, on January 23, 2021, Mikhail Kokorich resigned as Momentus’ Chief Executive Officer and Dawn Harms, formerly Momentus’ Chief Revenue Officer, was appointed as Interim Chief Executive Officer. In addition, Momentus undertook several important actions in an effort to further accelerate the resolution of these concerns. In February 2021, Momentus and its co-founder Mikhail Kokorich, with support from Stable Road, submitted a joint notice to CFIUS for review of the historical acquisitions of interests in Momentus by Mr. Kokorich, his wife, and entities that they control. On June 8, 2021, CFIUS’ review of the joint notice relating to historical acquisitions of interests in Momentus by Mr. Kokorich, his wife, and entities that they control concluded when the Company entered into a National Security Agreement with Mr. Kokorich, on behalf of himself and Nortrone Finance S.A. (an entity controlled by Mr. Kokorich), Lev Khasis and Olga Khasis, each in their respective individual capacities and on behalf of Brainyspace LLC (an entity controlled by Olga Khasis), and the U.S. government, represented by the U.S. Departments of Defense and the Treasury (the “NSA”). In accordance with the NSA, on June 8, 2021, Mr. Kokorich, Nortrone Finance S.A., Lev Khasis and his wife Olga Khasis, and Brainyspace LLC fully divested all the shares of Momentus securities beneficially owned by them by selling the securities back to Momentus. The NSA also establishes various requirements and restrictions on Momentus in order to protect national security, certain of which may materially and adversely affect our operating results due to uncertainty associated with and the cost of compliance with security measures, and limitations on our control over certain U.S. facilities, contracts, personnel, vendor selection and operations. For more information about the NSA, please see the section titled “Business — Regulatory — National Security Agreement.”

Failure to comply with federal, state and foreign laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

We collect, store, process, and use personal information and other customer data, including medical information, and we rely in part on third parties that are not directly under our control to manage certain of these operations and to collect, store, process and use payment information. Due to the sensitivity of the personal information and data we and these third parties manage and expect to manage in the future, as well as the nature of our customer base, the security features of our information systems are critical. A variety of federal, state and foreign laws and regulations govern the collection, use, retention, sharing and security of this information. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. These requirements may not be harmonized, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices may not have complied or may not comply in the future with all such laws, regulations, requirements and obligations. For example, in January 2020, the California Consumer Privacy Act (“CCPA”) took effect, which provides new operational requirements for companies doing business in California. Compliance with the new obligations imposed by the CCPA depends in part on how particular regulators interpret and apply them. If we fail to comply with the CCPA or if regulators assert that we have failed to comply with the CCPA, we may be subject to certain fines or other penalties. On November 3, 2020, voters passed the California Privacy Rights Act, which builds upon the CCPA and expands consumer privacy rights to more closely align with the European Union’s General Data Protection Regulation (the “GDPR”) discussed below.

We expect that new industry standards, laws and regulations will continue to be proposed regarding privacy, data protection and information security in many jurisdictions, including the European e-Privacy Regulation, which is currently in draft form. We cannot yet determine the impact such future laws, regulations and standards may have on our business. Complying with these evolving obligations is costly. For instance, expanding definitions and interpretations of what constitutes “personal data” (or the equivalent) within the United States, the European Economic Area (the “EEA”) and elsewhere may increase our compliance costs and legal liability.

We are also subject to additional privacy rules, many of which, such as the GDPR and national laws supplementing the GDPR, such as in the United Kingdom, are significantly more stringent than those currently enforced in the United States. The law requires companies to meet stringent requirements regarding the handling of personal data of individuals located in the EEA. The law also includes significant penalties for noncompliance, which may result in monetary penalties of up to the higher of €20.0 million or 4% of a group’s worldwide turnover for the preceding financial year for the most serious violations. The GDPR and other similar regulations require companies to give specific types of notice and informed consent is required for certain actions, and the GDPR also imposes additional conditions in order to satisfy such consent, such as bundled consents.

A significant data breach or any failure, or perceived failure, by us to comply with any federal, state or foreign privacy or consumer protection-related laws, regulations or other principles or orders to which we may be subject or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand and business, and may result in claims, investigations, proceedings or actions against us by governmental entities or others or other penalties or liabilities or require us to change our operations and/or cease using certain data sets. Depending on the nature of the information compromised, we may also have obligations to notify users, law enforcement or payment companies about the incident and may need to provide some form of remedy, such as refunds, for the individuals affected by the incident.

Risks Related to Ownership of Class A Common Stock

An active trading market for Class A common stock may never develop or be sustained, which may make it difficult to sell the shares of Class A common stock you receive.

The price of our Class A common stock may fluctuate significantly due to the market’s reaction to the Business Combination, general market and economic conditions and forecasts, our general business condition and the release of our financial reports. An active trading market for our Class A common stock may not develop or continue or, if developed, may not be sustained, which would make it difficult for you to sell your shares of Class A common stock at an attractive price (or at all). The market price of our Class A common stock may decline below your deemed purchase price, and you may not be able to sell your shares of Class A common stock at or above that price (or at all). Additionally, our Class A common stock is delisted from Nasdaq for any reason, and is quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our Class A common stock may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your Class A common stock unless a market can be established or sustained.

The market price of our Class A common stock and warrants may be volatile, which could cause the value of your investment to decline.

If an active market for our Class A common stock and warrants develops and continues, the trading price of our Class A common stock and warrants could be volatile and subject to wide fluctuations. The trading price of our Class A common stock and warrants depends on many factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. Accordingly, the valuation ascribed to the combined company in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. Any of the factors listed below could have a material adverse effect on your investment in our Class A common stock and warrants, and our Class A common stock and warrants may trade at prices significantly below the price you were deemed to have paid for them. In such circumstances, the trading price of our Class A common stock and warrants may not recover and may experience a further decline.

Factors affecting the trading price of our Class A common stock and warrants may include:

•        actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•        changes in the market’s expectations about our operating results;

•        the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•        speculation in the press or investment community;

•        actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

•        our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•        operating and stock price performance of other companies that investors deem comparable to us;

•        publications of research reports by securities analysts about us, our competitors, or the space industry;

•        changes in laws and regulations affecting our business;

•        our ability to comply with the terms of the NSA and any related compliance measures instituted by the Security Director;

•        commencement of, or involvement in, litigation involving us;

•        changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of Class A common stock available for public sale;

•        any major change in our board of directors or management;

•        sales of substantial amounts of Class A common stock by directors, officers or significant stockholders or the perception that such sales could occur;

•        general economic and political conditions such as recessions, interest rates, fuel prices, trade wars, pandemics (such as COVID-19), epidemics, currency fluctuations and acts of war or terrorism; and

•        other risk factors listed under this “Risk Factors” section.

Broad market and industry factors may materially harm the market price of our Class A common stock and warrants, regardless of our actual operating performance. The stock market in general and Nasdaq have, from time to time, experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our Class A common stock and warrants, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our Class A common stock or warrants also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

The issuance of additional capital stock in connection with financings, acquisitions, investments, our stock incentive plans or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to our employees, directors and consultants under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our Class A common stock to decline.

Future sales of shares by existing stockholders and future exercise of registration rights may adversely affect the market price of our Class A common stock.

Sales of a substantial number of shares of our Class A common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our Class A common stock and may make it more difficult for you to sell your Class A common stock at a time and price that you deem appropriate. As of August 12, 2021, there were approximately 79,772,262 shares of Class A common stock outstanding, and Momentus stockholders, the Sponsor, its affiliate SRAC Partners and the PIPE Investors collectively owned approximately 19.50% of the outstanding shares of Class A common stock, of which approximately 6.97% of the outstanding shares of Class A common stock was held by the Sponsor and its affiliate SRAC Partners.

The Sponsor and SRAC’s executive officers and directors entered into a letter agreement with SRAC, pursuant to which they agreed not to transfer, assign or sell (except to certain permitted transferees) (a) any founder shares until six months after the Closing or earlier if subsequent to the Business Combination, (i) the last sale price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the initial business combination (which clause (a) has been amended by the Sponsor Agreement) or (ii) we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Class A common stock for cash, securities or other property and (b) any private placement units, private placement shares or private placement warrants (or shares of Class A common stock upon exercise thereof) until 30 days after the completion of the Business Combination. See the section titled “Certain Relationships and Related Transactions — Lockup Agreements.”

Following the expiration of such lock-ups, Sponsor will not be restricted from selling the shares of Class A common stock that it beneficially owns, other than by applicable securities laws. Additionally, neither certain Momentus stockholders nor the PIPE Investors are restricted from selling any of their shares of Class A common stock, other than by applicable securities laws. Sales of substantial amounts of Class A common stock in the public market, or the perception that such sales will occur, could adversely affect the market price of Class A common stock and make it difficult for us to raise funds through securities offerings in the future.

The Sponsor and certain holders of Class A common stock (including SRAC Partners and Prime Movers Lab Fund I, L.P and its affiliates), in each case who received Class A common stock pursuant to the Merger Agreement and the transactions contemplated thereby entered into the Amended and Restated Registration Rights Agreement in respect of the shares of Class A common stock issued to Sponsor and such stockholders in connection with the transactions set forth above. Pursuant to such agreement, such holders and their permitted transferees are entitled to certain customary registration rights, including, among other things, demand, shelf and piggy-back rights, subject to cut-back provisions. Pursuant to the Amended and Registration Rights Agreement, the Sponsor and SRAC Partners have agreed not to sell, transfer, pledge or otherwise dispose of shares of Class A common stock or other securities exercisable therefor for certain time periods specified therein.

Because we have no current plans to pay cash dividends on our Class A common stock, you may not receive any return on investment unless you sell your shares of for a price greater than that which you are deemed to have paid for it.

We have no current plans to pay cash dividends on our Class A common stock. The declaration, amount and payment of any future dividends will be at the sole discretion of the board of directors. The board of directors may take into account general and economic conditions, our financial condition and operating results, our available cash, current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by us to our stockholders and such other factors as the board of directors may deem relevant.

In addition, the terms of any future indebtedness would likely contain a number of restrictive covenants that impose significant operating and financial restrictions on us, including restricting or limiting our ability to pay cash dividends. Accordingly, we may not pay any dividends on our Class A common stock in the foreseeable future.

If securities and industry analysts do not publish or cease publishing research or reports, or publish inaccurate or unfavorable research or reports, about our business or our market, our stock price and trading volume could decline.

The trading market for our Class A common stock and warrants will depend, in part, on the research and reports that securities and industry analysts publish about us, our business and our market. Securities and industry analysts do not currently, and may never, publish research on us. If securities and industry analysts do not commence coverage of us, our stock price and trading volume would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our stock, publish inaccurate or unfavorable research about our business or our market, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets and demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Our charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of the Class A common stock.

Certain provisions of our amended and restated charter our amended and restated bylaws may have the effect of rendering more difficult, delaying, or preventing a change of control or changes in our management. These provisions provide for, among other things:

•        a classified board of directors whose members serve staggered three-year terms;

•        the authorization of “blank check” preferred stock, which could be issued by the board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our Class A common stock;

•        a limitation on the ability of, and providing indemnification to, our directors and officers;

•        a requirement that special meetings of our stockholders can be called only by our board of directors acting by a written resolution by a majority of the directors then in office), the Chairperson of the board of directors, our Chief Executive Officer or our Lead Independent Director;

•        a requirement of advance notice of stockholder proposals for business to be conducted at meetings stockholders and for nominations of candidates for election to the board of directors;

•        a requirement that our directors may be removed only for cause and by a two-thirds (2/3) vote of the stockholders; provided that the removal of the Security Director would also require the approval of the CFIUS Monitoring Agencies;

•        a prohibition on stockholder action by written consent;

•        a requirement that vacancies on our board of directors may be filled only by a majority of directors then in office or by a sole remaining director (subject to limited exceptions), even though less than a quorum; and

•        a requirement of the approval of the board of directors or the holders of at least two-thirds of our outstanding shares of capital stock to amend our bylaws and certain provisions of our charter.

These provisions may frustrate or prevent any attempts by stockholders to replace or remove the Company’s management by making it more difficult for stockholders to replace members of the board of directors, which is responsible for appointing the members of our management. In addition, institutional stockholder representative groups, stockholder activists and others may disagree with our corporate governance provisions or other practices, including anti-takeover provisions, such as those listed above. We generally will consider recommendations of institutional stockholder representative groups, but we will make decisions based on what our board and management believe to be in the best long-term interests of the Company and stockholders; however, these groups could make recommendations to our stockholders against our practices or our board members if they disagree with our positions.

In addition, we have not opted out of the provisions of Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder.

These and other provisions in our charter and bylaws and under Delaware law could discourage potential takeover attempts, reduce the price investors might be willing to pay in the future for shares of Class A common stock and result in the market price of Class A common stock being lower than it would be without these provisions.

Our amended and restated charter provides that a state or federal court located within the state of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a chosen judicial forum for disputes with us or our directors, officers, employees, or stockholders.

Our amended and restated charter provides, to the fullest extent permitted by law, that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

•        any derivative action or proceeding brought on behalf of the Company;

•        any action or proceeding asserting a claim of breach of a fiduciary duty owed by or any wrongdoing by any current or former director, officer, employee or agent of the Company or any stockholder to the Company or to stockholders;

•        any action or proceeding asserting a claim against us or any current or former director, officer or other employee or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the DGCL, our amended and restated charter or our amended and restated bylaws (as each may be amended from time to time);

•        any action or proceeding to interpret, apply, enforce or determine the validity of our amended and restated charter and/or our amended and restated bylaws (including any right, obligation or remedy thereunder);

•        any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or

•        any action or proceeding asserting a claim governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

This provision would not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any claim for which the U.S. federal courts have exclusive jurisdiction. Our amended and restated charter further provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

Our amended and restated charter also provides that a state or federal court located within the state of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a chosen judicial forum for disputes with the Company or our directors, officers, employees, or stockholders. If any other court of competent jurisdiction were to find either exclusive-forum provision in our amended and restated charter to be inapplicable or unenforceable, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could adversely affect our business, financial condition and results of operations. In addition, although the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court were “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum selection clause.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Assuming the cash exercise of all outstanding Warrants, we will receive an aggregate of approximately $228,821,250 million. We expect to use the net proceeds from the exercise of the Warrants, if any, for working capital and general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that any Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Class A Stock underlying the warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the Nasdaq Global Select Market under the symbol “MNTSW.”

We cannot currently determine the price or prices at which shares of our Class A Stock or Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR CLASS A STOCK AND DIVIDEND POLICY

Market Information

Our Class A Stock and Public Warrants are currently listed on the Nasdaq Global Select Market under the symbols “MNTS” and “MNTSW,” respectively. Prior to the consummation of the Business Combination, our Class A Stock and Public Warrants were listed on the Nasdaq Capital Market under the symbols “SRAC” and “SRACW,” respectively. As of August 15, 2021, following the completion of the Business Combination, there were 26 holders of record of our Class A Stock. As of August 12, 2021, following the completion of the Business Combination, there were 24 holders of record of our Warrants. We currently do not intend to list the Private Warrants offered hereby on any stock exchange or stock market.

Dividend Policy

We have not paid any cash dividends on our Class A Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board at such time. We do not anticipate declaring any cash dividends to holders of our Class A Stock in the foreseeable future.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this prospectus. Unless the context otherwise requires, the “Company” or “Combined Company” refers to Momentus Inc. and its subsidiaries after the Closing and Stable Road Acquisition Corp. prior to the Closing.

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus.

The following unaudited pro forma condensed combined financial statements of SRAC and Momentus present the combination of the financial information of SRAC and Momentus adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, which is herein referred to as Article 11.

Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). SRAC has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of SRAC and the historical balance sheet of Momentus on a pro forma basis as if the Business Combination had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 combine the historical statements of operations of SRAC and Momentus on a pro forma basis as if the Business Combination had been consummated on January 1, 2020, the beginning of the earliest period presented. The Business Combination is summarized below as:

•        the merger of First Merger Sub with and into Momentus, with Momentus surviving the merger as a wholly-owned subsidiary of SRAC (the “First Merger”);

•        immediately following the consummation of the First Merger, the merger of Momentus with Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of SRAC (the “Second Merger” and, together with the First Merger, the “Mergers”);

•        on the Closing Date, SRAC shall repay the outstanding loans payable;

•        immediately prior to the consummation of the Mergers, the issuance and sale of 11,000,000 shares of Combined Company Class A Common Stock and 11,000,000 “Post IPO Warrants” (as defined in the Warrant Agreement) (collectively, the “PIPE Units”) for a purchase price of $10.00 per PIPE Unit and an aggregate purchase price of $110.0 million in the PIPE Financing pursuant to the Subscription Agreements;

•        1,437,500 shares of SRAC Class B common stock owned by the Sponsor are subject to forfeiture immediately prior to the Closing if the amount in the Trust Account (for the avoidance of doubt, prior to giving effect to any redemptions by SRAC’s stockholders and the payment of any transaction costs by SRAC) less the aggregate amount of cash proceeds that are required to satisfy any redemptions by SRAC’s stockholder is less than $100,000,000. No pro forma adjustments have been made for the potential forfeiture as the remaining Trust Account less the aggregate amount of cash proceeds that are required to satisfy redemptions by SRAC’s stockholder exceeded $100,000,000 after giving effect to actual redemptions;

•        pursuant to the Repurchase Agreements, Momentus repurchased 70,000,000 shares of Momentus’ Class B common stock, 20,000,000 shares of Momentus’ FF Preferred Stock, and 13,759,298 shares of Momentus’ Series Seed Preferred Stock and the cancellation of stock options to purchase 5,078,750 shares of Momentus’ Class A common stock in exchange for $3 from certain shareholders. Upon the consummation of the Business Combination, the Repurchase Agreements require payment to former shareholders of $40.0 million if total aggregate cash proceeds are at least $100.0 million and an additional $10.0 million if total aggregate cash proceeds are at least $250.0 million. As total aggregate cash proceeds were less than $250.0 million, $40.0 million was paid to the former shareholders at Closing;

•        pursuant to the Mergers, (i) the conversion of all the outstanding shares of capital stock of Momentus (including any shares subject to reacquisition rights) and its outstanding SAFE notes into Combined Company Class A Common Stock, (ii) the conversion of all Momentus stock options (other than any non-plan options) and warrants that are outstanding and unexercised as of immediately prior to the Effective Time into stock options and warrants, respectively, to acquire an adjusted number of shares of Combined Company Class A common stock at an adjusted exercise price per share and (iii) the cancellation of each Momentus non-plan option that is outstanding and unexercised immediately prior to the Effective Time for no consideration, with the sum of (x) such Combined Company Class A common stock to be issued and (y) the Combined Company Class A common stock underlying such Rollover Options and Assumed Warrants, to total 55,902,776 shares (it being noted that such number is an estimate and subject to certain customary adjustments set forth in the Merger Agreement, as amended on June 29, 2021, and as a result of which, such number of shares will not be definitely known until the Closing);

At Closing, a Momentus $1.5 million note payable associated with transaction costs was repaid, with an associated $0.3 million of restricted cash released from its restrictions.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement as amended on June 29, 2021, the Business Combination is expected to be accounted for as a reverse recapitalization in accordance with the United States generally accepted accounting principles (“GAAP”). Under this method of accounting, SRAC is treated as the acquired company and Momentus is treated as the acquirer for financial statement reporting purposes. Momentus has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances that are expected to be in place when the closing of the Business Combination becomes effective:

•        Momentus’ existing stockholders will have the greater voting interest in the Combined Company with an estimated 63.2% voting interest under a No Redemption Scenario as of immediately following the Closing;

•        by virtue of such estimated voting interest upon the Closing, Momentus’ existing stockholders will have the ability to control decisions regarding the election and removal of directors and officers of the Combined Company following the Closing; and

•        Momentus’ senior management will be the senior management of the Combined Company.

Other factors were considered but they would not change the preponderance of factors indicating that Momentus was the accounting acquirer.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed combined financial statements;

•        the historical audited consolidated financial statements (as restated) of SRAC as of and for the year ended December 31, 2020 and the related notes, which are included elsewhere in the proxy statement/consent solicitation statement/prospectus filed with the Securities and Exchange Commission (“SEC”) on July 21, 2021 (the “Proxy Statement”) and is incorporated herein by reference;

•        the historical unaudited financial statements of SRAC as of and for the six months ended June 30, 2021 and the related notes, which are included on Form 10-Q filed with the SEC on August 11, 2021 (“Form 10-Q”) and is incorporated herein by reference;

•        the historical audited financial statements of Momentus as of and for the year ended December 31, 2020 and the related notes, which are included elsewhere in the Proxy Statement and is incorporated herein by reference;

•        the historical unaudited financial statements of Momentus as of and for the six months ended June 30, 2021 and the related notes, which is attached as an Exhibit to this filing; and

•        other information relating to SRAC and Momentus contained in the Proxy Statement, including the Merger Agreement and the description of certain terms thereof set forth in the section titled “The Business Combination and the Merger Agreement” and the risk factors set forth under the section titled “Risk Factors” beginning on page 8 of the Proxy Statement.

Pursuant to SRAC’s existing charter, public stockholders were offered the opportunity to redeem, with such redemption to occur upon the Closing, shares of SRAC’s Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account. The amount of cash available is sufficient to satisfy the minimum cash condition of $250.0 million in the Business Combination Agreement after giving effect for actual redemptions.

In connection with the closing of the Business Combination, 1,437,500 shares of Combined Company Class A common stock to be owned by the Sponsor upon conversion of the founder shares will be subject to forfeiture for no consideration if certain post-Closing share price targets are not satisfied within a five year period post Business Combination. No pro forma adjustments have been made for the potential forfeiture as the forfeiture is contingent upon future events not tied to the Closing.

In connection with the settlement order issued by the SEC on July 13, 2021,

•        250,000 founder shares (which shares would have converted to shares of Combined Company Class A common stock upon consummation of the Business Combination) owned by the Sponsor were relinquished for no consideration in July 2021. No pro forma adjustments have been made for the relinquishment as it is not contingent on future events tied to the Closing. However, due to the fact that this relinquishment occurred as of the date of this filing, the weighted average outstanding shares reflects this relinquishment.

•        Civil penalties in the amount of $7.0 million and $1.0 million were assessed to Momentus and SRAC, respectively. No pro forma adjustments have been made for the civil penalties as the penalties are not contingent on future events tied to the Closing.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Combined Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021

	Stable Road	Momentus	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$9,296	$31,152,364	$(40,000,000)	(1)b	$195,366,836
			172,749,491	(1)d
			(38,066,864)	(1)e
			105,600,000	(1)f
			(643,000)	(1)g
			(35,434,451)	(1)i
Restricted cash, current	—	1,400,000	(300,000)	(1)e	1,100,000
Prepaid expenses and other current assets	43,922	5,741,542	—		5,785,464
Prepaid income taxes	328,538	—	—		328,538
Total current assets	381,756	38,293,906	163,905,176		202,580,838

Property, machinery and equipment, net	—	4,787,679	—		4,787,679
Intangible assets, net	—	321,595	—		321,595
Operating right of use asset	—	8,156,424	—		8,156,424
Deferred offering costs	—	6,202,630	(6,202,630)	(1)e	—
Other non-current assets	—	2,265,000	—		2,265,000
Restricted cash, non-current	—	415,759	—		415,759
Cash and marketable securities held in Trust Account	172,749,491	—	(172,749,491)	(1)d	—
Total assets	$173,131,247	$60,442,993	$(15,046,945)		$218,527,295

Liabilities

Accounts payable and accrued expenses	9,180,583	8,429,482	(9,550,636)	(1)e	8,059,429
Loan payable, current		15,534,593	(1,500,000)	(1)e	14,034,593
Promissory note – third party	321,500
Promissory note – related party	321,500
			(643,000)	(1)g
Contract liabilities, current	—	1,464,200	—		1,464,200
Operating lease liability, current	—	1,009,827	—		1,009,827
Other current liabilities	—	2,279,115	—		2,279,115
Share repurchase liability, current	—	22,000,001	(22,000,001)	(1)b	—
Total current liabilities	9,823,583	50,717,218	(33,693,637)		26,847,164

Deferred underwriting fee payable	6,900,000	—	(6,900,000)	(1)e	—
Contract liabilities, non-current	—	1,610,740	—		1,610,740
Warrant liabilities	37,453,975	6,316,678	(6,316,678)	(1)a	67,923,975
			30,470,000	(1)f
SAFE notes	—	162,925,780	(162,925,780)	(1)c	—
Operating lease liability, non-current	—	7,767,283	—		7,767,283
Other non-current liabilities	—	5,431,665	—		5,431,665
Total liabilities	54,177,558	234,769,364	(179,366,095)		109,580,827

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)
AS OF JUNE 30, 2021

	Stable Road	Momentus	Pro Forma Adjustments	Notes	Pro Forma Combined
Commitments
Class A common stock subject to possible redemption, 11,395,368 shares at $10.00 per share redemption value	113,953,680	—	(113,953,680)	(1)i	—

Stockholders’ equity (deficit)
Preferred stock	—	130	259	(1)a	—
			(389)	(1)c
Class A common stock. $0.0001 par value; 100,000,000 shares authorized; 6,379,970 shares issued and outstanding (excluding 11,395,368 shares subject to possible redemption)	638	—	786	(1)i	—
			(1,424)	(1)j
Class B common stock. $0.0001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding	431	—	(431)	(1)j	—
Class A Common stock	—	19	4,541	(1)c	7,977
			1,100	(1)f
			1,855	(1)j
			462	(1)k
Additional paid-in capital	42,535,328	48,013,423	6,316,419	(1)a	349,278,433
			162,921,628	(1)c
			(26,618,858)	(1)e
			75,128,900	(1)f
			(37,536,388)	(1)h
			78,518,443	(1)i
			(462)	(1)k
Treasury stock	—	(21,999,900)	(17,999,999)	(1)b	(39,999,899)
Retained earnings (accumulated deficit)	(37,536,388)	(200,340,043)	37,536,388	(1)h	(200,340,043)
Total stockholders’ equity (deficit)	5,000,009	(174,326,371)	278,272,830		108,946,468
Total liabilities and stockholders’ equity	$173,131,247	$60,442,993	$(15,046,945)		$218,527,295

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

	Stable Road	Momentus	Pro Forma Adjustments	Notes	Pro Forma Combined
Net Sales	$—	$365,000	$—		$365,000
Cost of revenues	—	367,622	—		367,622
Gross profit (loss)	—	(2,622)	—		(2,622)
Operating Expenses
Research and development expenses	—	(22,718,272)	—		(22,718,272)
Selling, general and administrative expenses	(3,720,975)	(11,945,124)	—		(15,666,099)
Total operating expenses	(3,720,975)	(34,663,396)	—		(38,384,371)
Loss from operations	(3,720,975)	(34,666,018)	—		(38,386,993)
Other income (expense)
Interest income	—	7,395	—		7,395
Interest expense		(469,722)	—		(469,722)
Change in fair value of SAFE notes	—	(267,289,663)	267,289,663	(2)a	—
Change in fair value of warrants	(40,220,713)	(3,176,770)	3,176,770	(2)a	(40,220,713)
Realized loss on disposal of asset	—	(482,204)	—		(482,204)
Other income (expense)	—	(949,363)	—		(949,363)
Investment income from investments held in Trust Account	1,134,391	—	(1,134,391)	(2)b	—
Total other income (expense)	(39,086,322)	(272,360,327)	269,332,042		(42,114,607)
(Loss) income before income taxes	(42,807,297)	(307,026,345)	269,332,042		(80,501,600)
(Provision) benefit for income taxes	(178,866)	(800)	317,629	(2)c	137,963
Net (loss) income	$(42,986,163)	$(307,027,145)	$269,649,671		$(80,363,637)
Weighted average shares outstanding:
Basic and diluted			79,772,295	(2)d	79,772,295
Net loss per share attributable to common stockholders
Basic and diluted					$(1.01)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021

	Stable Road	Momentus	Pro Forma Adjustments	Notes	Pro Forma Combined
Net Sales	$—	$130,000	$—		$130,000
Cost of revenues	—	48,400	—		48,400
Gross profit (loss)	—	81,600	—		81,600
Operating Expenses
Research and development expenses	—	(30,700,331)	—		(30,700,331)
Selling, general and administrative expenses	(6,765,619)	(23,744,364)	—		(30,509,983)
Total operating expenses	(6,765,619)	(54,444,695)	—		(61,210,314)
Loss from operations	(6,765,619)	(54,363,095)	—		(61,128,714)
Other income (expense)
Interest income	—	1,988	—		1,988
Interest expense	—	(4,357,133)	—		(4,357,133)
Change in fair value of SAFE notes	—	182,366,571	(182,366,571)	(2)a	—
Change in fair value of warrants	10,623,913	12,537,046	(12,537,046)	(2)a	10,623,913
Other income (expense)	—	(186,619)	—		(186,619)
SEC settlement	(1,000,000)	(7,000,000)	—		(8,000,000)
Interest earned on marketable securities held in Trust Account	23,357	—	(23,357)	(2)b	—
Total other income (expense)	9,647,270	183,361,853	(194,926,974)		(1,917,851)
Income (loss) before income taxes	2,881,651	128,998,758	(194,926,974)		(63,046,565)
(Provision) benefit for income taxes	—	(800)	—		(800)
Net income (loss)	$2,881,651	$128,997,958	$(194,926,974)		$(63,047,365)
Weighted average shares outstanding:
Basic and diluted			79,772,295	(2)d	79,772,295
Net loss per share attributable to common stockholders
Basic and diluted					$(0.79)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, SRAC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Momentus issuing stock for the net assets of SRAC, accompanied by a recapitalization. The net assets of SRAC are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020, give pro forma effect to the Business Combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•        SRAC’s unaudited condensed consolidated balance sheet as of June 30, 2021 and the related notes, which is included in Form 10-Q and incorporated herein by reference; and

•        Momentus’ unaudited condensed balance sheet as of June 30, 2021 and the related notes, which is included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•        SRAC’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes, which is included elsewhere in the Proxy Statement and incorporated herein by reference; and

•        Momentus’ audited statement of operations for the year ended December 31, 2020 and the related notes, which is included elsewhere in the Proxy Statement and incorporated herein by reference.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•        SRAC’s unaudited condensed consolidated statement of operations for the year ended June 30, 2021 and the related notes, which is included in Form 10-Q and incorporated herein by reference; and

•        Momentus’ unaudited condensed statement of operations for the year ended June 30, 2021 and the related notes, included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination as the Company did not reflect any Management Adjustments under the new Article 11 pro forma rules and regulations. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of SRAC and Momentus.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). SRAC has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information. SRAC and Momentus have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(1)    Represents pro forma adjustments to the condensed combined balance sheet:

a.      Reflects the pro forma adjustment to change the classification of the Momentus warrant from liability to equity resulting in the elimination of the Momentus warrant liability.

b.      Reflects a pro forma adjustment for the repurchase of Momentus capital stock subject to the Repurchase Agreements for $40.0 million.

c.      Reflects the exercise of all Momentus Series A warrants and the conversion of all Momentus capital stock and SAFE notes (utilizing the estimated fair value as of June 30, 2021) into Combined Company Class A common stock.

d.      Reflects the reclassification of cash and investments held in the Trust Account that becomes available following the Business Combination.

e.      Represents estimated transaction costs of approximately $38.4 million incurred in connection with the Business Combination, including approximately $6.9 million payable for deferred transactions costs related to the SRAC IPO payable at Closing, as well as $31.5 million payable in connection with the Closing. The deferred transaction costs related to the SRAC IPO did not require adjustment as the amount in the Trust Account less the aggregate amount of cash proceeds that are required to satisfy actual redemptions by SRAC’s stockholder exceeded $125.0 million. Transaction costs include legal, financial advisory and other professional fees related to the Business Combination. In connection with the reverse recapitalization treatment, these transaction costs are recorded as reductions to additional paid-in capital. This adjustment includes the reclassification of $6.2 million of deferred transaction costs incurred by Momentus, the payment of a $1.5 million Momentus note payable related to transaction costs, and the payment of $7.6 million of transaction costs accrued by SRAC, for advisory, banking, legal and accounting fees that are not able to be capitalized as part of the business combination transaction and are reflected as a reduction of additional paid-in capital since those amounts are direct and incremental costs associated with obtaining the capital infusion from SRAC. Additionally, $0.3 million was reclassified from restricted cash to cash and cash equivalents at Closing. The Company is currently estimating the allocation of transaction cost to liability classified instruments originated in the transaction. At this point the Company has recognized all transaction costs in additional paid in capital. The evaluation and finalization of accounting conclusions and related estimate regarding the classification are ongoing and subject to change.

          f.      Reflects the net proceeds of $105.6 million ($110.0 million gross less $4.4 million in fees) from the issuance and sale of 11,000,000 PIPE Units at $10.00 per PIPE Unit in the PIPE Financing pursuant to the Subscription Agreements.

g.      Reflects a pro forma adjustment for the repayment of SRAC’s loans payable per the terms of the Promissory Notes.

h.      Reflects the elimination of historical retained earnings of SRAC.

i.       Reflects actual redemptions, in which 3,535,081 shares of SRAC’s Class A common stock subject to possible redemption were redeemed for an aggregate payment of approximately $35.4 million (based on the estimated per share redemption price of approximately $10.02366016 per share). The remaining 7,860,287 shares that were not redeemed were transferred to permanent equity.

j.       Represents the conversion of all outstanding SRAC’s Class A and Class B common stock into Combined Company Class A common stock pursuant to the Merger Agreement.

k.      Reflects an adjustment to increase the par value of Momentus common stock that was exchanged for shares of the Combined Company’s Class A common stock to $0.0001 from the historical par value of Momentus common stock of $0.000001.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(2)    The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 are as follows:

a.      Represents pro forma adjustment to eliminate the change in fair value of SAFE notes that would be converted into Combined Company Class A common stock and the change in fair value of the warrant as the classification would change from liability to equity that would not be incurred if the Business Combination was consummated on January 1, 2020.

b.      Represents pro forma adjustment to eliminate investment income related to the investment held in the Trust Account of SRAC that would not be earned if the Business Combination was consummated on January 1, 2020.

c.      Represents the elimination of income tax expense related to investment income held in the Trust Account because this income tax expense would not be incurred if the Business Combination was consummated on January 1, 2020.

d.      Represents the weighted average shares outstanding due to the issuance of Combined Company Class A common stock (and redemptions in the Maximum Redemption Scenario) in connection with the Business Combination.

3. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

Weighted average shares calculation, basic and diluted
Public shares and Founder Shares	18,352,757
Shares issued in Business Combination	50,419,538
PIPE Shares	11,000,000
Weighted average shares outstanding	79,772,295

The following potential outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.

SRAC – public and private placement warrants	7,120,129
SRAC – Post IPO Warrants (PIPE Warrants)	11,000,000
Momentus – warrants	308,569
Momentus – stock options	5,174,669
23,603,367

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provide information which our management believes is relevant to an assessment and understanding of our results of operations and financial condition. This discussion and analysis should be read together with our audited financial statements as of and for the year ended December 31, 2020 and 2019 and unaudited interim condensed financial statements as of and for the six month periods ended June 30, 2021 and 2020, and the related respective notes thereto, included elsewhere in this prospectus. This discussion and analysis should also be read together with our pro forma financial information for the period ended and as of June 30, 2021 (in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”). In addition to historical financial information, this discussion and analysis contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks, uncertainties and assumptions. As a result of many factors, including, without limitation, those set forth under the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements. Additionally, our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Certain figures, such as interest rates and other percentages, included in this section have been rounded for ease of presentation. Percentage figures included in this section have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this section may vary slightly from those obtained by performing the same calculations using the figures in our financial statements or in the associated text. Certain other amounts that appear in this section may similarly not sum due to rounding.

Overview

Momentus plans to offer in-space infrastructure services, and if we achieve our business plans and goals, we believe that we can become an important provider of tools, infrastructure and services that will enable the commercialization of space. Momentus intends to utilize a multi-pronged approach to become a provider of three critical functions in the new space economy: Space Transportation, Satellite as a Service, and In-Orbit Servicing. Momentus is planning to create a hub and spoke space transportation model by offering last-mile delivery in partnership with leading providers of launch services on large and mid-size rockets, such as SpaceX. By combining the capabilities of low-cost launch vehicles from third party providers with our planned in-space transfer and service vehicles powered by water plasma propulsion technology, we believe we will be able to offer our customers significantly more affordable access to space. The cornerstone of our business plan is our water plasma propulsion technology, which is being designed in-house. We believe that this technology, once further developed, tested and validated, will have the potential to deliver fast, versatile, and cost-effective services to our clients. We believe that our highly experienced team of engineers, and operations managers puts us in a strong position to commercialize our technology in the future and become a market leader in the development of the new space economy. Since our founding in 2017, we have been working to develop our water plasma propulsion technology, signed contracts including firm orders and options with prepaid deposits (some of which have already been exercised by customers) representing approximately $66 million (as of August 13, 2021) in potential revenue, and have continued to develop, test and enhance our vehicles and supporting technologies. Our first launch with customers is currently anticipated to occur no earlier than June 2022, subject to receipt of licenses and other government approvals and availability of slots on our launch provider’s manifests. Prior planned launches were cancelled due to not receiving required licenses and other governmental approvals and other factors, and we can offer no assurances that our first launch will occur in June 2022 to include rigorous test and demonstrations.

Our services are made possible by the space industry’s rapid technological developments over the past two decades, driven predominantly by significant decreases in launch costs, as well as the advent of smaller, lower-cost satellites. This convergence of trends has resulted in substantial growth in the commercial space market, rooted in higher accessibility for companies entering the new space economy that aim to offer communication, earth observation and data collection services, and other satellite services. We anticipate the space transportation and small satellite market to be drivers of growth in the short-term as satellite technology drives smaller and cheaper satellites, and increasing numbers of satellite constellations continue to emerge.

We expect our expenses to increase substantially in connection with our ongoing activities, particularly as we continue to advance the development of our vehicles, build corporate infrastructure and enhance our sales and marketing functions. As we continue to develop our vehicle capabilities, expand our fleet of vehicles with the development of the Ardoride and Fervoride vehicles and expand our manufacturing footprint and capabilities, we estimate spending approximately $750 million in research and development and approximately $140 million in capital expenditures over the next seven years.

Services Overview

If our technology is fully developed and validated in the future, we currently plan to provide the following infrastructure services to the space economy:

Space Transportation.    We are designing our space transportation service based on a hub and spoke model. When the time for launch approaches, our customers will send us their payload a few months in advance for integration onto our vehicle. Once their payload has been integrated, our vehicle will then be prepared for launch. We will then incorporate our vehicle, holding the customer’s payload fixture, into the payload of the rocket. The rocket will then transport our vehicle to the drop-off orbit. At this point, after separation from the rocket, we will initiate delivery to the customer’s final orbit. We are designing our water plasma thrusters to enable our vehicle to efficiently transport each customer payload to its respective orbit. We believe that this service will give our clients the accessibility that rocket providers cannot, as their drop-off points are limited. Initially, after delivering our customer payloads to their final orbits, our vehicles will de-orbit. However, our plan is to develop the capability for our vehicles to be reusable, such that, upon delivery of the payload, they will be capable of remaining in space to conduct additional missions.

Satellite as a Service (Hosted Payloads).    In this model, we are developing our payloads such that once a customer payload is attached, our vehicles would be capable of moving to the desired orbit and remaining attached to the hosted payload to provide continuous power, orbit-maintenance, orientation, and communications to support telemetry, commanding, and downlinking of payload data, for the duration of the mission.

In-Orbit Servicing.    We believe in-orbit servicing of satellites is a quickly growing business opportunity. As the number of satellites in space increases, so does their need to be serviced. In addition to other services, we are also planning to design Momentus’ future reusable vehicles to be capable of performing in-orbit servicing and are pursuing development activities that support this objective, such as our plans to demonstrate robotic arm and rendezvous capabilities. Although we are still in the very preliminary stages for developing this technology, our aim is to equip future vehicles with robotic arms and an ability to maneuver in close proximity to other spacecraft and dock or berth with them. Once fully developed, we believe these capabilities could allow us to offer a suite of different in-orbit services, such as inspection, refueling, life extension, re-positioning, salvage missions, maintenance and repair, and de-orbiting.

Factors Affecting Our Performance

We believe that our performance and future success depend to a substantial extent on our ability to capitalize on the following opportunities, which in turn is subject to significant risks and challenges, including those discussed below and in the section titled “Risk Factors” in this prospectus.

In-Space Transport and Service Vehicles and Related Technology Development

Our primary research and development objectives focus on the development of our existing and future in-space transfer and service vehicles and related water plasma propulsion technology:

•        Vigoride is the first vehicle that Momentus is developing. We are developing Vigoride with the objective of carrying up to 750 kg of customer payload into Low Earth Orbit (“LEO”), and based on our current product roadmap, we estimate that we may, under certain circumstances, achieve this capability with our fourth generation Vigoride (Block 2.2), which we plan to use for our inaugural mission.

•        Ardoride will be our next vehicle. We are developing it to be capable of reaching beyond High Earth Orbit (“HEO”) orbit into Lunar Orbit with customer payload capability of up to 4,000 kg if reusability is achieved. While the first several Ardoride vehicles may be expendable, we are working to develop technologies to achieve reusability in later flights.

•        Fervoride will be our third vehicle. Our development objective is to make Fervoride capable of carrying up to 20,000 kg of customer payload anywhere from LEO to Deep Space, well beyond Lunar Orbit. We expect to incorporate reusability in our Fervoride vehicles as soon as practical. The technologies necessary to achieve reusability are still in development.

The successful development of our vehicles with water plasma propulsion technology involves uncertainties, including:

•        timing in finalizing systems design and specifications;

•        successful completion of test programs and demonstration missions;

•        whether we will receive, and the timing of receipt of, licenses and government approvals that will allow us to fly our vehicles in space and gather valuable data that will assist in further development of our vehicles;

•        meeting stated technological objectives and goals for the design on time, on budget and within target cost objectives;

•        our ability to obtain additional applicable approvals, licenses or certifications from regulatory agencies and maintaining current approvals, licenses or certifications;

•        our ability to secure slots on our launch providers’ manifests;

•        performance of our manufacturing facility despite risks that disrupt productions, such as natural disasters;

•        performance of our third-party contractors that support our research and development activities;

•        performance of a limited number of suppliers for certain raw materials and supplied components and their willingness to do business with us;

•        our ability to protect our intellectual property critical to the design and function of our orbital transfer vehicles;

•        our ability to continue funding and maintaining our current research and development activities;

•        the impact of the COVID-19 pandemic on us, our customers, suppliers and distributors, and the global economy; and

•        our ability to comply with the terms of the NSA and any related compliance measures instituted by the Security Director.

A change in the outcome of any of these variables could delay or inhibit the development of our vehicles which in turn could impact our business and results of operations.

Initial and Successive Launches

Our water plasma propulsion technology (that we are developing) is based on the use of microwave electrothermal or “MET,” thrusters, which we believe could ultimately provide safe, affordable, reliable, and regular in-space services, including Space Transportation, Satellite as a Service, and In-Orbit Servicing. We intend to accomplish this by implementing the following elements of our growth strategy:

Launch our commercial program for in-space transportation.    We currently plan to fly our first two Vigoride vehicles on a SpaceX Transporter flight , subject to receipt of licenses and other government approvals and availability of slots on our launch provider’s manifests, to include rigorous testing and demonstrations.

Launch our commercial program for Satellite as a Service.    If in the future our vehicles are operationalized for their intended in-space transport uses, we plan to develop a modular approach to satellite systems through our Satellite as a Service model. For missions that require significant power for the payload and/or specific orbits, our objective is for Momentus to be able to provide a unique combination of a low-cost service model, in-orbit flexibility, and full electrical power generation.

Launch our commercial program for In-Orbit Servicing.    If we develop reusability for our vehicles as currently contemplated, we believe we will be able to begin offering a suite of different in-orbit services to our clients. Although we have not yet developed these capabilities or the technology that would be required to provide these services, such services may include inspection, refueling, life extension, re-positioning, salvage missions, maintenance and repair, and de-orbiting. As the quantity of satellites sent into space continues to increase, we anticipate growing demand from such services.

The success of our in-space infrastructure services business will depend on our ability to successfully and regularly deliver customer satellites into custom orbits. Our initial mission will be a demonstration mission in which our objective is for our vehicle to deliver client satellites into orbit for the first time. In this inaugural mission, we plan to demonstrate Vigoride’s ability to deploy satellites at the point at which Vigoride is dropped off by the launch vehicle and to perform certain maneuvers after deployment.

There can be no assurance that we will not experience operational or process failures and other problems during our inaugural mission or on any other mission. Any failures or setbacks, particularly on our inaugural mission, could harm our reputation and have a material adverse effect on our business, financial condition and results of operation.

Customer Demand

Ahead of our first Vigoride launch, we have received significant interest from across a range of satellite operators, satellite manufacturers, satellite aggregators, launch service providers, and others. While we have not recognized any revenue from completed commercial launches through June 30, 2021, we had collected approximately $3.1 million in customer deposits related to future launches. While our standard contracts do not contain refunds or recourse provisions that enable our customers to recover any non-refundable deposits that have been paid, we will issue refunds totaling approximately $1.5 million to customers in the third quarter ending September 31, 2021 due to cancelled launches for 2021 in order to foster future business relationships and customer goodwill.

As of August 13, 2021, we had signed contracts including firm orders and options (some of which have already been exercised by customers) representing approximately $66 million in potential revenue. The breadth of these signed contracts spans across 25 companies. These agreements also contain options, allowing customers to opt-in to launches on shorter notice without requiring a separate agreement. However, these contracts are cancellable by customers for convenience. If a customer cancels a contract before it is required to pay non-refundable deposits beginning nine months prior to launch, we may not receive revenue from these orders, except for an initial deposit which is paid at the time the contract is signed. In the first quarter of 2021 and fourth quarter of 2020, we recognized $130,000 and $365,000, respectively, of revenue related to customer cancelled contracts that were not refundable.

In addition, backlog is typically subject to large variations from quarter to quarter and comparisons of backlog from period to period are not necessarily indicative of future revenues. Furthermore, some contracts comprising the backlog are for services scheduled many years in the future, and the economic viability of customers with whom we have contracted is not guaranteed over time. As a result, the contracts comprising our backlog may not result in actual revenue in any particular period, or at all, and the actual revenue from such contracts may differ from our backlog estimates. The timing of receipt of revenues, if any, on projects included in the backlog could change because many factors affect the scheduling of missions and adjustments to contracts may also occur. The failure to realize some portion of our backlog could adversely affect our revenues and gross margins.

As of August 13, 2021, our pipeline consisted of approximately $1.7 billion in potential contracts in early discussions or in early negotiations. We consider our pipeline to be contracts which are in negotiations or early discussions, and we can offer no assurances that such negotiations or discussions will result in a signed contract or any revenue. Additionally, our backlog and pipeline mostly represent the initial test and demonstration flights of our customers’ satellite constellations. If we successfully deliver our services on our first several flights, we anticipate that our customers will continue to use us on the further rollout of their satellite constellations, and if we do not successfully deliver our services on our first several flights, we anticipate that our customers may not continue to use us on the further rollout of their satellite constellations. Our customers are not required to continue using our services under their contracts even if our first flights are successful.

COVID-19 Impact

While the COVID-19 pandemic has affected our business and our timeline for our formerly planned launch in April 2020, to date, it has not impacted us in a way that we believe will materially affect our future growth outlook.

If we are able to secure FAA and other approvals and if there is availability of slots on our launch provider’s manifests, we are currently planning for our first commercial launch aboard a Falcon 9 and do not foresee any delays due to COVID-19. The same applies to launches scheduled for the remainder of 2022 and beyond.

We do not believe our contract pipeline has been materially adversely affected by the COVID-19 pandemic. In fact, we have managed to grow our customer backlog by over 40% since the onset of the pandemic. Additionally, we have also had existing customers exercise their options to opt into launches for 2022. We do not anticipate that the COVID-19 pandemic will materially affect our customer backlog and ability to secure new contracts going forward.

Our non-operations personnel began working from home in March 2020 as we reduced our in-person operations to prioritize the safety of our employees. We have begun to gradually bring essential personnel back to the office, while adhering to Centers for Disease Control and Prevention, federal, and state protective standards. Subject to local regulations and the effectiveness of vaccination initiatives, we intend to gradually bring all employees back to the office; until then, we will continue to support working from home. While remote working arrangements have affected our manufacturing and development timelines, the overall impact of this arrangement has not materially adversely affected the timeline of future launches.

In May 2020, to strengthen our liquidity position, we received a Paycheck Protection Program loan (“PPP Loan”) in the amount of $970,000 under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”); however, in September 2020, we repaid the PPP Loan in full.

Notwithstanding the foregoing, the impact of the COVID-19 pandemic on the Company’s business, results of operations and overall financial performance will ultimately depend on future developments, including the duration of the pandemic, possible recurrent outbreaks, the appearance of variants and the effectiveness of vaccines and other mitigation measures against variants, all of which are highly uncertain and cannot be predicted. See “Risk Factors — Risks Related to the Business and Industry of Momentus” in this prospectus for additional discussion of the potential impact of the COVID-19 pandemic on our business.

Business Combination

We entered into the Merger Agreement with SRAC, a special purpose acquisition company, on October 7, 2020, which was amended on March 5, 2021, April 6, 2021, and June 29, 2021. On August 12, 2021, upon the closing of the Business Combination pursuant to the Merger Agreement, Project Marvel First Merger Sub, Inc., merged with and into Momentus, with Momentus surviving such merger as a wholly owned subsidiary of SRAC, immediately followed by Momentus merging with and into Second Merger Sub, with Second Merger Sub surviving such merger as a wholly owned subsidiary of SRAC. Following the closing of the Business Combination, SRAC changed its name to Momentus Inc.

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, SRAC is treated as the “acquired” company for financial reporting purposes. We are deemed the accounting predecessor of the combined business, and Momentus, as the parent company of the combined business, is the successor SEC registrant, meaning that our financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

The Business Combination will have a significant impact on our future reported financial position and results as a consequence of the reverse recapitalization. The most significant changes in Momentus’s future reported financial position and results are an increase in cash (as compared to our consolidated balance sheet at June 30, 2021) of $247.3 million, offset by additional transaction costs for the Business Combination. The estimated transaction costs for the Business Combination are approximately $38.1 million. See “Unaudited Pro Forma Combined Financial Information.”

As a result of the Business Combination, we became the successor to an SEC-registered and Nasdaq-listed company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal and administrative resources.

Recent Developments

Loan and Security Agreement

On February 22, 2021, Momentus entered into a Loan and Security Agreement (the “LSA”) and related agreements with Venture Lending & Leasing IX, Inc. The LSA provides for an initial $25,000,000 growth capital term loan which Momentus fully borrowed on March 1, 2021. The LSA included an additional $15,000,000 which we forfeited as we did not meet the criteria to be able to draw on the additional funding by the June 30, 2021 deadline.

The LSA provides for a 12% annual interest rate, monthly payment of interest only for the first 12 months, and payment in full of all outstanding principal and interest on March 1, 2022. At Momentus’ option prior to February 15, 2022, the repayment of the full principal amount outstanding and due on March 1, 2022 may be extended for either 12 or 24 months and amortized in equal monthly payments. The LSA grants the lender the first security priority lien on substantially all assets of Momentus (subject to certain exceptions, including that the lien on intellectual property will be a springing lien based on the occurrence of certain events) for all periods of time that Momentus is indebted to the lender.

In conjunction with the LSA, the lender received warrants for preferred stock equal to up to 1% of Momentus’ fully diluted capitalization (including allowance for conversion of all outstanding convertible notes, SAFE notes and such warrants). The warrants were earned and vested 80% upon signing of the agreement. The lender will not earn the additional 20% of the warrants as we did not meet the requirements for additional funding by the June 30, 2021 deadline. The exercise price of the warrants is an aggregate of $1,000. The warrants were exercised immediately prior to the Closing.

In addition, the lender will have certain rights to participate in future private equity offerings (including convertible notes or bridge financings) of Momentus.

SEC Settlement and CFIUS Review

We have incurred significant expenses in connection with the CFIUS review described below and have incurred and expect to incur significant expenses in connection with the implementation of the NSA described below. In the first six months of 2021 we also incurred significant expenses related to the now settled SEC matter discussed below. As of June 30, 2021, the Company had incurred legal expenses of approximately $7.4 million related to these matters.

SEC Settlement

On July 13, 2021, the Company agreed to a settlement with the SEC on a “neither admit nor deny” basis, in anticipation of cease-and-desist proceedings relating to certain violations of antifraud provisions of the federal securities laws alleged by the SEC. As a result of the settlement, the Company agreed to a civil penalty of $7 million, $2 million of which has already been paid and $5 million of which is payable within one year of the settlement order. See Note 14 in our condensed interim financial statements included as Exhibit 99.1 to this Current Report on Form 8-K.

CFIUS Review and NSA

In February 2021, Momentus and its co-founder Mikhail Kokorich, with support from Stable Road, submitted a joint notice to CFIUS for review of the historical acquisitions of interests in Momentus by Mr. Kokorich, his wife, and entities that they control in response to concerns of the U.S. Department of Defense (“DoD”) regarding Momentus’ foreign ownership and control. On June 8, 2021, the Company entered into a National Security Agreement with Mr. Kokorich, on behalf of himself and Nortrone Finance S.A. (an entity controlled by Mr. Kokorich), Lev Khasis and Olga Khasis, each in their respective individual capacities and on behalf of Brainyspace LLC (an entity controlled by Olga Khasis), and the U.S. government, represented by the U.S. Departments of Defense and the Treasury (the “NSA”). In accordance with the NSA, Mr. Kokorich, Nortrone Finance S.A., Lev Khasis and his wife Olga Khasis, and Brainyspace LLC fully divested all the equity interests in Momentus owned or beneficially owned by them by selling such equity interests to the Company on June 8, 2021. The NSA also establishes various requirements and restrictions on the Company in order to protect national security, certain of which will require heavy investments by the Company and will impact our operating results due to uncertainty associated with and the cost of compliance with security measures, and limitations on our control over certain U.S. facilities, contracts, personnel, vendor selection and operations.

Co-Founder Divestment

In accordance with the NSA, Mr. Kokorich, Nortrone Finance S.A., Lev Khasis and his wife Olga Khasis, and Brainyspace LLC fully divested all the equity interests in Momentus owned or beneficially owned by them by selling such equity interests to Momentus pursuant to certain Repurchase Agreements entered into with Momentus, effective as of June 8, 2021. Under the Repurchase Agreements, each of Mr. Kokorich and related entities and Brainyspace LLC sold 100% of their respective equity interests in Momentus in exchange for the right to receive payments, out of funds legally available therefor, an aggregate of $50,000,000 to Mr. Kokorich, Nortone Finance S.A. and Brainyspace LLC, on a pro rata basis, as follows: (i) an aggregate of $40,000,000 to be paid out of funds legally available therefor, within 10 business days after the earlier of (A) a business combination or capital raising transaction or series of transactions (whether in the form of debt or equity) resulting in cash proceeds of no less than $100,000,000 and (B) the Business Combination (the “First Payment Date”); and (ii) an aggregate of $10,000,000 to be paid out of funds legally available therefor, within 10 business days after a business combination or capital raising transaction or series of transactions (whether in the form of debt or equity) resulting in cash proceeds of no less than $250,000,000 (determined without any reduction for the $100,000,000 previously received in respect of the First Payment Date).

As the cash proceeds from the Business Combination were at least $100,000,000 but less than $250,000,000, the Company paid, out of funds legally available therefor, an aggregate of $40 million to Mr. Kokorich, Nortrone Finance S.A. and Brainyspace LLC following the completion of the Business Combination as required by the NSA. Such $40 million payment came from proceeds of the PIPE Investment and the Trust Account that was released upon the closing of the Business Combination, and therefore reduce the proceeds available to Momentus to fund its operations and capital expenditures going forward. See “Unaudited Pro Forma Combined Financial Information.”

See “Risk Factors — Risks Related to the Business and Industry of Momentus — Following the completion of the Business Combination, including the PIPE Investment, we may still require substantial additional funding to finance our operations, but adequate additional financing may not be available when we need it, on acceptable terms or at all” in this prospectus, for additional information on the risks we will face with respect to funding our operations following the Business Combination.

Components of Results of Operations

Service Revenue

We enter into contracts for ‘last-mile’ satellite and cargo delivery, payload hosting and in-orbit servicing options with customers that are primarily in the aerospace industry. From inception to June 30, 2021, we have not yet completed a commercial launch of customer cargo. However, as of June 30, 2021 we have signed contracts with customers and have collected approximately $3.1 million in customer deposits, which are recorded as current and non-current contract liabilities in our balance sheet. Included in the collected amount as of June 30, 2021 are customer deposits which had been identified as pending customer refunds at period end, as discussed below, and $1.6 million of non-current deposits which related to performance obligations not expected to be completed for at least one year.

The Company will recognize revenue (along with any other fees that have been paid) upon the earlier of the satisfaction of our performance obligation or when the customer cancels the contract. While the Company’s standard contracts do not contain refund or recourse provisions that enable its customers to recover any non-refundable fees that have been paid, the Company may issue full or partial refunds to customers on a case-by-case basis as necessary to preserve and foster future business relationships and customer goodwill. As a result of the Company’s inability to complete any launches in 2021 (refer to Note 3 in our condensed interim financial statements for the three and six months ended June 30, 2021 and 2020 included as Exhibit 99.1 to this Current Report on Form 8-K for additional information), the Company will issue customer refunds of approximately $1.5 million, presented as part of current contract liabilities, in the third quarter, ending September 30, 2021.

Cost of Revenue

Cost of revenue consists primarily of expenses associated with the cost of the orbital transfer vehicle and third-party launch costs. Until the orbital transfer vehicle design is completed and released for production, the cost of these orbital transfer vehicles is being expensed as research and development costs as materials and services are received. The current design and technology allow for a single use of the orbital transfer vehicle.

Research and Development

Research and development expenditures consist primarily of the cost for the following activities for developing existing and future technologies for our vehicles. Research and development activities include basic research, applied research, design, development, and related test program activities. Costs incurred for developing our vehicles primarily include equipment, material, and labor hours (both internal and subcontractors).

As of June 30, 2021, we have expensed all research and development costs associated with developing and building our vehicles. After demonstrating technological feasibility and after we have released the design for volume production, we will capitalize the costs to construct any additional components for the vehicles. We expect to continue to see an increase in our research and development expenses as we develop our next generation of vehicles.

Selling, General and Administrative

Selling, general and administrative expenses consist of human capital related expenses for employees involved in general corporate functions, including executive management and administration, accounting, finance, tax, legal, information technology, sales, marketing, and human resources; depreciation expense and rent relating to facilities, and equipment; professional fees; and other general corporate costs. Headcount-related expenses primarily include salaries, bonuses, equity compensation expense and benefits. As we continue to grow as a company, we expect that our selling, general and administrative costs will increase on an absolute dollar basis.

We also expect to incur additional expenses as a result of operating as a public company, including expenses necessary to comply with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC as well as to comply with the National Security Agreement.

Interest Income

Interest income consists of interest earned on investment holdings in interest bearing bank accounts.

Interest Expense

Interest expense includes interest incurred related to our loan payables as well as the amortization of warrant discount and debt issuance costs.

Other Income/Expense

Other income/expense primarily relates to the change in the estimated fair value of our SAFE notes and warrants, and non-recurring fees incurred in conjunction with the SAFE and Term Loan financing, SEC settlement cost, and other miscellaneous expense.

Income Tax Provision

We are subject to income taxes in the United States. Our income tax provision consists of an estimate of federal and state income taxes based on enacted federal and state tax rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in the valuation of our deferred tax assets and liabilities, and changes in tax laws.

The effective tax rate may vary significantly from period to period and can be influenced by many factors. These factors include, but are not limited to, changes to the statutory rates in the jurisdictions where the Company has operations and changes in the valuation of deferred tax assets and liabilities. The difference between the effective tax rate and the federal statutory rate of 21% primarily relates to certain nondeductible items, state and local income taxes and a full valuation allowance for deferred tax assets.

Results of Operations

The following tables set forth our results of operations for the periods presented. The period-to-period comparisons of financial results is not necessarily indicative of future results.

Comparison of Financial Results for the Three Months Ended June 30, 2021 and 2020

	Three Months Ended June 30,
	2021	2020	$ Change	% Change
Service revenue	$—	$—	$—	N/A
Cost of revenue	—	—	—	N/A
Gross margin	—	—	—	N/A
Operating expenses:
Research and development expenses	20,794,056	3,963,236	16,830,820	425%
Selling, general and administrative expenses	9,739,855	1,567,514	8,172,341	521%
Operating loss	(30,533,911)	(5,530,750)	(25,003,161)	452%
Other income (expense):
Decrease (increase) in fair value of SAFE notes	100,802,979	(3,586,605)	104,389,584	Not meaningful
Decrease in fair value of warrants	4,454,324	5,078	4,449,246	Not meaningful
Realized loss on disposal of asset	—	—
Interest income	983	2,878	(1,895)	(66)%
Interest expense	(3,389,040)	(62,515)	(3,326,525)	5321%
SEC settlement	(7,000,000)	—	(7,000,000)	N/A
Other income (expense)	(7,381)	20,491	(27,872)	Not meaningful
Income (loss) before income taxes	64,327,954	(9,151,423)	73,479,377	(803)%
Income tax expense	800	800	—	N/A
Net income (loss)	$64,327,154	$(9,152,223)	73,479,377	(803)%

Service revenue

There was no service revenue recorded during the three months ended June 30, 2021 and 2020.

Cost of revenue

There was no cost of revenue recorded during the three months ended June 30, 2021 and 2020.

Research and development expenses

Research and development expenses increased from $4.0 million to $20.8 million. The increase was primarily due to the impairment of prepaid launch deposits of $8.7 million, discussed in Note 3 in our condensed interim financial statements for the three and six months ended June 30, 2021 and 2020 included as Exhibit 99.1 to this Current Report on Form 8-K, and increased costs incurred to develop our vehicles (including prototype and research material inputs, research and development subcontractors) and payroll expenses. Headcount related costs increased by $2.9 million (including $27,485 increase in non-cash share based compensation expense), as we increased our full time research and development employees from 40 to 89 to support the ramp up of research and development efforts. The ramp was also supported by increased components and materials spending of $2.1 million as well as increased subcontractor spending of $2.2 million.

Selling, general and administrative expenses

Selling, general, and administrative expenses increased from $1.6 million to $9.7 million. The increase was driven by an increase to legal expenses of $3.9 million, which was primarily related to the SEC settlement and CFIUS review discussed above, an increase to non-cash stock based compensation driven by a $2.2 million charge due to the departure and resulting modification of stock option awards of one of our former directors, described in Note 10 in our condensed interim financial statements for the three and six months ended June 30, 2021 and 2020 included as Exhibit 99.1 to this Current Report on Form 8-K, as well as higher corporate expenses as we continued to build out our corporate functions in relation to the Business Combination and the anticipated start of commercial operations. Non-stock based compensation headcount related costs increased by $0.9 million as we increased our corporate headcount from 23 to 30 full time employees. Costs related to non-legal consulting and professional services also increased by $0.7 million driven primarily by recruiting expenses.

Decrease (increase) in fair value of SAFE notes

The decrease in the calculated fair value of SAFE notes during the three months ended June 30, 2021 compared to the same period in the prior year was primarily due to a decrease in the estimated fair value of the Company’s stock, which had a larger fair value impact due to additional SAFE funding received of $67.9 million in comparison to the same period in the prior year. Our SAFE notes are classified as marked-to-market liabilities pursuant to ASC 480 and gain or losses are recorded as other income or expense.

Decrease in fair value of warrants

The decrease in the calculated fair value of warrants, which are accounted for as a derivative liability, was primarily attributable to a decrease in the estimated fair value of the Company’s stock during the period, which had a larger mark-to-market impact due to the issuance of new warrants in connection with the Term Loan entered into in February 2021.

Interest income

Interest income was immaterial for the three months ended June 30, 2021 and 2020.

Interest expense

Interest expense of $3.4 million for the three months ended June 30, 2021 relates to interest incurred on the Term Loan entered into in February 2021 and the related debt discount amortization. Interest expense of $62,515 for the three months ended June 30, 2020 relates to interest incurred under the Equipment Loan entered into in March 2020 and interest expense related to debt discount amortization.

SEC Settlement

SEC settlement expense for the three months ended June 30, 2021 relates to $7.0 million payable to the SEC as a result of the settlement with the SEC described above.

Other income (expense)

Other expense for the three months ended June 30, 2021 was immaterial. Other income in the three months ended June 30, 2020 related primarily other miscellaneous income recorded during the quarter.

Income tax expense

Income tax expense was less than $1,000 for the three months ended June 30, 2021 and 2020. We have accumulated net operating losses at the federal and state level as we have not yet started commercial operations. We maintain a substantially full valuation allowance against our net deferred tax assets. The income tax expenses incurred were primarily related to minimum state filing fees in the states where we have operations.

Comparison of Financial Results for the Six Months Ended June 30, 2021 and 2020

	Six Months Ended June 30,
	2021	2020	$ Change	% Change
Service revenue	$130,000	$—	$130,000	N/A
Cost of revenue	48,400	—	48,400	N/A
Gross margin	81,600	—	81,600	N/A
Operating expenses:
Research and development expenses	30,700,331	8,380,801	22,319,530	266%
Selling, general and administrative expenses	23,744,364	3,422,030	20,322,334	594%
Operating loss	(54,363,095)	(11,802,831)	(42,560,264)	361%
Other income (expense):
Decrease (increase) in fair value of SAFE notes	182,366,571	(3,587,989)	185,954,560	Not meaningful
Decrease in fair value of warrants	12,537,046	6,687	12,530,359	Not meaningful
Realized loss on disposal of asset	—	—
Interest income	1,988	6,156	(4,168)	(68)%
Interest expense	(4,357,133)	(78,413)	(4,278,720)	5457%
SEC settlement	(7,000,000)	—	(7,000,000)	N/A
Other income (expense)	(186,619)	50,322	(236,941)	Not meaningful
Income (loss) before income taxes	128,998,758	(15,406,068)	144,404,826	(937%)
Income tax expense	800	800	—	N/A
Net income (loss)	$128,997,958	$(15,406,868)	144,404,826	(937%)

Service revenue

The increase was due to revenue recognized related to a cancellation of a customer contract, resulting in the forfeiture of $130,000 of a customer deposit in the first quarter of 2021.

Cost of revenue

The increase was due to costs incurred related to the customer contract cancellation in the first quarter of 2021.

Research and development expenses

Research and development expenses increased from $8.4 million to $30.7 million. The increase was primarily due to the impairment of prepaid launch deposits of $9.5 million, driven by the impairment discussed in Note 3 in our condensed interim financial statements for the three and six months ended June 30, 2021 and 2020 included as Exhibit 99.1 to this Current Report on Form 8-K, and increased costs incurred to develop our vehicles (including prototype and research material inputs, research and development subcontractors) and payroll expenses. Headcount related costs increased by $4.9 million (including $58,720 increase in non-cash share based compensation expense), as we increased our full time research and development employees from 40 to 89 to support the ramp up of research and development efforts. The ramp up was also supported by increased components and materials spending of $2.5 million as well as increased subcontractor spending of $3.7 million.

Selling, general and administrative expenses

Selling, general and administrative expenses increased from $3.4 million to $23.7 million. The increase was driven by an increase to legal expenses of $8.4 million, which was primarily related to the SEC settlement and CFIUS review discussed above, an increase to non-cash stock based compensation of $7.8 million driven by the departure of our former CEO and one of our former directors, described in Note 10 in our condensed interim financial statements for the three and six months ended June 30, 2021 and 2020 included as Exhibit 99.1 to this Current Report on Form 8-K, as well as higher corporate expenses as we continued to build out our corporate functions in relation to the Business Combination and the anticipated start of commercial operations. Non-stock based compensation headcount related costs increased by $1.4 million as we increased our corporate headcount from 23 to 30 full time employees. Costs related to non-legal consulting and professional services also increased by $1.7 million driven by recruiting expenses and accounting and audit expenses.

Decrease (increase) in fair value of SAFE notes

The decrease in the calculated fair value of SAFE notes during the six months ended June 30, 2021 compared to the same period in the prior year was primarily due to an decrease in the estimated fair value of the Company’s stock, which had a larger fair value impact due to additional SAFE funding received of $67.9 million in comparison to the same period in the prior year. Our SAFE notes are classified as marked-to-market liabilities pursuant to ASC 480 and gain or losses are recorded as other income or expense.

Decrease in fair value of warrants

The decrease in the calculated fair value of warrants, which are accounted for as a derivative liability, was primarily attributable to a decrease in the estimated fair value of the Company’s stock during the period, which had a larger mark-to-market impact due to the issuance of new warrants in connection with the Term Loan entered into in February 2021.

Interest income

Interest income was immaterial for the six months ended June 30, 2021 and 2020.

Interest expense

Interest expense of $4.4 million for the six months ended June 30, 2021 relates to interest incurred on the Term Loan entered into in February 2021 and the related debt discount amortization. Interest expense of $78,413 for the six months ended June 30, 2020 relates to interest incurred under the Equipment Loan entered into in March 2020 and interest expense related to debt discount amortization.

SEC settlement

SEC settlement expense for the six months ended June 30, 2021 relates to $7.0 million payable to the SEC as a result of the settlement with the SEC described above.

Other income (expense)

Other expense for the six months ended June 30, 2021 primarily relates to a commission fee of $175,000 paid to a third party to assist in obtaining the funds received from the Term Loan and SAFE notes issued during the quarter ended March 31, 2021. Other income in the six months ended June 30, 2020 related primarily other miscellaneous income recorded during the quarter.

Income tax expense

Income tax expense was less than $1,000 for the six months ended June 30, 2021 and 2020. We have accumulated net operating losses at the federal and state level as we have not yet started commercial operations. We maintain a substantially full valuation allowance against our net deferred tax assets. The income tax expenses incurred were primarily related to minimum state filing fees in the states where we have operations.

Results of Operations

The following tables set forth our results of operations for the periods presented. The period-to-period comparisons of financial results is not necessarily indicative of future results.

	Year Ended December 31
	2020	2019	$ Change	% Change
Service revenue	$365,000	$—	$365,000	N/A
Cost of Revenue	367,622	—	367,622	N/A
Gross loss	(2,622)	—	(2,622)	N/A

Operating expenses:
Research and development expenses	$22,718,272	$9,837,323	$12,880,949	131%
Selling, general and administrative expenses	11,945,124	5,303,275	6,641,849	125%
Operating loss	(34,666,018)	(15,140,598)	(19,525,420)	129%

Other income (expense):
Increase in fair value of SAFE notes	$(267,289,663)	$—	$(267,289,663)	N/A
Increase in fair value of warrants	(3,176,770)	—	(3,176,770)	N/A
Realized loss on disposal of asset	(482,204)	—	(482,204)	N/A
Interest income	7,395	12,715	(5,320)	(42)%
Interest expense	(469,722)	(568,479)	98,757	(17)%
Other expense	(949,363)	(57,265)	(892,098)	1558%
Loss before income taxes	(307,026,345)	(15,753,627)	(291,272,718)	1849%
Income tax expense	(800)	(800)	—	—
Net loss	$(307,027,145)	$(15,754,427)	$(291,272,718)	1849%

Comparison of Financial Results for the Years Ended December 31, 2020 and 2019

Service Revenue

	Year Ended December 31		$ Change	% Change
	2020	2019
Service revenue	$365,000	$—	$365,000	N/A

The increase was due to revenue recognized related to the cancellation of customer contracts, resulting in the forfeiture of $365,000 of customer deposits in the fourth quarter of 2020.

Cost of Revenue

	Year Ended December 31		$ Change	% Change
	2020	2019
Cost of revenue	$367,622	$—	$367,622	N/A

The increase was due to loss contract contingencies of $183,811 due to the remanifested January 2021 launch, as well as the allocation of a portion of the forfeited launch cost of $183,811 related to the remanifest of the January 2021 launch. There was no cost of revenue recognized in 2019.

Research and Development Expenses

	Year Ended December 31,		$ Change	% Change
	2020	2019
Research and development expenses	$22,718,272	$9,837,323	$12,880,949	13l	%

The increase was primarily due to costs incurred to develop our vehicles, including equipment, material, and payroll expenses. Headcount related costs increased by $4.6 million (includes $0.1 million increase in non-cash share-based compensation expense), as we increased our employee headcount from 32 full time employees to

67 full time employees to support the ramp up of research and development efforts in building our vehicles. Materials, components, and other research and development costs increased by $5.1 million. Consulting expenses increased $0.9 million in the year ended December 31, 2020 compared to the same period in the prior year. In connection with the remanifested January 2021 launch, we expensed $1.3 million of prepaid launch costs to research and development expense in the fourth quarter of 2020.

Selling, General and Administrative Expenses

	Year Ended December 31,		$ Change	% Change
	2020	2019
Selling, general and administrative expenses	$11,945,124	$5,303,275	$6,641,849	125%

This increase was generally associated with higher corporate expenses as we continued to build out our corporate functions prior to the start of commercial operations. Headcount related costs increased by $5.0 million (includes $2.1 million increase in non-cash share-based compensation expense), as we increased our employee headcount from 7 full time employees to 27 full time employees. We incurred a $1.2 million non-recurring share-based compensation expense associated with employee stock option modifications; other consulting expenses increased by $0.6 million.

Increase in Fair Value of SAFE Notes

This increase was due to the change in the fair value of SAFE notes during the year ended December 31, 2020 whose value increased primarily due to increases in the fair value of the Company’s stock, which were driven in part by the potential Business Combination. There was no change in the fair value of the SAFE notes recorded in 2019 as the notes were issued at the end of the year.

Increase in Fair Value of Warrants

This increase was due to the change in the fair value of warrants that are accounted for as a derivative liability, whose value increased primarily due to increases in the fair value of the Company’s stock, which were driven in part by the potential Business Combination. There was no change in the fair value of warrants in 2019 as the warrants were issued during 2020.

Realized Loss on Disposal of Asset

The realized loss on disposal of asset in 2020 was due to a piece of equipment that the Company ceased to have continued use for. There was no realized loss on disposal of asset in 2019.

Interest Income

Interest income was immaterial for the years ended December 31, 2020 and 2019.

Interest Expense

	Year Ended December 31,		$ Change	% Change
	2020	2019
Interest expense	$(469,722)	$(568,479)	$98,757	(17)%

Interest expense of $0.5 million for 2020 relates to interest incurred on the equipment financing agreement we entered into in March 2020 and interest expense related to debt discount amortization. Interest expense of $0.6 million for 2019 relates to the BCFs recorded upon conversion of certain of our SAFE notes.

Other Expense

	Year Ended December 31,		$ Change	% Change
	2020	2019
Other expense	$(949,363)	$(57,265)	$(892,098)	1558%

The increase in other expense relates primarily to non-recurring debt financing fees expensed of $1.0 million incurred in connection with the SAFE notes issued during 2020.

Income Tax Expense

Income tax expense was less than $1,000 for 2020 and 2019. We have accumulated net operating losses at the federal and state level as we have not yet started commercial operations. We maintain a full valuation allowance against our net deferred tax assets. The income tax expenses reported above are primarily related to minimum state filing fees in the states where we have operations.

Liquidity and Capital Resources

Since inception, we have financed our operations primarily by issuing equity and debt, including convertible notes issued in 2017 and 2018 and SAFE notes issued in 2018 and 2019, which were later converted into preferred stock, and SAFE notes issued in 2020 and 2021. As of June 30, 2021, our principal sources of liquidity were our cash and cash equivalents in the amount of $31.2 million, which are primarily invested in highly liquid investments purchased with a remaining maturity of three months or less.

We expect that our principal sources of liquidity following the Business Combination and the Private Investment in Public Entity (“PIPE”) closings will be our cash and cash equivalents and any capital we may obtain through borrowings or additional sales of equity and debt securities.

Historical Cash Flows

The following table summarizes our consolidated cash flows for the years ended December 31, 2020 and 2019, and the six months ended June 30, 2021:

	Years Ended December 31,		Six Months Ended June 30,
	2020	2019	2021	2020
Net cash provided by (used in)
Operating activities	$(32,950,803)	$(16,799,561)	$(44,076,824)	$(11,410,575)
Investing activities	(1,601,151)	(1,901,626)	(2,187,457)	1,007,941
Financing activities	44,654,444	27,949,039	55,712,858	10,082,395
Net change in cash and cash equivalents	$10,102,490	$9,247,852

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2021 was $44.1 million, driven primarily by headcount costs, research and development activities, and legal expenses related to the SEC Matter and CFIUS review as well as increases to net cash used in operating assets and liabilities. Headcount related payroll costs, excluding accrued bonus and stock-based compensation, were $9.8 million. Research and development activity expenses, including materials, components, and subcontractor costs were $10.9 million. Legal expenses, as described in Note 11 in our condensed interim financial statements for the three and six months ended June 30, 2021 and 2020 included as Exhibit 99.1 to this Current Report on Form 8-K, were $8.6 million. Additionally, cash used in net working capital, excluding $7.0 million of accrued SEC settlement costs and a $1.4 million non-cash increase to deferred offering costs, was $7.9 million. The remaining operating costs, including office overheads and selling, general and administrative professional costs were $6.3 million.

Net cash used in operating activities for the six months ended June 30, 2020 was $11.4 million, driven primarily by headcount costs, research and development activities, and selling, general, and administrative costs. Headcount related payroll costs, excluding accrued bonus and stock-based compensation, were $4.2 million. Research and development activity expenses, including materials, components, and subcontractor costs were $4.6 million. The remaining operating costs, including office overheads and selling, general and administrative professional costs were $2.1 million.

Net cash used in operating activities for 2020 was $33.0 million, consisting primarily of a net loss of $307.0 million, offset by non-cash charges of $274.4 million, and an increase in operating assets and liabilities of $0.3 million. The non-cash charges primarily consisted of changes in the fair values of the SAFE notes and warrants, whose values increased primarily by increases in the fair value of the Company’s stock. Non-cash charges also include stock-based compensation, depreciation and amortization and loss on disposal of fixed asset. The change in operating assets and liabilities was primarily due to increases in prepaids and other current assets and other non-current assets, partially offset by a decrease in receivables and decreases in accounts payable, accrued expenses, contract liabilities, and other current liabilities.Net cash used in operating activities for 2019 was $16.8 million, consisting primarily of a net loss of $15.8 million and changes in operating assets and liabilities of $1.9 million and non-cash charges of $0.9 million. The changes in operating assets and liabilities were primarily due to advanced payments for components and materials used in research and development and launch service provider fees. The non-cash charges primarily consisted of depreciation and amortization, stock-based compensation, and interest expense related to the BCFs of the SAFE notes.

Investing Activities

Net cash used in investing activities was $2.2 million and $1.0 million for the six months ended June 30, 2021, and 2020, respectively, which primarily consisted of purchases of fixed assets and intangible assets.

Net cash used in investing activities was $1.6 million and $1.9 million for 2020 and 2019, respectively, which primarily consisted of purchases of fixed assets and intangible assets.

Financing Activities

Net cash provided by financing activities was $55.7 million for the six months ended June 30, 2021, consisting of proceeds from the issuance of SAFE notes and common stock and borrowing under the Term Loan, partially offset by payments of debt issuance costs.

Net cash provided by financing activities was $10.1 million for the six months ended June 30, 2020, primarily consisting of proceeds from the issuance of SAFE notes and the Equipment Loan.

Net cash provided by financing activities was $44.6 million for the year ended December 31, 2020, consisting of proceeds from the issuance of SAFE notes, loans payable and common stock partially offset by payments of notes payable and debt issuance costs.

Net cash provided by financing activities was $27.9 million for 2019, consisting of proceeds from the issuance of SAFE notes and the issuance of preferred stock, partially offset by the payment of equity issuance costs.

Funding Requirements

We expect our expenses to increase substantially in connection with our ongoing activities, particularly as we continue to advance the development of our vehicles, build corporate infrastructure and enhance our sales and marketing functions. As we continue to develop our vehicle capabilities, expand our fleet of vehicles with the development of the Ardoride and Fervoride vehicles and expand our manufacturing footprint and capabilities, we estimate spending approximately $750 million in research and development and approximately $140 million in capital expenditures over the next seven years. In addition, we expect cost of revenue to increase significantly as we commence commercial operations.

Specifically, our operating expenses will increase as we:

•        scale up our corporate infrastructure, people, processes and systems;

•        enhance and scale our sales and marketing function;

•        scale up our manufacturing capabilities increasing facility footprint, purchasing additional manufacturing equipment;

•        pursue further research and development related to developing our next generation vehicles;

•        seek regulatory approvals for changes or updates to our vehicles;

•        hire additional personnel;

•        implement measures required under the NSA and seek to comply with the NSA’s requirements;

•        maintain, expand and protect our intellectual property portfolio; and

•        comply with public company reporting requirements.

We expect that our current cash and cash equivalents, the additional cash and cash equivalents received upon the consummation of the Business Combination and the PIPE transaction, and our projected gross profit (revenue less cost of revenue), and additional funding from equity or debt financings will enable us to fund an anticipated $260 million of operating expenses, research and development expenses and capital expenditures during the period from 2021-2023. Beyond 2023, based on our current pipeline and profitability forecast, we believe that our revenue and cash flow from operations will be sufficient to fund ongoing expenses and development investments of the business. Additionally, we believe that the payments in the form of non-refundable deposits we receive from our customers prior to launch will provide sufficient funding and liquidity to support costs incurred related to that mission.

We have based these estimates on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we expect. For example, the research and development, volume production, launch and in orbit operation of our vehicles have unpredictable costs and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control that may affect the timing and magnitude of these anticipated expenditures. Some of these risks and uncertainties are described in more detail in under the heading “Risk Factors”

Additionally, changing circumstances may cause us to expend capital significantly faster than we currently anticipate, or we may need to spend more money than currently expected because of circumstances beyond our control. We may be required to seek additional equity or debt financing. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us, or at all. If we are unable to raise additional capital when desired, our business, results of operations, and financial condition would be adversely affected.

Commitments and Contingencies

The following table summarizes our contractual obligations as of June 30, 2021.

		Payments Due by Period(1)
	Total	<1 year	1 – 3 years	3 – 5 years	>5 years
Operating lease obligations	$10,624,071	$622,375	$3,094,376	$3,207,250	$3,700,071
Purchase obligations	$17,283,435	$8,283,435	$9,000,000
SEC Matter Settlement	$7,000,000	$2,000,000	$5,000,000
Total Obligations	$34,907,506	$10,905,810	$17,094,376	$3,207,250	$3,700,071

We are a party to operating leases primarily for facilities (e.g., office buildings, warehouses and spaceport) under non-cancellable operating leases. These leases expire at various dates through 2028.

Purchase obligations include purchase orders and agreements to purchase goods or services that are enforceable, legally binding, and where the significant terms and minimum purchase obligations are stipulated.

In addition, we enter into agreements in the normal course of business with vendors for research and development services and outsourced services, which are generally cancellable upon written notice. These payments are not included in this table of contractual obligations.

Off-Balance Sheet Arrangements

We do not engage in any off-balance sheet activities or have any arrangements or relationships with unconsolidated entities, such as variable interest, special purpose, and structured finance entities.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with GAAP. The preparation of our financial statements and related disclosures requires us to make estimates, assumptions and judgments as of the balance sheet date that affect the reported amounts of assets, liabilities, revenues, costs and expenses and related disclosures. We believe that the estimates, assumptions and judgments involved in the accounting policies described below have the greatest potential impact on our financial statements and, therefore, we consider these to be our critical accounting policies. Accordingly, we evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions and conditions. There were no significant changes in critical accounting estimates during the three and six months ended June 30, 2021.

Revenue Recognition

We enter into contracts for ‘last-mile’ satellite and cargo delivery, payload hosting and in-orbit servicing options with customers that are primarily in the aerospace industry. From inception to June 30, 2021, we have not completed a commercial launch of customer cargo and as a result, have not recognized revenue to date. However, as of June 30, 2021 we have signed contracts with customers and have collected approximately $3.1 million in customer deposits, which are recorded as current and non-current contract liabilities in our balance sheet. Included in the collected amount as of June 30, 2021 are customer deposits which had been identified as pending customer refunds at period end, as discussed below, and $1.6 million of non-current deposits which related to performance obligations not expected to be completed for at least one year.

The Company will recognize revenue (along with any other fess that have been paid) upon the earlier of the satisfaction of our performance obligation or when the customer cancels the contract. While the Company’s standard contracts do not contain refund or recourse provisions that enable its customers to recover any non-refundable fees that have been paid, the Company may issue full or partial refunds to customers on a case-by-case basis as necessary to preserve and foster future business relationships and customer goodwill. As a result of the Company’s inability to complete any launches in 2021 (refer to Note 3 in our condensed interim financial statements for the three and six months ended June 30, 2021 and 2020 included as Exhibit 99.1 to this Current Report on Form 8-K for additional information), the Company will issue customer refunds of approximately $1.5 million, presented as part of current contract liabilities, in the third quarter, ending September 30, 2021.

We account for customer contracts in accordance with ASC Topic 606, Revenue from Contracts with Customers, which includes the following five-step model:

•        Identification of the contract, or contracts, with a customer.

•        Identification of the performance obligations in the contract.

•        Determination of the transaction price.

•        Allocation of the transaction price to the performance obligations in the contract.

•        Recognition of revenue when, or as, the Company satisfies a performance obligation.

Our contracts are cancellable for convenience by the customer and typically do not contain variable consideration. However, the full transaction price is collected in advance of the scheduled launch and all fees that are paid are non-refundable (and are not limited to deposits), regardless if the contract is cancelled by the customer or in the event a performance obligation is not satisfied by us.

Our services are considered a single performance obligation, to transport the customer’s payload to a specified orbit in space. We recognize revenue at a point in time when control is transferred, which is considered to be upon the release of the customer’s payload into its specified orbit. We will calculate the weight distribution of each orbital transfer vehicle at the customer level, and we will estimate the delivery date for each customer’s payload based on the relative weight of payloads released to determine the point in time to recognize revenue for each payload release.

In periods in which we recognize revenue, we will disclose the amounts of revenue recognized that was included as a contract liability balance at the beginning of the reporting period in accordance with ASC 606-10-50-8(b).

Deferred Fulfillment and Prepaid Launch Costs

We prepay for certain launch costs to third party providers that will carry the orbital transfer vehicle to orbit. Prepaid costs allocated to the delivery of a customer’s payload are classified as deferred fulfillment costs and recognized as cost of revenue upon delivery of the customer’s payload. Prepaid costs allocated to our payload are classified as prepaid launch costs and are amortized to research and development expense upon the release of our payload. The allocation is determined based on the distribution between customer and our payload weight on each launch. During the six months ended June 30, 2021, the Company determined that prepayments it had made toward launches in 2021 would not be recoverable due to the denied FAA application and related notice from SpaceX. As a result the Company impaired prepaid launch costs of $8.7 million. For additional information, see Note 3 in our condensed interim financial statements for the three and six months ended June 30, 2021 and 2020 included as Exhibit 99.1 to this Current Report on Form 8-K.

Contract Liabilities

Customer deposits collected prior to the release of the customer’s payload into its specified orbit are recorded as current and non-current contract liabilities in our balance sheet as the amounts received represent a prepayment for the satisfaction of a future performance obligation that has not yet commenced. Each non-refundable deposit is determined to be a contract liability upon cash collection. Prior to making this determination, we ensure that a valid contract is in place that meets the definition of the existence of a contract in accordance with ASC 606-10-25-1 and 2.

Stock-based Compensation

We have a stock incentive plan under which incentive and non-qualified stock options and restricted stock awards are granted to employees, directors, and consultants. All stock-based payments to employees, including grants of employee stock options are recognized in the financial statements based on their respective grant date fair values.

We recognize stock-based compensation expense using a fair value-based method for costs related to all stock-based payments. We estimate the fair value of stock-based payments on the date of grant using the Black-Scholes-Merton option pricing model. The model requires management to make a number of assumptions, including expected volatility of our stock, expected life of the option, risk-free interest rate, and expected dividends. The fair value of the stock is expensed over the related service period which is typically the vesting period. The stock-based compensation expense that is reported in our financial statements is based on awards that are expected to vest. We account for forfeitures as they occur.

Estimating the fair value of equity awards as of the grant date using valuation models, such as the Black-Scholes-Merton option pricing model, is affected by assumptions regarding a number of variables as disclosed above, and any changes in the assumptions can materially affect the fair value and ultimately how much stock-based compensation expense is recognized. These inputs are subjective and generally require significant analysis and judgment to develop. See Note 9 in our audited financial statements included in this prospectus for the specific assumptions we used in applying the Black-Scholes-Merton option pricing model to determine the estimated fair value of our stock options and awards granted in the years ended December 31, 2020 and 2019 and Note 10 in our condensed interim financial statements for the three and six months ended June 30, 2021, and 2020 included as Exhibit 99.1 to this Current Report on Form 8-K.

We expect our share-based compensation cost will increase to the extent that we grant additional stock option awards to employees and non-employees. If there are any modifications or cancellations of the underlying unvested securities, we may be required to accelerate any remaining unearned share-based compensation cost or incur incremental cost. Share-based compensation cost affects our research and development expenses and selling, general, and administrative expenses.

Income Taxes

We account for income taxes in accordance with authoritative guidance, which requires the use of the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based upon the difference between the financial statement carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed.

Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the need for a valuation allowance, management considers all available evidence, including past operating results, estimates of future taxable income, and the feasibility of tax planning strategies.

In the event that management changes its determination as to the amount of deferred tax assets that can be realized, we will adjust our valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

We are required to evaluate the tax positions taken in the course of preparing our tax returns to determine whether tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax benefits of positions not deemed to meet the “more likely than not” threshold would be recorded as a tax expense in the current year. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount that is initially recognized.

Emerging Growth Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”) and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. The company will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following November 13, 2024, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. The Company expects to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare the Company’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by us as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

Please refer to Note 2 in our financial statements for the fiscal year ended December 31, 2020 included in this prospectus and Note 2 in our condensed interim financial statements for the three and six months ended June 30, 2021 included in this prospectus for a description of recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted, the timing of their adoptions and our assessment, to the extent we have made one, of their potential impact on our financial condition and results of operations.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to a variety of market and other risks, including the effects of changes in interest rates, inflation, and foreign currency exchange rates, as well as risks to the availability of funding sources, hazard events, and specific asset risks.

Interest Rate Risk

The market risk inherent in our financial instruments and our financial position represents the potential loss arising from adverse changes in interest rates. As of June 30, 2021, we had cash and cash equivalents of $31.2 million, which are primarily invested in highly liquid investments purchased with a remaining maturity of three months or less. However, due to the short-term maturities and the low-risk profile of our investments, an immediate 10% change in interest rates would not have a material effect on the fair market value of our cash and cash equivalents.

Foreign Currency Risk

There was no material foreign currency risk for the three and six months ended June 30, 2021 and 2020. Currently, a significant portion of our cash receipts and expenses are generated in U.S. dollars.

BUSINESS

Company Overview

Momentus plans to offer in-space infrastructure services, and if we achieve our business plans and goals, we believe that we can become an important provider of tools, infrastructure and services that will enable the commercialization of space. Momentus intends to utilize a multi-pronged approach to become a provider of three critical functions in the new space economy: Space Transportation, Satellite as a Service, and In-Orbit Servicing. Momentus is planning to create a hub and spoke space transportation model by offering last-mile delivery in partnership with leading providers of launch services on large and mid-size rockets, such as SpaceX. By combining the capabilities of low-cost launch vehicles from third party providers with our planned in-space transfer and service vehicles powered by water plasma propulsion technology, we believe we will be able to offer our customers significantly more affordable access to space. The cornerstone of our business plan is our water plasma propulsion technology, which is being designed in-house. We believe that this technology, once further developed, tested and validated, will have the potential to deliver fast, versatile, and cost-effective services to our clients. We believe that our highly experienced team of engineers and operations managers puts us in a strong position to commercialize our technology in the future and become a market leader in the development of the new space economy. Since our founding in 2017, we have been working to develop our water plasma propulsion technology, signed contracts including firm orders and options with prepaid deposits (some of which have already been exercised by customers) representing approximately $66 million (as of August 13, 2021) in potential revenue, and have continued to develop, test and enhance our vehicles and supporting technologies. Our first launch with customers is currently anticipated to occur no earlier than June 2022, subject to receipt of licenses and other government approvals and availability of slots on our launch provider’s manifests. Prior planned launches were cancelled due to not receiving required licenses and other governmental approvals and other factors, and we can offer no assurances that our first launch will occur in June 2022 to include rigorous test and demonstrations.

Momentus plans to offer in-space infrastructure services by building transfer and service vehicles that will carry satellites and hosted payloads between orbits in space using an innovative water-based propulsion system (microwave electrothermal). At present, however, our technology is unproven as it has not yet been used to generate a measured orbit change in space. In addition, the current iteration of our water-based propulsion system (or microwave electrothermal thruster (“MET”)) that we plan to fly on our inaugural mission has not yet completed life testing. Once life testing of the MET thruster is complete, we will test this technology in space on our inaugural mission , subject to receipt of necessary government licenses and approvals and slots on our launch provider’s manifests. During this mission, we plan to release paying customers’ payloads from our Vigoride vehicle prior to operation of the MET, since this will be our first opportunity to test this version of our thruster on orbit and it is not certain what its performance (in terms of achievable thrust, specific impulse, firing duration, and lifetime) will be in advance. We expect to learn lessons from the first flight of Vigoride and to use the data collected from this mission to determine what services or level of services we will be able to initially provide customers, including the degree to which Vigoride possesses capabilities of providing customers with low earth orbit (“LEO”) transfer services. We anticipate that the mission will also lay the groundwork for continual improvements and enhancements that we plan to flight-demonstrate on future missions. We plan to offer LEO transfer services to customers, based in part on the outcome of the inaugural flight and MET demonstration, as well as the results of ongoing ground testing.

Momentus’ MET has undergone several design iterations since the inception of the company and continues to undergo system-level ground testing in our facilities in Santa Clara and San Jose in preparation for the company’s inaugural mission. The focus of the ground test campaign is on validation of high temperature materials for nozzles, cooling methodologies, and radio frequency sources to heat the water propellant and convert it into a plasma. Our MET life testing is being conducted in vacuum to verify that the thruster can survive many firings over hundreds to thousands of hours of on-orbit use, and to reveal failure or degradation mechanisms that will require mitigation in future versions of the MET. This life testing is the final stage of our ground test campaign. While we have not yet flown any of our vehicles in space, we believe, based on our extensive ground-test campaign, that the block 2.0 version of our Vigoride vehicle can perform the full range of services that we plan to offer our Space Transportation customers which do not require very large orbit changes.

While we plan to initially transfer satellites in LEO, the success of our business is in large part dependent on our ability to develop more powerful and efficient propulsion to deliver satellites and other payloads to other orbits and provide other services, such as deorbiting of defunct or obsolete satellites and satellite repositioning. We are designing our Ardoride and Fervoride vehicles to be capable of delivering larger payloads further out to medium earth orbit

(“MEO”), geosynchronous orbit (“GEO”), or even Lunar Orbits. We are designing our Ardoride vehicle to have a delta-v capability of up to 5 km/sec depending on payload mass and our Fervoride vehicle to have a delta-v capability of up to 7 km/sec. Both vehicles are in their initial stages of development. Our objective is for Ardoride and Fervoride to become operational in 2024 and 2026, respectively.

In addition to space transportation services, Momentus intends to offer other infrastructure services including dead satellite removal, inspection, and other satellite-to-satellite service offerings. We also are planning to make Vigoride and our other transfer vehicles reusable by 2024. In order to achieve these additional capabilities, we need to develop additional technologies that will allow our vehicles to locate and navigate to other spacecraft in space, physically connect to them, and then perform a variety of robotic operations including fluid transfer (for refueling Vigoride or other spacecraft). There are three major developments required to extend the capabilities of our transfer vehicles. Once these technologies are demonstrated, we expect to apply them to Vigoride, Ardoride, and Fervoride.

1.      We are working with external partners to develop a rendezvous and proximity operations (“RPO”) capability. RPO involves the capability to maneuver a satellite in space closely enough to another spacecraft to be able to detect and track it with a sensor. The “chaser” satellite then must perform maneuvers to approach the “client” satellite and hover in close proximity. The primary risks are related to the ability of the sensor and software to accurately track the client satellite. Lessons learned from this demonstration flight will be folded into updates and retested either on the same vehicle or with future flights.

2.      We are also working with partners to develop a robotic capture system that will allow a chaser satellite to latch onto a client satellite. This will allow Vigoride (the “chaser”) to pick up new transport customers (“clients”) and fuel for reusable missions. Key elements of the robotic capture system are based on a generic product being developed by one of our commercial partners. Ground testing of the full system is planned for no earlier than mid-2022 with a flight demonstration planned for no earlier than the fourth quarter of 2022 or the first quarter of 2023. The primary risks for the robotic systems is associated with validating the software required to perform partially autonomous operations on orbit.

3.      We also need to develop a fluid transfer system which will allow Vigoride to be refueled on orbit. Flight qualified systems suitable for our purposes exist; however, we are exploring alternatives now in an attempt to reduce the recurring cost of the solution. We plan to demonstrate some of these technologies in space and the full refueling system no earlier than the fourth quarter of 2022 or the first quarter of 2023.

This prospectus describes Momentus’ current business plans for continuing to develop its technology and marketing and commercializing its products. For a further description of the risks associated with our business, including the development of our technology, see “Risk Factors — Risks Related to the Business and Industry of Momentus.” Investors are cautioned to review the following description of Momentus’ business together with the entirety of this prospectus, including the within-mentioned risk factors.

As discussed above, the technology underlying our anticipated service offerings is still in the process of being developed, and has not been fully tested or validated in space. Our ability to execute on our business plan is dependent on the successful development and commercialization of the technologies described in this prospectus. Although we believe our water plasma propulsion technology will be a key differentiator of our product offerings, we have to date only conducted one test of this technology in space. Although we believe our test unit generated plasma in space and validated the theoretical basis of our technology, we have yet to experimentally confirm the unit’s ability to generate thrust in space, which is crucial to our ability to conduct actual spacecraft maneuvers on orbit. Until we can accomplish this, the technology will remain in the experimental stages. Moreover, even if the unit generates thrust, there can be no assurance that it can be operated in a manner that is sufficiently reliable and efficient to permit full commercialization of the technology. Our statements and beliefs about the viability of our technology are primarily based on theoretical analyses and experimentally observed results during ground testing and our single test of this technology in space. Development of space technologies is extremely complex, time consuming, and expensive, and there can be no assurance that our predicted theoretical and ground-based results will translate into operational space vehicles that operate within the parameters we expect, or at all. This prospectus describes Momentus’ current business plans for continuing to develop its technology and marketing and commercializing its products, however there can be no assurance that Momentus will be able to successfully develop its technologies and implement them in commercially viable vehicles. For a further description of the risks associated with our business, see “Risk Factors — Risks Related to the Business and Industry of Momentus.” Investors are cautioned to review the following description of Momentus’ business together with the entirety of this prospectus, including the within-mentioned risk factors.

Our services are made possible by the space industry’s rapid technological developments over the past two decades, driven predominantly by significant decreases in launch costs, as well as the advent of smaller, lower-cost satellites. This convergence of trends has resulted in substantial growth in the commercial space market, rooted in higher accessibility for companies entering the new space economy that aim to offer communication, earth observation, and data collection services, and other satellite services. The broader space economy is projected to grow from approximately $415 billion in 2018 (according to Space Foundation Space Report) to $1.4 trillion over the next decade (according to Bank of America Global Research). The space transportation market is projected to increase from approximately $10 billion in 2018 to approximately $35 billion in 2026 (according to Stratistics). Similarly, the number of small satellites launched has approximately tripled over the last four years, mostly across low earth orbit (“LEO”), and new applications beyond LEO are emerging. We anticipate the space transportation and small satellite market to be drivers of growth in the short-term as satellite technology drives smaller and cheaper satellites, and increasing numbers of satellite constellations continue to emerge. The total addressable market opportunity (“TAM”) for in-space transportation services for small satellites (up to 750 kg) is estimated to average $1.5 billion per annum in 2023-2025 (according to Northern Sky Research) and we plan to serve this market with our Vigoride vehicle. Once our Ardoride and Fervoride vehicles enter commercial service, currently planned for 2024 and 2026, respectively, we expect to expand our TAM to include most of the above-referenced approximately $35 billion space transportation market. We believe that over the next decade, new space-based business models may emerge, for example the generation of solar energy in space, space manufacturing or space data processing. The advent of these new business models could substantially increase demand for space transportation and other space infrastructure services.

Overview of Anticipated Services

If our technology is fully developed and validated in the future, we currently plan to provide the following infrastructure services to the space economy:

•        Space Transportation.    We are designing our space transportation service based on a hub and spoke model. When the time for launch approaches, our customers will send us their payload a few months in advance for integration onto our vehicle. Once their payload has been integrated, our vehicle will then be prepared for launch. We will then incorporate our vehicle, holding the customer’s payload fixture, into the payload of the rocket. The rocket will then transport our vehicle to the drop-off orbit. At this point, after separation from the rocket, we will initiate delivery to the customer’s final orbit. We are designing our water plasma thrusters to enable our vehicle to efficiently transport each customer payload to its respective orbit. We believe that this service will give our clients the accessibility that rocket providers cannot, as their drop-off points are limited. For comparison, the cost of deploying a microsatellite on a dedicated small rocket can cost more than $70,000 per kilogram, whereas our aim is to utilize a combination of a shared rocket launch with our last-mile delivery service to bring down the cost to $15,000 per kilogram or less. Our vehicles’ planned capabilities would enable us to deliver small customer payloads to anywhere in LEO. We also believe that we may be able to deliver larger payloads further out to MEO, GEO, or even Lunar Orbit using our future vehicles, Ardoride and Fervoride, which are in their initial stages of development. Our objective is for Ardoride and Fervoride to become operational in 2024 and 2026, respectively. Initially, after delivering our customer payloads to their final orbits, our vehicles will deorbit. However, our plan is to develop the capability for our vehicles to be reusable such that, upon delivery of the payload, they will be capable of remaining in space to conduct additional missions.

•        Satellite as a Service (Hosted Payloads).    The space community’s traditional business model long assumed tight integration of a client’s payload and its satellite bus. This approach was a natural consequence of infrequent, expensive launches, and lengthy development timelines for individual satellites. Each satellite was “first (and often “last”) of its kind,” and its designers would do their best to optimize a satellite’s mass for a given mission, given the constraints imposed by a pre-selected launch vehicle. As low-cost Earth-to-orbit transportation has become more prevalent, the cost of a satellite system, which includes non-recurring design and recurring manufacturing, has come to dominate considerations over launch. Cost savings can be improved by applying modularity and standardization to a satellite’s design. If we are able to execute on our business plan, including fully developing and validating our technology, we believe Momentus will enable modularity by offering our Satellite as a Service model. In this model, we are developing our payloads such that once a customer payload is attached, our vehicles would be capable of moving to the desired orbit and remaining attached to the hosted payload to provide continuous power, orbit maintenance, orientation, and communications to support telemetry, commanding, and downlinking of payload data, for the duration of the mission. We are designing our vehicles with the idea of modularity, ease of integration, and a wide range of available power — from 1 kilowatt (“kW”) for Vigoride to approximately 10kW for Ardoride and as much as 100kW for Fervoride — to offer a low-cost service model.

For example, we envision a subscription model priced below $1 million per year for a typical Vigoride Satellite as a Service mission of greater than 1kW of power and up to 2 km/sec of delta-v (change in orbital velocity) capabilities, whereas based on management estimates, we believe a traditional bespoke satellite platform could cost over $10 million. Our objective is to offer a higher degree of modularity which we believe has the potential to significantly increase orbital accessibility for a wide variety of satellite operators.

•        In-Orbit Servicing.    We believe in-orbit servicing of satellites is a quickly growing business opportunity. As the number of satellites in space increases, so does their need to be serviced. In addition to other services, we are also planning to design Momentus’ future reusable vehicles to be capable of performing in-orbit servicing and are pursuing development activities that support this objective, such as our plans to demonstrate robotic arm and rendezvous capabilities as discussed below in this section. Although we are still in very preliminary stages for developing this technology, our aim is to equip future vehicles with robotic arms and an ability to maneuver in close proximity to other spacecraft and dock or berth with them. Once fully developed, we believe these capabilities could allow us to offer a suite of different in-orbit services, such as inspection, refueling, life extension, re-positioning, salvage missions, maintenance and repair, and de-orbiting.

Strategy Overview

Our water plasma propulsion technology that we are developing is based on the use of microwave electrothermal or “MET,” thrusters, which we believe could ultimately provide safe, affordable, reliable, and regular in-space services, including Space Transportation, Satellite as a Service, and In-Orbit Servicing. We intend to accomplish this by implementing the following elements of our growth strategy:

•        Launch our commercial program for in-space transportation.    We currently plan to fly our first two Vigoride vehicles on a SpaceX Transporter flight as early as June 2022, subject to receipt of licenses and other government approvals and availability of slots on our launch provider’s manifests to include rigorous testing and demonstrations. Until our technologies are fully tested and commercialized, our initial service offering on these Vigoride flights will be limited and we expect to provide a discount to customers relative to the price we intend to eventually charge for our transportation services. In these inaugural missions, we plan to demonstrate Vigoride’s ability to deploy satellites at the point at which it is dropped off by the launch vehicle, rather than independently maneuvering such satellites into new orbits. Once all client payloads have been released, we plan to perform certain maneuvers and technology demonstrations with our vehicles that are part of our program to validate our technology and establish the potential commercial viability of our strategy. This approach limits risk for us as well as for our customers. The maneuvers and demonstrations that we plan to execute on these missions will inform future Vigoride missions and vehicle design evolution. We are also planning two Vigoride missions , plus one additional mission for a total of five planned missions in 2022, although our mission plan is contingent upon our ability to secure government licenses and approvals as well as slots on our launch provider’s manifests. There is no assurance we will be able to secure these government licenses and approvals or slots on our launch providers’ manifests, or that other factors will not arise which would cause us to delay or cancel such missions. We have ground-tested several Vigoride vehicles in preparation for flight, including, where appropriate, subsystem- and system-level environmental testing, performance testing, and life testing in relevant environments, but we have yet to fly any of these systems in space. These vehicles, therefore, remain unvalidated in space and cannot be said to be flight-proven. We expect to learn from any issues that we might encounter during our planned inaugural mission. The lessons learned from this initial flight will help inform changes we can make to future missions as we seek to ultimately certify a design for production. Depending on the nature of issues we encounter, our schedule for future launches and other planned activities could be adversely affected. If our technology operates in accordance with our expectations, we currently believe that we will be able to offer full orbital transfer capabilities, including orbital plane changes and inclination changes, to our customers. We have seen significant customer interest in our space transportation services and have signed contracts representing approximately $66 million (as of August 13, 2021) in potential revenue, though these contracts are cancellable by the customers for convenience. See “Risk Factors — Risks Related to the Business and Industry of Momentus — We may not be able to convert our orders in backlog into revenue.”

•        Achieve reusability in our vehicles.    Our initial vehicles will not be reusable, meaning that we will de-orbit them following delivery of their customer payloads. In the future, we plan to make these vehicles capable of reuse such that, upon delivery of their payloads, they will be able to remain in space to conduct further missions. Additional customer payloads would be sent into space to be serviced by our fleet of reusable vehicles already in-space. Establishing reusable vehicles will require significant additional research and technological developments. We currently plan to conduct in-orbit technology demonstrations in 2022 and currently expect to start demonstrating reusability of our vehicles as early as 2024. We believe the use of water as a propellant will help with the creation of reusable vehicles because water can be stored without special conditions, other than ensuring lines and tanks do not freeze or become obstructed with ice, for an indefinite amount of time and pumped easily. Additionally, water is relatively safe and non-hazardous. We believe other commonly used propellants such as cryogenic components and hypergolic toxic fuels for chemical propulsion, or highly pressurized noble gases (such as Xenon or Krypton) for electrical propulsion, create challenges for providing appropriate storage conditions and refueling. In fact, the explosions caused by fuel remaining in the upper stages of retired rockets are the primary source of orbital debris. We believe that if we are able to achieve reusability, it will allow us to lower vehicle costs on a per-ride basis and achieve higher and more consistent margins.

•        Expand our fleet of in-space vehicles.    Vigoride, Ardoride, and Fervoride will comprise our initial suite of vehicles for commencing commercial operations. We plan to start with Vigoride in 2022, which, once fully developed, tested and validated in space, we expect will be sufficient to meet our initial operating plan of offering in-space transportation in LEO to small satellites. We plan to continue development activities and aim to start providing service with Ardoride as early as 2024 and with Fervoride as early as 2026. We plan to gradually increase the number of vehicles in the fleets of each of the three vehicle types.

•        Launch our commercial program for Satellite as a Service.    If in the future our vehicles are operationalized for their intended in-space transport uses, we plan to develop a modular approach to satellite systems through our Satellite as a Service model. For missions that require significant power for the payload and/or specific orbits, our objective is for Momentus to be able to provide a unique combination of a low-cost service model, in-orbit flexibility, and full electrical power generation. We expect to be able to provide an alternative in many cases to traditional approaches that involve integrating a payload into an expensive and highly complicated satellite bus capable of delivering the satellite to a specific orbit. We currently expect to begin providing Satellite as a Service starting as early as 2023 on Vigoride vehicles and as early as 2025 on Ardoride vehicles.

•        Launch our commercial program for In-Orbit Servicing.    If we develop reusability for our vehicles as currently contemplated, we believe we will be able to begin offering a suite of different in-orbit services to our clients. Although we have not yet developed these capabilities or the technology that would be required to provide these services, such services may include inspection, refueling, life extension, re-positioning, salvage missions, maintenance and repair, and de-orbiting. As the quantity of satellites sent into space continues to increase, we anticipate growing demand from such services.

•        Develop enabling technologies.    As discussed below, we are developing technologies that will enable reusability, such as space robotics capabilities, and plan to develop technologies to enable larger vehicles and potential future business lines. We are exploring conventional and novel ways to develop and expand solar power generation capabilities on our vehicles, including low-cost photovoltaic panels and solar thermal power generation that use steam turbines. We are developing some of these technologies in-house, but we also have partnerships, such as our current partnership for robotic arms with Made in Space Europe, a division of Redwire, LLC. We expect to continue to actively seek out additional partnerships to expand upon our product offering and vehicle capabilities.

Competitive Advantage Overview

Our goal is to become a pioneer of the space economy’s infrastructure. We believe our ability to compete successfully as a commercial provider of space transportation and infrastructure services does and will depend on several factors including our ability to fully develop, test and validate our technology in space (including our water plasma propulsion technology, which is the cornerstone of our business), our ability to establish and maintain a lead in technological advancements, the price of our offerings, customer confidence in the reliability of our offerings, and the frequency and availability of our offerings. If we are unable to fully develop, test and validate our technologies, we will be unable to execute on our business plan and will be unable to realize the following competitive advantages. We believe that our team’s collective expertise, coupled with the following strengths, may allow us to build our business and compete successfully.

•        Focus on a service model with standardized, modular vehicles.    Unlike traditional aerospace companies, which generally focus on selling hardware, such as satellites, propulsion units, satellite platforms, and others, Momentus is applying a service model for infrastructure services in space. Traditionally, satellite operators have had to procure hardware required to deploy necessary space infrastructure. Momentus plans to provide infrastructure as a service, including delivery to customers’ final orbits, Satellite as a Service, and in-orbit servicing. We believe our service model will build long-lasting partnership relationships with satellite operators, which could create entry barriers for competitors.

•        Unique technology with patents pending.

Our business plan is to be the first company to commercialize and industrialize microwave electrothermal water propulsion technology for in-space transportation. While microwave electrothermal propulsion has been researched academically for decades, the commercial viability of the technology has not yet been fully tested or proven. Over the past several years, we have worked on developing our patent-pending water plasma propulsion technology, which serves as the foundation of each type of vehicle that we have developed or are developing and will be instrumental in achieving our vision of robust space infrastructure. We are in the process of creating a patent portfolio and, as of August 13, 2021, we had one issued patent and have filed an additional 17 U.S. and Patent Cooperation Treaty (“PCT”) patent applications that describe 68 distinct ideas relating to our water plasma propulsion technology. We believe that our issued patent, pending patent applications and trade secrets will make it more challenging for competitors who aspire to use MET propulsion technology, which we believe we can develop for in-space transportation and infrastructure services. We believe that our water plasma propulsion technology and its integration in our vehicles would allow us to provide in-space transportation services at significantly lower cost and enable the following key differentiators (for more details on the current state of, and risks associated with our technology, see “Risk Factors — Risks Related to the Business and Industry of Momentus — We have not yet delivered customer satellites into orbit using any of our transfer and service vehicles, and any setbacks we may experience during our initial mission and other demonstration and commercial missions could have a material adverse effect on our business, financial condition and results of operation and could harm our reputation” and “A key component of our business model is the delivery of satellites using our vehicles from lower earth orbit to other orbits. The technology for this maneuver is still in the development stage and has not been fully validated through actual deployment and testing in space. If we are unable to develop and validate such technology or technology for other planned services, our operating results and business will be materially adversely affected.”):

•        We are developing our propulsion system technology to be tunable with the objective of achieving up to 3 to 10 times more thrust than common electric propulsion systems such as Hall Effect or Gridded Ion Thrusters for the same power, which would result in much shorter trip times (up to 5 times shorter for some missions from LEO to GEO).

•        We are developing our propulsion system technology to be tunable with the objective of achieving up to 2 to 5 times higher specific impulse than common chemical propulsion systems such as cold gas, hydrazine monopropellant, or bipropellant thrusters requiring significantly less propellant for the same maneuvers (we believe up to 10 times less for some missions such as LEO to GEO) (specific impulse or “ISP” is a measure of how effectively a propulsion system uses a propellant, where ISP is impulse (or thrust x time) per unit mass of propellant).

•        We are developing a vehicle manufacturing approach with the objective of being able to offer vehicles that exhibit per-unit costs that are up to 10 times less expensive than conventional bespoke spacecraft. Our ability to achieve this level of cost reduction relies, in part, on the simplicity of the propulsion system’s water storage (low pressure, ambient temperature, no toxicity) and feed system, especially, we believe, when compared to cryogenic or toxic hypergolic fuel or highly pressurized noble gases used in other means of propulsion. Though there is no assurance this objective can be achieved, we believe further reduction in costs could be possible from economies of scale resulting from a relatively high production volume, careful application of industrial and other commercial technologies as opposed to bespoke aerospace grade components, and by optimizing the system architecture for the specific application of in-space transportation.

•        We are developing our technology with the objective of enabling ease in scaling thrust level to dozens of newtons and more, especially when, we believe, compared to that of conventional electrical propulsion systems. Our development activities are aiming at developing the capability for such thrust to enable larger vehicles such as Fervoride to deliver 10-20 ton payloads from LEO to GEO within a three month mission.

•        If we are successful in our technology development efforts, of which there is no assurance, we believe our thrusters will be able to change the thrust and ISP to optimize trajectory and trip times for specific mission requirements.

Currently, we believe our competitors have simply taken an existing propulsion technology and integrated it onto a vehicle; such technologies exhibit either low ISP (chemical propulsion) or low thrust (electric propulsion), thereby negatively affecting the payload mass fraction (and transportation cost) for chemical propulsion and delivery time for electric propulsion.

Chemical propulsion systems offer high thrust and limited fuel efficiency. Due to the need to handle and store toxic pressurized propellant or cryogenic fuel, chemical propulsion offerings can be costly. Our competitors that are planning to use chemical propulsion include Spaceflight Industries, MOOG, D-Orbit, and Astroscale. We believe that our water plasma propulsion technology, once fully developed, tested and validated in space, could allow us to achieve higher efficiency and therefore lower cost.

Several of our competitors are planning to use conventional electric propulsion systems, such as Hall-Effect thrusters. These competitors include Spaceflight Industries, MOOG and Apollo Fusion following its acquisition by Astra. Hall-Effect thrusters offer high fuel efficiency, but low thrust. The low thrust of Hall-Effect thrusters, in contrast to the water plasma thrusters that Momentus is developing and validating, leads to either increased time to deliver customers’ payloads to specific orbits (which adds opportunity cost for the customer) or require much larger solar panels to achieve meaningful thrust, significantly increasing the cost of the system.

Moreover, some of our competitors who are operators of small rockets are developing transfer vehicles purposefully designed for their small rockets. The cost per kilogram of payload on a small rocket is usually higher than the cost per kilogram on a larger rocket because the cost for ridesharing on a larger rocket can be spread over the several payloads that a larger rocket can host. In addition, unlike Momentus’ vehicles, which we expect in the future could be launched on many different medium and large rockets, the transfer vehicles if small rocket operators are simply upper stages. For these reasons, we believe customers riding on small rockets will be unable to take advantage of lower-cost launches on larger rockets and flexibility in selecting the launch vehicle for delivery to orbit. Thus, we believe that our customer value proposition will be highly attractive and low cost.

•        Mission-driven strategy.    Momentus is a mission-driven company, which underpins our focus on our long-term vision and aligns all of our day-to-day activities in achieving this goal. In making decisions about our vehicles, services, technologies, or sales opportunities, we attempt to align our actions with our vision and mission. We believe this helps us make decisions quickly and move towards achieving our goal of developing Momentus as a key provider of space infrastructure services.

•        Significant backlog and pent-up customer demand.    Ahead of our first Vigoride launch, we have received significant interest from a wide range of customers across different satellite applications. Our current signed backlog represents approximately $66 million (as of August 13, 2021) in potential revenue (though these contracts are cancellable by the customers for convenience; see “Risk Factors — Risks Related to the Business and Industry of Momentus — We may not be able to convert our orders in backlog into revenue”), while our pipeline consists of approximately $1.7 billion in potential contracts in negotiation or early conversations (also as of August 13, 2021). We consider our pipeline to be contracts which are in early discussions or in early negotiations, and we can offer no assurances that such negotiations or discussions will result in a signed contract or any revenue. Additionally, our backlog and pipeline mostly represent the initial test and demo flights of our customers’ satellite constellations. If we successfully deliver our services on our first several flights, we anticipate that our customers will continue to use us on the further rollout of their satellite constellations, but they are not obligated to do so under their contracts.

•        Relationships with launch providers.    We have relationships with several launch providers including SpaceX, Relativity Space, Arianespace, Gilmour Space, Blue Origin, ABL Space Systems, ULA and International Launch Services. We believe our current rideshare partnership agreement with SpaceX will help us maximize the flexibility, economics, and optionality we can offer our customers. Additionally, as an aggregator of payloads, we believe we will be able to service customers from around the world who might not otherwise have access to launch options. Please see the section titled “— Our Relationships with Launch Providers” below for additional details.

•        Pricing & costs of production.    Our product roadmap and associated financial forecast incorporate the following planned unit economics for a Vigoride vehicle:

•        Up to $15,000 per kilogram paid by customers (depending on the orbital change needs of the client, the total price per kilogram could reach $20,000), including launch and in-space delivery

•        Payload capacity of up to 750 kg if and once reusability is achieved

•        Expected production and labor costs of approximately $1,400,000 per expendable vehicle at scale and less than $1,000,000 per reusable vehicle per mission

By comparison, based on management estimates, we believe bespoke vehicles with similar capabilities can cost up to $10 million to produce.

Certain of our components, such as solar cells, microwave generators, and some sensors, are sourced from third parties, but we attempt to maintain economical pricing. In addition, we are also exploring various options around bringing different sources in-house.

•        Compatibility across launch providers.    We have designed and will continue to design our future vehicles to be compatible with most launch vehicles. We believe this will give our customers flexibility around the timing and availability of launches and ensure a competitive market for our launch providers. As more rocket operators emerge, we will work to continue to actively incorporate compatibility to increase customer accessibility.

•        Experienced management team and an industry-leading team of engineers.    Many of our management team members have experience in large organizations, including the U.S. Department of Defense Space Development Agency, Boeing, Raytheon, Maxar, Lockheed Martin and DARPA. Our team of engineers is similarly experienced, contributing hundreds of collective years in working in commercial satellite businesses at Boeing, Maxar, and SSL, among others. Our commercial team is also led and supported by individuals with considerable experience in commercial space sales. Our efficient vertical integration allows for significant cooperation and interactivity between teams.

Global Space Economy Overview

In recent years, the entire space industry has been waiting and watching for what will serve as the industrial revolution of space. The industrial revolution in the 1800s was so significant that it changed the entire world economy. The unlocking of space as the next frontier could similarly revolutionize society.

We believe the importance of space is endless, as technologies can create considerable solutions on Earth across satellite imagery, weather, television and communications. We believe we are at the beginning of a new economic era driven by a massive influx of investment, entrepreneurial energy, and engineering talent into the space industry which we believe will spark a large-scale new “space race.” Presently, the entire space economy at $415 billion — including rockets, communications, imagery, satellites, and crewed flights — is less than 0.3% of the global economy.

While the current size of the space economy is not at a scale to cause significant movements in the global economy, the deployment of satellite internet megaconstellations, such as SpaceX’s Starlink, Amazon’s Kuiper, and others, may be a first step in our collective endeavor towards a real new economy in space. The size of the global telecommunications market is currently $1.5 trillion (according to Statista), or almost 1.2% of the global economy. If several factors coincide, such as a sharp increase in the consumption of multimedia content by driverless car passengers, rapid growth in the Internet of Things segment, and share-shift from terrestrial to space-based telecommunications, then satellite telecommunications services may be a major driver of rapid growth in the overall space economy.

The last decade of innovation has seen a significant improvement in the technologies available in the space industry. The combination of increased access to capital, economies of scale, and open innovation models has driven explosive growth in the commercial space market. The broader space economy is projected to grow from approximately $415 billion in 2018 (according to Space Foundation Space Report) to $1.4 trillion over the next decade (according to Bank of America Global Research). The growth in private investment in the commercial space industry has led to a wave of new companies reinventing parts of the traditional space industry, including human spaceflight, satellites, payload delivery, and methods of launch, in addition to unlocking entirely new market segments. Furthermore, government agencies have realized the value of the private commercial space industry and have become increasingly more supportive and reliant on private companies to catalyze innovation and advance national space objectives. In the United States, this has been evidenced by notable policy initiatives and by commercial contractors’ growing share of space activity.

Space Transportation Market

We believe we are witnessing significant shifts in the launch market caused by the emergence of large, partially reusable rockets such as SpaceX’s Falcon-9 and Blue Origin’s New Glenn, and the advent of a new era of fully reusable vehicles such as SpaceX’s Starship and Relativity’s Terran R. Reliable, low-cost access to space is lowering the entry barriers for new service models and has allowed new entrants to grow quickly. Many companies are actively developing new services in traditional communication, earth observation, and data collection. The reduction in cost of microsatellite launches from $50,000/kg to $100,000/kg five years ago to $10,000/kg to $20,000/kg today has prompted many companies to try to become a part of the new space economy, according to Northern Sky Research.

In recent times, small launch providers (i.e., small rockets carrying up to approximately 600kg) have emerged as options for smaller payloads. However, we believe small rockets are still up to 10 times more expensive on a price per kilogram basis than medium or large rockets. Due to the sheer energy required to overcome the Earth’s gravity, large rockets are inherently more efficient. Smaller rockets have most of their mass utilized by structure and propellant, leaving less mass available for customer payloads. The inherently low customer payload capacity of small rockets makes launching customer payloads much more expensive per kilogram. Given the lack of options, some satellite operators have been willing to pay a premium to control the final orbit and launch date.

We anticipate that the most considerable disruption will come from a new breed of much larger, fully reusable rockets such as Starship. The cost of launching payloads on such rockets could fall far enough to enable many new applications that would not be economically viable with current generation launch vehicles. The potential for energy generation in space, manufacturing in orbit, space data processing, space tourism, and many more potential new industries may change the space economy’s trajectory.

Satellite Market

Another paradigm shift in the commercial space market is the rise of the small satellite market. Prior to 2018, only a few dozen small satellites were launched per year. Today, the number has grown to several hundred per year and is on track to reach more than several thousand per year. Moreover, the rise of this market has also created a new market segment in nanosatellites and microsatellites, weighing less than 10 kilograms and between 10 and 100 kilograms, respectively. While these satellites can be deployed individually, they can also be operated as part of a constellation, a large group of satellites interconnected to provide a service, such as the Starlink satellite constellation’s offering of global internet connectivity.

We believe that the growth in the satellite constellations market is being driven by technological advances in ground equipment, new business models, expanded funding, and growing demand for high bandwidth and lower latency. Though the maturity of the satellite constellations market remains nascent, we anticipate there could be considerable growth over the coming years in the space transportation segment as companies continue to seek versatile and low-cost ways to deliver single satellites to specific orbits or deploy their satellite constellations. Furthermore, we anticipate the growth of the satellite constellations market may contribute business to our Satellite as a Service and In-Orbit Servicing offerings if we are successful in executing on our business plan, including fully developing and validating our technology in space. Satellite constellations have relatively low lifespans and we believe will require maintenance, de-orbiting, and other general servicing with higher frequency.

SMALLSAT TO LEO MARKET
RAPID SHORT-TERM GROWTH

Smallsat to LEO TAM, ($M)
1,500
1,000
500
0
2018
2020
2022
2024

Smallsat Mass to LEO, (kg)
150,000
100,000
50,000
0
2018
2020
2022
2024

TAM and launched mass calculated based on data from NSR's Small Satellite Markets, 6th Edition

The number of launched smallsats (mass < 500 kg) grew 3X over the last four years. Almost all smallsats aim for LEO, but applications for higher orbits are also emerging

Copyright 2021. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited.

Market dynamics — increasing market for small satellites to LEO

With the development of rideshare rockets, the number of satellites has increased almost tenfold in the last decade. In 2010, only approximately 70 satellites were launched globally, while 493 satellites were launched in 2019 alone (according to Bryce Space & Technology). The main driver of this growth has been the advent of small satellites (“smallsats”), defined as satellites weighing less than 600kg. As smallsats have continued to become more capable, less expensive and smaller (the average mass in 2019 was 109kg according to Bryce Space & Technology), they have continued to be an increasing part of the market, accounting for nearly 80% of the satellites launched in 2019 (according to Northern Sky Research, 10th Edition).

According to Bryce Space and Technology:

•        389 smallsats were launched in 2019, nearly 8 times higher than in 2012, when 50 smallsats were launched

•        Share of smallsats providing commercial services was 62% in 2019, up from 6% in 2012

•        Distribution of use cases were as follows: 37% communications, 32% technology development, 26% remote sensing, 3% scientific and 2% other

•        45% of all rocket launches globally included smallsats, nearly double from 24% in 2012

•        57% of smallsats launched by U.S. launch providers

The next seven years will see the launch of more than 11,600 satellites (according to Northern Sky Research, 10th Edition), out of which 76% will be for commercial customers and the remaining 24% for governments and military. Companies have announced plans for several large satellite constellations. For example, SpaceX’s Starlink plans to deploy more than 40,000 satellites and Amazon’s Kuiper has announced plans to deploy more than 3,000 satellites. The vast majority (92%) of these satellites will target non-geostationary orbits, which is where we are currently aiming for our first generation of vehicles to operate.

Within the non-geostationary market, three categories of satellites stand out (each having an average satellite mass within the range we aim to service with our Vigoride vehicles): commercial communications satellites, commercial earth observation satellites, and other satellites. Notably, these three categories exclude larger satellites serving the science, navigation, and situational focused markets. These three categories that we aim to make Vigoride capable of serving are characterized by a weighted average unit mass of 279 kilograms. Over the next decade, we estimate that this represents an estimated total of 8,707 smallsats and an aggregated mass of 1,931 tons based on estimates from Northern Sky Research. It is also worth noting that the vast majority (78%) of the aggregated mass of these three categories is attributable to satellite constellation customers, who, we believe, will require in-space transportation and infrastructure services to deploy and maintain their satellite constellation. By focusing on these three segments, in addition to satellite constellation opportunities, we believe the core market for Vigoride vehicles amounts to approximately 6,800 satellites and more than 1,500 tons of payloads to orbit in the short to medium term.

RAPID GROWTH IN SPACE TRANSPORTATION
2010
70 Satellites
Mid-sized rockets launch mid-sized spacecrafts into many orbits
2020
1,000+ Satellites
Mix of large, mid-sized and small rockets
By 2028
12,000+ Satellites*
Super-large rockets launch the majority of the mass to space
* NSR Global Satellite Manufacturing and Launch Markets, 10th Edition

Market dynamics — rapid growth in satellites launches to space

Our Relationships with Launch Providers

We are designing each of our vehicles to be compatible with most rockets, and we have not entered into exclusivity arrangements with any single launch provider. We currently do not anticipate any changes to this approach, as we want to maximize our opportunities and retain the optionality to engage with other launch providers.

Other advantages of maintaining a diverse set of launch partners include service resiliency in the event of launch failures and the subsequent grounding of a launch vehicle, access to otherwise protected markets through the use of specific launch vehicles and orbit diversity to provide access to all orbits of interest to our customers.

To date, we have entered into several launch services agreements including SpaceX, Relativity Space and Gilmour Space. Beyond these providers, we remain in active dialogue and believe we have strong relationships with Blue Origin, ILS, Arianespace, ULA, ABL Space Systems, and several other small rocket providers. Our objective is to extend existing agreements or enter into new agreements as necessary to build a robust launch manifest and cadence. Our ability to achieve this objective relies heavily on whether or not we can successfully procure the necessary government licenses and approvals, and slots on the launch provider’s manifests, and whether we can successfully execute on our business plan, including fully developing and validating our technology in space. Given the recent growth of the industry, we foresee additional relationships arising as more players join the industry.

We believe we have developed a strong relationship with SpaceX with which we maintain an innovative rideshare partnership. Joint efforts between Momentus and SpaceX are currently suspended while Momentus works to secure approvals from the U.S. government that are required for its missions. There is no assurance we will be able to secure these approvals from the U.S. government. For more details on the risks of not securing the necessary government licenses and approvals, see “Risk Factors — Risks Related to the Business and Industry of Momentus — Until we receive all required licenses and regulatory approvals from the U.S. government for our missions, we will not be able to execute on our business plan. We have experienced delays in receiving all necessary approvals from the U.S. government to fly our inaugural mission due to the U.S. government’s national security concerns relating to us. If we continue to experience delays in securing necessary approvals from the U.S. government for our inaugural mission or any other mission, our financial condition, results of operations, backlog and prospects will be materially adversely affected.”). However, if we are successful in securing approvals from the U.S. government, we currently anticipate re-commencement of our SpaceX-related efforts as we believe the relationship between our companies is recognized as mutually beneficial. We believe Momentus could unlock a market for SpaceX by consolidating small satellites on our transport vehicles once we have fully developed, tested and validated them in space, which will then be launched by SpaceX on their Falcon-9 rideshare missions, and delivered by Momentus to their unique, respective orbits.

Made in Space Europe Relationship Overview

Our objective is to leverage our Satellite as a Service capabilities, once fully developed, tested and validated in space, with Made In Space Europe, which was recently acquired by Redwire LLC. Made in Space Europe is developing a low-cost robotic arm that we believe will be well suited for use on Vigoride vehicles for robotic berthing operations, which are needed to enable re-usability. Momentus is working with Made In Space Europe to provide mission-specific requirements to inform their robotic arm development. In the first half of 2023, or as early as the second half of 2022, we anticipate conducting a joint in-orbit demonstration mission with Made In Space Europe, with the objective of demonstrating the arm’s ability to perform various tasks that may be needed for reusability and future servicing missions.

RBC Signals Relationship Overview

Momentus has chosen RBC Signals as our ground systems provider for Vigoride contemplated missions in LEO. We believe RBC’s extensive network of over 70 antennas located in over 50 geographic locations is well suited to support a high mission volume to diverse orbits assuming we are successful in executing on our business plan and in procuring the necessary U.S. governmental approvals required to generate such high mission volume. Furthermore, we believe RBC’s pay-per-pass model is an excellent fit for our currently contemplated, relatively short mission durations of several months (before reusability). We believe RBC’s ground network service offers a dramatic cost and complexity advantage over a dedicated ground network and significant cost advantages over other traditional ground system providers.

Water Propulsion Technology Overview

We believe our cornerstone water plasma propulsion technology can provide a unique competitive advantage for our vehicles and services. While the underlying technology has been researched academically for decades, we are in the process of seeking patent protection for our application of the technology, and as of August 13, 2021, we had one issued patent and 17 U.S. and PCT pending patent applications that describe 68 distinct ideas, which cover the integration of the technology into our vehicles, development, and functionality of the engine, and other integral non-obvious elements of the technology.

The technology underlying our anticipated service offerings is still in the process of being developed and has not been fully tested or validated in space. Our ability to execute on our business plan is dependent on the successful development and commercialization of the technologies described in this prospectus. Although we believe our water plasma propulsion technology will be a key differentiator for our product offerings, to date, we have only conducted a single test of this technology in space Although we believe our test unit generated plasma in space and validated the theoretical basis of our technology, we have yet to experimentally confirm the unit’s ability to generate thrust in space, which is crucial to our ability to perform real on-orbit maneuvers. Until we can accomplish this, the technology will remain in the experimental stages. Moreover, even if the unit generates thrust, there can be no assurance that it can be operated in a manner that is sufficiently reliable and efficient to permit full commercialization of the technology. Our statements and beliefs about the viability of our technology are primarily based on theoretical analyses and experimentally observed results during ground testing and our single test of this technology in space. Development of space technologies is extremely complex, time consuming, and expensive, and there can be no assurance that our predicted theoretical and ground-based results will translate into operational space vehicles that operate within the parameters we expect, or at all. This prospectus describes Momentus’ current business plans for continuing to develop its technology and marketing its products, however there can be no assurance that Momentus will be able to successfully develop its technologies and implement them in commercially viable vehicles. For a further description of the risks associated with our business, see “Risk Factors — Risks Related to the Business and Industry of Momentus — Risks Related to the Business and Industry of Momentus.” Investors are cautioned to review the description of Momentus’ business together with the entirety of this prospectus, including the within-mentioned risk factors.

The technology is currently designed to work as follows: Solar panels attached to our vehicle would capture solar energy, which would then be converted into microwave energy using standard microwave conversion technology, for which we currently use a magnetron. However, our objective is to shift to solid-state power amplifiers if we are able to scale our vehicles. The conversion technology would then take direct current (“DC”) power from the solar arrays and storage batteries and output the energy in the form of microwaves into the thrust chamber. Once in the chamber, the microwave energy would be transferred into the water propellant, which would be inserted as steam through a separate injector. The water would then be heated into a plasma state and expelled from the thruster through a separate nozzle, thus creating a propulsive force. This propulsion is what would create motion in space.

What we believe to be unique to this technology is its potential ability to be designed for specific combinations of ISP and thrust to improve in-space transportation operations. We believe other space propulsion technologies are likely unable to be designed to operate at the same mix of ISP and thrust, resulting in each having its disadvantages for transportation missions. We believe this technology has the potential to achieve considerable propulsive thrust level while maintaining high ISP, which would enable a shorter duration of missions, an enhanced reach, and excellent payload mass ratio. Our objective is to evolve towards larger and more capable vehicles, and if we are successful in meeting this objective, we expect this technology’s potential capabilities to scale well. We believe modifications will revolve around research and engineering to increase the size of the water tanks, radiation-hardening for our vehicles’ components, and further scaling our thruster technology. While these potential capabilities will require significant development (including a significant amount of research and development expense), we believe that our highly experienced team of engineers and rocket scientists will help enable us to successfully enhance and scale our key technologies. For more details on the current state of, and risks associated with our technology, see “Risk Factors — Risks Related to the Business and Industry of Momentus — We have not yet delivered customer satellites into orbit using any of our transfer and service vehicles, and any setbacks we may experience during our initial mission planned and other demonstration and commercial missions could have a material adverse effect on our business, financial condition and results of operation and could harm our reputation” and “A key component of our business model is the delivery of satellites using our vehicles from lower earth orbit to other orbits. The technology for this maneuver is still in the development stage and has not been fully validated through actual deployment and testing in space. If we are unable to develop and validate such technology or technology for other planned services, our operating results and business will be materially adversely affected.”)

We chose water as our propellant for several reasons. We believe water is significantly safer than all chemical alternatives, which manifests itself in safe testing and associated operating cost savings across the entire testing chain. Beyond testing, water is a safe resource that we believe will also be considerably safer in space than propellants that introduce risk of accidental combustion. Water can also be stored efficiently at low pressures and over the temperature ranges in which spacecraft equipment typically operates, subject to ensuring lines and tanks do not freeze or become obstructed with ice. This avoids the need for high-pressure tanks which themselves pose an explosion hazard — either on the ground or in space due to micrometeoroid impact. Further, we believe water’s abundance both on Earth and within the solar system can help support a readily available propellant supply.

Another potential key advantage of our technology is its low cost of production and maintenance. Our engine design under development consists of inexpensive, readily available, and effective materials, resulting in an overall simple design and a vehicle whose propulsion, structure, avionics, and mechanisms can be efficiently and vertically integrated.

Vehicle Overview

Since our founding in 2017, we have developed a vehicle roadmap around our proprietary water plasma propulsion technology. We have incorporated this technology into our vehicles:

•        Vigoride is the first vehicle that Momentus is developing. We are developing Vigoride with the objective of carrying up to 750kg of customer payload into LEO, and based on our current product roadmap, we estimate that we may, under certain circumstances, achieve this capability with our fourth generation Vigoride (Block 2.2), which we plan to use for our inaugural mission.

•        Ardoride will be our next vehicle, which we plan to demonstrate as early as 2024. We are developing it to be capable of reaching beyond HEO orbit into Lunar Orbit with customer payload capability of up to 4,000 kg once reusability is achieved. While the first several Ardoride vehicles may be expendable, we are working to develop technologies to achieve reusability in later flights.

•        Fervoride will be our third vehicle. Our development objective is to make Fervoride capable of carrying up to 20,000 kg of customer payload anywhere from LEO to Deep Space, well beyond Lunar Orbit, and to have delta-v capabilities of up to 7 km/sec. We expect to incorporate reusability in our Fervoride vehicles as soon as practical. The technologies necessary to achieve reusability are still in development.

Summary of our planned vehicle capabilities

Our vehicles are designed with simplicity in mind. For example, most spacecraft use a set of motorized reaction wheels to orient and point the spacecraft while in space. These devices have moving bearings, motors, and drive electronics that must withstand the harsh space environment. As a result, they are expensive (typically around $100,000 to $500,000 each) and three are needed to provide full control of the satellite attitude. We chose instead to control the attitude of our vehicles with small steam thrusters which are made from a 3D-printed body containing the fluid channels, a simple heater element, and a control valve. This body uses the same water propellant as the main propulsion system, so it reuses the same storage, feed, and delivery systems. The cost of these thrusters is a few thousand dollars each — a fraction of the cost of the traditional reaction control system. We also make use of industrial and automotive-grade components and parts where possible. Our radiator panels (used to dissipate the heat generated by the thruster) are made from copper-water heat pipes used in terrestrial electronics embedded in a simple aluminum panel. A more traditional approach used for space radiators uses ammonia-filled heat pipes specifically designed for space applications. The low production volume of the ammonia pipes, in combination with the safety precautions needed for filling and testing, results in these parts costing 100 times the cost of mass-produced water heat pipes. These approaches of simplifying the design architecture and selecting suitable mass-production components are repeated throughout the design of the vehicle. There are noteworthy risks in adapting terrestrial systems and electronics for use in space. Our development efforts are aimed at retiring these risks to attain these substantially reduced costs.

In addition to aiming to achieve reusability, we plan to continue expanding the capabilities of each of these vehicles. Together with our partners, such as Made In Space Europe, we anticipate incorporating additional instruments, including, but not limited to, robotic arms, onto the exterior of the spacecraft. Among other tasks, these instruments would enable our vehicles to repair satellites, handle communications, and conduct routine maintenance.

Furthermore, we are designing each one of our vehicles to be compatible with most launch vehicles, such as SpaceX, Blue Origin, ILS, and Relativity. We anticipate such compatibility to promote healthy relationships with all providers, which will help enable us to provide our customers with the most competitive pricing and with maximal flexibility. We look forward to adding more launch providers as they become available.

Scalable Manufacturing Process

We have internally developed our manufacturing, assembly, and testing processes, including seeking to capture any related intellectual property generated in developing our vehicles and propulsion technology. We believe the building or designing of critical components in-house rather than using existing technologies, such as chemical propulsion systems, helps to provide for protectable and sustainable technology differentiation from competitors. Instead of relying on external resources to develop our propulsion technologies, we have sought to develop these skills and capabilities internally, leveraging key hires’ expertise in the industry and establishing an advanced engineering team. We believe significant barriers to entry for competitors are the processes and know-how to manufacture an efficient, cheap, and effective water plasma propulsion thruster which we are currently in the process of fully developing and validating. We believe our manufacturing and assembly processes and knowledge are a key differentiator for us in the market. The product concept and design-for-manufacturing were considered as part of the product development process from the beginning of our product development.

We are also taking a different overall approach to technology development than is typically done in the space industry. Traditionally, spacecraft have been very expensive to manufacture, and have burdened the cost of launch as well. The development process for such missions is typically long and expensive because there traditionally has been no way to correct manufacturing errors once a spacecraft is launched into space. These processes extend into how the space industry develops core technologies. It is not uncommon for a development cycle for space technology to span five to 10 years or longer. We are using what we believe are agile development processes that were created for the rapid technology cycles of terrestrial hardware. The aim is to enable us to quickly bring technology from concept to prototype. From there, we plan to adopt a more traditional space qualification process that exposes designs to simulated space environments. Unlike traditional space missions however, we have another tool at our disposal. We are not launching a single satellite for a single mission — we plan to launch a fleet of spacecraft to provide an end service. As such, we plan to have frequent flights of vehicles that will each perform a service over the span of a few months, and then be available for on-orbit demonstrations and tests of next-generation designs and hardware. This would allow us to short-circuit some of the more difficult aspects of flight qualification which are associated with trying to accurately simulate the space environment (microgravity in particular), and instead actually fly hardware in space as an experiment, before baselining it into the next vehicle model. Our ability to have frequent flights of vehicles is subject to many risks including our ability to successfully procure the necessary government licenses and approvals as well as slots on the launch provider’s manifests for such flights.

Development Timeline

As a result of delays in obtaining prerequisite launch licenses from the U.S. government, Momentus now anticipates sending its first two Vigoride vehicles into space on a SpaceX Falcon 9 launch vehicle, approximately 18 months later than had been contemplated at the time of our initial merger announcement. This is also contingent upon our ability to secure government licenses and approvals as well as slots on our launch providers’ manifests. There is no assurance we will be able to secure these government licenses and approvals or slots on our launch providers’ manifests. For more details on the risks of not securing the necessary government licenses and approvals, see “Risk Factors — Risks Related to the Business and Industry of Momentus — Until we receive all required licenses and regulatory approvals from the U.S. government for our missions, we will not be able to execute on our business plan. We have experienced delays in receiving all necessary approvals from the U.S. government to fly our inaugural mission due to the U.S. government’s national security concerns relating to us. If we continue to experience delays in securing necessary approvals from the U.S. government for our inaugural mission or any other mission, our financial condition, results of operations, backlog and prospects will be materially adversely affected.”)

While these delays have prevented us from beginning to recognize revenue as quickly as we had planned, they have also provided us with additional opportunity to iterate our spacecraft design prior to starting commercial service. The two Vigoride vehicles that we plan to launch in June will be fourth generation Block 2.2 vehicles. Block 2.2 vehicles incorporate improvements to the propulsion system, structure, and streamlined manufacturing processes relative to the Block 1.0 design that we had originally intended to use for our first mission.

The two Vigoride vehicles that we plan to send to space in June will each fly hybrid commercial-demonstration missions. Our objective is for each to carry paying customers’ payloads which would be released into the launch injection orbit. Then, once client payloads are released, our objective is for each Vigoride vehicle to perform a series of in-orbit demonstration maneuvers.

In addition to the two Block 2.2 vehicles that we plan to launch , we have also completed the manufacture of two spacecraft that were previously planned for launch in June 2021, and we are building two additional vehicles prior to the Block 2.2 vehicles planned for launch . We believe building and qualifying three generations of spacecraft prior to the Block 2.2 vehicle helps us continue to enhance Vigoride’s performance and manufacturability in accordance with our original roadmap and timeline. The first demonstration vehicles planned to launch would, in effect, be fourth generation Vigoride platforms. While concurrent development of multiple vehicle generations carries significant risk, our ground-based simulation and testing activities are aimed at managing such risk within acceptable levels.

We are currently planning for the launch of Vigorides to also carry several demonstration payloads. We plan to fly a low-cost solar array which was developed in-house and is approximately four times more efficient than our current solar arrays on a cost-per-Watt basis. The solar array will be mounted to the payload deck and deployed after the conclusion of the propulsion demonstration. Our plans call for one of the vehicles to also carry an experimental on-demand pressurization system which we believe would reduce the cost, mass, and complexity of the current feed systems and also help reduce risk for in-space propellant transfer, which is needed for reusable Vigoride. Finally, our plan is for one of the vehicles to perform a rendezvous demonstration by releasing a target into orbit and then demonstrating Vigoride’s ability to navigate towards and hold a relative position to the target. This rendezvous capability will be required for reusability.

We plan to launch two additional Vigorides (also Block 2.2 variants). This is contingent upon our ability to secure the necessary government licenses and approvals as well as slots on our launch providers’ manifests. There is no assurance we will be able to secure these government license or slots on our launch providers’ manifests. We plan for these vehicles to offer full transportation services to our customers.

We are also planning for a launch of our vehicle which would carry a robotic arm and auxiliary propellant tank. Our goal is to demonstrate robotic operations and manipulation as well as in-space water transfer from the auxiliary tank to Vigoride’s main propellant tank. This would be our second in-space test of key reusability technologies.

Momentus has continued to evolve and improve its MET technology since development began in 2017. Our first-generation X-band thruster, which operates at 30 Watts, was flown aboard a demonstration mission called El Camino Real in mid-2019. During this mission, Momentus launched its first MET into space as a hosted payload on a nanosatellite. The mission’s objective was to demonstrate the MET’s ability to produce water plasma in space by performing 100 one-minute firings. The MET was instrumented with temperature, pressure and RF reflected power sensors to infer the presence of water plasma, which if detected, would indicate that the water propellant was flowing into the thrust chamber and radio frequency energy was being absorbed by the water. Failure of the host satellite in November 2019 prematurely terminated the demonstration after only 23 of the planned 100 firings of the thruster had been performed including 12 hot firings with microwave power turned on and 11 cold firings with the microwave turned off. While a pump issue significantly restricted flow of water into the thruster during nine of the 12 hot firings, preventing plasma-generation, the three hot firings that did have water present were found to have produced plasma. Although pressure and temperature data did not provide sufficient information to either confirm or contradict plasma presence, Momentus believes that the reflected power data collected during the three hot firings with water present to be sufficient to conclude that plasma was produced. Reflected power data collected during these three in-space firings closely matched ground test data collected by similar or identical sensors and associated with observed successful firings of the MET where water plasma was generated. The aforementioned pump issue and other observed weaknesses from El Camino Real have informed our propulsion system design, pressure sensor selection and overall vehicle design process, beginning with Vigoride 1.

The Vigoride vehicle was re-designed in 2020 to increase its payload capacity. This Vigoride 2 vehicle is designed to also use a pair of C-band MET which would each operate at 550 Watts at the target thrust level and approximately 75% of the target specific impulse (Isp) of our internal performance goal. This C-band thruster has undergone extensive development over the last several years. This early generation of the thruster also was life tested to a reduced mission of 350 cycles (firings) and 35 hours of accumulated firing.

Vigoride 3 is being built with an upgraded 750-Watt version of the C-band MET with the aim of achieving the full thrust and specific impulse performance planned for this system. Duration testing is underway with a goal of achieving 5,000 hours of accumulated firing time by the end of 2021. Thruster performance has been measured through a combination of thrust-stand measurements (direct measurement of thrust), and measurements of propellant feed rate, as well as measurements of the gas properties in the table and analytical prediction of thruster performance. We expect further enhancements to the MET to continue and to be folded into the product line over the next several years.

Our development plan is contingent upon our ability to secure slots on the launch provider’s manifest for each of our planned missions and the necessary government licenses and approvals. There is no assurance we will be able to secure such government licenses and approvals or slots.

Customer Overview

As of August 13, 2021, we have signed contracts and options with prepaid deposits (some of which have already been exercised by customers) representing approximately $66 million in potential revenue. We have seen significant interest across a range of satellite operators, satellite manufacturers, satellite aggregators, launch providers, and others. The majority of our signed contracts are with early adopters. Several will be launching experimental or pathfinder missions for their future satellite constellations. The breadth of these signed contracts spans 25 companies across 13 countries. However, these contracts are cancellable by the customers for convenience. For risk associate with these contracts, see “Risk Factors — Risks Related to the Business and Industry of Momentus — We may not be able to convert our orders in backlog into revenue.”)

We expect a portion of our larger pipeline, representing approximately $1.7 billion of potential contracts as of August 13, 2021, to begin to convert following the successful execution of our initial launches. We believe that our interest to date is driven by our highly attractive value proposition and direct marketing to potential customers. We consider our pipeline to be contracts which are in early discussions or in early negotiations, and we can offer no assurances that such negotiations or discussions will result in a signed contract or any revenue. Additionally, our backlog and pipeline mostly represent the initial test and demonstration flights of our customers’ satellite constellations. If we successfully deliver our services on our first several flights, we anticipate that our customers will continue to use us on the further rollout of their satellite constellations and if we do not successfully deliver our services on our first several flights, we anticipate that our customers may not continue to use us on the further rollout of their satellite constellations. Our customers are not required to continue using our services under their contracts even if our first flights are successful.

Sales and Marketing

We plan to scale and accelerate our sales and marketing efforts and leverage industry partnerships to grow our customer base using a global network of sales professionals. Additionally, if we can successfully execute on our missions, we expect existing customers to exercise contract options and expand their contracts with us for the deployment of their future satellites. We plan to provide new service offerings and sales models over time to increase market share and grow the total addressable market for our in-space infrastructure services assuming we can successfully execute on our missions and business plan.

In addition to satellite manufacturers, we are pursuing engagements with payload aggregators to maximize the fill rates of our missions. We are also working on long term partnership agreements with specialized CubeSat satellite makers to become their partner of choice for rideshare services, to help realize a continuous cycle of returning customers. In addition, many rideshare aggregators are also satellite manufacturers that help create a vertical integration of services — for which our plan is to have Momentus serve as the link to complete end-to-end service for their customers.

As we believe a large percentage of the small satellite market is projected to be satellite constellations, and satellite constellations will require deployments, refreshing, in orbit maintenance and other services over their life-cycles (which are relatively short), we see this segment of the market as important. We currently have a number of pathfinder missions with customers that plan to develop satellite constellations after their test missions, and we are pursuing other satellite constellation customers who are in their early stages of development.

While we are focusing on our early adopter market for in-space transportation, we are at the early stages of also rolling out Satellite as a Service using our orbital vehicles, once fully developed and validated in space, and anticipate that this market segment will become a larger percentage of our business in the near and mid-term. We believe our potential customer base for this service has significant overlap with in-space transportation.

We anticipate the emergence of new businesses as the space economy continues to be unlocked and new applications are introduced. We plan to position ourselves to capture these emerging and adjacent markets which we believe will be enabled by the development of infrastructure services.

Future Market Opportunities

In addition to the current space economy, we anticipate there could be additional market opportunities. Some of the research and development costs associated with these “moonshot” opportunities have been accounted for in our financial model in research and development and capital expenditures; however, none of the upside (i.e., potential revenue) has been captured in our financial model as these are highly speculative opportunities which may never come to fruition. There are considerable risks, challenges, costs and requirements of successfully executing on any business plan associated with any of the following “moonshot” opportunities, and there is no assurance we will be ever able to realize any of the benefits from pursuing any of the following market opportunities. Such pursuits could have the detrimental effect of diverting our management’s time and attention and our resources from our core business operations and have a material adverse effect on our business. Some of the moonshots we project could exist are as follows:

•        In-space data processing.    Studies have shown that solar energy may be harvested more efficiently in space than on Earth. Energy can be produced efficiently through either traditional photovoltaic or solar thermal generation cycle. While there are multiple uses for such energy, we are especially interested in the application to massive in-space data centers, capable of processing of vast amounts data. According to a study by the University of California at Irvine, data centers accounted for 1 – 3% of all global energy consumption in 2019. We believe that much of this energy could be generated and used in these space data centers.

•        In-space mining.    Natural resources are abundant in space. Research has identified water on the Moon, Mars, and asteroids, as well as iron and nickel for primary construction materials, regolith for radiation shielding, and other precious metals. These are materials that could be mined and then used to create megastructures such as solar power generation centers and permanent human habitats in zero gravity directly in space. More relevant to our vehicles, we foresee water mining as a significant advantage to improving vehicle reusability, as it could simplify water sourcing for refueling. We are already supporting a NASA study related to extraterrestrial mining.

We believe our vehicles may play contributing roles in the parts supply, construction, maintenance, repairing, and orbital adjustments of these structures.

Unit Economics of our Business Models

•        Space Transportation Services.    Space transportation services are typically priced inclusive of the launch cost of the rocket and are offered as a price per kilogram. The end price to our customers is variable depending on the final orbit, Momentus vehicle, and required delta-v for the mission. Our biggest cost is typically the launch cost, which we pay to launch providers, such as SpaceX. We embed the cost of manufacturing of the vehicle and labor into the price as well. The remaining represents our unit margins. If and once production begins to scale, our objective is to manufacture our expendable Vigoride vehicle at a production and labor cost of approximately $1.4 million. In the near-term, our vehicles will be expendable, so all product and labor costs will be embedded in one vehicle. However, our strategic focus has shifted to development efforts for reusable vehicles which are intended to develop vehicles reusable for a period of up to five years. Our objective is that the production and labor costs on a per mission basis when amortized over the reusable vehicle’s life will be less than $1 million. In addition, as larger rockets and cheaper rockets come to market, we believe that we will be able to recognize increased unit margins.

Illustration of Space Transportation unit economics

•        Satellite as a Service.    Our Satellite as a Service business model is intended to generate revenue in two ways. The first is with the launch and initial delivery of customers to their desired orbits, which represent the same unit economics as described above. For customers that remain attached to our vehicle, we will charge a recurring annual fee for providing the customer’s payload continual power, orbit keeping, orientation, and communication for the mission duration. We expect to charge less than $1 million per year for this service, however, the price will vary depending on the vehicle type and corresponding available power (1kW for Vigoride, on the order of 10kW for Ardoride and on the order of 100kW for Fervoride).

•        In-Orbit Servicing.    Our In-Orbit Servicing business models is intended to leverage the future reusability of our vehicles in tandem with capabilities that we are developing, such as situational focus and robotic capabilities. We plan to use our future vehicles to perform proximity maneuvers and berthing to provide in-orbit services such as inspection, refueling, life extension, re-positioning, salvage missions, maintenance and repair, and de-orbiting once these technological capabilities have been fully developed. We plan to charge customers for each in-orbit servicing operation, such as deorbiting, repositioning, or refueling.

The foregoing illustration of our space transportation unit economics assumes that we will be successful in executing on our business plan, including fully developing and validating our technology in space, of which there can be no assurance.

Regulatory

Federal Communications Commission (“FCC”)

The regulations, policies, and guidance issued by the FCC apply to the operation of our transport vehicles. When we communicate with our transport vehicles using any part of the electromagnetic spectrum, we are operating a space station to which FCC regulations apply. Operators of regulated space stations are required to hold and maintain compliance with proper licenses, and the specific conditions thereof throughout the duration of any given mission. Operators may also seek licenses in other jurisdictions in accordance with multilateral agreements governing the use of the spectrum, and such licenses would generally be accorded equal treatment by the United States. For the time being, we intend to utilize the FCC’s Special Temporary Authorization (“STA”) authorization type, as other rideshare aggregators and operators of unique limited duration missions regularly do, to license Momentus spacecraft. Momentus previously submitted multiple STA license applications, all of which have been withdrawn. Moving forward, we intend to refile similar STA applications in support of future scheduled launch activity.

The FCC recently enacted a new set of licensing guidelines for small satellites and related systems that may apply to future Momentus spacecraft and continues to pursue additional updated rulemaking that potentially impacts Momentus. As a result, we may face a transition in license types away from STA to the small satellite licensing guidelines. The FCC is also currently considering additional rules which, among other things, could change the operational, technical and financial requirements for Momentus operations. If these proposed rules become final, they could change system design and financial costs in order to comply with or secure new Momentus spectrum licensure.

National Oceanic and Atmospheric Administration

Momentus transport vehicles will operate with space-qualified photographic equipment installed. While primarily intended to function as mission assurance tools, these cameras will be capable of capturing incidental earth imagery while in orbit. As such, these cameras are subject to the licensing requirements and regulations of NOAA’s Commercial Report Sensing Regulatory Affairs (“CRSRA”) office. We currently hold a license grant from CRSRA authorizing the first ten Vigoride missions. CRSRA granted a modification to this license to reflect recent changes in Momentus leadership, changes in Momentus’ leadership, and the related changes to voting, ownership and access by former leadership and other foreign investors.

The Federal Aviation Administration

As a participant in launch activities, we are indirectly subject to the license requirements of the Federal Aviation Administration’s (“FAA”) Office of Commercial Space Transportation (“AST”). The FAA regulates the airspace of the United States, through which launch vehicles must fly during launch to orbit. The AST office predominantly processes launch license requests submitted by launch vehicle operators, which include information on the constituent payloads flying on any given mission. As a result, reviews of our payloads by AST occur during, for example, the processing of a SpaceX launch license. During preparation for the inaugural Vigoride-1 mission, the FAA ultimately determined that it was unable to grant to SpaceX an approval of the Momentus payload for the SpaceX Transporter-1 launch in January 2021 due to national security and foreign ownership concerns regarding Momentus raised by the Department of Defense during an interagency review. Despite Momentus payloads being exempt from FAA payload review as a result of our existing NOAA grant, we initiated ongoing engagement with the FAA as part of a preemptive payload review unrelated to a launch license in contemplation of future launch activity. The FAA recently denied one of our payload review applications due to interagency concerns related to the corporate structure of Momentus at the time of denial. The FAA acknowledged that Momentus was engaged in addressing the concern and indicated that the FAA could reconsider the application once that process is complete. Momentus intends to refile FAA payload review applications in support of future missions which will reflect the ongoing efforts to address outstanding interagency concerns.

The International Traffic in Arms Regulations (“ITAR”) and Export Controls

Our orbital infrastructure business is subject to, and we must comply with, stringent U.S. import and export control laws, including the International Traffic in Arms Regulations (the “ITAR”) of the U.S. Department of State and the Export Administration Regulations (“EAR”) of the Bureau of Industry and Security of the U.S. Department of Commerce. The ITAR generally restricts the export of hardware, software, technical data, and services that have defense or strategic applications. The EAR similarly regulates the export of hardware, software, and technology that has commercial or “dual-use” applications (i.e., for both military and commercial applications) or that have less sensitive military or space-related applications that are not subject to the ITAR. The regulations exist to advance the national security and foreign policy interests of the U.S.

The U.S. government agencies responsible for administering the ITAR and the EAR have significant discretion in the interpretation and enforcement of these regulations. The agencies also have significant discretion in approving, denying, or conditioning authorizations to engage in controlled activities. Such decisions are influenced by the U.S. government’s commitments to multilateral export control regimes, particularly the Missile Technology Control Regime concerning the spaceflight business.

Many different types of internal controls and measures are required to ensure compliance with such export control rules. In particular, we are required to maintain registration under the ITAR; determine the proper licensing jurisdiction and classification of products, software, and technology; and obtain licenses or other forms of U.S. government authorizations to engage in activities, including the performance by foreign persons, related to and who support our spaceflight business. Under the ITAR and the EAR, we must receive permission to release controlled data to foreign persons or physically ship controlled hardware abroad.

See “Risk Factors — We are subject to stringent U.S. export and import control laws and regulations. Unfavorable changes in these laws and regulations or U.S. government licensing policies, our failure to secure timely U.S. government authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on our business, financial condition and results of operation.” The inability to secure and maintain other necessary export authorizations could negatively impact our ability to compete successfully or to operate our spaceflight business as planned. For example, if we were unable to obtain or maintain our licenses to export certain spacecraft hardware, we would be effectively prohibited from launching our vehicles from certain non-U.S. locations, which would limit the number of launch providers we could use. In addition, if we were unable to obtain a Department of State Technical Assistance Agreement to export certain launch provider related services, we would experience difficulties or even be unable to perform integration activities necessary to safely our transfer vehicles to non-U.S. launch vehicles. In both cases, these restrictions could lead to higher launch costs which may have a material adverse impact on our results of operations. Similarly, if we were unable to secure effective export licensure to authorize the full scope of activity with a foreign partner or supplier, we may need to implement design changes to spacecraft or updates to our supplier chain, which may increase costs or result in delays in vehicle launch schedules.

Failure to comply with export control laws and regulations could expose us to civil or criminal penalties, fines, investigations, more onerous compliance requirements, loss of export privileges, debarment from government contracts, or limitations on our ability to enter into contracts with the U.S. government. In addition, any changes in export control regulations or U.S. government licensing policy, such as that necessary to implement U.S. government commitments to multilateral control regimes, may restrict our operations.

Interagency Review

Approval of the licenses described above may be subject to interagency reviews that allow multiple government agencies — the Department of Commerce, Department of Defense, Department of State, NASA, and others — to examine the respective applications from their individual perspectives, including safety, operational, national security, and foreign policy and international obligations implications, as well as review of foreign ownership. Momentus cleared interagency reviews in the past in connection with various licenses, but as discussed above, the interagency process raised national security concerns relating to foreign ownership and control of Momentus in connection with a recent FAA license application. We will continue to engage with the Department of Defense to expedite the resolution of any remaining U.S. government national security concerns not addressed by the NSA.

No assurance can be given that we will obtain the licenses described above in this section for our future missions. Even though Momentus has entered into the NSA, there is no guarantee that the FAA and other U.S. government agencies will grant the necessary authorizations.

National Security Agreement

In February 2021, Momentus and its co-founder Mikhail Kokorich, with support from Stable Road, submitted a joint notice to CFIUS for review of the historical acquisitions of interests in Momentus by Mr. Kokorich, his wife, and entities that they control in response to concerns of the U.S. Department of Defense (“DoD”) regarding Momentus’ foreign ownership and control. On June 8, 2021, CFIUS’ review of the joint notice relating to historical acquisitions of interests in Momentus by Mr. Kokorich, his wife, and entities that they control concluded when the Company entered into a National Security Agreement with Mr. Kokorich, on behalf of himself and Nortrone Finance S.A. (an entity controlled by Mr. Kokorich), Lev Khasis and Olga Khasis, each in their respective individual capacities and on behalf of Brainyspace LLC (an entity controlled by Olga Khasis), and the U.S. government, represented by the U.S. Departments of Defense and the Treasury (the “NSA”). In accordance with the NSA, on June 8, 2021, Mr. Kokorich,

Nortrone Finance S.A, Lev Khasis and his wife Olga Khasis, and Brainyspace LLC, (collectively, the “Momentus Investors”), fully divested all the shares of Momentus securities beneficially owned by them by selling shares back to Momentus. The NSA also requires, among other things, the following:

•        Appointment of a Security Director approved by the U.S. Government, represented by the U.S. Departments of Defense and the Treasury (the “CFIUS Monitoring Agencies”), to serve as the primary liaison between Momentus’ board of directors and the CFIUS Monitoring Agencies, with the Security Director to have authority to oversee Momentus’ compliance with the NSA, including, among other things, to remove and replace Momentus officers and employees, approve all new Momentus directors, and to review, approve and terminate certain contracts and relationships related to access to technology and protected technical information, and to recommend that a director be removed from our board of directors due to an identified national security concern, as determined by the Security Director in consultation with the CFIUS Monitoring Agencies;

•        Appointment of a Security Officer, approved by the CFIUS Monitoring Agencies, to report directly to the Security Director and to have primary responsibility for overseeing day-to-day compliance with the NSA and any compliance plans adopted thereunder, including periodic reporting to the CFIUS Monitoring Agencies;

•        Appointment of an independent third-party monitor to monitor compliance with the NSA by the parties to the NSA, perform due diligence on all persons that are granted access to protected technical information, protected systems or protected facilities, and to serve as a point of contact for the CFIUS Monitoring Agencies under a monitoring agreement. The third-party monitor will regularly report directly to the CFIUS Monitoring Agencies;

•        Appointment of an independent third-party auditor to regularly audit Momentus’ compliance with the NSA, and establishment of an audit plan under which the third-party monitor will conduct such audits;

•        Establishment of certain communications protocols and restrictions to prevent most communications between Momentus personnel and the Momentus Investors; implementation of certain technology controls to prevent access by the Momentus Investors to protected technical information; regular reporting of technical relationships in which Momentus engages; record keeping and communications logging; establishment of a security plan to safeguard protected technical information, protected systems and protected facilities; and training for all Momentus personnel with respect to the security plan and compliance with the NSA;

•        Access and inspection rights for the CFIUS Monitoring Agencies; and

•        Periodic reporting by Momentus and the Momentus Investors to the CFIUS Monitoring Agencies.

As summarized above and as further set forth in the NSA, Momentus is subject to various requirements under the NSA. Momentus is required to ensure that the Security Director reports any actual or potential violation of the NSA to the CFIUS Monitoring Agencies and the third-party monitor within 24 hours of discovery, and failure to comply with certain requirements under the NSA could subject Momentus to liquidated damages payable to the U.S. Government in the amount of $100,000 per day, up to an aggregate amount of $1,000,000 per breach. See “Risk Factors — We are subject to various requirements and restrictions under the NSA we have entered into with the U.S. government, and we will incur significant costs to comply with those requirements and may be subject to significant monetary penalties if we are deemed not to be in compliance with the requirements and restrictions under the NSA.”

Human Capital

People are our most important asset. Since its inception, Momentus has sought to recruit creative, positive persons with a diverse set of business capabilities to play an integral role in building our company. As we move into the next stage of our growth, we are devoting more resources to our human capital and are building the infrastructure necessary to support our workforce and promote communication, respect, and diversity among our team. We have established our Human Resources and Talent Acquisition department and have hired a Vice President to lead that group and direct our initiatives as we are deeply committed to continuing to grow and develop our team.

As of August 13, 2021, we had approximately 141 employees (including 13 paid interns) consisting of 108 employees in our research and development and manufacturing teams, and eight employees in our sales and marketing teams and 25 employees in general and administrative functions. Most of our employees bring significant experience from prior positions working for leading defense primes, satellite manufacturers, other commercial and military aerospace companies, and government agencies.

Facilities

We operate out of our headquarters in Santa Clara County, California. We maintain approximately 13,000 square feet of administrative, research, manufacturing, and testing facilities at our campus in Santa Clara. The campus includes a total of three office suites, two of which consist of solely offices for administrative responsibilities, research and development, and another that consists of both offices and machinery for manufacturing and testing. These facilities are pursuant to agreements through which we lease under multi-year contracts. Leases on two suites are scheduled to terminate at the end of 2021, and the third is scheduled to terminate in November 2022.

We have recently leased a larger building, an approximately 65,000-square-foot facility in San Jose, California, which will serve as our new headquarters, propulsion laboratory, and Vigoride assembly and test center. This additional space will allow us to quickly ramp up production volumes for Vigoride vehicles, increase available laboratory space, accelerate thruster and other developments to enhance Vigoride and develop Ardoride and Fervoride vehicle systems.

We plan to launch our orbital vehicles in partnership with various rocket providers, including SpaceX and Relativity Space, among others. Our rocket launch partners will provide the necessary land, facility, and machinery to successfully complete the launches.

Legal Proceedings

From time to time, we may be subject to various claims, lawsuits, and other legal and administrative proceedings that may arise in the ordinary course of business. Some of these claims, lawsuits, and other proceedings may range in complexity and result in substantial uncertainty; it is possible that they may result in damages, fines, penalties, non-monetary sanctions, or relief. However, we do not consider any such claims, lawsuits, or proceedings currently pending, individually or in the aggregate, to be material to our business or likely to result in a material adverse effect on our future operating results, financial condition, or cash flows.

SEC Settlement

On July 13, 2021, the SEC announced charges against SRAC, Momentus, and Momentus’ founder and former CEO, Mikhail Kokorich, for misleading claims about Momentus’ technology and about the U.S. government’s national security concerns about Mr. Kokorich. The SEC’s settled order finds that Momentus and Mr. Kokorich knowingly or recklessly made misrepresentations of material fact and misleading omissions in violation of antifraud provisions of U.S. federal securities laws, and that SRAC negligently made misrepresentations of material fact and misleading omissions in violation of antifraud provisions of U.S. federal securities laws, as well as related reporting and proxy solicitation provisions. The SEC also announced charges against the Sponsor and Brian Kabot, finding that Mr. Kabot negligently violated provisions of U.S. federal securities laws related to proxy solicitations and that Mr. Kabot and the Sponsor caused SRAC’s violation of negligence-based antifraud provisions of the federal securities laws. The SEC’s litigation is proceeding against Mr. Kokorich, against whom the SEC filed a complaint in the U.S. District Court for the District of Columbia. All parties except for Mr. Kokorich have settled with the SEC.

According to the SEC’s settled order, Momentus and Mr. Kokorich misled SRAC investors, including PIPE Investors, in two respects. First, “Momentus and SRAC both claimed that in 2019, Momentus had ‘successfully tested’ in space its key technology, a microwave electro-thermal (“MET”) water plasma thruster, that Momentus claimed was designed to move a satellite into custom orbit after launch. In fact, that 2019 test failed to meet Momentus’s own public and internal pre-launch criteria for success, and was conducted on a prototype that was not designed to generate commercially significant amounts of thrust.” Second, the order finds that Momentus and Mr. Kokorich also misrepresented the extent to which national security concerns involving Mr. Kokorich undermined Momentus’ ability to secure required governmental licenses essential to its operations. In addition, the order finds that SRAC repeated Momentus’ misleading statements in public filings associated with the Business Combination and failed its due diligence obligations to investors. According to the order, while SRAC claimed to have conducted extensive due diligence of Momentus, it never reviewed the results of Momentus’ in-space test or received sufficient documents relevant to assessing the national security risks posed by Mr. Kokorich. The order finds that Mr. Kabot participated in SRAC’s inadequate due diligence and in filing its inaccurate registration statements and proxy solicitations. The SEC’s complaint against Mr. Kokorich includes factual allegations that are consistent with the findings in the order.

Without admitting or denying the SEC’s findings, Momentus, SRAC, Mr. Kabot, and the Sponsor consented to an order requiring them to cease and desist from future violations. Momentus will pay a civil penalty of $7.0 million, SRAC will pay a civil penalty of $1.0 million, and Mr. Kabot will pay a civil penalty of $40,000. Momentus and SRAC have also agreed to provide PIPE Investors with the right to terminate their Subscription Agreements prior to the stockholder vote to approve the Business Combination; the Sponsor has agreed to relinquish 250,000 founders’ shares it would otherwise have received upon consummation of the Business Combination; and Momentus has agreed to undertakings requiring enhancements to its disclosure controls, including the creation of an independent board committee and retention of an internal compliance consultant for a period of two years.

For a detailed description of the facts involved in the Settlement Agreement and discussed in the SEC’s order, including the specific misrepresentations of material fact and misleading omissions found by the SEC, but neither admitted nor denied by Momentus, SRAC, the Sponsor, or Mr. Kabot, about Momentus’s technology and the U.S. government’s national security concerns, see “Legal Proceedings — SEC Settlement.”

Putative Class Action Lawsuits

On July 15, 2021, a purported stockholder of SRAC filed a putative class action complaint against the Company, Sponsor, Brian Kabot, James Norris, Momentus, and Mikhail Kokorich in the United States District Court for the Central District of California, in a case captioned Jensen v. Stable Road Acquisition Corp., et al., No. 2:21-cv-05744. The complaint alleges that the defendants omitted certain material information in their public statements and disclosures regarding the transaction Business Combination in violation of the securities laws, and seeks damages on behalf of a putative class of stockholders who purchased SRAC stock between October 7, 2020 and July 13, 2021. On July 22, 2021 and August 4, 2021, purported stockholders filed putative class action complaints in the same court, in cases captioned Hall v. Stable Road Acquisition Corp., et al. No. 2:21-cv-05943 and Depoy v. Stable Road Acquisition Corp., et al., No. 2:21-cv-06287, asserting substantially similar claims and seeking substantially similar relief. Pursuant to statute, the Jensen, Hall and Depoy actions will be consolidated into a single proceeding and a lead plaintiff and lead counsel appointed to represent the putative class. The Company believes that it has viable defenses to the claims asserted and intends to defend the cases vigorously. Other, similar suits may follow.

MANAGEMENT

The following table sets forth certain information, including ages as of August 12, 2021, of our executive officers and members of our board of directors:

Name	Age	Title
Executive Officers
Dawn Harms	65	Chief Revenue Officer
Fred Kennedy	53	President
Jikun Kim	57	Chief Financial Officer
John C. Rood	52	Chief Executive Officer and Director
Non-Employee Directors
Brian Kabot	43	Director
Chris Hadfield	61	Director
Mitchel B. Kugler	60	Director
Kimberly A. Reed	50	Director
Linda J. Reiners	61	Director
Victorino G. Mercado	60	Director

Executive Officers

John C. Rood.    Mr. Rood has served as Chief Executive Officer and a member of the board of directors since Closing, and prior to this he served as Chief Executive Officer of Legacy Momentus and a member of its board of directors since August 2021. Since May 2020, Mr. Rood has served as Chief Executive Officer at John C. Rood and Associates LLC, where he assists clients in creating strategies for growth, market analysis, capturing new business, and managing customer relationships. Since April 2020, Mr. Rood has also served as an associate at SMA, Inc., a consulting firm which advises clients on initiatives and strategies for growth, assists with business growth, and execution of programs. Since July 2020, Mr. Rood has served as Security Director on the Board of Directors of Radisson Hospitality Inc. and became Chairman of the Board in September 2020. From January 2018 to February 2020, Mr. Rood served as the Undersecretary of Defense for Policy in the U.S. Department of Defense. In this role, he served as the principal advisor to the Secretary of Defense for defense policy and led the formulation and coordination of national security policy within the Department of Defense. From June 2014 to January 2018, Mr. Rood worked at Lockheed Martin, first as Vice President for Corporate Domestic Business Development and from March 2016 to January 2018 as Senior Vice President for Lockheed Martin International. Prior to joining Lockheed Martin, Mr. Rood was Vice President for U.S. Business Development at the Raytheon Company from March 2009 to June 2014. From September 2007 to January 2009, he served as Acting Undersecretary for Arms Control and International Security, and from October 2006 to September 2007, he served as the Assistant Secretary for International Security and Nonproliferation in the U.S. Department of State. Mr. Rood holds a B.S. degree in Economics from Arizona State University.

We believe that Mr. Rood is qualified to serve as a member of the board of directors of the Company due to his extensive experience in the aerospace industry and the perspective he will bring to the board as Chief Executive Officer of the Company.

Other Executive Officers

Dawn Harms.    Ms. Harms has served as Chief Revenue Officer since the Closing, and prior to this she served as Legacy Momentus’ Interim Chief Executive Officer from January 2021 to August 1, 2021. Prior to her appointment as Interim Chief Executive Officer, Ms. Harms served as Legacy Momentus’ Chief Revenue Officer since November 2019. From January 2019 to November 2019, Ms. Harms was Principal at Space Architectures LLC, a defense and space consulting company. From August 2014 to December 2018, she served as Vice President of Global Sales and Marketing at Boeing Satellite Systems International. From August 2012 to August 2014, she served as Vice President of Sales and Marketing at International Launch Services, the sales organization for the Proton rocket where she also served on their Board of Directors. From 1990 to August 2012, Ms. Harms was Vice President of Sales and Marketing at Space Systems Loral (now Maxar). Ms. Harms currently is a member of the Board of Directors of Mansat Ltd., an orbital spectrum management company. Ms. Harms holds a B.S. degree in Electrical Engineering from the University of Wisconsin-Madison and serves as an industrial advisor to the College of Engineering.

Fred Kennedy.    Dr. Kennedy has served as President since the Closing, and prior to this he served as President of Legacy Momentus since September 2020. From December 2019 until September 2020, he served as Vice President of Future Missions at Astra Space, Inc., an aviation and aerospace company. From June 2019 to December 2019, Dr. Kennedy was an independent consultant for multiple aerospace firms. From March 2019 to June 2019, he served as the inaugural Director of the U.S. Department of Defense Space Development Agency. Prior to this, Dr. Kennedy was the Deputy Director and later Director of the Tactical Technology Office at the Defense Advanced Research Projects Agency (DARPA) from January 2017 to March 2019 and was Senior Advisor for National Security Space and Aviation in the White House Office of Science and Technology from July 2016 to January 2017. Dr. Kennedy also served in the U.S. Air Force for over 23 years, culminating as the Senior Material Leader, Space Production Division of the Space and Missile Systems Center’s Remote Sensing Directorate, Los Angeles Air Force Base, from July 2014 to June 2016, and retiring as a colonel. Dr. Kennedy holds B.S. and M.S. degrees in Aeronautics and Astronautics from the Massachusetts Institute of Technology, an M.A. degree in Organization Management from George Washington University, a Ph.D. degree in Electronics and Physical Sciences from the University of Surrey Space Center, Guildford, UK, and an M.A. degree in Strategic Studies from the U.S. Army War College.

Jikun Kim.    Mr. Kim has served as Chief Financial Officer since Closing, and prior to this he served as Chief Financial Officer of Legacy Momentus since September 2020. From January 2019 to September 2020, Mr. Kim served as the Chief Financial Officer at Formlabs Inc., a 3D printer company. From June 2016 to December 2019, Mr. Kim served as the Chief Financial Officer at EMCORE Corporation, a publicly held company producing advanced semiconductor products, and from February 2015 to June 2016, he was Chief Financial Officer at MEREX Company, a defense and space company. From June 2009 to February 2015, Mr. Kim served as Chief Financial Officer at AeroVironment, Inc., a public aviation and aerospace technology company. Mr. Kim received an M.B.A. degree from Columbia Business School, an M.S. degree in Electrical Engineering from the University of California at Los Angeles and a B.S. degree in Electrical Engineering from the University of California at Berkeley.

Non-Employee Directors

Brian Kabot.    Mr. Kabot has served as a member of the board since the Closing. Mr. Kabot previously served as Chief Executive Officer and a member of the board of directors of SRAC from May 2019 until the Closing. Mr. Kabot has over 20 years of principal investing experience and has served as Chief Investment Officer of Stable Road Capital, a single-family office investment vehicle based in Los Angeles, California, since July 2017. In July 2019, Mr. Kabot was named a Strategic Advisor to The Cannabis ETF (NYSE: THCX), a newly-launched cannabis-oriented exchange-traded fund managed by Innovation Shares LLC. Since December 2018, Mr. Kabot has been a director of the Treehouse Real Estate Investment Trust, a private real estate investment trust, where he currently serves as the Chairman of the Investment Committee. Mr. Kabot has also served on the board of directors of Old Pal, LLC, a private cannabis brand company, since June 2018, and on the board of directors of Grenco Science LLC, a private developer of vape pens and portable vaporizers, since July 2019. From May 2016 to July 2017, Mr. Kabot was the Director of Research at Eschaton Opportunities Fund Management LP, a management company for two global value hedge funds. From January 2011 to April 2016, Mr. Kabot served as a partner and Deputy Portfolio Manager of Riverloft Capital Management L.P., or Riverloft Capital, a management company for an event-driven hedge fund. From March 2009 to December 2010, he served as a managing director at Gulf Coast Capital, a single-family office investment vehicle. From August 2006 to January 2009, Mr. Kabot ran the industrials, materials, and energy vertical for Sun Capital Partners’ cross cap structure/activist hedge fund. From February 2005 to July 2006, he served as a senior analyst at Reservoir Capital Group. Mr. Kabot also worked as an associate at Questor Management Company from May 2003 to February 2005, where he focused on acquiring distressed and bankrupt companies in the industrials, materials and energy sectors. From June 2000 to April 2003, Mr. Kabot served as an analyst in the merchant banking partners group at Donaldson, Lufkin & Jenrette. Mr. Kabot received a B.S. degree in Hotel and Restaurant Administration from Cornell University.

We believe that Mr. Kabot is qualified to serve as a member of the board of directors of the Company due to his extensive management and investment experience.

Chris Hadfield.    Mr. Hadfield has served as a member of the board of directors since the Closing. Mr. Hadfield currently serves as the Chief Executive Officer of Chris Hadfield Inc., a promotional company, which he founded in July 2013. He is a retired astronaut, engineer, and former pilot in the Canadian Royal Air Force, from which he retired as a colonel. He has served on three space flights, becoming the first Canadian to walk in space in 2001 and serving as Commander of the International Space Station in 2013. In his career as an astronaut, Mr. Hadfield has served in numerous senior roles related to advanced research and technology development and worked closely with Canadian, U.S., and Russian space agencies. Mr. Hadfield’s military career includes roles as a fighter pilot for the Canadian Armed Forces and the North American Aerospace Defense Command (NORAD), and a test pilot for the U.S. Air Force, US Navy, and NASA. He received a B.S. degree in Mechanical Engineering from the Royal Military College in Kingston, Ontario, and an M.S. degree in Aviation Systems from the University of Tennessee.

We believe that Mr. Hadfield’s extensive professional experience in the space industry and his leadership in this arena qualify him to serve as a member of the board of directors of the Company.

Mitchel B. Kugler.    Mr. Kugler has served as a member of the board of directors since the Closing. Since April 2020, Mr. Kugler has served as Managing Partner of Haystack Strategy Partners, a provider of growth strategies, market analytics, and competitive assessments to the aerospace and defense, technology and financial sectors, and since August 2020, he has also served as Senior Advisor to McKinsey & Company, a management consulting firm. From June 2009 to April 2020, Mr. Kugler served as Vice President Corporate Strategy of Raytheon Company (NYSE: RTX), a major provider of defense capabilities and services across the entire A&D sector. Prior to this, Mr. Kugler led Advocacy Integration for The Boeing Company’s defense sector and served as Director of Strategic Initiatives for Boeing’s Missile Defense Systems business from January 2002 to June 2009. From 1992 to 2002, Mr. Kugler served in various senior staff positions in the United States Senate. Mr. Kugler holds a B.S. degree in Economics from the United States Military Academy at West Point and a M.A. degree in National Security Policy Studies from Georgetown University.

We believe that Mr. Kugler is qualified to serve as a member of the board of directors of the Company due to his professional experience in the aerospace industry and his extensive management experience.

Victorino G. Mercado.    Mr. Mercado served as a member of the board of directors of Legacy Momentus since July 26, 2021 and was appointed to serve on the board upon the Closing. From July 2019 to January 2021 Mr. Mercado served as the Assistant Secretary of Defense for Strategy, Plans, and Capabilities, after being confirmed by the U.S. Senate. Prior to this, Mr. Mercado served as the Deputy Assistant Secretary of Defense for Plans and Posture from January 2019. From May 1983 to November 2018, Mr. Mercado served in various positions in the U.S. Navy and retired as a two-star Admiral. He held a number of senior operational and staff positions, including Director, Maritime Operations of the U.S. Pacific Fleet; Director, Assessments Division in the Office of the Chief of Naval Operations; and Commander, Carrier Strike Group Eight. One of Mr. Mercado’s shore tours was with the Navy’s engineering and acquisition community as the command, control, communications and intelligence warfare systems engineering manager for the AEGIS Program Manager. Mr. Mercado holds a B.S. in Mathematics/Computer Science from the U.S. Naval Academy and an M.S. in Systems Technology in Joint Command, Control and Communications from the Naval Postgraduate School in Monterey, California.

We believe Mr. Mercado is qualified to serve on the board of directors of the Company because his in-depth experience in security matters will be instrumental in providing oversight of compliance with the security-related requirements under the NSA and in building a robust security compliance program.

Kimberly A. Reed.    Ms. Reed has served on the board of directors since the Closing. Since February 2021, Ms. Reed has served as a Council on Competitiveness Distinguished Fellow. From May 2019 to January 2021, Ms. Reed served as Chairman of the Board of Directors, President, and CEO of the Export-Import Bank of the United States following her confirmation by the U.S. Senate on a strong bipartisan basis (79-17). From September 2009 to February 2017, Ms. Reed served as President of the International Food Information Council Foundation. Ms. Reed’s previous government experience includes serving as Senior Advisor to U.S. Treasury Secretaries Henry M. Paulson, Jr. and John W. Snow; Director (CEO) of the U.S. Department of the Treasury’s Community Development Financial Institutions Fund; and Counsel to three committees with the U.S. House of Representatives — the Ways and Means, Government Reform and Oversight, and Education and the Workforce Committees — where she conducted oversight and investigations. She was Vice President for Financial Markets Policy Relations at Lehman Brothers. Ms. Reed also currently serves on the Hudson Institute’s Alexander Hamilton Commission on Securing America’s National Security Innovation Base, American Swiss Foundation Board of Directors, and Indiana University School of Public Health-Bloomington Dean’s Alliance, and previously served on numerous non-profit boards, including the national board of the Alzheimer’s Association. She received the U.S. Department of Defense’s highest civilian award — the Medal for Distinguished Public Service — and is life member of the Council on Foreign Relations. Ms. Reed holds a B.S. degree in Biology and Government from West Virginia Wesleyan College and a J.D. degree from West Virginia University College of Law.

We believe that Ms. Reed is qualified to serve as a member of the board of directors of the Company due to the various leadership roles she has held and the insight she brings having served in government.

Linda J. Reiners.    Ms. Reiners has served as a member of the board of directors since the Closing. Ms. Reiners is the owner of Casablanca Teas, LLC, a company she founded in April 2016. From January 2014 to April 2016, Ms. Reiners led Corporate Strategic Ventures and served as Chief Operating Officer and a director for UK Seabed Resources, a wholly owned subsidiary of Lockheed Martin UK, in partnership with the UK Department for Business, Energy and Industrial Strategy. Prior to this, Ms. Reiners served in various executive positions at Lockheed Martin Space Systems for more than 20 years, including most recently as President of Space Commercial Ventures (July 2012 to January 2014), Vice President of Strategy and Business Development (January 2008 to July 2012), Vice President of Missile Defense (January 2004 to January 2008), and Vice President of Finance and Business Operations at the Space Systems Company (September 1999 to January 2004). Ms. Reiners holds a B.S. degree in Political Science from the University of Idaho and earned a M.S. degree as a Sloan Fellow from the Stanford Graduate School of Business.

We believe that Ms. Reiners is qualified to serve as a member of the board of directors of the Company due to her extensive management experience and professional experience in the aerospace industry.

Corporate Governance

Board Composition

The primary responsibilities of the board of directors is to provide oversight, strategic guidance, counseling and direction to the Company’s management. When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the board to satisfy its oversight responsibilities effectively in light of its business and structure, the board will focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business. The board is divided into the following three classes, with members of each class serving staggered three-year terms:

•        Class I, which consists of Brian Kabot, Mitchel Kugler and Kimberly A. Reed, whose terms will expire at the Company’s first annual meeting of stockholders;

•        Class II, which consists of Chris Hadfield and John C. Rood, whose terms will expire at the Company’s second annual meeting of stockholders; and

•        Class III, which consists of Linda J. Reiners and Victorino Mercado, whose terms will expire at the Company’s third annual meeting of stockholders.

At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the board may have the effect of delaying or preventing changes in the Company’s control or management. Directors may be removed for cause by the affirmative vote of the holders of at least two-thirds of the Company’s voting stock.

Under the NSA, the board must include a director who is approved by the CFIUS Monitoring Agencies. This director, referred to as the “Security Director,” has a fiduciary duty, to the extent consistent with his or her fiduciary duties to the Company and its stockholders under Delaware law, to the U.S. government. To the extent that the Security Director believes that a conflict of interest is reasonably likely to exist between her or his fiduciary duties under Delaware law to the Company and/or its stockholders and to CFIUS, the Security Director is required to promptly inform the CFIUS Monitoring Agencies of such conflict. The Security Director shall be the sole member of the security committee of the board of directors which shall have the power to effect the following actions:

•        In the security committee’s sole discretion, remove and replace any officer or employee of the Company;

•        Review all contracts with customers, third-party vendors and service providers, and all contracts related to certain technical relationships and protected technical information to ensure they comport with the obligations under the NSA; and

•        In the security committee’s sole discretion, block or terminate any contract that the security committee determines in the security committee’s sole discretion could reasonably be expected to allow for actions contrary to the NSA, including provisions that the security committee determines could reasonably be expected to provide Mikhail Kokorich, Nortrone Finance S.A., Lev Khasis, Olga Khasis and Brainyspace LLC with access to protected technical information or could reasonably be expected to cause the transfer of protected technical information in a manner harmful to U.S. national security.

The Security Director is also a member of the nominating and corporate governance committee. Any individual nominated by the board of directors to serve as a director will require at least a majority approval of the nominating and corporate governance committee, which majority must include the Security Director. Thus, no person could be nominated to serve as a director of the Company without the approval of the Security Director.

In addition to the powers above, the Security Director has the following responsibilities:

•        Provide timely responses to inquiries from the CFIUS Monitoring Agencies and maintain availability, upon reasonable notice from the CFIUS Monitoring Agencies, for discussions with the CFIUS Monitoring Agencies on matters related to the Company’s governance and compliance with the NSA;

•        Develop the annual budget for third-party services and other expenses necessary for the Company to perform its obligations under the NSA and the Voting Trust Agreements, consistent with the requirements in the NSA;

•        Review and approve any proposed amendments to the security plan and communications plan required by the NSA, prior to submission of the CFIUS Monitoring Agencies, and any policies and procedures adopted by the Company pursuant thereto, in each case in the Security Director’s sole discretion;

•        Consult with the CFIUS Monitoring Agencies on nominations to the board and exercise this authority in the Security Director’s sole discretion, subject to such consultation with the CFIUS Monitoring Agencies;

•        Serve as the primary liaison between the board and the CFIUS Monitoring Agencies and provide timely responses to inquiries from the CFIUS Monitoring Agencies and maintain availability, upon reasonable notice from the CFIUS Monitoring Agencies, for discussions with the CFIUS Monitoring Agencies on matters relating to the Company’s governance and compliance with the NSA; and

•        Report any actual or potential violation of the NSA to the CFIUS Monitoring Agencies and the third-party monitor within 24 hours of discovery.

Our amended and restated charter provides that the Security Director may only be removed for cause and with the approval of the CFIUS Monitoring Agencies and at least two-thirds of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors voting as a single class.

In addition, as required by the NSA, if the Security Director recommends that a director be removed from the board due to an identified national security concern, as determined by the Security Director in consultation with the CFIUS Monitoring Agencies, the board must ask for the resignation of such director. If such director does not resign, the board must call a special meeting of stockholders, in compliance with proxy rules under U.S. securities laws to vote on the removal of such director. Pending such vote, we are required to ensure that such director does not receive any protected technical information of the Company.

Director Independence

Each of the directors on the board of directors, other than John Rood, qualifies as an independent director, as defined under Nasdaq listing rules, and the board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Board Leadership Structure

The board has determined that it should maintain the flexibility to select the Chairman of the board of directors of the Company and adjust its board leadership structure based on circumstances existing from time to time and based on criteria that are in the Company’s best interests and the best interests of our stockholders, including the composition, skills, diversity and experience of the board and its members, specific challenges faced by the Company or the industry in which we operate and governance efficiency. The board has adopted Corporate Governance Guidelines, which provides for the appointment of a lead independent director at any time when the chairperson is not independent. As Mr. Rood, our Chief Executive Officer, is the chairperson of the board, the board has appointed Linda Reiners as lead independent director.

Board Role in Risk Oversight

One of the key functions of the board is informed oversight of the Company’s risk management process. This oversight function is administered directly through the board as a whole, as well as through various standing committees of the board that address risks inherent in their respective areas of oversight. In particular, the board is responsible for monitoring and assessing strategic risk exposure and the Company’s audit committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. The compensation committee assesses and monitors whether the Company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements. The nominating and corporate governance committee monitors the effectiveness of Company’s governance guidelines.

Committees of the Board of Directors

The Company has an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the board of directors. Each committee operates under a charter approved by the board. Copies of each charter are posted on the Investor Relations section of our website at https://momentus.space. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. In addition to these committees, the Company has a Security Committee and a Disclosure Committee as described below.

Audit Committee

The members of the audit committee are Linda Reiners, Kimberly Reed and Mitchel Kugler and Ms. Reiners is the chair of the committee. Each members meets the requirements for independence and financial literacy under the current Nasdaq listing standards and SEC rules and regulations, including Rule 10A-3. Ms. Reiners qualifies as an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations, or liabilities that are greater than are generally imposed on members of the audit committee and the board.

The audit committee’s responsibilities include, among other things:

•        appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm;

•        reviewing the adequacy of the Company’s system of internal controls and the disclosure regarding such system of internal controls contained in the Company’s periodic filings;

•        pre-approving all audit and permitted non-audit services and related engagement fees and terms for services provided by the Company’s independent auditors;

•        reviewing with the Company’s independent auditors their independence from management;

•        reviewing, recommending and discussing various aspects of the financial statements and reporting of the financial statements with management and the Company’s independent auditors;

•        overseeing controls governing the Company’s and its management’s public statements regarding the Company, including but not limited to the creation of a disclosure committee; and

•        establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee

The members of the compensation committee are Brian Kabot, Chris Hadfield and Mitchel Kugler and Mr. Kabot is the chair of the committee. Each member meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of the committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act.

The compensation committee is be responsible for, among other things:

•        setting the compensation of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviewing and approving the compensation of the other executive officers of the Company;

•        reviewing on a periodic basis and making recommendations regarding non-employee director compensation to the board;

•        administering the Company’s cash and equity-based incentive plans that are stockholder-approved and/or where participants include the Company’s executive officers and directors; and

•        providing oversight of and recommending improvements to the Company’s overall compensation and incentive plans and benefit programs.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Victorino Mercado, Chris Hadfield and Kimberly A. Reed and Mr. Mercado is the chair of the committee. Each member meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. The nominating and corporate governance committee is responsible for, among other things:

•        identifying, evaluating and making recommendations to the board regarding nominees for election to the board of directors and its committees;

•        developing and making recommendations to the board regarding corporate governance guidelines and matters;

•        overseeing the board’s corporate governance practices;

•        overseeing the evaluation and the performance of the board and individual directors; and

•        contributing to succession planning.

Security Committee

The board has a security committee comprised of the Security Director. The security committee is responsible for overseeing and monitoring Momentus’ operations to ensure that the protective measures contained in the NSA are effectively maintained and implemented and overseeing the development and implementation of policies and procedures to safeguard protected technical information, protected systems and protected facilities in accordance with the NSA. Among its powers and authorities, the security committee, without the consent of the other directors of Momentus, can remove and replace any officer or employee of the Company; review all contracts with customers, third-party vendors and service providers, and all contracts related to certain technical relationships and protected technical information to ensure they comport with the obligations under the NSA; and block or terminate any contract that the security committee determines could reasonably be expected to allow for actions contrary to the NSA, including provisions that the security committee determines could reasonably be expected to provide Mikhail Kokorich, Nortrone Finance S.A., Lev Khasis, Olga Khasis and Brainyspace LLC with access to protected technical information or could reasonably be expected to cause the transfer of protected technical information in a manner harmful to U.S. national security.

Disclosure Committee

The members of the Disclosure Committee are Mitchel Kugler, Chris Hadfield and John Rood and Mr. Kugler is the chair of the committee. The disclosure committee is overseen by the audit committee and is responsible for, among other things:

•        Coordinating and overseeing the formulation, documentation and evaluation of the Company’s disclosure controls and procedures;

•        Periodically reviewing and assessing the adequacy of the Company’s disclosure policy and guidelines, including without limitation the Company’s policies regarding public disclosure of material nonpublic information; and

•        Reviewing drafts of the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and annual reports to stockholders, and, as it determines to be appropriate, such other disclosure documents (whether in the form of SEC filings, press releases or other public communications).

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has been at any time one of Momentus’ officers or employees. None of Momentus’ executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of Momentus’ board or compensation committee.

Code of Ethics

The board of directors has adopted a Code of Conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available in the Corporate Governance section of the Investor Relations page on our website at www.momentus.space. In addition, we have posted on the Corporate Governance section of our website all disclosures that are required by law or Nasdaq listing standards any amendments to, or waivers from, any provision of the Code of Conduct. The reference to our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated charter limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•        for any transaction from which the director derives an improper personal benefit;

•        for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        for any unlawful payment of dividends or redemption of shares; or

•        for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our amended and restated bylaws provide that the Company will, in certain situations, indemnify the Company’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, the Company has entered into separate indemnification agreements with the Company’s directors and officers. These agreements, among other things, will require the Company to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that the provisions in our amended and restated charter, our amended and restated bylaws, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

LEGAL PROCEEDINGS — SEC SETTLEMENT

On July 13, 2021, the SEC announced charges against SRAC, Momentus, and Momentus’s founder and former CEO, Mikhail Kokorich, for misleading claims about Momentus’s technology and about the U.S. government’s national security concerns about Mr. Kokorich. The SEC’s order finds that Momentus and Mr. Kokorich knowingly or recklessly made misrepresentations of material fact and misleading omissions in violation of antifraud provisions of U.S. federal securities laws, and that SRAC negligently made misrepresentations of material fact and misleading omissions in violation of antifraud provisions of U.S. federal securities laws, as well as related reporting and proxy solicitation provisions. The SEC also announced charges against the Sponsor and Brian Kabot, finding that Mr. Kabot negligently violated provisions of U.S. federal securities laws related to proxy solicitations and that Mr. Kabot and the Sponsor caused SRAC’s violation of negligence-based antifraud provisions of the federal securities laws. The SEC’s litigation is proceeding against Mr. Kokorich, against whom the SEC filed a complaint in the U.S. District Court for the District of Columbia. All parties except for Mr. Kokorich have settled with the SEC.

The SEC’s settled administrative proceeding laid out the following findings, which were neither admitted nor denied by Momentus, SRAC, the Sponsor, or Mr. Kabot:

1.      Large commercial satellite launch providers offer launch services to satellite owners but leave the “rideshare satellites” in a limited range of orbits. Momentus hopes to address a market need by offering “last mile” satellite placement services for these rideshare satellites, allowing the satellites to be placed in a custom orbit. According to Momentus’s plans, Momentus will integrate its customer’s payload, i.e., a satellite, into a Momentus vehicle, which will then be loaded onto a larger rocket operated by the commercial launch provider. The rocket will then deposit Momentus’s vehicle in orbit, at which point Momentus will move its vehicle and the customer’s integrated payload into a custom orbit using its “cornerstone” technology, a propulsion system using MET water plasma thrusters.

2.      Momentus’s business model is premised in part on the development and testing of its MET water propulsion thruster technology. To achieve commercial viability, Momentus plans to operate its MET water propulsion thruster reliably in space and provide the necessary thrust and length of operation needed to move customer satellites into specified orbits. At present, Momentus does not have the in-space flight experience to demonstrate commercial viability of its thruster technology.

3.      The MET water propulsion thruster has never been used commercially in space. Momentus has only tested a version of its MET water propulsion thruster in space once, during a July 2019 mission named “El Camino Real.” For this mission, Momentus built and placed its 2019 version of the MET water propulsion thruster on a third-party satellite for the purpose of testing the thruster and performing various maneuvers. Prior to the mission, Momentus internally defined “mission success” as “100 individual burns of 1 minute or more.”

4.      Momentus also externally defined success to include a demonstration of the thruster’s ability to provide commercial launch services. For example, in a January 2019 blog post on its website, Momentus stated that the El Camino Real mission would give investors “absolute confidence” that Momentus’s service would be “on time, safe and reliable.” Momentus went on to say that it would “be able to run the thruster long enough to fully characterize its performance in space with dozens of stop start cycles and [to] then safely de-orbit the vehicle.”

5.      Momentus’s claim that the El Camino Real mission would demonstrate its ability to provide commercial launch services was false. The 2019 version of the Momentus MET water propulsion thruster was not powerful enough to provide commercial satellite-placement services. Moreover, the thruster tested in the El Camino Real mission did not provide measurable or detectible changes in the satellite’s orbital velocity. According to a former Momentus officer, the thruster was too small and inefficient to have commercial potential.

6.      The El Camino Real mission did not meet any of the public or internal success criteria. After experiencing significant issues with supporting sub-systems and its propulsion system, Momentus achieved only twelve “hot firings” with microwave power turned on out of 23 firings. While a pump issue significantly restricted flow of water into the thruster during nine of the 12 hot firings, preventing plasma-generation, data suggests that only three hot firings produced plasma. However, none of the firings lasted a full minute and none generated measurable thrust. Momentus lost contact with the satellite approximately three months into the planned six-month mission and was never able to attempt the remaining 77 firings it had planned, much less achieve any of the “100 individual burns of 1 minute or more.”

7.      The El Camino Real satellite is still in space, but it is not functional.

8.      The El Camino Real mission did not demonstrate the thruster’s ability to provide commercial launch services. The mission yielded no data to suggest that the 2019 version of the thruster would deliver an impulse of any commercial significance, failed to demonstrate the propulsion system’s reliability of longevity, and did not characterize the performance of the thrusters.

9.      Kokorich was informed of all relevant aspects of the El Camino Real results. In addition, a member of senior management internally acknowledged, in a document on which Kokorich was copied, that Momentus did not obtain “any useful mission results” from the launch. Kokorich was also copied on emails discussing the creation of a “failure review board” to study the El Camino Real mission due to the inability to obtain useful data from the mission because of its failure.

10.    In a September 25, 2019 article in Space News titled, “Momentus reports success in testing water plasma propulsion,” Kokorich enthused, after testing had begun on the El Camino Real mission, “Water plasma propulsion is now technologically mature enough to be baselined for operational in-space transportation missions.” He also repeated the claim from Momentus’s January 2019 blog post that “the purpose of the El Camino Real mission was to flight demonstrate our core propulsion technology so customers, investors and stakeholders can have absolute confidence that Momentus will deliver their payloads to a given orbit.”

11.    Kokorich’s claims in the Space News article were false because the El Camino Real mission was never intended to demonstrate the thruster’s commercial viability or to give investors and customers “absolute confidence” that Momentus could maneuver customer payloads to a custom orbit. Moreover, as Kokorich knew or was reckless in not knowing, the mission failed because the thruster produced a plasma, which is necessary but not sufficient to generate thrust, only 3 times out of 23 attempts, and each plasma formation lasted less than a full minute. In fact, Momentus did not obtain “any useful mission results” and the in-space test of the thruster did not meet any of its success criteria. Even if the mission had accomplished Momentus’s internal criteria — which it did not — it still would not have demonstrated that the thruster was “technologically mature enough to be baselined for operational in-space transportation missions.”

12.    Prior to the execution of the merger agreement, Momentus and Kokorich told SRAC and Kabot that the El Camino Real mission was a success but did not inform them of any internal concerns or shortcomings with the in-space test.

13.    SRAC exists for the purpose of merging or otherwise combining with a privately held company in order to take that company public. After its November 2019 initial public offering, SRAC’s charter allowed the company eighteen months, or until May 2021, to find a merger partner, obtain shareholder approval, and complete the business combination. Otherwise, the company would dissolve, the money raised in the IPO would be returned to investors, and the Sponsor’s investment of working capital would be lost.

14.    SRAC’s initial efforts to identify a merger candidate focused on the cannabis industry, and dozens of companies in that industry were evaluated, but SRAC ultimately decided not to pursue a target in that industry given changes in the regulatory and business environment. By late June 2020, SRAC was considering other early-stage growth companies, but still had not identified a company for a merger.

15.    Kabot met Kokorich on or about June 29, 2020, and merger discussions began in earnest in early July.

16.    SRAC engaged several firms to assist with due diligence, including a space technology consulting firm with the expertise to investigate the state of development of Momentus’s technology. However, SRAC did not retain the firm and begin its substantive due diligence on Momentus’s technology until late August or early September 2020, a little more than a month before the merger announcement on October 7.

17.    SRAC hired the space technology consulting firm to conduct a rapid technical assessment. The consulting firm initially represented in its proposal that it could perform its work in two weeks, although it eventually took over four weeks. SRAC did not specifically ask the consulting firm to review the El Camino Real mission and, in response to the firm’s questions, Momentus suggested that the early-stage test launch was not relevant to their current work due to their development of the technology in the intervening sixteen months. As a result, the consulting firm did not evaluate the mission’s results or review any related data or other information, and the report it provided to SRAC made no mention of the El Camino Real mission, even though it would have been capable of examining and reporting on that issue.

18.    SRAC nonetheless included Momentus’s false claims in its registration statement on Form S-4 filed on November 2, 2020 and as amended on December 14, 2020 and March 8, 2021, stating that Momentus had “successfully tested” its MET technology in space. SRAC also included Momentus’s financial projections, which were based in part on the assumption that Momentus’s thruster was approaching commercial viability and were buttressed by misleading claims about the success of the El Camino Real mission.

19.    Before publicly announcing their merger agreement, Momentus and SRAC made multiple slide presentations to potential PIPE investors. Each of those presentations contained a slide titled, “Momentus at a Glance,” which claimed that Momentus “successfully tested water based propulsion technology on a demo flight launched mid-2019 — is still operational today.”

20.    Momentus and SRAC announced their merger on October 7, 2020. That day, SRAC and Momentus made a presentation to institutional investors and analysts using slides virtually identical to the ones shown to PIPE investors. This presentation claimed that Momentus “successfully tested water based propulsion technology on a demo flight launched mid-2019 — is still operational today.” In his comments to the presentation, Kokorich reiterated that Momentus had “successfully tested our groundbreaking thruster in space.” SRAC publicly filed a copy of this slide presentation on both Form 8-K and Form 425, and filed similar presentations containing similar claims about Momentus’s in-space testing on November 17, 2020 and December 14, 2020.

21.    On November 2, 2020, SRAC filed its initial registration statement on Form S-4 related to the merger with Momentus and subsequently filed two Form S-4 amendments on December 14, 2020 and March 8, 2021, respectively. Kabot signed each of these registration statements on behalf of SRAC.

22.    Each of these three registration statements contained a subsection titled, “Information about Momentus,” in which Momentus falsely claimed that it “successfully tested our water plasma propulsion technology in space,” referring to but not specifically naming the El Camino Real mission.

23.    SRAC adopted Momentus’s characterization of the mission, separately representing in a different subsection of each registration statement that in 2019 Momentus “successfully tested” its “cornerstone water plasma propulsion technology in space.” SRAC also stated that it conducted “extensive due diligence” on a number of issues, one of which was Momentus’s “technology solutions.” SRAC also stated that its consultants were asked to and did report on Momentus’s “testing progress.”

24.    By characterizing the mission as a “success” without explaining that the mission did not meet any of Momentus’s pre-launch evaluation criteria, Momentus made false statements and omitted facts necessary to make their statements not misleading.

25.    SRAC incorporated Momentus’s claims about the mission’s “success” into multiple public filings, including multiple versions of the registration statement, even though its due diligence neglected to evaluate — much less confirm — the factual basis of the claims. For example, SRAC stated in its November 2020 registration statement on Form S-4 and amendments that its board recommended shareholder approval of the business combination with Momentus based on, among other things, Momentus’s “[v]aluable [i]ntellectual [p]roperty,” “including its cornerstone water plasma propulsion technology, which it successfully tested in space in 2019.”

26.    Investors, whether PIPE investors who received the slide presentations or retail investors who reviewed the November 2020 registration statement on Form S-4 and subsequent amendments, had no way of knowing that the mission did not meet any of it pre-launch goals or demonstrate that Momentus’s services would be “on time, safe and reliable,” as promised in the January 2019 blog post.

27.    SRAC’s statements in the November 2020 registration statement on Form S-4 and the December 2020 and March 2021 amendments also gave investors the misleading impression that its due diligence extended to and independently verified the claim that Momentus’s technology had been “successfully tested” in space. Investors had no way to know that SRAC was merely repeating what it had been told by Kokorich and Momentus, since the “due diligence” concerning Momentus’s “technology solutions” and “testing progress” never examined the results of the El Camino Real mission.

28.    The misrepresentations and omissions in the November 2020 registration statement on Form S-4 and the December 2020 and March 2021 amendments were material. Because Momentus can only generate revenue in future missions under its current business plan if its thruster can generate commercially significant thrust, reasonable investors would find it important to know whether Momentus had demonstrated in space that its technology had that capability. They would find it important to know whether Momentus had shown that its services would be “on time, safe and reliable” or whether Momentus could “deliver [customer] payloads to a given orbit.” They would also find it important to know whether the mission succeeded according to Momentus’s pre- launch definition of success. By misleading investors about the results of the in-space test, the registration statement on Form S-4 and other public filings falsely assured investors that Momentus was further on the road to the commercial deployment of its technology than it actually was.

29.    Momentus knowingly or recklessly made the misrepresentations and omissions of material fact regarding the El Camino Real mission. Momentus understood that the launch was never designed to test the commercial viability of Momentus’s thrusters. It also knew that the launch did not yield “any useful mission results,” as one of Momentus’s engineers wrote in an internal document shared with Kokorich. In contrast to its public statements, Momentus knew the test was not a success and did not provide “absolute confidence” that Momentus could deliver customer payloads to a given orbit.

30.    Although Kokorich and Momentus never shared with SRAC and Kabot material internal analyses about the mission’s failure, SRAC nevertheless acted unreasonably in adopting and repeating Momentus’s claim that it had successfully tested its technology in space when it had not conducted any specific due diligence to evaluate and verify the accuracy of that material assertion.

31.    In its third amendment to the registration statement on Form S-4 filed on June 29, 2021, Momentus and SRAC disclosed that the El Camino Real mission “did not demonstrate the MET’s ability to generate thrust in space, which is crucial to our ability to maneuver objects in space.” The June 2021 registration statement on Form S-4 also states, “Moreover, even if the unit generates thrust, there can be no assurance that it can be operated in a manner that is sufficiently reliable and efficient to permit commercialization of the technology.”

32.    Since 2018, multiple U.S. government agencies have expressed national security concerns about Kokorich, a fact that was well known to both Kokorich and Momentus but never disclosed to investors.

33.    The Bureau of Industry and Security (“BIS”), a bureau of the U.S. Department of Commerce, oversees the issuance of export licenses, which authorize the provision of certain technologies to foreign individuals or entities. The stated mission of the BIS is to “advance U.S. national security, foreign policy, and economic objectives.”

34.    Because Kokorich is a foreign national, he could not access parts of Momentus’s technology without an export license. In 2017, Momentus (then operating under the name “Space Apprentices Enterprise”) applied for an export license for Kokorich. In March 2018, the BIS denied the application on the ground that Kokorich was not an “acceptable recipient” of U.S. origin-items controlled for national security reasons.”

35.    In April 2018, in connection with Kokorich’s investment in a different space technology company, the Committee on Foreign Investment in the United States (“CFIUS”), an intergovernmental agency that includes the U.S. Departments of Commerce, Defense, and State, informed Kokorich that, as with every transaction it reviews, it assesses whether a foreign person has the capability or intention to exploit or cause harm (which CFIUS defines as the “threat”) and whether the nature of the U.S. business creates susceptibility to impairment of U.S. national security (the “vulnerability”). CFIUS further explained that a national security risk is a “function of the interaction between threat and vulnerability.” CFIUS subsequently informed Kokorich, through his counsel, that it had specific concerns about Kokorich himself, meaning that CFIUS considered Kokorich to be a “threat” that caused his affiliation with that other space technology company to be a risk to national security. As there was no acceptable mitigation option, CFIUS ordered Kokorich to divest his interest in the space technology company in June 2018.

36.    SRAC disclosed in its November 2020 registration statement on Form S-4 and in subsequent amendments, that in 2018, CFIUS had ordered Kokorich to divest ownership in the other space technology company but did not disclose CFIUS’s express concerns with Kokorich himself.

37.    In June 2018, U.S. Customs and Immigration Services (“USCIS”) revoked Kokorich’s work visa and denied his application for permanent resident status. Kokorich then applied for political asylum in September 2018, claiming that he was a prominent critic of the Russian government. A year later, on or about August 28, 2019, USCIS issued a referral notice informing Kokorich that it had not granted his asylum application, and that it had referred his case to an immigration judge for adjudication in removal proceedings. USCIS based its determination on “inconsistencies” in Kokorich’s application and testimony “with regard to [his] political affiliations and activities in Russia.” Kokorich was in the process of adjudicating the removal proceedings before an immigration judge when he left the U.S. in January 2021.

38.    Kokorich’s national security issues continued to create problems in the months leading up to the merger announcement. In February 2020, Momentus filed a new application for an export license for Kokorich. In July 2020, Momentus and Kokorich learned that the Defense and State Departments had objected to Kokorich’s application, requiring the application to be elevated to the BIS’s Operating Committee. In October 2020, Momentus learned that the Operating Committee would recommended that BIS deny of the license, and in November 2020, after the filing of the first registration statement for the merger but before the filing of the amendment, Momentus and Kokorich learned that the Commerce Department would outright deny the license for reasons related to national security.

39.    Before it is able to launch any vehicle on a U.S. mission, Momentus or its launch partners must obtain licenses from various U.S. government agencies, including the FAA. Those agencies have the authority to deny a license for national security reasons and work in consultation with the Defense Department to determine if the payload of a mission presents a national security risk. If Momentus or its launch partners are unable to obtain the necessary licenses, Momentus cannot participate in launches and thus cannot execute on its business plan. The U.S. government’s national security-related concerns about Kokorich therefore posed a significant threat to Momentus’s ability to participate in launches and generate meaningful revenue.

40.    The growing issues that Momentus faced as a result of its affiliation with Kokorich came to a head in December 2020, just two months after the merger announcement. Momentus was scheduled to participate in a third party’s launch in January 2021. That launch represented a key milestone for Momentus because it was supposed to be the company’s first commercial flight. On December 23, 2020, the FAA notified the third party launch provider that it would not approve the launch with Momentus’s payload on board. As a result, the third party launch provider removed Momentus’s payload from its rocket and proceeded with the launch.

41.    Shortly afterwards, in January 2021, Momentus and SRAC became aware of correspondence from the Defense Department stating that Momentus posed a risk to national security as a result of its association with Kokorich. To address this issues, Kokorich formally stepped down as CEO of Momentus on January 25, 2021 and on March 31, 2021, placed his shares of Momentus stock in a voting trust.

42.    Kokorich’s resignation did not immediately solve Momentus’s problems. In May 2021, the FAA once again did not approve Momentus’s participation in the June 2021 launch of a third-party launch provider. The FAA explicitly based its denial on a finding that the launch of Momentus’s payload would jeopardize national security due to Momentus’s then current corporate structure, a reference to Kokorich’s continued ownership interest in the company. Later in May 2021, the third party launch provider informed Momentus that it would not allow any Momentus payload on any launch through the end of the year while Momentus “works to secure approvals from the U.S. government.”

43.    On June 8, 2021, Kokorich and Momentus entered into a National Security Agreement with CFIUS, pursuant to which Kokorich agreed to fully divest from the company and Momentus agreed, among other things, to implement increased security measures and appoint a CFIUS-approved director to its board of directors. As recently disclosed by SRAC, the time required to finalize the NSA and resolve issues stemming from Kokorich’s involvement with Momentus has resulted in a reforecast of potential launch dates from 2021 to 2022.

44.    Momentus and Kokorich did not share the extent of Kokorich’s national security issues with SRAC and Kabot.

45.    SRAC nonetheless conducted inadequate due diligence related to Kokorich’s forced divestiture in 2018 from a prior space technology company and his status as a national security risk generally. SRAC and Kabot knew that CFIUS, which exists for the express purpose of assessing national security risks posed by foreign investment in U.S. businesses, had required Kokorich to divest from another space technology company in 2018. During due diligence, SRAC received a copy of CFIUS’s final order and repeatedly asked Momentus for correspondence and other documents that would describe the basis of the order. Momentus responded that it did not possess those documents — despite the fact that Kokorich had custody and control over correspondence and documents related to the CFIUS order. SRAC nonetheless executed its merger agreement with Momentus and filed multiple registration statements without obtaining a full and complete understanding of the basis for the CFIUS’s order or its impact on Momentus’ business.

46.    Both the November 2020 registration statement on Form S-4 and the December 2020 amendment, which was filed after Momentus learned that Kokorich’s most recent application for an export license would be denied for national security reasons, contain false statements and misleading omissions regarding the U.S. government’s national security concerns about Kokorich. SRAC disclosed the existence of general national security risks in January 2021, at the time of Kokorich’s resignation, and disclosed further material details about those concerns and their impact on Momentus and the merger in the March 2021 registration statement on Form S-4 amendment.

47.    In a subsection of both the November 2020 registration statement on Form S-4 and the December 2020 amendment titled, “Risk Factors,” Momentus stated that it believed Kokorich’s asylum application would be granted, but failed to disclose the fact that Kokorich was considered a national security risk and thus less likely to obtain asylum.

48.    Also in the “Risk Factors” subsection, Momentus disclosed that Kokorich had not “yet” obtained an export control license. Momentus did not explain, however, that the BIS had already denied Momentus’s first application in 2018 because of national security issues. It also did not explain that, at the time of the November 2020 registration statement on Form S-4, Momentus’s second application had been referred to BIS’s Operating Committee based on objections by the Defense and State Departments for national security reasons, and at the time of the December 2020 Form S-4 amendment, BIS had itself indicated its intent to deny the application. Those omissions were materially misleading because they left investors with the impression that Momentus anticipated that Kokorich would ultimately receive an export control license, when in fact the company knew or was reckless in not knowing that it would likely not be granted.

49.    In both the November and December 2020 Form S-4 registration statements, SRAC included revenue projections for Momentus, forecasting that the company would grow from zero revenues in 2019 to revenues of over $4 billion in 2027. Those projections failed to take into account the effect of any adverse decisions by the U.S. government based on national security concerns about Kokorich. As disclosed by SRAC in its June 2021 Form S-4 amendment Momentus was forced to considerably reduce its financial projections for the same period due to the year-long delay to its inaugural payload launch caused by the adverse licensing decisions stemming from Kokorich’s national security risks, and contributed to a reduction in the enterprise valuation of Momentus by almost 50%, from more than $1.1 billion to less than $600 million.

The SEC’s complaint against Mr. Kokorich includes factual allegations that are consistent with the findings in the SEC’s order.

Without admitting or denying the SEC’s findings, Momentus, SRAC, Mr. Kabot, and the Sponsor consented to an order requiring them to cease and desist from future violations. Momentus will pay a civil penalty of $7.0 million, SRAC will pay a civil penalty of $1.0 million, and Mr. Kabot will pay a civil penalty of $40,000. Momentus and SRAC have also agreed to provide PIPE Investors with the right to terminate their Subscription Agreements prior to the stockholder vote to approve the Business Combination; the Sponsor has agreed to relinquish 250,000 founders’ shares it would otherwise have received upon consummation of the Business Combination; and Momentus has agreed to undertakings requiring enhancements to its disclosure controls, including the creation of an independent board committee and retention of an internal compliance consultant for a period of two years.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for Momentus’ named executive officers who appear in the “2020 Summary Compensation Table” below. In 2020, the “named executive officers” and their positions with Momentus were as follows:

•        Dawn Harms: Interim Chief Executive Officer

•        Fred Kennedy: President

•        Jikun Kim: Chief Financial Officer

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we may adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for each of the last two or fewer fiscal years during which such individuals were determined to be named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Dawn Harms Interim	2020	250,000	(4)	36,313	87,793	13,353	(3)(3)	387,459
Chief Executive Officer	2019	99,143		7,471	—	1,800		108,414
Fred Kennedy President	2020	104,735	(5)	51,528	—	—		156,263
Jikun Kim Chief Financial Officer	2020	91,477	(6)	27,125	—	26,259	(7)	144,861

____________

(1)      Represents a discretionary annual cash bonus that, in each case, was earned by the named executive officer for the applicable year of service.

(2)      Option awards are reported at aggregate grant date fair value in the year granted, as determined in accordance with the provisions of FASB ASC Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 10 of the Momentus financial statements for the year ended December 31, 2020.

(3)      Represents the payment of health insurance premiums on behalf of the named executive officer and the named executive officer’s dependents under an executive medical plan.

(4)      Represents (i) $50,821 paid to Space Architectures LLC, a company in which Ms. Harms is a principal, in connection with the services that she rendered as a consultant prior to becoming a full- time employee, and (ii) $48,322 paid to Ms. Harms as an employee.

(5)      Dr. Kennedy commenced employment with Momentus on September 14, 2020. The amount included herein is the base salary earned by Dr. Kennedy for the portion of 2020 that he was employed with Momentus.

(6)      Mr. Kim commenced employment with Momentus on September 28, 2020. The amount included herein is the base salary earned by Mr. Kim for the portion of 2020 that he was employed with Momentus.

(7)      Represents $6,259 for the payment of health insurance premiums on behalf of Mr. Kim and Mr. Kim’s dependents under an executive medical plan and $20,000 for a relocation bonus.

2020 and 2019 Salaries

In 2020, the named executive officers received an annual base salary to compensate them for services rendered to Momentus. The base salary payable to each of Ms. Harms, Dr. Kennedy and Mr. Kim was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

In 2019, Momentus also paid Space Architectures LLC, a company in which Ms. Harms is a principal, an hourly fee for services rendered by Ms. Harms to Momentus prior to Ms. Harms becoming a full time employee of Momentus in October 2019.

2020 and 2019 Bonuses

In fiscal year 2020, Ms. Harms, Dr. Kennedy and Mr. Kim were eligible to earn annual cash bonuses targeted at 15%, 50% and 30%, respectively, of their respective base salaries based on their performance, as determined by the Momentus board of directors, in its discretion. Dr. Kennedy’s and Mr. Kim’s 2020 cash bonuses were prorated based on the number of days during fiscal year 2020 that each such named executive officer was employed.

The actual annual cash bonuses awarded to each named executive officer for 2020 performance are set forth above in the Summary Compensation Table in the column titled “Bonus.”

2020 and 2019 Equity Awards

In fiscal year 2020, Ms. Harms received a stock option to purchase 1,000,000 shares of Momentus Class A common stock and a stock option to purchase 15,625 shares of Momentus Class A common stock.

Momentus has entered into offer letters with Dr. Kennedy and Mr. Kim, pursuant to which Momentus has agreed, subject to approval of the board, to grant each such executive officer either (i) a stock option to purchase a fixed number of shares of Class A common stock or (ii) a variable award of equity having a stated grant date fair value, at the sole discretion of the board. Specifically, Dr. Kennedy may be granted a stock option to purchase 4,500,000 shares of Class A common stock or a variable award of stock options or RSUs with fair market value of $5,000,000, and Mr. Kim may be granted a stock option to purchase 2,500,000 shares of Class A common stock or a variable award of stock options or RSUs with fair market value of $4,000,000.

Such equity awards will be granted under the 2021 Equity Incentive Plan, which was adopted in connection with the Business Combination and approved by stockholders.

Momentus Amended and Restated 2018 Stock Plan

General.    Momentus’ board of directors originally adopted, and Momentus’ stockholders approved, the Momentus 2018 Stock Plan on October 30, 2018. In February 2020, Momentus’ board of directors and Momentus’ stockholder approved the amendment and restatement of the Momentus 2018 Stock Plan, and such plan was thereafter referred to as the Amended and Restated 2018 Stock Plan (the “Amended and Restated 2018 Plan”). The Amended and Restated 2018 Stock Plan was last amended on August 23, 2020. The Amended and Restated 2018 Plan provides for the grant of incentive stock options to Momentus employees (and employees of any parent or subsidiary of Momentus) and for the grant of non-statutory stock options, restricted stock and restricted stock purchase rights to Momentus employees, directors and consultants (and employees and consultants of any parent, subsidiary or affiliate of Momentus). The Amended and Restated 2018 Plan terminated upon the effectiveness of the 2021 Equity Incentive Plan, at which time the outstanding awards previously granted thereunder were assumed by the combined company. Following termination of the Amended and Restated 2018 Plan, no new awards will be granted under such plan but previously granted awards will continue to be subject to the terms and conditions of the Momentus Amended and Restated 2018 Stock Plan and the stock award agreements pursuant to which such awards were granted.

Plan Administration.    The Momentus board of directors has administered the Amended and Restated 2018 Plan.

Types of Awards.    The Amended and Restated 2018 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock and restricted stock purchase rights.

Stock Options.    The Momentus board of directors has granted stock options under the Amended and Restated 2018 Plan. The exercise price per share applicable to such options was equal to at least the fair market value per share of Momentus Class A common stock on the date of grant. The term of options granted under the Amended and Restated 2018 Plan did not exceed 10 years; provided, however, that any incentive stock option granted to a participant who owned more than 10% of the total combined voting power of all classes of Momentus stock, or of certain of Momentus’ subsidiary corporations, did not have a term in excess of five years and had an exercise price per share of at least 110% of the fair market value per share of Momentus Class A common stock on the grant date. Subject to the provisions of the Amended and Restated 2018 Plan, the Momentus board of directors determined the remaining terms of the options (e.g., vesting). After the termination of service of an employee, director or consultant, the participant may exercise his or her option, to the extent vested, for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases except for a termination for cause, the option will generally remain exercisable for three months following the termination of service. In the event of a termination for cause, the option will immediately terminate. However, in no event may an option be exercised later than the expiration of its term.

Non-transferability of Awards.    Unless the Momentus board of directors provides otherwise, the Amended and Restated 2018 Plan generally does not allow for the transfer of awards or shares acquired pursuant to an award and only the recipient of an option may exercise such an award during his or her lifetime.

Certain Adjustments.    In the event of certain corporate events or changes in Momentus capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Amended and Restated 2018 Plan, the Momentus board of directors will make adjustments to one or more of the number, kind and class of securities that may be delivered under the Amended and Restated 2018 Plan and/or the number, kind, class and price of securities covered by each outstanding award.

Dissolution or liquidation.    In the event of Momentus’ dissolution or liquidation, each option and stock purchase right will terminate immediately prior to the consummation of such action, unless otherwise determined by the Momentus board of directors.

Corporate Transaction.    The Amended and Restated 2018 Plan provides that in the event of certain significant corporate transactions, including: (i) a transfer of all or substantially all of Momentus’ assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of Momentus with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of Momentus’ then outstanding capital stock, each outstanding award will be treated as the Momentus board of directors determines.

Amendment or Termination.    Momentus’ board of directors may amend or terminate the Amended and Restated 2018 Plan at any time, provided such action does not materially and adversely affect the rights of any participant without his or her consent. In addition, stockholder approval must be obtained to the extent necessary and desirable to comply with applicable laws.

Space Apprentices Enterprise Inc. 2018 Stock Plan

General.    Momentus’ board of directors adopted, and Momentus’ stockholders approved, the Space Apprentices Enterprise Inc. 2018 Stock Plan, or Prior 2018 Plan, on May 21, 2018. The Prior 2018 Plan was terminated on October 30, 2018 in connection with the adoption of the Amended and Restated 2018 Stock Plan. Upon the Closing of the Business Combination, all outstanding awards granted under the Prior 2018 Plan were assumed by the combined company and will continue to be subject to the terms and conditions of the Prior 2018 Plan and the stock award agreements pursuant to which such awards were granted. The Prior 2018 Plan provided for the grant of incentive stock options to Momentus employees (and employees of any parent or subsidiary of Momentus) and for the grant of non-statutory stock options, restricted stock and restricted stock purchase rights to Momentus employees, directors and consultants (and employees and consultants of any parent, subsidiary or affiliate of Momentus).

Plan Administration.    The Momentus board of directors administered the Prior 2018 Plan.

Types of Awards.    The Prior 2018 Plan provided for the grant of incentive stock options, non-statutory stock options, restricted stock and restricted stock purchase rights.

Stock Options.    The Momentus board of directors granted stock options under the Prior 2018 Plan. The exercise price per share applicable to such options was equal to at least the fair market value per share of Momentus Class A common stock on the date of grant. The term of options granted under the Prior 2018 Plan did not exceed 10 years; provided, however, that any incentive stock option granted to a participant who owned more than 10% of the total combined voting power of all classes of Momentus stock, or of certain of Momentus’ subsidiary corporations, did not have a term in excess of 5 years and had an exercise price per share of at least 110% of the fair market value per share of Momentus Class A common stock on the grant date. Subject to the provisions of the Prior 2018 Plan, the Momentus board of directors determined the remaining terms of the options (e.g., vesting). After the termination of service of an employee, director or consultant, the participant could exercise his or her option, to the extent vested, for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option remained exercisable for 12 months. In all other cases except for a termination for cause, the option generally remained exercisable for 3 months following the termination of service. In the event of a termination for cause, the option immediately terminates. However, in no event may an option be exercised later than the expiration of its term.

Non-transferability of Awards.    Unless the Momentus board of directors provided otherwise, the Prior 2018 Plan generally did not allow for the transfer of awards or shares acquired pursuant to an award and only the recipient of an option could exercise the award during his or her lifetime.

Certain Adjustments.    In the event of certain corporate events or changes in Momentus’ capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Prior 2018 Plan, the Momentus board of directors will make adjustments to one or more of the number, kind and class of securities that may be delivered under the Prior 2018 Plan and/or the number, kind, class and price of securities covered by each outstanding award.

Dissolution or liquidation.    In the event of Momentus’ dissolution or liquidation, each option and stock purchase right will terminate immediately prior to the consummation of such action, unless otherwise determined by the Momentus board of directors.

Corporate Transaction.    The Prior 2018 Plan provides that in the event of certain significant corporate transactions, including: (i) a transfer of all or substantially all of Momentus’ assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of Momentus with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of Momentus’ then outstanding capital stock, each outstanding award will be treated as the Momentus board of directors determines.

Benefits

In 2020 and 2019, Momentus provided its named executive officers medical, dental and vision benefits through Justworks Employment Group LLC, a professional employer organization, under an executive medical plan. Momentus also provided other benefits to its named executive officers on the same basis as provided to all of its employees, including vacation and paid holidays, through Justworks Employment Group LLC.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised stock option or unvested stock award held by each named executive officer as of December 31, 2020.

	Option awards(1)						Stock awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)(2)	Option expiration date	Number of shares that have not vested (#)	Market value of shares that have not vested ($)
Dawn Harms	6/15/2020	4,557	11,068	(3)	0.07	6/14/2030	—	—
	2/22/2020	291,666	708,034	(3)	0.07	2/21/2030	—	—
Fred Kennedy	—	—	—		—	—	—	—
Jikun Kim	—	—	—		—	—	—	—

____________

(1)      All stock options listed above cover shares of Momentus Class A common stock and were granted under the Amended and Restated 2018 Plan.

(2)      This column represents the fair market value of a share of Momentus Inc. Class A common stock on the date of grant, as determined by the Momentus board of directors.

(3)      The option grant is subject to a 4-year vesting schedule, with 25% of the shares vesting on October 21, 2020 and 1/48th of the shares vesting monthly thereafter, subject to the option holder’s continuous service through each vesting date. The option grant is also subject to acceleration in the event of a qualifying termination in connection with a change in control (as described below).

Executive Compensation Arrangements — Pre-Closing Agreements

Dawn Harms Offer Letter

In October 2019, Momentus entered into an offer letter with Ms. Harms, pursuant to which Ms. Harms is entitled to an annual base salary of $287,500 per year and an annual target cash incentive bonus of 15% of her annual base salary based upon the achievement of certain objective or subjective criteria determined by the Momentus board of directors. Ms. Harms is eligible to participate in the employee benefits plans maintained by Momentus and generally made available to similarly situated employees. Ms. Harms’ employment is “at-will” and may be terminated by either party at any time, without the payment of severance in excess of then-accrued compensation.

Fred Kennedy Offer Letter

In September 2020, Momentus entered into an offer letter with Dr. Kennedy, pursuant to which Dr. Kennedy is entitled to an annual base salary of $350,000 per year and an annual target cash incentive bonus of $175,000, based upon the achievement of certain objective or subjective criteria determined by the Momentus board of directors. As described above, Momentus has agreed, subject to approval of the board, to grant Dr. Kennedy either (i) a stock option to purchase a fixed number of shares of Class A common stock or (ii) a variable award of equity having a stated grant date fair value, at the sole discretion of the board. Specifically, Dr. Kennedy may be granted a stock option to purchase 4,500,000 shares of Class A common stock or a variable award of stock options or RSUs with fair market value of $5,000,000. Dr. Kennedy is eligible to participate in Momentus’ employee benefits plans maintained by Momentus and generally made available to similarly situated employees. Dr. Kennedy’s employment is “at-will” and may be terminated by either party at any time, without the payment of severance in excess of then-accrued compensation.

Jikun Kim Offer Letter

In September 2020, Momentus entered into an offer letter with Mr. Kim, pursuant to which Mr. Kim is entitled to an annual base salary of $350,000 per year and an annual target cash incentive bonus of $105,000, based upon the achievement of certain objective or subjective criteria determined by the Momentus board of directors. As described above, Momentus has agreed, subject to approval of board, to grant Mr. Kim either (i) a stock option to purchase a fixed number of shares of Class A common stock or (ii) a variable award of equity having a stated grant date fair value, at the sole discretion of the board. Specifically, Mr. Kim may be granted a stock option to purchase 2,500,000 shares of Class A common stock or a variable award of stock options or RSUs with fair market value of $4,000,000. Mr. Kim was also entitled to receive a one-time $20,000 relocation bonus. Mr. Kim is eligible to participate in Momentus’ employee benefits plans maintained by Momentus and generally made available to similarly situated employees. Mr. Kim’s employment is “at-will” and may be terminated by either party at any time, without the payment of severance in excess of then-accrued compensation.

The equity awards of Dr. Kennedy and Mr. Kim will be granted under the 2021 Equity Incentive Plan, which was adopted in connection with the Business Combination and approved by stockholders.

Executive Compensation Arrangements — Post-Closing Arrangements

2021 Equity Incentive Plan

In connection with the Business Combination, the board adopted the 2021 Equity Incentive Plan (the “Equity Incentive Plan”) in order to facilitate the grant of equity awards to attract, retain and incentivize employees (including the named executive officers), independent contractors and directors of the Company and its affiliates, which is essential to the Company’s long term success.

Purpose

The Equity Incentive Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders, and (iii) promote the success of our business.

Types of Equity Awards

The Equity Incentive Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, and stock bonus awards (all such types of awards, collectively, “equity awards”).

Share Reserve

Number of Shares

Subject to adjustments as set forth in the Equity Incentive Plan, the maximum aggregate number of shares of Class A common stock that may be issued under the Equity Incentive Plan will not exceed (i) seven and a half percent (7.5%) of the total number of issued and outstanding shares of Class A common stock as of the Closing, plus (ii) the number of shares of Momentus’ common stock subject to awards or issued under the Prior Plans that otherwise would have been returned to the Prior Plans on or after the Equity Incentive Plan Effective Date on account of the expiration, cancellation, forfeiture or repurchase of awards granted thereunder. The shares may be authorized, but unissued, or reacquired Class A common stock. Furthermore, subject to adjustments as set forth in the Equity Incentive Plan, in no event will the maximum aggregate number of shares that may be issued under the Equity Incentive Plan pursuant to incentive stock options exceed the number set forth above plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any shares that again become available for issuance pursuant to the Equity Incentive Plan.

The number of shares available for issuance under the Equity Incentive Plan will be increased on the first day of each fiscal year beginning with the 2022 fiscal year and ending on (and including) the first day of the 2031 fiscal year, in each case, in an amount equal to the lesser of (i) three percent (3%) of the outstanding shares on the last day of the immediately preceding fiscal year and (ii) such number of shares determined by the board of directors.

Lapsed Awards

To the extent an equity award expires or is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program (as defined in the Equity Incentive Plan), the unissued shares that were subject thereto will continue to be available under the Equity Incentive Plan for issuance pursuant to future equity awards. In addition, any shares which we retain upon exercise of an equity award in order to satisfy the exercise or purchase price for such equity award or any withholding taxes due with respect to such equity award will be treated as not issued and will continue to be available under the Equity Incentive Plan for issuance pursuant to future equity awards. Shares issued under the Equity Incentive Plan and later forfeited to us due to the failure to vest or repurchased by us at the original purchase price paid to us for the shares (including without limitation upon forfeiture to or repurchase by us in connection with a participant ceasing to be a service provider) will again be available for future grants under the Equity Incentive Plan. To the extent an equity award under the Equity Incentive Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Equity Incentive Plan.

Assumption or Substitution of Awards by the Company.

The Plan Administrator (as defined below), from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) assuming such award under the Equity Incentive Plan or (b) granting an award under the Equity Incentive Plan in substitution of such other company’s award. Any awards that are assumed or substituted under the Equity Incentive Plan will not reduce the number of shares authorized for grant under the Equity Incentive Plan or authorized for grant to a participant in any fiscal year.

Eligibility

Employees, directors and independent contractors of us or our affiliates are all eligible to participate in the Equity Incentive Plan. Incentive stock options may only be granted to employees. Following the Closing, the Company had approximately 141 employees, five consultants and five non-employee directors who are eligible to be granted equity awards under the Equity Incentive Plan.

Administration

The Equity Incentive Plan is administered by the board of directors or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Plan Administrator”). Awards granted to an officer or director of the Company or any other person whose transactions in the Class A common stock are subject to Section 16 of the Exchange Act (each, an “Insider”) must be approved by two or more “non-employee directors” of the board of directors.

Subject to the terms of the Equity Incentive Plan, the Plan Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the Equity Incentive Plan; (ii) select the service providers to whom equity awards may be granted under the Equity Incentive Plan; (iii) determine the number of shares to be covered by each equity award granted under the Equity Incentive Plan; (iv) approve forms of equity award agreements for use under the Equity Incentive Plan; (v) determine the terms and conditions, not inconsistent with the terms of the Equity Incentive Plan, of any equity award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the Equity Incentive Plan (subject to stockholder approval); (vii) construe and interpret the terms of the Equity Incentive Plan and equity awards granted pursuant to the Equity Incentive Plan; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Equity Incentive Plan, any equity award or any equity award agreement; (ix) prescribe, amend and rescind rules and regulations relating to the Equity Incentive Plan; (x) modify or amend each equity award (subject to the terms of the Equity Incentive Plan); (xi) adjust performance goals applicable to a participant with respect to an equity award to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary events or circumstances; (xii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the Equity Incentive Plan; (xiii) authorize any person to execute on our behalf any instrument required to effect the grant of an equity award previously granted by the Plan Administrator; (xiv) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under an equity award; and (xv) make all other determinations deemed necessary or advisable for administering the Equity Incentive Plan.

However, to the extent permitted by applicable law and listing requirements, the board of directors or a committee thereof may delegate to one or more of our officers who may be (but are not required to be) Insiders, the authority to (a) designate employees who are not Insiders to be recipients of equity awards and determine the number of shares subject to equity awards granted to such designated employees, subject to certain restrictions that are set forth in the Equity Incentive Plan and (b) take any and all actions on behalf of the board of directors or a committee thereof other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to us or our affiliates.

Stock Options

Each stock option will be designated in the equity award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as nonstatutory stock options. Incentive stock options may only be granted to employees.

The term of each stock option will be stated in the equity award agreement. In the case of an incentive stock option, the term will be 10 years from the date of grant or such shorter term as may be provided in the equity award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our affiliates, the term of the incentive stock option will be 5 years from the date of grant or such shorter term as may be provided in the equity award agreement.

The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant.

Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in, and in a manner consistent with, Section 424(a) of the Code.

At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may be exercised. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment. In the case of an incentive stock option, the Plan Administrator will determine the acceptable form of consideration at the time of grant.

If a participant ceases to be a service provider other than for “Cause” (as defined in the Equity Incentive Plan), the participant may exercise his or her stock option within such period of time as is specified in the equity award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the equity award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or disability, and three months following a termination for any other reason. Any outstanding stock option (including any vested portion thereof) held by a participant will immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause and the participant will be prohibited from exercising his or her stock option from and after the date of such termination.

Stock Appreciation Rights (SARs)

The Plan Administrator will determine the terms and conditions of each SAR, provided that the exercise price for each SAR will be no less than 100% of the fair market value of the underlying shares of Class A common stock on the date of grant. Upon exercise of a SAR, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash, in shares of equivalent value, or in some combination thereof, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.

Restricted Stock and RSUs

Restricted stock awards are grants of shares of Class A common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of Class A common stock. Upon meeting the applicable vesting criteria, the participant will be entitled to receive a payout for his or her earned RSUs as determined by the Plan Administrator in the form of cash, shares, or a combination of both.

In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such an equity award, the Plan Administrator may impose whatever conditions on vesting as it determines to be appropriate.

During the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares unless the Plan Administrator determines otherwise. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the shares of restricted stock with respect to which they were paid. During the period of restriction, such dividends or other distributions shall be subject to the same restrictions and risk of forfeiture as the restricted stock with respect to which the dividends accrue and shall not be paid or distributed unless and until such related Shares have vested and been earned.

During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof. Absent a contrary provision in an award agreement, such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the RSUs with respect to which the dividend equivalents accrue and shall not be paid or settled unless and until the related RSUs have vested and been earned.

Stock Bonus Awards

A stock bonus award is an award of shares to an eligible person without a purchase price that is not subject to any restrictions. The Plan Administrator will determine the number of shares to be awarded to the participant under a stock bonus award. A stock bonus award may be paid in cash, whole shares, or a combination thereof, based on the fair market value of the shares subject to the stock bonus award on the date of payment, as determined in the sole discretion of the Plan Administrator.

Performance Awards

The Plan Administrator may grant options, SARs, restricted stock and RSUs that are subject to the satisfaction of specified performance criteria. The Plan Administrator determines the terms surrounding performance awards, including the required levels of performance with respect to specified business criteria (including any adjustment(s) thereto that will be applied in determining the achievement of such performance criteria), the corresponding amounts payable upon achievement of such levels of performance, and the termination and forfeiture provisions; provided that all performance criteria must be determined when the achievement of such criteria remains substantially uncertain.

The Plan Administrator in its discretion may make performance goals applicable to a participant with respect to an equity award. In the Plan Administrator’s discretion, one or more of the following performance goals may apply: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets, return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share; (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects; and (27) enterprise resource planning. Equity awards issued to participants may take into account other criteria (including subjective criteria).

Performance goals may differ from participant to participant, performance period to performance period and from equity award to equity award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to us), (iii) on a per share and/or share per capita basis, (iv) against the performance of us as a whole or against any of our affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of us or individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vii) using an actual foreign exchange rate or on a foreign exchange neutral basis.

Outside Director Limitations

Equity awards granted during a single fiscal year under the Equity Incentive Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the board of directors, will not exceed (i) $1,000,000 in total value for any outside director serving as the lead director of the board of directors or chair of the board of directors (including with respect to the first year of service) and (ii) $500,000 in total value for any other outside director, except with respect to the first year of service in which case any equity awards granted and cash fees paid will not exceed $1,000,000 in total value (calculating the value of any such equity awards, in each case, based on the grant date fair value of such equity awards for financial reporting purposes). Such applicable limit will include the value of any equity awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments. Equity awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was an independent contractor but not an outside director will not count for purposes of these limits.

Leaves of Absence/Transfer Between Locations

The Plan Administrator has the discretion to determine at any time whether and to what extent the vesting of equity awards will be suspended during any leave of absence; provided that in the absence of such determination, vesting of equity awards will continue during any paid leave and will be suspended during any unpaid leave (unless otherwise required by applicable laws). A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between our locations or between us and any of our affiliates. If an employee holds an incentive stock option and such leave exceeds three months then, for purposes of incentive stock option status only, such employee’s service as an employee will be deemed terminated on the first day following such three month period and the incentive stock option will thereafter automatically be treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written company policy.

Nontransferability of Equity Awards

Unless determined otherwise by the Plan Administrator, an equity award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Plan Administrator makes an equity award transferable, such equity award will contain such additional terms and conditions as the Plan Administrator deems appropriate provided, however, that in no event may any equity award be transferred for consideration to a third-party financial institution.

Clawback/Recovery

The Plan Administrator may specify in an equity award agreement that the participant’s rights, payments, and/or benefits with respect to an equity award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an equity award. Notwithstanding any provisions to the contrary under the Equity Incentive Plan, an equity award granted under the Equity Incentive Plan will be subject to any clawback policy as may be established and/or amended from time to time by us. The Plan Administrator may require a participant to forfeit or return to and/or reimburse us for all or a portion of the equity award and/or shares issued under the equity award, any amounts paid under the equity award, and any payments or proceeds paid or provided upon disposition of the shares issued under the equity award, pursuant to the terms of such company policy or as necessary or appropriate to comply with applicable laws.

Adjustment

In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Class A common stock or other securities of us or other significant corporate transaction, or other change affecting the Class A common stock occurs, the Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Equity Incentive Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Equity Incentive Plan and/or the number, class, kind and price of securities covered by each outstanding equity award; provided that all such adjustments will be made in a manner that does not result in taxation under Section 409A of the Code (“Section 409A”).

Dissolution or Liquidation

In the event of the proposed winding up, dissolution or liquidation of us, the Plan Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an equity award will terminate immediately prior to the consummation of such proposed action.

Corporate Transaction

In the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock, or (iv) a “Change in Control” (as defined in the Equity Incentive Plan) each outstanding equity award (vested or unvested) will be treated as the Plan Administrator determines, which determination may provide for one or more of the following: (a) the continuation of such outstanding equity awards (if we are the surviving corporation); (b) the assumption of such outstanding equity awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such equity awards; (d) the cancellation of such equity awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such equity awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the equity awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); (e) the full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding equity award and lapse of our right to repurchase or re-acquire shares acquired under an equity award or lapse of forfeiture rights with respect to shares acquired under an equity award; (f) the opportunity for participants to exercise their stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto or (g) the cancellation of outstanding equity awards in exchange for no consideration.

Change in Control

An equity award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the equity award agreement for such equity award or as may be provided in any other written agreement between us or any of our affiliates and the participant, but in the absence of such provision, no such acceleration will occur.

Amendment, Termination and Duration of the Equity Incentive Plan

If approved by our stockholders, the Equity Incentive Plan will continue in effect unless terminated earlier under the terms of the Equity Incentive Plan. The Plan Administrator may at any time amend, alter, suspend or terminate the Equity Incentive Plan. No incentive stock options may be granted after October 7, 2031. No awards may be granted under the Equity Incentive Plan while the Equity Incentive Plan is suspended or after it is terminated.

2021 Employee Stock Purchase Plan

In connection with the Business Combination, the board adopted the 2021 Employee Stock Purchase Agreement in order to allow employees of the Company and its affiliates to purchase shares of Class A common stock at a discount through payroll deductions and to benefit from stock price appreciation, thus enhancing the alignment of employee and stockholder interests.

Purpose

The Employee Stock Purchase Plan provides a means by which eligible employees and/or eligible service providers of either our company or designated related corporations and affiliates (“Designated Companies”) may be given an opportunity to purchase shares of Class A common stock. The Employee Stock Purchase Plan permits us to grant a series of purchase rights to eligible employees and eligible service providers. By means of the Employee Stock Purchase Plan, we seek to (i) retain and assist our related corporations and affiliates in retaining the services of such eligible employees and eligible service providers, (ii) secure and retain the services of new eligible employees and eligible service providers and (iii) provide incentives for such persons to exert maximum efforts for our success and that of our related corporations and affiliates.

Qualified and Non-Qualified Offerings Permitted

The Employee Stock Purchase Plan includes two components: a “423 Component” and a “Non-423 Component.” We intend the 423 Component to qualify as an Employee Stock Purchase Plan pursuant to Section 423 of the Code. The provisions of the 423 Component will be construed in a manner that is consistent with the requirements of Section 423 of the Code, including without limitation, to extend and limit Employee Stock Purchase Plan participation in a uniform and non-discriminating basis. In addition, the Employee Stock Purchase Plan authorizes grants of purchase rights under the Non-423 Component that do not meet the requirements of an Employee Stock Purchase Plan under Section 423 of the Code. Except as otherwise provided in the Employee Stock Purchase Plan or determined by the Employee Stock Purchase Plan Administrator (as defined below), the Non-423 Component will be operated and administered in the same manner as the 423 Component. Eligible employees will be able to participate in the 423 Component or Non-423 Component of the Employee Stock Purchase Plan. Eligible service providers (who may or may not be eligible employees) will only be able to participate in the Non-423 Component of the Employee Stock Purchase Plan.

Administration

The board of directors has the power to delegate administration of the Employee Stock Purchase Plan to a committee composed of not fewer than one member of the board of directors. The Employee Stock Purchase Plan is administered by the board of directors or a committee thereof (the “Employee Stock Purchase Plan Administrator”). The Employee Stock Purchase Plan Administrator has the final power to construe and interpret both the Employee Stock Purchase Plan and the rights granted under it. The Employee Stock Purchase Plan Administrator has the power, subject to the provisions of the Employee Stock Purchase Plan, to determine when and how rights to purchase Class A common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether any employee or other service provider will be eligible to participate in the 423 Component or Non-423 Component of the Employee Stock Purchase Plan. Whether or not the board of directors has delegated administration of the Employee Stock Purchase Plan to a committee, the board of directors will have the final power to determine all questions of policy and expediency that may arise in the administration of the Employee Stock Purchase Plan.

Stock Subject to Employee Stock Purchase Plan

Subject to adjustments as provided in the Employee Stock Purchase Plan, the maximum number of shares of Class A common stock that may be issued under the Employee Stock Purchase Plan will not exceed two percent (2%) of the total number of issued and outstanding shares of Class A common stock as of immediately following the Closing (after giving effect to the SRAC Share Redemptions, if any), plus the number of shares of Class A common stock that are automatically added on the first day of each fiscal year beginning with the 2022 fiscal year and ending on (and including) the first day of the 2031 fiscal year in an amount, in each case, equal to the lesser of (i) half a percent (0.5%) of the total number of shares of Class A common stock outstanding on the last day of the calendar month prior to the date of such automatic increase, and (ii) the number of shares of Class A common stock initially reserved for issuance under the Employee Stock Purchase Plan, unless the Employee Stock Purchase Plan Administrator determines prior to the first day of any fiscal year that there will be no increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of Class A common stock. If any purchase right granted under the Employee Stock Purchase Plan terminates without having been exercised in full, the shares of Class A common stock not purchased under such purchase right will again become available for issuance under the Employee Stock Purchase Plan.

Offerings

The Employee Stock Purchase Plan is implemented by offerings of rights to all eligible employees and eligible service providers from time to time. Offerings may be comprised of one or more purchase periods. The maximum length for an offering under the Employee Stock Purchase Plan is 27 months. The provisions of separate offerings need not be identical. When a participant elects to join an offering, he or she is granted a purchase right to acquire shares of Class A common stock on each purchase date within the offering, each corresponding to the end of a purchase period within such offering. On each purchase date, all payroll deductions collected from the participant during such purchase period are automatically applied to the purchase of Class A common stock, subject to certain limitations.

Eligibility

Purchase rights may be granted only to our employees, employees of designated related corporations or, solely with respect to the Non-423 Component, employees of an affiliate (other than a designated related corporation) or eligible service providers. The Employee Stock Purchase Plan Administrator may provide that employees will not be eligible to be granted purchase rights under the Employee Stock Purchase Plan if, on the offering date, the employee (i) has not completed at least 2 years of service since the employee’s last hire date (or such lesser period as the Employee Stock Purchase Plan Administrator may determine), (ii) customarily works not more than 20 hours per week (or such lesser period as the Employee Stock Purchase Plan Administrator may determine), (iii) customarily works not more than 5 months per calendar year (or such lesser period as the Employee Stock Purchase Plan Administrator may determine), (iv) is a highly compensated employee within the meaning of the Code, or (v) has not satisfied such other criteria as the Employee Stock Purchase Plan Administrator may determine consistent with Section 423 of the Code. Unless otherwise determined by the Employee Stock Purchase Plan Administrator for any offering, an employee will not be eligible to be granted purchase rights unless, on the offering date, the employee customarily works more than 20 hours per week and more than 5 months per calendar year.

No employee will be eligible for the grant of any purchase rights if, immediately thereafter, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any related corporation. An eligible employee may be granted purchase rights only if such purchase rights, together with any other rights granted under all our and any related corporations’ employee stock purchase plans, do not permit such eligible employee’s rights to purchase stock to accrue in excess of $25,000 worth of stock in any calendar year.

Following the Closing, the Company had approximately 141 employees who are eligible to participate in the Employee Stock Purchase Plan.

Participation in the Employee Stock Purchase Plan

On each offering date, each eligible employee or eligible service provider, pursuant to an offering made under the Employee Stock Purchase Plan, will be granted a purchase right to purchase up to that number of shares of Class A common stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Employee Stock Purchase Plan Administrator; provided however, that in the case of eligible employees, such percentage or maximum dollar amount will in either case not exceed 15% of such employee’s earnings during the period that begins on the offering date (or such later date as the Employee Stock Purchase Plan Administrator determines for a particular offering) and ends on the date stated in the offering, which date will be no later than the end of the offering, unless otherwise provided for in an offering.

Purchase Price

The purchase price of shares of Class A common stock acquired pursuant to purchase rights will be not less than the lesser of (i) 85% of the fair market value of the shares of Class A common stock on the offering date; or (ii) 85% of the fair market value of the shares of Class A common stock on the applicable purchase date (i.e. the last day of the applicable purchase period).

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. To the extent permitted in the offering document, a participant may increase, reduce or terminate his or her payroll deductions. All payroll deductions made on behalf of a participant are credited to his or her account under the Employee Stock Purchase Plan and deposited with our general funds. To the extent permitted in the offering document, a participant may make additional payments into such account. If required under applicable laws or regulations or if specifically provided in the offering, in addition to or instead of making contributions by payroll deductions, a participant may make contributions through a payment by cash, check, or wire transfer prior to a purchase date, in a manner we direct.

Purchase of Stock

The Employee Stock Purchase Plan Administrator will establish one or more purchase dates during an offering on which purchase rights granted for that offering will be exercised and shares of Class A common stock will be purchased in accordance with such offering. In connection with each offering, the Employee Stock Purchase Plan Administrator may specify a maximum number of shares of Class A common stock that may be purchased by any participant or all participants. If the aggregate purchase of shares of Class A common stock issuable on exercise of purchase rights granted under the offering would exceed any such maximum aggregate number, then, in the absence of any Employee Stock Purchase Plan Administrator action otherwise, a pro rata (based on each participant’s accumulated contributions) allocation of the shares of Class A common stock available will be made in as nearly a uniform manner as will be practicable and equitable.

Withdrawal

During an offering, a participant may cease making contributions and withdraw from the offering by delivering to us or any third party designated by us a company provided withdrawal form. We may impose a deadline before a purchase date for withdrawing. On such withdrawal, such participant’s purchase right in that offering will immediately terminate and we will distribute as soon as practicable to such participant all of his or her accumulated but unused contributions without interest and such participant’s purchase right in that offering will then terminate. A participant’s withdrawal from that offering will have no effect on his or her eligibility to participate in any other offerings under the Employee Stock Purchase Plan, but such participant will be required to deliver a new enrollment form to participate in subsequent offerings.

Restart

To the extent more than one purchase period is provided during an offering, the Employee Stock Purchase Plan Administrator will have the discretion to structure such offering so that if the fair market value of a share on the first trading day of a new purchase period within that offering is less than or equal to the fair market value of a share on the offering date for that offering, then (i) that offering will terminate as of the purchase date specified with respect to such purchase period, after giving effect to such purchase on the applicable purchase date, (ii) all contribution amounts not applied to the purchase of shares after giving effect to such purchase on the applicable purchase date will be refunded to the applicable participants and (iii) the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new offering period and purchase period.

Termination of Eligibility

Purchase rights granted pursuant to any offering under the Employee Stock Purchase Plan will terminate immediately if the participant either (i) is no longer an eligible employee or eligible service provider for any reason or for no reason, or (ii) is otherwise no longer eligible to participate. We will have the exclusive discretion to determine when a participant is no longer actively providing services and the date of the termination of employment or service for purposes of the Employee Stock Purchase Plan. As soon as practicable, we will distribute to such individual all of his or her accumulated but unused contributions without interest.

Leave of Absence

A participant will not be deemed to have terminated employment or failed to remain continuously employed by us or a Designated Company in the case of sick leave, military leave, or any other leave of absence approved by us; provided that such leave is for a period of not more than three months or reemployment upon the expiration of such leave is guaranteed by contract or statute. We will have sole discretion to determine whether a participant has terminated employment and the effective date on which the participant terminated employment, regardless of any notice period or garden leave required under local law.

Employment Transfers

Unless otherwise determined by the Employee Stock Purchase Plan Administrator, a participant whose employment (or in the case of eligible service providers, service) transfers or whose employment (or in the case of eligible service providers, service) terminates with an immediate rehire (or in the case of eligible service providers, reengagement) with no break in employment (or in the case of eligible service providers, service) by or between us and a Designated Company or between Designated Companies will not be treated as having terminated employment (or in the case of Eligible Service Providers, service) for purposes of participating in the Employee Stock Purchase Plan or an offering; however, if a participant transfers from an offering under the 423 Component to an offering under the Non-423 Component, the exercise of the participant’s purchase right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a participant transfers from an offering under the Non-423 Component to an offering under the 423 Component, the exercise of the purchase right will remain non-qualified under the Non-423 Component. In the event that a participant’s purchase right is terminated under the Employee Stock Purchase Plan, we will distribute as soon as practicable to such individual all of his or her accumulated but unused contributions.

Restrictions on Transfer

During a participant’s lifetime, purchase rights will be exercisable only by such participant. Purchase rights are not transferable by a participant, except by will, by the laws of descent and distribution, or, if we so permit, by a beneficiary designation.

Exercise of Purchase Rights

On each purchase date, each participant’s accumulated contributions will be applied to the purchase of shares of Class A common stock, up to the maximum number of shares of Class A common stock permitted by the Employee Stock Purchase Plan and the applicable offering, at the purchase price specified in the offering. Unless otherwise specified in the offering, no fractional shares will be issued and, if any amount of accumulated contributions remains in a participant’s account after the purchase of shares of Class A common stock on the final purchase date in an offering, such remaining amount will roll over to the next offering.

No purchase rights may be exercised to any extent unless and until the shares of Class A common stock to be issued on such exercise under the Employee Stock Purchase Plan are covered by an effective registration statement pursuant to the Securities Act, and the Employee Stock Purchase Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control, and other laws applicable to the Employee Stock Purchase Plan. If, on the purchase date, as delayed to the maximum extent permissible, the shares of Class A common stock are not registered and the Employee Stock Purchase Plan is not in material compliance with all applicable laws or regulations, as determined by us in our sole discretion, no purchase rights will be exercised and all accumulated but unused contributions will be distributed as soon as practicable to the participants without interest.

Capitalization Adjustments

In the event of a capitalization adjustment, the Employee Stock Purchase Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Employee Stock Purchase Plan, (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to the Employee Stock Purchase Plan, (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding offerings and purchase rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing offering.

Dissolution or Liquidation

In the event of our company’s dissolution or liquidation, the Employee Stock Purchase Plan Administrator will shorten any offering then in progress by setting a new purchase date prior to the consummation of such proposed dissolution or liquidation. The Employee Stock Purchase Plan Administrator will notify each participant in writing, prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date, unless prior to such date the participant has withdrawn from the offering.

Effect of Certain Corporate Transactions

In the event of:

•        a transfer of all or substantially all of our company’s assets;

•        a merger, consolidation or other capital reorganization or business combination transaction of our company with or into another corporation, entity or person; or

•        the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of our then outstanding capital stock;

then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding purchase rights or may substitute similar rights for outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights or does not substitute similar rights for such purchase rights, then the participants’ accumulated contributions will be used to purchase shares of Class A common stock prior to the corporate transaction under the outstanding purchase rights, and the purchase rights will terminate immediately after such purchase. The Employee Stock Purchase Plan Administrator will notify each participant in writing, prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date unless prior to such date the participant has withdrawn from the offering.

Spin-Off

In the event of a spin-off or similar transaction involving us, the Employee Stock Purchase Plan Administrator may take actions deemed necessary or appropriate in connection with an ongoing offering and subject to compliance with applicable laws (including the assumption of purchase rights under an ongoing offering by the spun-off company, or shortening an offering and scheduling a new purchase date prior to the closing of such transaction). In the absence of any such action by the Employee Stock Purchase Plan Administrator, a participant in an ongoing offering whose employer ceases to qualify as a related corporation as of the closing of a spin-off or similar transaction will be treated in the same manner as if the participant had terminated employment.

Amendment, Termination or Suspension of the Employee Stock Purchase Plan

The Employee Stock Purchase Plan Administrator may amend the Employee Stock Purchase Plan at any time in any respect the Employee Stock Purchase Plan Administrator deems necessary or advisable. However, except with respect to capitalization adjustments described above, stockholder approval will be required for any amendment of the Employee Stock Purchase Plan for which stockholder approval is required by applicable laws, regulations or listing requirements, including any amendment that either (i) increases the number of shares of Class A common stock available for issuance under the Employee Stock Purchase Plan, (ii) expands the class of individuals eligible to become participants and receive purchase rights, (iii) materially increases the benefits accruing to participants under the Employee Stock Purchase Plan or reduces the price at which shares of Class A common stock may be purchased under the Employee Stock Purchase Plan, (iv) extends the term of the Employee Stock Purchase Plan, or (v) expands the types of awards available for issuance under the Employee Stock Purchase Plan, but in each case only to the extent stockholder approval is required by applicable laws.

The Employee Stock Purchase Plan Administrator may suspend or terminate the Employee Stock Purchase Plan at any time. No purchase rights may be granted under the Employee Stock Purchase Plan while the Employee Stock Purchase Plan is suspended or after it is terminated.

Any benefits, privileges, entitlements, and obligations under any outstanding purchase rights granted before an amendment, suspension, or termination of the Employee Stock Purchase Plan will not be materially impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment.

Post-Closing Employment Agreements

Dr. Kennedy and Mr. Kim continue to be employed by the Company under the terms of their offer letters with Legacy Momentus.

John Rood Employment Agreement

On August 1, 2021, Momentus entered into an employment agreement with our new Chief Executive Officer, John Rood, pursuant to which Mr. Rood is entitled to an annual base salary of $800,000 per year and an annual target cash incentive bonus, which shall be up to $800,000 in 2021, based upon the achievement of certain objective or subjective criteria determined by the Momentus board of directors and pro-rated based on actual salary earned in 2021. As described above, Momentus has agreed, subject to approval of the board of directors, to grant Mr. Rood RSUs having a grant date fair value of $10,000,000. The RSU award will be immediately vested as to 6.25% of the total number of RSUs on its grant date and will vest as to 18.75% of the total number of RSUs upon August 1, 2022, the first anniversary of his start date, and as to 25% of the total number of RSUs on August 1, 2023, August 1, 2024 and August 1, 2025, the second, third and fourth anniversaries of his start date, subject to his continued employment. Furthermore, if the Federal Aviation Administration issues Momentus licenses to launch, in each case, on or before December 31, 2021, Mr. Rood’s 2021 annual cash incentive bonus award will be payable at 100% of his prorated actual base salary earned in 2021 (which is currently $800,000 per year).

Mr. Rood is also entitled to reimbursement for his commuting (including first class airfare) and temporary housing expenses from his residence to Momentus’ headquarters as reasonably required and a gross-up payment of any income taxes withheld on such commuting and temporary housing expenses until the fourth anniversary of his start date. Mr. Rood is eligible to participate in Momentus’ employee benefits plans maintained by Momentus and generally made available to similarly situated employees. Mr. Rood’s employment is “at-will” and may be terminated by either party at any time. Mr. Rood is entitled to severance payments and benefits upon a termination of his employment by Momentus without cause or by Mr. Rood for good reason, as are explained below under “Potential Payments Upon Termination or Change in Control.”

Mr. Rood will continue to be employed by Momentus under the terms of his employment agreement with Momentus.

Dawn Harms Amended and Restated Offer Letter

On July 30, 2021, Momentus and Ms. Harms amended and restated her offer letter to reflect her appointment in January 2021 to Interim Chief Executive Officer. Under Ms. Harms’ amended and restated offer letter, she is entitled to (i) an annual base salary of $350,000 per year, (ii) a one-time bonus of approximately $57,778, the amount of which represents the difference between her prior base salary of $250,000 and $350,000 for the months of January through July and (iii) an annual cash bonus for calendar year 2021 of $875,000 ($700,000 of which is consideration for her services as interim Chief Executive Officer and $175,000 of which is consideration for her services as Chief Revenue Officer). For calendar years thereafter, her base salary and annual cash bonus opportunity target and amounts will be determined by the Momentus board of directors or compensation committee of the board of directors.

As described above, Momentus has also agreed, subject to approval of the board of directors, to grant Ms. Harms an award of equity (either RSUs or restricted stock) having a grant date fair value of $1,625,000. Ms. Harms continues to be eligible to participate in the employee benefits plans maintained by Momentus and generally made available to similarly situated employees. Ms. Harms’ employment remains “at-will” and may be terminated by either party at any time. Ms. Harms is entitled to certain severance payments and benefits upon a termination of her employment by Momentus without cause or upon her death or disability, as explained in the section below entitled “Potential Payments Upon Termination or Change in Control.”

The equity awards of Ms. Harms and Mr. Rood will be granted under the 2021 Equity Incentive Plan.

Potential Payments Upon Termination or Change in Control

John Rood

Under John Rood’s employment agreement, if Mr. Rood’s employment is terminated by Momentus without “cause” or by Mr. Rood for “good reason” (as such terms are defined in his employment agreement) and Mr. Rood executes a release of claims, Mr. Rood will be entitled to (i) the aggregate amount of his base salary and target annual bonus, payable over a 12 month period from the date of his termination, (ii) a lump sum cash payment equal to his prorated annual bonus for the fiscal year during which Mr. Rood is terminated, based on actual performance, (iii) reimbursements equal to the portion of the monthly health premiums paid by Momentus on his behalf and that of his eligible dependents immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the date of termination and (b) the date that Mr. Rood and his eligible dependents become ineligible for COBRA coverage, and (iv) his outstanding unvested equity awards will vest as to that number of shares or units that would have vested had Mr. Rood remained employed until the 12 month anniversary of his termination date.

In addition, Mr. Rood’s employment agreement provides that if his employment is so terminated in the period beginning three months prior to and ending 24 months following a “change in control” (as defined in his employment agreement) and Mr. Rood executes a release of claims, he will be entitled to receive (i) a lump sum payment in the aggregate amount of 18 months of his base salary plus one and one-half times his target annual bonus, (ii) a lump sum cash payment equal to 150% of his prorated annual bonus for the fiscal year during which Mr. Rood is terminated based on actual performance, (iii) reimbursements equal to the portion of the monthly health premiums paid by Momentus on his and his eligible dependents’ behalf immediately preceding the date that his employment terminates until the earlier of (a) 18 months following the date of termination and (b) that date that Mr. Rood and his eligible dependents become ineligible for COBRA coverage, and (iv) his outstanding unvested equity awards subject to time vesting will vest in full; provided that if Mr. Rood remains employed through the consummation of the change in control and the successor to the Company or any affiliate of such successor does not agree to assume, substitute or otherwise continue such equity awards at the time of the change in control, his equity awards will vest in full immediately prior to, and contingent upon, the consummation of such change in control.

Dawn Harms

Under Ms. Harms’ amended and restated offer letter, if Ms. Harms’ employment is terminated by Momentus without “cause” (as defined in her amended and restated offer letter), or due to death or her disability, and Ms. Harms executes a release of claims, she will be entitled to (i) a lump sum cash payment equal to (a) her one-time bonus of approximately $57,778, if it has not already been paid to her, plus (b) her 2021 annual cash bonus of $700,000 for her role as interim Chief Executive Officer, if not already paid to her, plus (c) a pro-rated portion (based on days employed during 2021) of her 2021 annual cash bonus of $175,000 for her role as Chief Revenue Officer, if not already paid to her, and (ii) full accelerated vesting and exercisability of (a) her equity awards granted prior to the effective date of her amended and restated offer letter and (b) the equity award with a grant date fair value of $1,625,000 that is provided for in her amended and restated offer letter, but in each case, only to the extent such awards are then outstanding and unvested.

Non-Employee Director Compensation Policy

In connection with the Business Combination, the board adopted a new non-employee director compensation policy which was effective as of the Closing. The policy is designed to attract and retain high quality non-employee directors by providing competitive compensation and align their interests with the interests of stockholders through equity awards. It covers the compensation of all roles on the board other than the Security Director and the chairperson of the security committee.

Specifically, the policy provides for the following annual cash retainers, which will be payable quarterly in arrears and pro-rated for partial quarters of service:

Annual Board Member Service Retainer

•        All Outside Directors: $100,000

•        Outside Director serving as Chairperson: $60,000 (in addition to above)

•        Outside Director serving as Lead Independent Director: $30,000 (in addition to above)

Annual Committee Member Service Retainer

•        Member of the Audit Committee: $20,000

•        Member of the Compensation Committee: $15,000

•        Member of the Disclosure Committee: $15,000

•        Member of the Nominating and Corporate Governance Committee: $10,000

Annual Committee Chair Service Retainer (in lieu of Annual Committee Member Service Retainer)

•        Chairperson of the Audit Committee: $30,000

•        Chairperson of the Compensation Committee: $22,500

•        Chairperson of the Disclosure Committee: $22,500

•        Chairperson of the Nominating and Corporate Governance Committee: $15,000

Equity Compensation Beginning at the 2022 Annual Stockholder Meeting

Non-employee directors will receive RSU grants under the 2021 Equity Incentive Plan on and after the 2022 annual stockholder meeting, annually and upon the beginning of service, which will vest, subject to continuous service through the applicable vesting date:

•        RSUs initially valued at $350,000 upon initial election or appointment to the board, which will vest in three equal annual installments from the date of grant; and

•        Additional RSUs initially valued at $250,000 annually, which will vest upon the earlier of the first anniversary of the date of grant or the day before the next annual stockholder meeting, prorated for partial years of service (including the initial year of service).

Transitional Equity Grants

Prior to the 2022 annual meeting of stockholders, in lieu of the RSU grants described above, non-employee directors will receive transitional RSU grants upon the following terms under the 2021 Equity Incentive Plan, which will vest, subject to continuous service through the applicable vesting date:

•        Non-employee directors who serve on or after the Closing (but before the 2022 annual meeting of stockholders) will be granted RSUs initially valued at $350,000, which will vest in three equal annual installments from the date of Closing.

•        Non-employee directors who serve on or after the Closing will be granted RSUs initially valued at $250,000 multiplied by the number of whole months that the non-employee director will have served from period beginning on the Closing and ending June 1, 2022, divided by 12, which is currently estimated to be $187,500. The RSUs will vest upon the earlier to occur of June 1, 2022 and the day before the 2022 annual meeting of stockholders.

Accelerated Vesting

The vesting of the RSU grants will accelerate in full if the non-employee director remains in continuous service until immediately prior to such director’s: (i) death, (ii) “disability” or (iii) the closing of a “change in control” (as “disability” and “change in control” are defined in the 2021 Equity Incentive Plan).

Other Terms

To avoid adverse tax consequences to non-employee directors who reside outside of the U.S., the board, in its sole discretion, may provide for non-statutory stock options of equal value in lieu of RSU grants, which will have a term of ten years from the date of grant and an exercise price per share equal to 100% of the fair market value of the underlying Class A common stock on the date of grant. All other terms and conditions that apply to RSU grants under the non-employee director compensation policy will apply to such options.

If permitted by the Company, a non-employee director may elect to defer cash retainers and/or RSU awards prior to being earned into deferred stock units of the Company, which shall settle upon the earlier to occur of the director’s “separation from service” as defined in the Treasury Regulations under Code Section 409A or the date determined by the Company.

The Company will reimburse each non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at, and participation in, board of directors and committee meetings, provided they are reimbursed in accordance with the Company’s travel and expense policy.

Security Director and Chairperson of Security Committee

In addition to compensation under the non-employee director compensation policy, Victorino Mercado, as the Security Director and the chairperson of the security committee of the board of directors of Momentus will receive additional compensation pursuant to the terms of his offer letter. Mr. Mercado will receive an annual cash retainer of $50,000, payable quarterly in arrears and pro-rated for partial quarters of service. In addition, for the first three months of his service in those roles (which may be extended if warranted by the initial duties), Mr. Mercado is also entitled to a monthly cash retainer of $20,834.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation and indemnification arrangements for our directors and executive officers, which are described elsewhere in this prospectus, the following is a description of each transaction since January 1, 2017 and each currently proposed transaction in which:

•        we, SRAC or Legacy Momentus have been or are to be a participant;

•        the amounts involved exceeded or exceeds $120,000; and

•        any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Support Agreement

In connection with the Merger Agreement, Prime Movers Lab Fund I, L.P (“PML”) and an affiliated entity of PML, entered into a support agreement with SRAC pursuant to which, among other things, they agreed to support the transactions contemplated by the Merger Agreement, including agreeing to execute a written consent constituting the requisite Momentus stockholder approval within three business days of the registration statement relating to the Business Combination becoming effective.

Amended and Restated Registration Rights Agreement

In connection with the Closing, the Company, the Sponsor, SRAC PIPE Partners LLC (“SRAC Partners”), and Cantor Fitzgerald & Co. (collectively, the “Existing Holders”), and PML, Momentus PML SPV 1, L.P. and Momentus PML SPV 2 LP (collectively, the “Momentus Holders” and together with the Existing Holders and the Momentus Holders, the “Registration Rights Holders”) entered into an Amended and Restated Registration Rights Agreement, dated as of August 12, 2021 (the “Amended and Restated Registration Rights Agreement”). Under the Amended and Restated Registration Rights Agreement, the Company is obligated to file a registration statement with the Commission to register the resale of certain shares of the Company’s Class A Stock held by the Registration Rights Holders, in addition to private placement warrants held by the Existing Holders and shares of the Company’s Class A Stock issuable upon the exercise of the private placement warrants.

The Company agreed to use its reasonable best efforts to have the registration statement become effective as soon as practicable after the filing thereof but in no event later than the earlier of (i) 60 days following the filing deadline (or 90 days after the filing deadline if the registration statement is reviewed by, and receives comments from, the Commission) and (ii) five business days after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the registration statement will not be “reviewed” or will not be subject to further review. In addition, pursuant to the terms of the Amended and Restated Registration Rights Agreement and subject to certain requirements and customary conditions, the Existing Holders are entitled to make up to three demands for registration in the aggregate and the Momentus Holders are entitled to make up to three demands for registration in the aggregate, that the Company register shares of Class A Stock held by these parties. The Amended and Restated Registration Rights Agreement also provides “piggy-back” registration rights to such stockholders and their permitted transferees, subject to certain requirements and customary conditions.

Additionally, the Amended Registration Rights Agreement contains certain restrictions on transfer with respect to the shares of Class A Stock held by the Existing Holders and Cantor immediately following the Closing (not including the shares of Class A Stock issued in the PIPE Investment pursuant to the terms of the Subscription Agreements), including (a) in the case of the Existing Holders a lock-up of shares of Class A Stock held by the Existing Holders as a result of the conversion of founder shares (“Founder Shares”) into Class A Stock immediately prior to the Closing, on the earlier of (i) six months after the Closing Date or (ii) the first date the closing price of the Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after Closing Date or (iii) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property, and (b) in the case of certain Class A Stock and warrants to purchase Class A

Stock held by the Sponsor and Cantor or their permitted transferees, the period ending 30 days after the Closing Date. Notwithstanding the foregoing, with respect to SRAC Partners, only the 176,471 shares of Class A Stock held by SRAC PIPE Partners LLC that were converted from Founder Shares are subject to the lock-up.

The Amended and Restated Registration Rights Agreement amends and restates the registration rights agreement that was entered into by SRAC, the Sponsor and the other parties thereto in connection with SRAC’s initial public offering. The Amended and Restated Registration Rights Agreement will terminate on the earlier of (i) the 10th anniversary of the date of the Amended and Registration Rights Agreement, (ii) the date as of which all of the registrable securities have been sold pursuant to a registration statement or (iii) with respect to a particular Registration Rights Holder, the date as of which all registrable securities held by such holder have been sold pursuant to a registration statement or under Rule 144 or another exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Amended and Restated Registration Rights Agreement also provides “piggy-back” registration rights to such stockholders and their permitted transferees, subject to certain requirements and customary conditions.

Lock-Up Agreements

In connection with the Closing, Prime Movers Lab (“PML”) and certain affiliates of PML entered into a lock-up agreement containing certain restrictions on transfer with respect to the shares of Class A Stock held by them immediately following the Closing (not including the shares of Class A Stock issued in the PIPE Investment pursuant to the terms of the Subscription Agreements), including a lock-up of such shares ending on the earliest to occur of (a) six months after the closing date of the Mergers, (b) the first date the closing price of the Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the closing date of the Mergers, and (c) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s securityholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.

Additionally, the Sponsor, Brian Kabot, James Norris, Juan Manuel Quiroga, Marc Lahmann, Kellen O’Keefe and James Hofmockel entered into a letter agreement dated November 7, 2019, as amended on October 7, 2020 (as amended, the “Insider Letter”) whereby shares of the Company’s Class A Stock that were converted from Founder Shares immediately prior to the Closing and which are held by them will be locked-up until the earlier of (a) six months after the completion of the Business Combination or (b) subsequent to the Business Combination, (x) if the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Pre-Business Combination Related Party Transactions of SRAC

In June 2019, SRAC issued an aggregate of 4,312,500 founder shares to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.006 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of its IPO (excluding the private placement units and underlying securities). The founder shares (including the SRAC Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

The Sponsor and Cantor purchased an aggregate of 545,000 private placement units at a price of $10.00 per unit, for a purchase price of $5,450,000. The founder shares included up to 562,500 shares subject to forfeiture. Because the underwriters of the IPO exercised their over-allotment in full, all 4,062,500 shares remain outstanding (after giving effect to the relinquishment of 250,000 shares pursuant to the SEC’s settled order announced on July 13, 2021). There will be no redemption rights or liquidating distributions from the Trust Account with respect to the founder shares, private placement units (or the shares or warrants that are a part of the private placement units), which will expire worthless if SRAC does not consummate a business combination by August 13, 2021 or the extension date, as applicable.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its founder shares until the earlier to occur of: (A) six months after the completion of a business combination or (B) subsequent to a business combination, (x) if the last sale price of the SRAC Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a business combination (with such clauses (A) and (B) as amended by the Sponsor Agreement), or (y) the date on which SRAC completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of SRAC’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

On June 28, 2019, the Sponsor agreed to loan SRAC an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the IPO. Borrowings outstanding under the Promissory Note of $222,725 were repaid upon the consummation of the IPO on November 13, 2019.

In February 2021, Stable Road Capital and DIBALYD Investments, an affiliate of Nala Investments, each loaned $300,000 to SRAC pursuant to non-interest-bearing promissory notes in order to finance transaction and working capital costs. The promissory notes mature upon the earlier of August 31, 2021 or the consummation of SRAC’s initial Business Combination.

SRAC pays Stable Road Capital, LLC, an affiliate of its sponsor, a total of $10,000 per month for office space, utilities and administrative support. Upon completion of SRAC’s initial business combination or liquidation, SRAC will cease paying these monthly fees.

On October 7, 2020, SRAC entered into Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase an aggregate of 17,500,000 shares of Class A common stock in the PIPE Investment for $10.00 per share. Subsequently, the Subscription Agreement pursuant to which Brainyspace LLC would invest $5.0 million in the PIPE Investment was terminated and, in replacement thereof, Stable Road Capital LLC entered into a Subscription Agreement to invest $3.0 million and Nala Investments LLC entered into a Subscription Agreement to invest $2.0 million in the PIPE Investment.

On July 15, 2021, Stable Road Capital LLC and Nala Investments LLC entered into amendments to their Subscription Agreements pursuant to which SRAC will also issue them, and the other PIPE Investors, at the closing of the PIPE Investment, warrants to purchase one share of Class A common stock at a price of $11.50 per share (subject to adjustment as described in the Warrant Agreement) for each share of Class A common stock purchased pursuant to such Subscription Agreement.

Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by SRAC to the Sponsor or SRAC’s officers, directors or advisors or any affiliate of the Sponsor or SRAC’s officers, directors or advisors prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on SRAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. SRAC’s audit committee will review on a quarterly basis all payments that were made to its sponsor, officers, directors, advisors, its affiliates or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on SRAC’s behalf.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of SRAC’s officers and directors may, but are not obligated to, loan SRAC funds as may be required. If SRAC completes an initial business combination, it would repay such loaned amounts. In the event that the initial business combination does not close, SRAC may use a portion of the working capital to be held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of SRAC’s initial business combination. The units would be identical to the private placement units. The terms of such loans by SRAC’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. SRAC does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as SRAC does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account.

At the consummation of the Mergers, SRAC, Sponsor, certain existing holder(s) of SRAC capital stock (including SRAC Partners) and certain Company stockholders, in each case who will receive SRAC Class A common stock pursuant to the Merger Agreement and the transactions contemplated thereby will enter into the Amended and Restated Registration Rights Agreement in respect of the shares of SRAC Class A common stock issued to Sponsor and such

Company stockholders in connection with the transactions set forth above. Pursuant to such agreement, such holders and their permitted transferees will be entitled to certain customary registration rights, including, among other things, demand, shelf and piggy-back rights, subject to cut-back provisions. Pursuant to the Registration Rights Agreement, Sponsor and SRAC Partners will agree not to sell, transfer, pledge or otherwise dispose of shares of SRAC Class A common stock or other securities exercisable therefor for certain time periods specified therein.

Pre-Business Combination Related Party Transactions of Legacy Momentus

Simple Agreements for Future Equity

Legacy Momentus issued Simple Agreement for Future Equity (“SAFE”) notes totaling approximately $13.3 million and $20.5 million to affiliates of Prime Movers Lab Fund I LP (“Prime Movers”) in 2020 and 2021, respectively. The SAFE notes provided Prime Movers affiliates the right to certain shares of Legacy Momentus’ capital stock upon an equity financing. Under the terms of the Merger Agreement, each SAFE note that was outstanding was automatically converted into the right to receive the aggregate Per Share Company Stock Consideration payable in accordance with the terms of such applicable SAFE note in connection with the transactions contemplated by the Merger Agreement. Each SAFE note so converted was immediately thereafter terminated in accordance with its terms.

Preferred Stock and PIPE Investments

On November 1, 2018, June 21, 2019, October 10, 2019 and November 8, 2019, Prime Movers and an affiliate purchased 9,349,289 shares of Series Seed Preferred Stock, 4,751,218 shares of Series Seed-2 Preferred Stock, 51,635,110 shares of Series A Preferred Stock and 21,514,629 shares of Series A-1 Preferred Stock from Legacy Momentus for $2,000,000, $500,000, $15,000,000 and $5,000,000, respectively. In addition, Prime Movers Growth Fund I LP, an affiliate of PML, purchased 1 million shares of the Company’s Class A Stock and received warrants to purchase 1 million shares of Class A Stock in the PIPE Investment which was consummated at the Closing.

Business Arrangements with Legacy Momentus’s Executive Officers and Directors or their Immediate Family Members

Indemnification Agreements

Our amended and restated charter contains provisions limiting the liability of executive officers and directors, and our amended and restated bylaws provide that the Company will indemnify each of its officers and directors to the fullest extent permitted under Delaware law.

We have entered into indemnification agreements with all of our directors and executive officers and certain other key employees. The indemnification agreements provide that the Company will indemnify each of its directors and executive officers against any and all expenses incurred by such director or executive officer because of his or her status as one of the Company’s directors or executive officers to the fullest extent permitted by Delaware law, our amended and restated charter and our amended and restated bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors and executive officers in connection with a legal proceeding involving his or her status as a director or executive officer. For more information regarding these indemnification agreements, see the section entitled “Limitation on Liability and Indemnification of Officers and Directors.”

Related Party Transactions Policy

In connection with the Closing, the board adopted a written related party transactions policy. The policy provides that officers, directors, holders of more than 5% of any class of the Company’s voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with the Company without the prior consent of the audit committee, or other independent members of the board in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for the Company to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the audit committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of August 12, 2021 by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;

•        each of our executive officers and directors; and

•        all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership, the Company deemed outstanding shares of its Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of August 12, 2021. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The percentage ownership of Class A Stock is based on 79,772,262 shares of Class A Stock outstanding as of August 12, 2021.

Unless otherwise indicated and subject to applicable community property laws, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock of the Company beneficially owned by them.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Momentus Inc., 3901 N. First Street, San Jose, CA 95134.

Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owners	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Class A Common Stock
5% Stockholders:
SRC-NI Holdings, LLC(1)(2)	4,381,029	5.5%
Juan Manuel Quiroga(1)(2)	4,381,029	5.5%
Edward K. Freedman(1)(2)(3)	5,857,500	7.3%
Entities associated with Prime Movers Lab(7)	25,996,648	32.6%
Directors and Named Executive Officers:
Jikun Kim	—	—%
Dawn Harms(8)	120,131	* %
Brian Kabot(1)(2)	4,381,029	5.5%
Chris Hadfield	—	—%
John C. Rood	—	—%
Kimberly A. Reed	—	—%
Mitchel B. Kugler	—	—%
Linda J. Reiners	—	—%
Victorino G. Mercado	—	—%
Directors and executive officers as a group (10 individuals)(8)	4,501,160	5.7%

____________

*        Less than one percent.

(1)      Represents 4,381,029 shares of Class A Stock and warrants to purchase 247,500 shares of Class A Common Stock held by SRC-NI Holdings, LLC, SRAC’s sponsor (the “Sponsor”). Brian Kabot, Juan Manuel Quiroga and Edward Freedman are the managers of SRC-NI Holdings LLC (the “Sponsor”) and have voting and investment discretion with respect to the securities held by the Sponsor. As such, each of them may be deemed to share beneficial ownership of the securities held directly by the Sponsor. The business address of the Sponsor is 1345 Abbot Kinney Blvd., Venice, California 90291.

(2)      The Sponsor is the record holder of 4,381,029 of the shares of Class A Stock reported hereby. Mr. Kabot is a member of the Sponsor. The business address of the Sponsor is 1345 Abbot Kinney Blvd., Venice, California 90291. The Sponsor’s board of managers is comprised of Edward K. Freedman, Brian Kabot and Juan Manuel Quiroga. Consequently, each of these individuals may be deemed the beneficial owner of the shares held by the Sponsor and shares voting and dispositive control over such securities.

(3)      Includes 1,176,471 shares of Class A Stock held by SRAC Partners and 300,000 shares of Class A Stock held by Stable Road Capital LLC. Stable Road Capital LLC is the managing member of SRAC Partners, and Edward Freedman is the sole member of Stable Road Capital LLC. As such, Mr. Freedman may be deemed to possess beneficial ownership of the securities held directly by SRAC Partners and Stable Road Capital LLC.

(4)      According to Schedule 13G filed with the SEC on February 14, 2020 by HGC Investment Management Inc. HGC Investment Management Inc. serves as the investment manager to HGC Arbitrage Fund LP, an Ontario limited partnership (the “Fund”), with respect to the Class A common stock held by HGC Investment Management Inc. on behalf of the Fund. The business address of HGC Investment Management Inc. is 366 Adelaide, Suite 601, Toronto, Ontario M5V 1R9, Canada.

(5)      According to a Schedule 13G/A filed with the SEC on February 16, 2021 by 683 Capital Management, LLC, 683 Capital Partners, LP and Ari Zweiman. The business address of each of the foregoing is 3 Columbus Circle, Suite 2205, New York, NY 10019.

(6)      According to a Schedule 13G filed with the SEC on February 16, 2021 by Susquehanna Securities, LLC. The business address of the foregoing is 401 E. City Avenue Suite 220, Bala Cynwyd, PA 19004.

(7)      Includes (i) 16,078,460 shares held by PML, (ii) 6,373,200 shares held of record by Momentus PML SPV 1 LP (“PML SPV 1”), (iii) 1,018,594 shares held of record by Momentus PML SPV 2 LP (“PML SPV 2”), (iv) 2,526,394 shares held of record by Momentus PMS SPV3 LP (“PML SPV 3”). Prime Movers Lab GP I LLC (“PML GP”), is the general partner of PML, PML SPV 1, PML SPV 2, PML SPV 3. Dakin Sloss is the manager of PML GP and may be deemed to have or share beneficial ownership of the shares held by PML, PML SPV 1, PML SPV 2 and PML SPV 3. The mailing address of PML, PML SPV 1, PML SPV 2 and PML SPV 3 is PO Box 12829, Jackson, WY 83002.

(8)      Includes 120,131 shares issuable upon exercise of outstanding options exercisable within 60 days of August 12, 2021.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 63,204,637 shares of our Class A Stock and 272,500 Private Warrants. The Sponsor acquired the Founder Shares and Private Warrants in connection with the IPO. In connection with the transactions contemplated by the Merger Agreement, the Sponsor was issued Earn-Out Shares, subject to vesting in accordance with the Merger Agreement.

A description of our relationships with certain of the Selling Securityholders and their affiliates is set forth in “Certain Relationships and Related Transactions.”

The securities being registered by the registration statement of which this prospectus forms a part are being registered pursuant to registration rights that have been granted to certain of the Selling Securityholders in respect of the securities described above. For additional information regarding certain of these registration rights, see the section entitled “Description of Securities — Amended and Restated Registration Rights Agreement” and Certain Relationships and Related Transactions — Amended and Restated Registration Rights Agreement.

The following table sets forth certain information as of August 12, 2021, concerning the shares of Class A Stock and Private Warrants that may be offered from time to time by each Selling Securityholder under this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders, will issue, offer or sell, any of the securities.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.

Up to 8,625,000 shares of Class A Common Stock issuable upon exercise of the Public Warrants are not included in the table below, unless specifically indicated in the footnotes therein.

Unless otherwise indicated below, the address of each Selling Securityholder listed in the table below is c/o Momentus Inc., 3901 N. First Street, San Jose, CA 95134.

Name	Shares of Class A Stock				Warrants to Purchase Class A Stock
	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Holders of Founder Shares
SRC-NI Holdings, LLC(1)	4,628,529	4,628,529	—	—	247,500	247,500	—	—
SRAC PIPE Partners LLC(2)	2,176,471	2,176,471	—	—	—	—	—	—
Holders of Underwriter Shares
Cantor Fitzgerald & Co.(3)	75,000	75,000	—	—	25,000	25,000	—	—
Holders of Finder Shares
Pickwick Capital Partners, LLC(4)	4,000	4,000	—	—	—	—	—	—
Jeffrey D. Appel(5)	46,000	46,000	—	—	—	—	—	—
Holders of PIPE Shares and Private Warrants
Axon Partners, L.P.(6)	904,600	904,600	—	—	—	—	—	—
Axon International, LP(6)	95,400	95,400	—	—	—	—	—	—
Stable Road Capital LLC(7)	600,000	600,000	—	—	—	—	—	—
DIBALYD Investments LLC(8)	400,000	400,000	—	—	—	—	—	—
SMALLCAP World Fund, Inc.(9)	4,450,000	4,450,000	—	—	—	—	—	—
Highbridge Tactical Credit Master Fund, L.P.(10)	1,507,948	1,507,948	—	—	—	—	—	—
Highbridge SPAC Opportunity Fund, L.P.(11)	1,492,052	1,492,052	—	—	—	—	—	—
Kamunting Street Master Fund, Ltd.(12)	800,000	800,000	—	—	—	—	—	—
XZAR Momentus LLC(13)	2,000,000	2,000,000	—	—	—	—	—	—
Charles Schein Family Partners LLC(14)	200,000	200,000	—	—	—	—	—	—
Kinobody Fitness Inc.(15)	100,000	100,000	—	—	—	—	—	—
Michael Schein Family Partners LLC(16)	100,000	100,000	—	—	—	—	—	—
MR Scale Series MS LLC(17)	1,400,000	1,400,000	—	—	—	—	—	—
TRC Venture Fund II LLC(18)	200,000	200,000	—	—	—	—	—	—
Exempt Trust for Edgar D. Jannotta eu Edgar D. Jannotta 2010 Family Trust(19)	200,000	200,000	—	—	—	—	—	—
Edward Cochran(20)	100,000	100,000	—	—	—	—	—	—
Kantstraat LLC(21)	50,000	50,000	—	—	—	—	—	—
Tribe Capital VI, LLC Series 6(22)	1,000,000	1,000,000	—	—	—	—	—	—
West Coast Equity Partners LLC(23)	2,400,000	2,400,000	—	—	—	—	—	—
Affiliates of Momentus (Holders of Merger Consideration Shares and/or Rollover Options)
Entities associated with Prime Movers Lab(24)	27,996,648	27,996,648	—	—	—	—	—	—
Dawn Harms(25)	250,712	250,712	—	—	—	—	—	—
Holders of Shares Issued Upon Exercise of Options
Former Employees(26)	634,708	634,708	—	—	—	—	—	—
Holders of Shares Issuable Upon Exercise of Options
Former Employees(26)	767,569	767,569	—	—	—	—	—	—

____________

(1)      Represents 4,381,029 shares of Class A Stock and warrants to purchase 247,500 shares of Class A Common Stock held by SRC-NI Holdings, LLC, SRAC’s sponsor (the “Sponsor”). Brian Kabot, Juan Manuel Quiroga and Edward Freedman are the managers of SRC-NI Holdings LLC (the “Sponsor”) and have voting and investment discretion with respect to the securities held by the Sponsor. As such, each of them may be deemed to share beneficial ownership of the securities held directly by the Sponsor. The business address of the Sponsor is 1345 Abbot Kinney Blvd., Venice, California 90291.

(2)      Represents 1,176,471 shares of Class A Common Stock and warrants to purchase 1,000,000 shares of Class A Common Stock held by SRAC PIPE Partners LLC. Stable Road Capital LLC is the managing member of SRAC PIPE Partners LLC, and Edward Freedman is the sole member of Stable Road Capital LLC. As such, Mr. Freedman may be deemed to possess beneficial ownership of the securities held directly by SRAC PIPE Partners LLC. The address of SRAC PIPE Partners LLC is c/o Stable Road Capital LLC 1345 Abbot Kinney Boulevard Venice, CA 90291.

(3)     Represents 50,000 shares of Class A Common Stock and warrants to purchase 25,000 shares of Class A Common Stock held by Cantor Fitzgerald and Co. (“Cantor”). Howard W. Lutnick, through indirect beneficial ownership of the general partners of Cantor, has voting and investment control over these shares. Cantor’s sales and trading division may purchase and sell common shares or other securities of the Company in the open market in the ordinary course of its brokerage business as a market maker or otherwise on behalf of customers. These shares are not included in the table above. The address of Cantor is 110 East 59th Street 7th Floor, New York, Y 10022.

(4)      Represents 4,000 shares of Class A Common Stock held by Pickwick Capital Partners, LLC. Douglas Greenwood and David Danovitch are managers of Pickwick Capital Partners, LLC and therefore may be deemed to have voting and dispositive power over the shares held by Pickwick Capital Partners. The address of Pickwick Capital Partners is 445 Hamilton Ave, Suite 1102, White Plains, NY 10601.

(5)      Represents 46,000 shares of Class A Common Stock held by Jeffrey D. Appel. The business address of Jeffrey D. Appel is 445 Hamilton Ave, Suite 1102, White Plains, NY 10601.

(6)      Includes (i) 452,300 shares of Class A Common Stock and warrants to purchase 452,300 shares of Class A Common Stock held by Axon Partners, L.P., and (ii) 47,700 shares of Class A Common Stock and warrants to purchase 47,700 shares of Class A Common Stock held by Axon International, LP. Dinakar Singh is the Chief Executive Officer of Axon Capital, LP, which is the manager of Axon Partners, L.P. and Axon International, LP and therefore may be deemed to have voting and dispositive power over the shares held by Axon Partners, L.P. and Axon International, LP. The address of Axon Partners, L.P. and Axon International, LP is 126 East 56th Street, 30th Floor, New York, NY 10022.

(7)      Represents 300,000 shares of Class A Common Stock and warrants to purchase 300,000 shares of Class A Common Stock held by Stable Road Capital LLC. Edward Freedman is the sole member of Stable Road Capital LLC and therefore may be deemed to possess beneficial ownership of the securities held directly by Stable Road Capital LLC. The address of Stable Road Capital LLC is c/o Stable Road Capital LLC 1345 Abbot Kinney Boulevard Venice, CA 90291.

(8)      Represents 200,000 shares of Class A Common Stock and warrants to purchase 200,000 shares of Class A Common Stock held by DIBALYD Investments LLC. Emilio Diez Barroso, Emilio Diez Barroso Azcarraga, Jorge Vargas and Fernando Diez are managers of DIBALYD Investments LLC and therefore may be deemed to have voting and dispositive power over the shares held by DIBALYD Investments LLC. The address of DIBALYD LLC is 225 Santa Monica Blvd, Suite 500, Santa Monica, CA 90401.

(9)      Represents 2,225,000 shares of Class A Common Stock and warrants to purchase 2,225,000 shares of Class A Common Stock held by SMALLCAP World Fund, Inc. Julian N. Abdey, Michael Beck, Peter Eliot, Brady L. Enright, Bradford F. Free, Leo Hee, Roz Hongsaranagon, Jonathan Knowles, Harold H. La, Dimitrije M. Mitrinovic, Aidan O’Connell, Samir Parekh, Andraz Razen, Renaud H. Samyn, Arun Swaminathan and Gregory W. Wendt, as portfolio managers, have voting and investment power over the securities held by SMALLCAP World Fund, Inc. The address of SMALL CAP World Fund, LLC is 333 South Hope Street 55th Floor Los Angeles, CA 90071.

(10)    Represents 753,974 shares of Class A Common Stock and warrants to purchase 753,974 shares of Class A Common Stock held by Highbridge Tactical Credit Master Fund, L.P. Highbridge Capital Management, LLC, the trading manager of Highbridge Tactical Credit Master Fund, L.P. (the “Highbridge Fund”), may be deemed to be the beneficial owner of the shares held by the Highbridge Fund. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the Highbridge Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(11)    Represents 746,026 shares of Class A Common Stock and warrants to purchase 746,026 shares of Class A Common Stock held by Highbridge SPAC Opportunity Fund, L.P. Highbridge Capital Management, LLC, the trading manager of Highbridge SPAC Opportunity Fund, L.P. (the “Highbridge SPAC Fund”), may be deemed to be the beneficial owner of the shares held by the Highbridge SPAC Fund. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the Highbridge SPAC Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(12)    Represents 400,000 shares of Class A Common Stock and warrants to purchase 400,000 shares of Class A Common Stock held by Kamunting Street Master Fund, Ltd. Allan Teh is the Chief Executive Officer of Kamunting Street Capital Management, L.P., the manager of Kamunting Street Master Fund, Ltd. and therefore may be deemed to have voting and dispositive power over the shares held by Kamunting Street Master Fund, Ltd. The address of Kamunting Street Fund, Ltd. is 119 Washington Ave. Suite 600, Miami Beach, FL 33139.

(13)    Represents 1,000,000 shares of Class A Common Stock and warrants to purchase 1,000,000 shares of Class A Common Stock held by Xzar Momentus LLC. The address of Xzar Momentus LLC is 13916 W. Sunset Blvd, Pacific Palisades, CA 90272.

(14)    Represents 100,000 shares of Class A Common Stock and warrants to purchase 100,000 shares of Class A Common Stock held by Charles Schein Family Partners LLC. The address of Charles Schein Family Partners LLC is 1003 Benedict Canyon Drive Beverly Hills, CA 90210.

(15)    Represents 50,000 shares of Class A Common Stock and warrants to purchase 50,000 shares of Class A Common Stock held by Kinobody Fitness Inc. The address for Kinobody Fitness Inc. is 27 Blyth Hill Road, Toronto, Ontario, Canada.

(16)    Represents 50,000 shares of Class A Common Stock and warrants to purchase 50,000 shares of Class A Common Stock held by Michael Schein Family Partners LLC. The address of Michael Schein Family Partners LLC is 400 Evelyn Pl., Beverly Hills, CA 90210.

(17)    Represents 700,000 shares of Class A Common Stock and warrants to purchase 700,000 shares of Class A Common Stock held by MR Scale Series M1 LLC. Pavel Cherkashin is a managing partner of MR Scale Series M1 LLC and therefore, may be deemed to have voting and dispositive power over the shares held by MR Scale Series M1 LLC. The address of MR Scale Series M1 LLC is 149 New Montgomery Street, Suite 434, San Francisco, CA 94105.

(18)    Represents 100,000 shares of Class A Common Stock and warrants to purchase 100,000 shares of Class A Common Stock held by TRC Venture Fund II. Genesis Guanga is the managing member of TRC Venture Fund II and therefore may be deemed to have voting and dispositive power over the shares held by TRC Venture Fund II. The address for TRC Venture Fund II is 320 Hall Street, Suite 201, Grand Rapids, MI 49507.

(19)    Represents 100,000 shares of Class A Common Stock and warrants to purchase 100,000 shares of Class A Common Stock held by the Exempt Trust for Edgar D. Jannotta eu Edgar D. Jannotta 2010 Family Trust (the “Jannotta Family Trust”). Edgar D. Jannotta Jr., as trustee of the Jannotta Family Trust, may be deemed the beneficial owner of shares held by the Jannotta Family Trust. The address of the Exempt Trust for Edgar D. Jannotta eu Edgar D. Jannotta 2010 Family Trust is P.O. Box 504, Teton Village, WY 83025.

(20)    Represents 50,000 shares of Class A Common Stock and warrants to purchase 50,000 shares of Class A Common Stock held by Edward Cochran. The business address of Edward Cochran is 20030 Marchmont Rd. Shaker Heights, OH 44122.

(21)    Represents 25,000 shares of Class A Common Stock and warrants to purchase 25,000 shares of Class A Common Stock held by Kantstraat LLC. Brandon Kanitz is a managing member of Thornapple River Capital, the sole manager of Kantstraat LLC, and therefore, may be deemed to have voting and dispositive power over the shares held by Kantstraat LLC. The address of Kantstraat LLC is 320 Hall Street, Suite 201, Grand Rapids, MI 49507.

(22)    Represents 500,000 shares of Class A Common Stock and warrants to purchase 500,000 shares of Class A Common Stock held by Tribe Capital VI, LLC Series 6. Tribe Capital VI, LLC Series 6 is a series limited liability company. The manager of Tribe Capital VI, LLC Series 6 is Tribe Capital Partners VI, LLC. Tribe Capital Partners VI, LLC is in turn managed by Tribe Capital Management, LLC, a registered investment adviser. As such, Tribe Capital Partners VI, LLC and Tribe Capital Management, LLC may be deemed to have beneficial ownership of the securities over which Tribe Capital VI, LLC Series 6 has voting or dispositive power. Tribe Capital Management, LLC is controlled by its members, that act by unanimous approval and which ultimately possess voting and dispositive power with respect to the shares held by Tribe Capital VI, LLC Series 6. The individual members of Tribe Capital Management, LLC are Arjun Sethi, Theodore Maidenberg, and Jonathan Hsu. The address of Tribe Capital VI, LLC Series 6 is 2700 19th Street San Francisco, CA 94110.

(23)    Represents 1,200,000 shares of Class A Common Stock and warrants to purchase 1,200,000 shares of Class A Common Stock held by West Coast Equity Partners LLC. Alexander Lazovsky is the managing member of West Coast Equity Partners LLC and therefore may be deemed to have voting and dispositive power over the shares held by West Coast Equity Partners LLC. The address of West Coast Equity Partners LLC is 16192 Coastal Highway, Lewes, DE 19958.

(24)    Includes (i) 16,078,460 shares held by PML, (ii) 6,373,200 shares held of record by Momentus PML SPV 1 LP (“PML SPV 1”), (iii) 1,018,594 shares held of record by Momentus PML SPV 2 LP (“PML SPV 2”), (iv) 2,526,394 shares held of record by Momentus PMS SPV3 LP (“PML SPV 3”) and (v) 1,000,000 shares of Class A Common Stock and warrants to purchase 1,000,000 shares of Class A Common Stock held by Prime Movers Growth Fund I LP (“PMG”). Prime Movers Lab GP I LLC (“PML GP”), is the general partner of PML, PML SPV 1, PML SPV 2, PML SPV 3 and PMG. Dakin Sloss is the manager of PML GP and may be deemed to have or share beneficial ownership of the shares held by PML, PML SPV 1, PML SPV 2 and PML SPV 3. The mailing address of PML, PML SPV 1, PML SPV 2 and PML SPV 3 is P.O. Box 12829, Jackson, WY 83002.

(25)    Consists of 250,712 shares of Class A Common Stock issuable upon exercise of options.

(26)    Consists of (i) 65,946 shares of Class A Common Stock issuance upon exercise of options held by Jason Hummelt, (ii) 210,063 shares of Class A Common Stock held by Alexander Wicks, (iii) 597,157 shares of Class A Common Stock held by Alexander Fishkin, (iv) 28,982 shares of Class A Common Stock held by Nicholas Gascon, (v) 170,412 shares of Class A Common Stock held by Matthew Parman, (vi) 31,434 shares of Class A Common Stock held by Kathy Shockey, and (vii) 298,283 shares of Class A Common Stock issuance upon exercise of options held by Vincent J. Deno.

DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all of the information that may be important to you, and is qualified by reference to the Second Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the Amended and Restated Registration Rights Agreement, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Second Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the Amended and Restated Registration Rights Agreement in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Pursuant to the terms of the Second Amended and Restated Certificate of Incorporation, our authorized capital stock consists of:

•        250,500,000 shares of Class A Stock, $0.00001 par value per share;

•        10,000,000 shares of undesignated Preferred Stock, $0.00001 par value per share (“Preferred Stock”).

As of August 12, 2021, there were 79,772,262 shares of Class A Common Stock outstanding and no shares of Preferred Stock outstanding.

Common Stock

Voting Power

Holders of Class A Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The holders of Class A Stock will generally vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by Delaware law or the Second Amended and Restated Certificate of Incorporation.

The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws established a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. The Second Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors.

Dividend Rights

Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of Class A Stock are entitled to receive dividends out of funds legally available if the board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the board may determine.

No Preemptive or Similar Rights

Class A Stock are not entitled to preemptive rights, and are not subject to conversion (except as noted above), redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If the Company becomes subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to the stockholders would be distributable ratably among the holders of Class A Stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Fully Paid and Non-Assessable

All of the outstanding shares of Class A Stock are fully paid and non-assessable.

Preferred Stock

The board is authorized, subject to limitations prescribed by Delaware law, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by the stockholders. The board can also increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.

The board may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Class A Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company and may adversely affect the market price of Class A Stock and the voting and other rights of the holders of Class A Stock. There are no current plans to issue any shares of Preferred Stock.

Warrants

As of August 12, 2021, there were Public Warrants outstanding to purchase an aggregate of 8,625,000 shares of Class A Stock and Private Warrants outstanding to purchase an aggregate of 11,272,500 shares of Class A Stock.

Public Warrants

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of Business Combination. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder.

The Public Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation.

Momentus will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to Momentus satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable and Momentus will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will Momentus be required to net cash settle any Public Warrant. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of a unit containing such warrant, if any, will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

Momentus has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, to use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the Public Warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective by the 60th business day after the closing of the Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when Momentus will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when Momentus shall have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis.

Once the Public Warrants become exercisable, Momentus may call the Public Warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption given after the Public Warrants become exercisable (the “30-day redemption period”) to each holder of Public Warrants; and

•        if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before Momentus sends the notice of redemption to the holders of Public Warrants.

If and when the Public Warrants become redeemable by Momentus, it may not exercise its redemption right if the issuance of shares of common stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or Momentus is unable to effect such registration or qualification. Momentus will use its best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the Public Warrants were offered by it in the IPO.

Momentus has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Momentus issues a notice of redemption of the Public Warrants, each holder of Public Warrants will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If Momentus calls the Public Warrants for redemption as described above, Momentus’ management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” Momentus’ management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on Momentus’ stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of Momentus’ Public Warrants. If Momentus’ management takes advantage of this option, all holders of Public Warrants would surrender their Public Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If Momentus’ management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. Momentus’ believes this feature is an attractive option to it if Momentus’ does not need the cash from the exercise of the warrants after the Business Combination. If Momentus calls its warrants for redemption and Momentus’ management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that holders of Public Warrants would have been required to use had all holders of Public Warrants been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each whole Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Momentus, at any time while the Public Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of Momentus’ capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which Momentus’ is the continuing corporation and that does not result in any reclassification or reorganization of Momentus’ outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which Momentus is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the Public Warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The holders of Public Warrants do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the Public Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, Momentus will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrantholder.

Private Warrants

The Private Warrants (including the Class A Stock issuable upon exercise of the Private Warrants) will not be transferable, assignable or salable until 30 days after the Closing of the Business Combination, which is September 12, 2021 (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Warrants have terms and provisions that are identical to those of the Public Warrants sold as part of the public units in the IPO, including as to exercise price, exercisability and exercise period. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants included in the public units sold in the IPO.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Anti-Takeover Provisions

Some provisions of Delaware law, the Second Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws contain provisions that could make the following transactions more difficult: an acquisition of the Company by means of a tender offer; an acquisition of the Company by means of a proxy contest or otherwise; or the removal of incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the Company’s best interests, including transactions that provide for payment of a premium over the market price for the Company’s shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with board. We believe that the benefits of the increased protection of the Company’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•        prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•        the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•        at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provisions

Provisions of the DGCL and provisions of our charter and bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with the board of directors. The Company believes that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of our board of directors to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of the Class A common stock.

Pursuant to the current charter, the Company is subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        A stockholder who owns fifteen percent (15%) or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent (10%) of SRAC’s assets.

However, the above provisions of Section 203 do not apply if:

•        the board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at a meeting of Company stockholders, and not by written consent, by an affirmative vote of two-thirds of the outstanding voting stock not owned by the interested stockholder.

In addition, our charter and our bylaws provide for certain other provisions that may have an anti-takeover effect:

•        a classified board of directors whose members serve staggered three-year terms;

•        the authorization of “blank check” preferred stock, which could be issued by the Company’s board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our Class A common stock;

•        a limitation on the ability of, and providing indemnification to, our directors and officers;

•        a requirement that special meetings of our stockholders can be called only by our board of directors acting by a written resolution by a majority the Company’s directors then in office), the Chairperson of the Company’s board of directors, the Company’s Chief Executive Officer or our Lead Independent Director;

•        a requirement of advance notice of stockholder proposals for business to be conducted at meetings of the Company’s stockholders and for nominations of candidates for election to the Company’s board of directors;

•        a requirement that our directors may be removed only for cause and by a two-thirds (2/3) vote of the stockholders;

•        a prohibition on stockholder action by written consent;

•        a requirement that vacancies on our board of directors may be filled only by a majority of directors then in office or by a sole remaining director (subject to limited exceptions), even though less than a quorum; and

•        a requirement of the approval of the board of directors or the holders of at least two-thirds of our outstanding shares of capital stock to amend our bylaws and certain provisions of our charter.

Rule 144

Rule 144 under the Securities Act (“Rule 144”) is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

Following the Closing of the Business Combination, we ceased to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our securities.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted Class A Stock or Warrants of the Company for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Class A Stock or Warrants of the Company for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of the Class A Stock then outstanding; or

•        the average weekly reported trading volume of the Class A Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Lock-Up Agreements

Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section entitled “Certain Relationships and Related Transactions” for lock-up restrictions on our securities under the Lock-Up Agreements.

Amended and Restated Registration Rights

At the Closing of the Business Combination, the Company, Sponsor, certain existing holders of SRAC capital stock (including SRAC Partners), and certain Momentus stockholders, who were entitled to receive Class A Common Stock pursuant to the Merger Agreement and the transactions contemplated thereby entered into the Amended and Restated Registration Rights Agreement, in each case in respect of the shares of Class A Common Stock issued to Sponsor and such Company stockholders and Momentus stockholders, and pursuant to which such holders and their permitted transferees are entitled to certain customary registration rights, including, among other things, demand, shelf and piggy-back rights, subject to cut-back provisions. Pursuant to the Amended and Restated Registration Rights Agreement, Sponsor and SRAC Partners have agreed not to sell, transfer, pledge or otherwise dispose of shares of SRAC Class A Common Stock or other securities exercisable therefor for certain time periods specified therein. For more information on the Amended and Restated Registration Rights Agreement, please see the section titled “Certain Relationships and Related Person Transactions — Amended and Restated Registration Rights Agreement.”

As described above under “— Warrants,” we also agreed pursuant to the Warrant Agreement to file a registration statement covering the shares of Class A Stock issuable upon exercise of the Warrants.

Limitation of Liability and Indemnification

The Amended and Restated Bylaws provide that the Company will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by Delaware law.

Delaware law prohibits the Second Amended and Restated Certificate of Incorporation from limiting the liability of the Company’s directors for the following:

•        any breach of the director’s duty of loyalty to the Company or to its stockholders;

•        acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•        unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•        any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Second Amended and Restated Certificate of Incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under the Amended and Restated Bylaws, the Company can purchase insurance on behalf of any person whom it is required or permitted to indemnify.

In addition to the indemnification required in the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Company has entered into an indemnification agreement with each member of the board and each of its officers. These agreements provide for the indemnification of the Company’s directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party or other participant, or are threatened to be made a party or other participant, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of the Company, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at the Company’s request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of the Company, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and its stockholders. Moreover, a stockholder’s investment may be harmed to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Listing of Securities

Our Class A Stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols “MNTS” and “MNTSW,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

The Selling Securityholders may offer and sell, from time to time, their respective shares of Class A Stock and Private Warrants covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•        purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•        ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•        block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        an over-the-counter distribution in accordance with the rules of Nasdaq;

•        through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•        short sales;

•        distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

•        through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise

•        by pledge to secured debts and other obligations;

•        delayed delivery arrangements;

•        to or through underwriters or agents;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        in privately negotiated transactions;

•        in options transactions; and

•        through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Class A common stock or warrants or interests in our Class A common stock or warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Class A common stock or warrants or interests in our Class A common stock or warrants on any stock exchange, market or trading facility on which shares of our Class A common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder that is an entity may elect to make an in-kind distribution of Class A common stock or warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Class A common stock or warrants pursuant to the distribution through a registration statement.

The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Securityholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

A holder of Public Warrants or Private Warrants may exercise its Public Warrants or Private Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Public Warrants or Private Warrants, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of such Public Warrants or Private Warrants, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

We have agreed to indemnify the Selling Securityholders party to the Amended and Restated Registration Rights Agreement against certain civil liabilities, including certain liabilities under the Securities Act, relating to the registration of the shares of Class A Stock or Private Warrants offered by them pursuant to this prospectus, and such Selling Securityholders will be entitled to contribution from us with respect to those liabilities. The Selling Securityholders party to the Amended and Restated Registration Rights Agreement will indemnify us against certain civil liabilities, including liabilities under the Securities Act, and we will be entitled to contribution from such Selling Securityholders with respect to those liabilities. In addition, we or the Selling Securityholders party to the Amended and Restated Registration Rights Agreement may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities. For additional information regarding the Amended and Restated Registration Rights Agreement, see the section entitled “Description of Securities-Amended and Restated Registration Rights.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Stock and Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, dealers or traders in securities, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, U.S. Holders (as defined below) that will hold Class A common stock or warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, expatriates or former long-term residents of the United States, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”), and that acquire our Class A Stock and Warrants for cash pursuant to this prospectus. No ruling from the IRS has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

•        an individual who is a United States citizen or resident of the United States;

•        a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

•        an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•        a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our capital stock or rights to acquire our capital stock) to U.S. Holders of shares of our Class A Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Stock and will be treated as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Stock will generally equal the U.S. Holder’s acquisition cost for such Class A Stock (or, in the case of Class A Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Class A Stock, as discussed below), less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Class A Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a warrant for cash. The U.S. Holder’s initial tax basis in the share of our Class A Stock received upon exercise of the warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the warrant and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Class A Stock received upon exercise of the warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrants.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Class A Stock received generally should equal the holder’s adjusted tax basis in the warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Class A Stock generally would include the holding period of the warrant.

It is also possible that a cashless exercise of a warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the warrants being exercised having a value equal to the exercise price of such warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such warrants. In this case, a U.S. Holder’s initial tax basis in the Class A Stock received would equal the sum of the exercise price and the U.S. holder’s adjusted tax basis in the warrants exercised. It is unclear whether a U.S. Holder’s holding period for the Class A Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant. Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A Stock received, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Class A Stock), or expiration of a warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the warrant. A U.S. Holder’s adjusted tax basis in its warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders-Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.

A redemption of warrants for Class A Stock described in this prospectus under “Description of Securities-Warrants-Public Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of warrants for shares of our Class A Stock. Your aggregate initial tax basis in the shares of Class A Stock received in the redemption should equal your aggregate adjusted tax basis in your warrants redeemed and your holding period for the shares of Class A Stock received in redemption of your warrants should include your holding period for your surrendered warrants.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of Class A Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities-Warrants-Public Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “U.S. Holders-Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Class A Stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of shares of Class A Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Class A Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders-Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Class A Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Stock, which will be treated as described under “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Class A Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. Holder, as described under “U.S. Holders-Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Class A Stock and Warrants.”

Redemption of Warrants for Class A Stock

A redemption of Warrants for Class A Stock described in this prospectus under “Description of Securities-Warrants-Public Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of warrants for shares of our Class A Stock. Your aggregate initial tax basis in the shares of Class A Stock received in the redemption should equal your aggregate adjusted tax basis in your warrants redeemed and your holding period for the shares of Class A Stock received in redemption of your warrants should include your holding period for your surrendered warrants.

Gain on Sale, Exchange or Other Taxable Disposition of Class A Stock and Warrants

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Stock or Warrants or an expiration or redemption of our warrants, unless:

•        the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•        the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Class A Stock or Warrants and, in the case where shares of our Class A Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A Stock. There can be no assurance that our Class A Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Class A Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of Class A Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities-Warrants-Public Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Non-U.S. Holders-Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Class A Stock equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of Class A Stock and Warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe LLP.

Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Momentus Inc. as of and for the years ended December 31, 2020 and 2019 included in this prospectus have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Stable Road Acquisition Corp. as of December 31, 2020 and 2019, and for the year ended December 31, 2020 and for the period from May 28, 2019 (inception) to December 31, 2019, have been included herein and in the registration statement in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

CHANGE IN AUDITOR

On August 12, 2021, the board approved the appointment of Armanino LLP (“Armanino”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. Armanino served as the independent registered public accounting firm of Legacy Momentus prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed that it would be dismissed as the Company’s independent registered public accounting firm. Withum reviewed the financial statements for the quarter ended June 30, 2021, which consisted only of the accounts of the pre-Business Combination special purpose acquisition company and which were contained in the quarterly report on Form 10-Q filed by the Company (f/k/a Stable Road Acquisition Corp.) on August 11, 2021.

The audit report of Withum on the Company’s financial statements as of December 31, 2020 and December 31, 2019, and for the year ended December 31, 2020 and for the period from May 28, 2019 (inception) through December 31, 2019, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from May 28, 2019 (inception) through December 31, 2019, and the subsequent interim period through June 30, 2021, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make a reference in connection with their opinion to the subject matter of the disagreement or reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the period from May 28, 2019 (inception) through December 31, 2019, and through June 30, 2021, neither the Company nor anyone on the Company’s behalf consulted with Armanino regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Armanino that Armanino concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Withum with a copy of the foregoing disclosures prior to the filing of the registration statement on Form S-1 of which this prospectus is a part (the “Registration Statement”) and requested that Withum furnish a letter addressed to the Commission, which is attached as Exhibit 16.1 to the Registration Statement, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Class A Stock and Warrants offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company, its Class A Stock and Warrants, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at www.momentus.space, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

MOMENTUS INC.
CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,152,364	$23,004,546
Restricted cash, current	1,400,000	100,000
Prepaids and other current assets	5,741,542	4,508,284
Total current assets	38,293,906	27,612,830
Property, machinery and equipment, net	4,787,679	2,321,100
Intangible assets, net	321,595	305,482
Operating right of use asset	8,156,424	316,040
Deferred offering costs	6,202,630	2,610,024
Restricted cash, non-current	415,759	415,000
Other non-current assets	2,265,000	2,740,000
Total assets	$60,442,993	$36,320,476

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable	$3,143,818	$1,862,667
Accrued expenses	5,285,664	3,063,880
Loan payable, current	15,534,593	—
Contract liabilities, current	1,464,200	1,913,734
Operating lease liability, current	1,009,827	254,197
Share repurchase liability, current	22,000,001	—
Other current liabilities	2,279,115	219,980
Total current liabilities	50,717,218	7,314,458
Contract liabilities, non-current	1,610,740	711,090
Warrant liability	6,316,678	3,206,185
SAFE notes	162,925,780	314,439,663
Operating lease liability, non-current	7,767,283	71,961
Other non-current liabilities	5,431,665	48,626
Total liabilities	234,769,364	325,791,983

Stockholders’ deficit:
Preferred stock
Series Seed preferred stock	28	42
Series Seed-1 preferred stock	3	3
Series Seed-2 preferred stock	5	5
Series A preferred stock	62	62
Series A-1 preferred stock	32	32
FF Preferred common stock	—	20
Common stock	19	86
Additional paid-in capital	48,013,423	39,866,244
Treasury Stock	(21,999,900)	—
Accumulated deficit	(200,340,043)	(329,338,001)
Total stockholders’ deficit	(174,326,371)	(289,471,507)
Total liabilities and stockholders’ deficit	$60,442,993	$36,320,476

The accompanying notes are an integral part of these financial statements

The balance sheet at December 31, 2020 has been derived from the audited financial statements at that date

MOMENTUS INC.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Service revenue	$—	$—	$130,000	$—
Cost of revenue	—	—	48,400	—
Gross margin	—	—	81,600	—
Operating expenses:
Research and development expenses	20,794,056	3,963,236	30,700,331	8,380,801
Selling, general and administrative expenses	9,739,855	1,567,514	23,744,364	3,422,030
Total operating expenses	30,533,911	5,530,750	54,444,695	11,802,831
Loss from operations	(30,533,911)	(5,530,750)	(54,363,095)	(11,802,831)

Other income (expense):
Decrease (increase) in fair value of SAFE notes	100,802,979	(3,586,605)	182,366,571	(3,587,989)
Decrease in fair value of warrants	4,454,324	5,078	12,537,046	6,687
Interest income	983	2,878	1,988	6,156
Interest expense	(3,389,040)	(62,515)	(4,357,133)	(78,413)
SEC settlement	(7,000,000)	—	(7,000,000)	—
Other income (expense)	(7,381)	20,491	(186,619)	50,322
Total other income (expense)	94,861,865	(3,620,673)	183,361,853	(3,603,237)
Income (loss) before income taxes	64,327,954	(9,151,423)	128,998,758	(15,406,068)
Income tax provision	800	800	800	800
Net income (loss)	$64,327,154	$(9,152,223)	$128,997,958	$(15,406,868)
Net income (loss) per share, basic	$0.89	$(0.11)	$1.60	$(0.17)
Net loss per share, diluted	$(0.15)	$(0.11)	$(0.23)	$(0.17)
Weighted average shares outstanding, basic	71,901,904	86,222,804	80,593,815	90,717,435
Weighted average shares outstanding, diluted	276,694,495	86,222,804	285,583,810	90,717,435

The accompanying notes are an integral part of these financial statements

MOMENTUS INC.
CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(UNAUDITED)

	Three Months Ended June 30, 2021 and 2020
	Preferred stock		FF Preferred		Common stock – Class A		Common stock – Class B		Treasury Stock		Additional paid in capital	Accumulated deficit	Total stockholders’ equity (deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Three Months Ended June 30, 2021
Balance, March 31, 2021	144,875,941	$144	20,000,000	$20	19,494,628	$19	70,000,000	$70	—	$—	$45,658,057	$(264,667,197)	$(219,008,887)
Stock option exercises	—	—	—	—	160,149	—	—	—	—	—	11,212	—	11,212
Stock-based compensation – Stock options and RSAs	—	—	—	—	—	—	—	—	—	—	2,344,154	—	2,344,154
Share repurchase	(13,759,298)	(14)	(20,000,000)	(20)	—	—	(70,000,000)	(70)	103,759,298	(21,999,900)	—		(22,000,004)
Net income	—	—	—	—	—	—	—	—	—	—	—	64,327,154	64,327,154
Balance, June 30, 2021	131,116,643	$130	—	$—	19,654,777	$19	—	$—	103,759,298	$(21,999,900)	$48,013,423	$(200,340,043)	$(174,326,371)

	Preferred stock		FF Preferred		Common stock – Class A		Common stock – Class B		Treasury Stock		Additional paid in capital	Accumulated deficit	Total stockholders’ (deficit) equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Three Months Ended June 30, 2020
Balance, March 31, 2020	144,875,941	$144	20,000,000	$20	16,212,408	$16	70,000,000	$70	—	$—	$37,112,710	$(28,565,501)	$8,547,459
Stock option exercises	—	—	—	—	72,775	—	—	—	—	—	5,095	—	5,095
Stock-based compensation – Stock options and RSAs	—	—	—	—	—	—	—	—	—	—	167,133	—	167,133
Net income	—	—	—	—	—	—	—	—	—	—	—	(9,152,223)	(9,152,223)
Balance, June 30, 2020	144,875,941	$144	20,000,000	$20	16,285,183	$16	70,000,000	$70	—	$—	$37,284,938	$(37,717,724)	$(432,536)

MOMENTUS INC.
CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) — (Continued)
(UNAUDITED)

	Six Months Ended June 30, 2021 and 2020
	Preferred stock		FF Preferred		Common stock – Class A		Common stock – Class B		Treasury Stock		Additional paid in capital	Accumulated deficit	Total stockholders’ equity (deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Six Months Ended June 30, 2021
Balance, December 31, 2020	144,875,941	$144	20,000,000	$20	18,398,005	$18	70,000,000	$70	—	$—	$39,866,244	$(329,338,001)	$(289,471,505)
Stock option exercises	—	—	—	—	1,256,772	1	—	—	—	—	35,175	—	35,176
Stock-based compensation – Stock options and RSAs	—	—	—	—	—	—	—	—	—	—	8,112,004	—	8,112,004
Share repurchase	(13,759,298)	(14)	(20,000,000)	(20)	—	—	(70,000,000)	(70)	103,759,298	(21,999,900)	—	—	(22,000,004)
Net income	—	—	—	—	—	—	—	—	—	—	—	128,997,958	128,997,958
Balance, June 30, 2021	131,116,643	$130	—	$—	19,654,777	$19	—	$—	103,759,298	$(21,999,900)	$48,013,423	$(200,340,043)	$(174,326,371)

	Preferred stock		FF Preferred		Common stock – Class A		Common stock – Class B		Treasury Stock		Additional paid in capital	Accumulated deficit	Total stockholders’ (deficit) equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Six Months Ended June 30, 2020
Balance, December 31, 2019	144,875,941	$144	20,000,000	$20	15,493,658	$15	80,000,000	$80	—	$—	$37,003,971	$(22,307,244)	$14,696,986
Stock option exercises	—	—	—	—	791,525	1	—	—	—	—	12,281	—	12,282
Stock-based compensation – Stock options and RSAs	—	—	—	—	—	—	—	—	—	—	268,676	—	268,676
Stock contribution from co-founder (Note 13)	—	—	—	—	—	—	(10,000,000)	(10)	—	—	10	—	—
ASC 842 lease accounting adoption	—	—	—	—	—	—	—	—	—	—	—	(3,612)	(3,612)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(15,406,868)	(15,406,868)
Balance, June 30, 2020	144,875,941	$144	20,000,000	$20	16,285,183	$16	70,000,000	$70	—	$—	$37,284,938	$(37,717,724)	$(432,536)

The accompanying notes are an integral part of these financial statements

MOMENTUS INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$128,997,958	$(15,406,868)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	447,986	263,785
Amortization of debt discount and issuance costs	3,357,132	18,480
Decrease in fair value of warrants	(12,537,046)	(6,687)
(Decrease) increase in fair value of SAFE notes	(182,366,571)	3,587,989
Impairment of prepaid launch costs	9,450,000	—
Stock-based compensation expense	8,112,004	268,676
Changes in operating assets and liabilities:
Prepaids and other current assets	(10,683,257)	(2,112,972)
Other non-current assets	(2,108,320)	377,500
Accounts payable	2,695,977	288,447
Accrued expenses	2,453,959	559,527
Other current liabilities	2,042,670	1,302,108
Contract liabilities	450,116	(550,600)
Lease liability and right of use asset	610,568	41
Other non-current liabilities	5,000,000	—
Net cash used in operating activities	(44,076,824)	(11,410,575)

Cash flows from investing activities:
Purchase of property, machinery and equipment	(2,184,645)	(940,984)
Purchases of intangible assets	(2,812)	(66,957)
Net cash used in investing activities	(2,187,457)	(1,007,941)

Cash flows from financing activities:
Proceeds from issuance of SAFE notes	30,852,687	7,650,000
Proceeds from issuance of term loan payable	25,000,000	2,457,772
Payment of debt issuance costs	(143,705)	(36,938)
Payment of warrant issuance costs	(31,295)	(721)
Purchase of treasury stock	(3)	—
Proceeds from issuance of common stock	35,174	12,282
Net cash provided by financing activities	55,712,858	10,082,395

Increase in cash, cash equivalents and restricted cash	9,448,577	(2,336,121)
Cash, cash equivalents and restricted cash, beginning of period	23,519,546	13,002,056
Cash, cash equivalents and restricted cash, end of period	$32,968,123	$10,665,935

Supplemental disclosure of non-cash investing and financing activities
Deferred offering costs in accounts payable and accrued expenses at period end	$370,053	$—
Deferred offering costs in loan payable at period end	$1,500,000	$—
Operating lease right-of-use assets in exchange for lease obligations	$8,501,073	$—

Supplemental disclosure of cash flow information
Cash paid for income taxes	$800	$800
Cash paid for interest	$1,000,000	$47,032

The accompanying notes are an integral part of these financial statements

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 1. Nature of Operations

Company and Background

Momentus Inc. (“Momentus” or the “Company”) was incorporated in the State of Delaware on May 16, 2017, and is headquartered in Santa Clara, California. The Company plans to offer in-space infrastructure services that can be instrumental to enabling the commercialization of space. The Company plans to partner with launch providers and seeks to offer a range of in-space services, including transportation services, satellite-as-a-service and in-orbit services. The Company’s vehicles will be equipped with a propulsion system (microwave electrothermal thruster) which uses water as a propellant.

On October 7, 2020, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with Stable Road Acquisition Corp. (“SRAC”), a publicly listed special purpose acquisition company, Project Marvel First Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of SRAC (“First Merger Sub”), and Project Marvel Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of SRAC (“Second Merger Sub”), pursuant to which the First Merger Sub will merge with and into the Company with the Company as the surviving corporation of the First Merger Sub, and immediately following which the surviving corporation will merge with and into the Second Merger Sub, with the Second Merger Sub as the surviving entity (the “Business Combination”). Following the closing of the Business Combination, SRAC will be renamed Momentus Inc. and such combined operating company (the “Combined Company”) would continue to have its Class A common stock and public warrants listed on The Nasdaq Stock Market LLC (“Nasdaq”) and trade under the ticker symbols “MNTS” and “MNTSW”, respectively. Prior to the signing of the Merger Agreement, the Merger Agreement and the transactions contemplated were unanimously approved by the Board of Directors of the Company and SRAC. Closing of the transactions contemplated by the Merger Agreement are subject to the approval by the stockholders of the Company and the SRAC’s stockholders, among other closing conditions.

The Merger Agreement was further amended on March 5, 2021, April 6, 2021 and June 29, 2021, respectively, such that the aggregate merger consideration payable to the holders of Momentus equity interests (including convertible securities) will be paid in shares of the newly issued Combined Company Class A common stock (or securities exercisable for Combined Company Class A common stock) having a value equal to $566,600,000 subject to certain adjustments as set forth in the Merger Agreement as amended.

Note 2. Summary of Significant Accounting Policies

Our significant accounting policies are detailed in “Note 2. Summary of Significant Accounting Policies” of our Annual Report presented in our S-4/A Registration Statement filed on July 21, 2021. There have been no significant changes to our accounting policies during the three and six months ended June 30, 2021.

Unaudited Interim Financial Information

The accompanying interim condensed financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The balance sheet as of December 31, 2020 was derived from the Company’s audited financial statements but does not include all disclosures required by GAAP for audited financial statements. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).

The unaudited interim condensed financial statements have been prepared on the same basis as the audited financial statements. In the opinion of the Company’s management, the accompanying unaudited interim condensed financial statements contain all adjustments that are necessary to present fairly the Company’s financial position as of June 30, 2021 and December 31, 2020, the net income/loss for the three and six months ended June 30, 2021 and 2020, the stockholders’ equity for the three and six months ended June 30, 2021 and 2020, and cash flows for the six months ended June 30, 2021 and 2020. Such adjustments are of a normal and recurring nature. The results for the three

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies (cont.)

and six months ended June 30, 2021 are not necessarily indicative of the results for the year ending December 31, 2021, or for any future period. These interim condensed financial statements should be read in conjunction with the audited financial statements as of and for the years ended December 31, 2020 and 2019, filed with the Securities and Exchange Commission (the “SEC”) in SRAC’s proxy statement on July 21, 2021.

Reclassifications

Certain reclassifications have been made to the prior year’s financial statements to conform to the current year’s presentation. None of the reclassifications have changed the total assets, liabilities, stockholders’ deficit, income, expenses or net losses previously reported.

Going Concern

The Company has a history of operating losses and negative cash flows from operations. Management’s plans to continue as a going concern include raising additional financing, specifically through the Business Combination, and generating long term revenues through multi-year service agreements for its products and services. Prior to the consummation of the Business Combination, the Company will pursue additional debt and/or equity forms of bridge financing, as may be necessary. There can be no assurance that such plans will be successful and, as such, the Company’s management concluded that substantial doubt exists about the Company’s ability to continue as a going concern. Further, the perception that the Company may not be able to continue as a going concern may also make it more difficult to operate its business due to concerns about its ability to meet its contractual obligations.

The Company may need to obtain additional funding whether through private or public equity or debt offerings or a combination thereof, and such additional funding may not be available on terms the Company finds acceptable. If the Company is unable to obtain sufficient capital to continue to advance its products and services, the Company would be forced to delay, reduce or eliminate its research and development programs and any future commercialization efforts. Accordingly, the Company has concluded there is substantial doubt about its ability to continue as a going concern within one year after the date these financial statements are issued.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Management bases its estimates on historical experience and on various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Accordingly, actual results could differ from those estimates. Significant estimates inherent in the preparation of the financial statements include, but are not limited to, accounting for useful lives of property, machinery and equipment, net, accrued liabilities, income taxes including deferred tax assets and liabilities, impairment valuation and stock-based awards.

COVID-19 Pandemic

As a result of the COVID-19 pandemic, the U.S. government and various states implemented quarantine requirements and travel restrictions. The extent of the impact of COVID-19 on the Company’s financial statements will depend on future developments, including the duration of the outbreak, resurgences and emergence of variants, all of which are highly uncertain and cannot be predicted. The potential impact of COVID-19 on the Company’s operations is inherently difficult to predict and could adversely impact the Company’s business, financial condition or results of operations.

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies (cont.)

Emerging Growth Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”) and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. The Company will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Common Stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which the Post-Combination Company has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which the Company has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2024, and the Company expects to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare the Company’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Restricted Cash

Restricted cash primarily represents deposited cash that is restricted by financial institutions for three purposes. $515,000 is restricted as collateral for a letter of credit issued to the Company’s landlord in accordance with the terms of a lease agreement entered into in December 2020. A portion of this restricted cash ($100,000) is classified as a current asset as it will be returned to the Company upon the completion of the Business Combination with SRAC, while the remaining $415,000 is classified as a non-current asset as it will be returned to the Company upon the occurrence of future events which are expected to occur beyond at least one year from June 30, 2021. $1,000,000 is restricted for expenditures related to the National Security Agreement (“NSA” see Note 11). $300,000 is restricted, per the June 29, 2021 amendment to the Merger Agreement, for payment of legal fees incurred by SRAC in relation to the Merger Agreement.

Revenue Recognition

The Company enters into contracts for ‘last-mile’ satellite and cargo delivery, payload hosting and in-orbit servicing options with customers that are primarily in the aerospace industry. From inception to June 30, 2021, the Company has not completed a commercial launch of customer cargo and as a result, has not recognized revenue to date for services. However, as of June 30, 2021 and December 31, 2020, the Company has signed contracts with customers including firm orders and options (some of which have already been exercised by customers) and has collected $3,074,940 and $2,624,824, respectively, in customer deposits, which are recorded as current and non-current contract liabilities in the Company’s balance sheet. Included in the collected amount as of June 30, 2021 are customer deposits which had been identified as pending customer refunds at period end, as discussed below, and $1,610,740 of non-current deposits which related to performance obligations not expected to be completed for at least one year.

The Company will recognize revenue (along with any other fees that have been paid) upon the earlier of the satisfaction of the Company’s performance obligation or when the customer cancels the contract. For the six months ended June 30, 2021, the Company recognized revenue related to a customer cancelled contract of $130,000, which was previously recorded as a contract liability and recorded $48,400 as a cost of revenue for costs incurred related to the cancelled contract.

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies (cont.)

While the Company’s standard contracts do not contain refund or recourse provisions that enable its customers to recover any non-refundable fees that have been paid, the Company may issue full or partial refunds to customers on a case-by-case basis as necessary to preserve and foster future business relationships and customer goodwill. As a result of the Company’s inability to complete any launches in 2021 (refer to Note 3 for additional information), the Company will issue customer refunds of approximately $1.5 million, presented as part of current contract liabilities, in the third quarter, ending September 30, 2021.

Deferred Fulfillment and Prepaid Launch Costs

As of June 30, 2021, and December 31, 2020, the Company had $2,950,000 and $4,650,000, respectively, of deferred fulfillment and prepaid launch costs in the accompanying balance sheets. On May 21, 2021, the Company received notification from SpaceX that it was terminating two launch service agreements for flights scheduled during calendar year 2021 and that they considered the Company to be in default of prior payments totaling $8.7 million. The Company believes the prepayments will be non-recoverable as this was the third time the payload was rescheduled. As a result of the notification from SpaceX, the Company recorded an expense of $8.7 million of current prepaid launch costs during the three months ended June 30, 2021. See Note 3 for more information.

SAFE Notes

The Company issued Simple Agreement for Future Equity (“SAFE”) notes to investors during the three months ended March 31, 2021 and the years ended December 31, 2020 and 2019. The SAFE notes provide the investors the right to certain shares of the Company’s capital stock upon an equity financing. The Company determined that the SAFE notes are not a legal form debt (i.e., no creditors’ rights). The SAFE notes include a provision allowing for the investors to receive a portion of the proceeds upon a change of control equal to the greater of their investment amount or the amount payable based upon a number of shares of common stock equal to the investment amount divided by the liquidity price, the occurrence of which is outside the control of the Company. This provision requires the SAFE notes to be classified as marked-to-market liabilities pursuant to ASC 480. The SAFE notes are recorded as a long-term liability at their estimated fair value. See Note 8 for more information.

Advertising Expenses

Advertising is expensed as incurred. Advertising expense was $0 and $3,548 for the three and six months ended June 30, 2021, respectively, and was $572 and $37,353 for the three and six months ended June 30, 2020, respectively.

Deferred Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred that are directly related to the Company’s planned Business Combination. As of June 30, 2021 and December 31, 2020, the Company recorded $6,202,630 and $2,610,024, respectively, of offering costs as a non-current asset. As of June 30, 2021, $4,332,577 of offering costs have been paid and $1,870,053 have been recorded in accrued expenses, accounts payable, and loan payable. As of December 31, 2020, $2,104,241 of offering costs were paid and $505,783 was recorded in accrued expenses.

Basic and Diluted Income (Loss) Per Share

Net income (loss) per share is provided in accordance with FASB ASC 260-10, “Earnings per Share”. The Company’s preferred shares are participating securities as the holders of the preferred shares are entitled to participate in dividends with ordinary shares. Net losses are not allocated to the preferred shares as the holders of the preferred shares do not have a contractual obligation to share in any losses. Accordingly, basic net loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies (cont.)

the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Diluted loss per share excludes all potential common shares and SAFE notes if their effect is anti-dilutive. The table below excludes all potential common shares if their effect is anti-dilutive for the three and six months ended June 30, 2020. There were no anti-dilutive shares for the three and six months ended June 30, 2021.

Three and Six Months Ended June 30, 2020
Series Seed preferred stock	42,298,151
Series Seed-1 preferred stock	3,563,412
Series Seed-2 preferred stock	4,751,218
Series A preferred stock	61,962,132
Series A-1 preferred stock	32,301,028
FF preferred stock	20,000,000
Options outstanding under stock incentive plan	35,538,222
Options outstanding outside of stock incentive plan	545,454
Common stock warrants	1,250,000
Preferred stock warrants	774,527
SAFE notes outstanding (shares not reserved)	19,489,239
Total	222,473,383

Recently Issued Accounting Standards

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the accounting for income taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in income taxes. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The Company adopted this standard on January 1, 2021. The adoption of this standard did not have a material impact on the Company’s financial statements.

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the guidance on the issuer’s accounting for convertible debt instruments by removing the separation models for (1) convertible debt with a cash conversion feature and (2) convertible instruments with a beneficial conversion feature. As a result, entities will not separately present in equity an embedded conversion feature in such debt. Instead, they will account for a convertible debt instrument wholly as debt, unless certain other conditions are met. The elimination of these models will reduce reported interest expense and increase reported net income for entities that have issued a convertible instrument that was within the scope of those models before the adoption of ASU 2020-06. Also, ASU 2020-06 requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. The provisions of ASU 2020-06 are applicable for fiscal years beginning after December 15, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of ASU 2020-06 on its financial statements.

Recently Adopted Accounting Standards

In August 2018, the FASB issued ASU 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This standard requires capitalization of the implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. Further, the standard also requires the Company to expense the capitalized

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies (cont.)

implementation costs of a hosting arrangement over the term of the hosting arrangement. We adopted ASU 2018-15 on January 1, 2021. As of June 30, 2021, we have recorded $26,149 of capitalized implementation costs incurred in a hosting arrangement.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This guidance is intended to increase transparency and comparability among organizations by recognizing lease assets and liabilities on the balance sheet and disclosing key information about lease arrangements. The Company adopted the standard as of January 1, 2020, using the modified retrospective approach and has elected to use the optional transition method which allows the Company to apply the guidance of ASC 840, including disclosure requirements, in the comparative periods presented. In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to carry forward the historical lease classification related to agreements entered prior to adoption.

The adoption of the new standard resulted in recognition of operating lease ROU assets and operating lease liabilities of $545,707 and $555,916, respectively, as of January 1, 2020. There was no material cumulative impact of transition to accumulated deficit as of the adoption date. The standard did not materially impact the accompanying statements of operations and had no impact on the accompanying statements of cash flows.

Note 3. Prepaids and Other Current Assets

Prepaids and other current assets consisted of the following:

	June 30, 2021	December 31, 2020
Prepaid launch costs, current	$800,000	$2,260,000
Prepaid research and development	3,819,756	1,452,557
Prepaid insurance and other assets	1,121,785	795,727
Total	$5,741,542	$4,508,284

As of June 30, 2021 and December 31, 2020, the non-current portion of prepaid launch costs recorded in other non-current assets was $2,150,000 and $2,390,000, respectively.

FAA application

On May 10, 2021, the Company received a letter from the U.S. Federal Aviation Administration (“FAA”) denying the Company’s application for a payload review for the planned June 2021 launch based on the FAA’s finding that its launch would jeopardize U.S. national security. According to the letter, during an interagency consultation, the FAA was informed that the launch of the Company’s payload posed national security concerns associated with the Company’s then current corporate structure. The letter further stated that the FAA understood that the Company was undergoing a process that might resolve the national security concerns, and that the FAA could reconsider a payload application when that process was completed.

As a result of the FAA application denial, on May 21, 2021 the Company received notification from SpaceX that it was terminating two launch service agreements for flights scheduled during calendar year 2021 and that they considered the Company to be in default of prior payments totaling $8.7 million. The Company believes the prepayments will be non-recoverable as this was the third time the payload was rescheduled. As a result of the notification from SpaceX, the Company recorded an impairment charge of $8.7 million of prepaid launch costs during the three months ended June 30, 2021.

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 4. Property, Machinery and Equipment, net

Property, machinery and equipment, net consisted of the following:

	June 30, 2021	December 31, 2020
Computer equipment	$177,868	$177,868
Furniture and fixtures	205,976	205,976
Leasehold improvements	897,529	665,146
Machinery and equipment	2,800,170	1,935,974
Construction in-progress	1,913,308	117,655
	5,994,851	3,102,619
Less: accumulated depreciation	(1,207,172)	(781,519)
Property, machinery and equipment, net	$4,787,679	$2,321,100

Depreciation expense related to property, machinery and equipment was $236,538 and $425,491 for the three and six months ended June 30, 2021, respectively, and was $136,229 and $252,036 for the three and six months ended June 30, 2020, respectively.

Note 5. Intangible Assets, net

Intangible assets, net consisted of the following as of June 30, 2021:

	Gross Value	Accumulated Amortization	Net Value	Weighted average remaining amortization period (in years)
Patents/Intellectual Property	$395,499	$(73,904)	$321,595	7.49

Intangible assets, net consisted of the following as of December 31, 2020:

	Gross Value	Accumulated Amortization	Net Value	Weighted average remaining amortization period (in years)
Patents/Intellectual Property	$356,890	$(51,408)	$305,482	7.62

Amortization expense related to intangible assets was $12,111 and $22,496 for the three and six months ended June 30, 2021, respectively, and was $8,223 and $15,215 for the three and six months ended June 30, 2020, respectively.

As of June 30, 2021, the future estimated amortization expense related to intangible assets is as follows:

Year ending December 31,	Amount
2021 (remainder)	$23,602
2022	47,204
2023	47,204
2024	41,444
2025	38,487
Thereafter	123,654
Total	$321,595

There were no intangible asset impairments during the three and six months ended June 30, 2021 and 2020.

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 6. Leases

In January 2021, the Company commenced a new lease at a new location in San Jose, California. The lease expires in February 2028. The Company is obligated to pay approximately $11 million over the term of the lease. The Company leases office space under non-cancellable operating leases with terms expiring from December 2021 through February 2028. The leases require monthly lease payments that are subject to annual increase throughout the lease term.

The Company adopted ASC 842 as of January 1, 2020, using the modified retrospective approach. Rent expense was $435,487 and $870,975 for the three and six months ended June 30, 2021, respectively, and was $67,896 and $135,791 for the three and six months ended June 30, 2020, respectively.

The Company performed evaluations of its contracts and determined that each of its identified leases are classified as operating leases. The components of operating lease expense were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating lease cost	$435,487	$67,896	$870,975	$135,791
Variable lease expense	147,412	6,508	294,825	12,215
Short-term lease expense	2,965	1,847	6,236	2,380
Total lease expense	$585,864	$76,251	$1,172,036	$150,386

Variable lease expense consists of the Company’s proportionate share of operating expenses, property taxes, and insurance.

The lease right of use assets and lease liabilities recognized in the balance sheets are as follows:

As of June 30, 2021
Right of use asset in other non-current assets	$8,156,424

Other current liabilities	$1,009,827
Other non-current liabilities	7,767,283
Total lease liability	$8,777,110

As of June 30, 2021, the maturities of the Company’s operating lease liabilities were as follows:

Remainder of 2021	$622,375
2022	1,561,154
2023	1,533,222
2024	1,580,157
2025	1,627,092
Thereafter	3,700,071
Total lease payments	10,624,071
Less: Imputed interest	(1,846,961)
Present value of lease liabilities	$8,777,110

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 7. Accrued Expenses

Accrued expenses consisted of the following:

	June 30, 2021	December 31, 2020
Compensation expense	$1,329,206	$1,370,575
Legal and other professional services	2,006,422	268,266
Research and development projects	909,900	517,256
Offering costs	359,558	505,783
Payroll tax expense	327,809	327,734
Other current expense	352,769	74,266
Total	$5,285,664	$3,063,880

Note 8. SAFE Notes

The Company has issued Simple Agreement for Future Equity (“SAFE”) notes to investors. For the six months ended June 30, 2021, the Company issued SAFE notes to investors in exchange for aggregate proceeds of $30,852,687. The SAFE notes allow the investors to participate in future equity financings through a share-settled redemption of the amount invested at a discounted price to the price paid by other investors. That is, upon a future equity financing involving preferred shares, SAFE notes settle into a number of preferred shares equal to the invested amount of the SAFE note divided by a discounted price to the price investors pay to purchase preferred shares in the financing (with such discounted price calculated as a percentage of the price investors pay to purchase preferred shares in the financing or by reference to a valuation cap). Alternatively, upon the occurrence of a change of control or an initial public offering (other than a qualified financing), the investors shall have the option to receive either (i) cash payment equal to the invested amount under such SAFE note, or (ii) a number of shares of common stock equal to the invested amount divided by the liquidity price set forth in the applicable SAFE notes.

The Company determined that the SAFE notes are not a legal form debt (i.e., no creditors’ rights). The SAFE notes include a provision allowing for cash redemption upon the occurrence of a change of control, the occurrence of which is outside the control of the Company. The provision requires the SAFE notes to be classified as marked-to-market liabilities pursuant to ASC 480. As of June 30, 2021 and December 31, 2020, the estimated fair value of the SAFE notes was $162,925,780 and $314,439,663, respectively. The income (loss) reported from the decrease (increase) in the estimated fair value of the SAFE notes, including those issued during the period, was $100,802,979 and $182,366,571 for the three and six months ended June 30, 2021, respectively, and was $(3,586,605) and $(3,587,989) for the three and six months ended June 30, 2020, respectively, and is included in other income (expense) within the accompanying statements of operations.

There were no SAFE notes converted into shares of the Company’s preferred stock during the six months ended June 30, 2021 and 2020. SAFE notes with a principal amount totaling $78,002,687 and $47,150,000 remained outstanding as of June 30, 2021 and December 31, 2020, respectively.

Conversion or Cash-out Events

In the event of an equity financing in which the Company issues and sells preferred stock for the purpose of raising capital, the SAFE notes will convert into a series of preferred stock of the Company. In the event of a sale of the Company or upon closing of the Business Combination, the SAFE notes will convert into common shares. The number of shares of preferred stock will be determined by the issuance price of the SAFE notes and the applicable discount on the conversion shares, or valuation cap. There was a 20% discount associated with the SAFE notes issued during the six months ended June 30, 2021 and their valuation cap was originally $1.2 billion but was subsequently amended on June 29, 2021, updating their valuation cap to $566.6 million.

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 8. SAFE Notes (cont.)

In the event of a liquidity event (i.e., a change of control or initial public offering, including a Special Purpose Acquisition Company “SPAC” initial public offering), SAFE note holders will be treated as follows: (i) if in connection with the consummation of a SPAC involving SRAC, the price per share equal to the base value divided by the liquidity capitalization, and multiplied by the discount rate, or (ii) in all other cases, the SAFE note holders will receive the lesser of (x) the price per share equal to the fair market value of the Common Stock at the time of the liquidity event, as determined by reference to the purchase price payable in connection with such liquidity event, multiplied by the discount rate or (y) the post-money valuation cap divided by the liquidity capitalization.

Preference Upon Dissolution

Should the Company dissolve or wind-up operations prior to a conversion or cash-out event, SAFE note holders will be treated like a holder of standard non-participating Preferred Stock.

Note 9. Loan Payable

Term Loan

On February 22, 2021, the Company entered into a Term Loan and Security Agreement (“Term Loan”) which provided the Company with up to $40,000,000 at an annual interest rate of 12%. $25,000,000 of the Term Loan was immediately available for borrowing by the Company at the inception of the agreement, the Company borrowed this amount on March 1, 2021. The remaining $15,000,000 is no longer available for borrowing as the Company did not achieve certain milestones needed by the June 30, 2021 deadline. The repayment terms of the Term Loan provides for interest-only payments beginning March 1, 2021 through February 28, 2022. The principal amount is due and payable on March 1, 2022. At the Company’s option, the principal amount of the Term Loan outstanding on March 1, 2022 may be repaid over one or two years beginning on March 1, 2022.

In conjunction with the Term Loan, warrants to purchase preferred stock up to 1% of the fully diluted capitalization (including allowance for conversion of all outstanding convertible notes, SAFE notes and such warrants) of the Company were granted to the lender exercisable at the lender’s option. 80% of the 1% of the warrants were earned by the lender at the completion of the agreement. The additional 20% of the warrants was forfeited as of June 30, 2021. The stock purchase warrant expires on June 30, 2031. The warrant’s original estimated fair value of $15,647,538 was recorded as a derivative liability under ASC 815, Derivatives and Hedging, with the offset recorded as a debt discount. See also Note 10 for discussion on the valuation and recording of the warrants as of June 30, 2021.

Additionally, the Company incurred debt issuance costs of $143,705, which were recorded as a direct deduction from the carrying amount of the Term Loan. The original issuance discount, warrant discount and debt issuance costs are being amortized as interest expense using the effective interest rate method through the term of the loan. Interest expense amortization was $2,633,820 and $3,350,491 for the three and six months ended June 30, 2021, respectively.

The Company allocated the proceeds from the Term Loan agreement to the convertible note and warrants comprising the financing agreement based on the relative fair value of the individual securities on the February 22, 2021 closing date of the agreements. The discount attributable to the convertible note, an aggregate of $15,647,538, is amortized using the effective interest method over the one-year term of the note, maturing on March 1, 2022. Because the discount on the convertible note exceeds 63% of its initial face value, and because the discount is amortized over the period from issuance to maturity of one year, the calculated effective interest rate is 125.97%.

Equipment Loan

In March 2020, the Company entered into an equipment financing agreement to fund the acquisition of specific and eligible equipment (“Equipment Loan”). The Equipment Loan provided the Company access to borrow up to $4,500,000. Repayment of any amounts issued under the Equipment Loan occurs over 30 months. Interest under the

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 9. Loan Payable (cont.)

Equipment Loan was fixed at 9.75%. The Company was also obligated to pay a final amount equivalent to 5 percent of the loan, and the final amount was expensed as interest expense over the term of the Equipment Loan using the effective interest rate. The borrowings were collateralized by all of the equipment financed by the lender. On March 9, 2020, the Company borrowed $1,536,772 under the Equipment Loan. The borrowings included an original issuance discount of $49,000. Pursuant to the terms of the Equipment Loan, the first six months of payments were interest only and monthly payments, including principal and interest of $57,929, began September 1, 2020 and were scheduled to end September 1, 2023.

In conjunction with the Equipment Loan, a stock purchase warrant was also issued to the lender, which allows for the purchase of Series A Preferred Stock or Preferred Stock in a subsequent round of financing in an amount of $225,000. Under the stock purchase warrant agreement, the lender is also provided the right to invest up to an additional $250,000 in the Company’s equity or convertible debt issued in future offerings. The lender exercised this right with the SAFE notes issued in February 2021. The stock purchase warrant expires on March 9, 2030. The warrant’s original estimated fair value of $29,415 was recorded as a derivative liability under ASC 815, Derivatives and Hedging, with the offset recorded as a debt discount (See Note 10).

Additionally, the Company incurred debt issuance costs related to the Equipment Loan of $37,659, which were recorded as a direct deduction from the carrying amount of the Equipment Loan. The original issuance discount, warrant discount and debt issuance costs were being amortized as interest expense using the effective interest rate method through the term of the loan. Interest expense amortization was $14,552 and $18,192 for the three and six months ended June 30, 2020, respectively. In December 2020, all of the outstanding principal and accrued interest of $1,536,772 under the Equipment Loan was paid off and the Equipment Loan facility was terminated. The unamortized original issuance discount, warrant discount and debt issuance cost of $67,537 was fully expensed in December 2020. The warrant remains outstanding as of June 30, 2021.

Promissory Notes

On June 29, 2021, the Company and SRAC amended the Merger Agreement which, among other things, provided for the issuance by the Company of two second lien notes (“Promissory Notes”). The notes, in the amount of $1,500,000 each, are held by the Company’s outside counsel and SRAC’s counsel, and are for certain legal fees and expenses incurred by SRAC and the Company in relation to the Merger Agreement. There is no interest rate attached to Promissory Notes as of June 30, 2021, however, if the Company fails to comply with certain obligations of the agreements, a rate of Prime plus 2.00% will be applied. The notes are due and payable when called by each holder and may only be called after August 13, 2021.

The Company’s Term Loan payable consists of the following at June 30, 2021:

June 30, 2021
Gross Term Loan	$25,000,000
Less: Unamortized debt discount and issuance costs	(12,465,407)
Promissory Notes	$3,000,000
Net notes payable, (all current)	$15,534,593

There are no principal payments due on the Term loan until March 1, 2022 when the entire loan is due and payable.

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 10. Stockholders’ Equity and Stock-based Compensation

The Company has reserved shares of Class A Common Stock for issuance for the following purposes as of June 30, 2021:

Series Seed preferred stock	28,538,853
Series Seed-1 preferred stock	3,563,412
Series Seed-2 preferred stock	4,751,218
Series A preferred stock	61,962,132
Series A-1 preferred stock	32,301,028
Options outstanding under stock incentive plan	21,060,965
Options outstanding outside of stock incentive plan	545,454
Option available for grant under stock incentive plan	21,284,453
Common stock warrants	1,250,000
Preferred stock warrants	2,596,303
Total	177,853,818

Co-Founder Divestment and Share Repurchase

In accordance with the NSA and pursuant to certain Repurchase Agreements entered into with the Company, effective as of June 8, 2021, each of Mr. Kokorich, Nortrone Finance S.A. and Brainyspace LLC (collectively “Co-Founders”) sold 100% of their respective equity interests in the Company on June 30, 2021. These equity interests consisted of Class B Common Stock (70,000,000 shares with par value of $70), FF Preferred Stock (20,000,000 shares with par value of $20), Series Seed Preferred Stock (13,759,298 shares with par value of $14), and Class A Common Stock Options (5,078,750 options). In exchange for these shares and options, the Company initially paid each entity $1, but will additionally pay up to an aggregate of $50,000,000, out of funds legally available therefor, to Mr. Kokorich, Nortrone Finance S.A. and Brainyspace LLC, on a pro rata basis, as follows: (i) an aggregate of $40,000,000 to be paid out of funds legally available therefor, within 10 business days after the earlier of (A) a business combination or capital raising transaction or series of transactions (whether in the form of debt or equity) resulting in cash proceeds of no less than $100,000,000 and (B) the Business Combination (the “First Payment Date”); and (ii) an aggregate of $10,000,000 to be paid out of funds legally available therefor, within 10 business days after a business combination or capital raising transaction or series of transactions (whether in the form of debt or equity) resulting in cash proceeds of no less than $250,000,000 (determined without any reduction for the $100,000,000 previously received in respect of the First Payment Date).

The Company recorded the initial consideration paid of $3 as treasury stock. Additionally, the Company evaluated the additional consideration to be paid as a liability under ASC 480 utilizing a probability-weighted approach to record the initial liability of $22,000,001 expected to be paid to the Co-Founders with a corresponding offset to treasury stock, as of June 30, 2021.

Stock Purchase Warrants

In February 2021, the Company entered into the Term Loan to provide the Company up to $40,000,000 of working capital. In conjunction with the Term Loan, warrants up to 1% of the fully diluted capitalization (including allowance for conversion of all outstanding convertible notes, SAFE notes and such warrants) of the Company were granted to the lender exercisable at the lender’s option. 80% of the 1% of the warrants were earned by the lender at the completion of the agreement. The remaining 20% of the warrants was forfeited as of June 30, 2021. The stock purchase warrant expires on June 30, 2031. The warrant’s original estimated fair value of $15,647,538 was recorded as a derivative liability under ASC 815, Derivatives and Hedging, with the offset recorded as a debt discount. The Company recorded the decrease in the estimated fair value of the warrant of $(4,056,962) and $(11,057,697) for the three and six months ended June 30, 2021, respectively, to reflect the value of the warrant of $4,589,843 as of June 30, 2021. The change was included in other income within the accompanying statements of operations. Additionally, there was an immaterial amount of deferred issuance costs allocated to the warrants.

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 10. Stockholders’ Equity and Stock-based Compensation (cont.)

In March 2020, the Company entered into the Equipment Loan to fund the acquisition of specific and eligible equipment. The financing agreement provides the Company access to borrow up to $4,500,000. (See Note 9). In conjunction with the equipment financing agreement, a stock purchase warrant was also issued to the lender, which allows for the purchase of 774,527 shares of Series A Preferred Stock or Preferred Stock in a subsequent round of financing in an amount of $225,000. Under the stock purchase warrant agreement, the lender is also provided the right to invest up to an additional $250,000 in the Company’s equity or convertible debt issued in future offerings, which the lender exercised in March 2021 upon the issuance of SAFE notes by the Company. The stock purchase warrant expires on March 9, 2030. The warrant was accounted for at its estimated fair value as a derivative liability because its features did not meet criteria for equity classification under ASC 815, Derivatives and Hedging. The valuation of the warrant was determined through the use of a Black Scholes options model, which the Company believes approximates its estimated fair value. The Company determined that the estimated fair value of the warrant at the issuance date was $29,415. The Company recorded the decrease in the estimated fair value of the warrant of $(397,362) and $(1,479,349) for the three and six months ended June 30, 2021, respectively, to reflect the value of the warrant of $1,726,835 as of June 30, 2021. The change was included in other income within the accompanying statements of operations. Additionally, there was an immaterial amount of deferred issuance costs allocated to the warrants.

Stock Incentive Plan

In May 2018, the board of directors of Momentus Inc. approved the 2018 Stock Plan (the “Initial Plan”) that allowed for granting of incentive and non-qualified stock options and restricted stock awards (“RSAs”) to employees, directors, and consultants. In November 2018, the board terminated the Initial Plan such that no additional awards may be granted under the Initial Plan, and adopted a new 2018 Stock Plan (the “New 2018 Stock Plan” and, together with the Initial Plan, the “Plans”). As of December 31, 2018, 30,975,958 shares of Class A common stock were reserved for issuance under the Plans. During the year ended December 31, 2019, the shares of Class A common stock reserved for issuance under the New 2018 Stock Plan was increased by 4,430,579. Vested options may be exercised in exchange for Class A common stock of the Company. All outstanding and unvested options and RSAs are forfeited in the event of employment termination.

In February and March 2020, the board approved an amendment and restatement to the New 2018 Stock Plan (the “Amended Plan and Restated 2018 Stock Plan”), and further amendments thereto that increased the number of shares that may be issued thereunder to 37,006,537 plus any additional shares, capped at 11,650,000, subject to awards outstanding as of October 30, 2018 and issued under the Initial Plan that are forfeited or repurchased by the Company. The Amended and Restated 2018 Stock Plan expires on October 30, 2028, unless terminated earlier.

Options and RSAs Under Stock Plans

Options issued under the Plans generally vest based on continuous service provided by the option holder over a four-year period. Compensation expense related to these options is recognized on a straight-line basis over the four-year period based upon the fair value at the grant date. The following table sets forth the summary of options activity for the six months ended June 30, 2021:

	Shares Available for Option Grants Under Plan	Options Outstanding Under Plan	Non-Plan Options	Total Options	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2020	14,243,904	29,358,286	545,454	29,903,740	$0.05	8.5	$130,563,848
Vested exercised	—	(1,256,772)	—	(1,256,772)
Forfeitures	7,040,549	(7,040,549)		(7,040,549)
Outstanding as of June 30, 2021	21,284,453	21,060,965	545,454	21,606,419	$0.06	6.8	$52,835,067
Exercisable as of June 30, 2021				11,556,046	$0.06	5.9	$28,276,913
Vested and expected to vest as of June 30, 2021				21,606,419	$0.06	6.8	$52,835,067

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 10. Stockholders’ Equity and Stock-based Compensation (cont.)

Stock-based compensation expense related to options issued under the Plans was recorded within the Company’s statements of operations as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and development expenses	$65,783	$38,298	$133,688	$74,967
Selling, general and administrative expenses	2,278,371	128,835	7,978,316	193,709
	$2,344,154	$167,133	$8,112,004	$268,676

The intrinsic value of options exercisable as of June 30, 2021 and 2020 was $28,276,913 and $345,987, respectively. As of June 30, 2021, there was a total of $1,180,467 in unrecognized compensation cost related to unvested options, which is expected to be recognized over a weighted-average period of 2.16 years.

The assumptions used under the Black-Scholes-Merton option-pricing model and weighted average fair value of options on the grant date are as follows:

	Six Months Ended June 30,
	2021	2020
Expected term (in years)	N/A	5.12 – 6.07
Risk-free interest rate	N/A	0.34% – 1.35%
Expected volatility	N/A	34.00% – 45.68%
Dividend yield	N/A	0.00%
Fair value on grant date	N/A	$0.08 – $0.22

Restricted Stock Awards

RSAs issued under the Plans generally vest based on continuous service provided by the restricted stockholder over a four-year period. Compensation expense related to these RSAs is recognized on a straight-line basis over the four-year period based upon the fair value at the grant date.

The following table sets forth the summary of RSA activity for the six months ended June 30, 2021:

	Restricted Shares	Weighted- Average Grant Date Fair Value Per Share	Weighted Average Remaining Vesting Period (in years)
Balance, December 31, 2020	$177,084	$0.01	0.70
Vested	$(62,500)	$0.01
Balance, June 30, 2021	$114,584	$0.01	0.84

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 10. Stockholders’ Equity and Stock-based Compensation (cont.)

Common Stock purchased under the Plans are subject to certain restrictions and repurchase rights, including the right of first refusal by the Company for sale or transfer of shares to outside parties and other restrictions on transfers and secondary market transactions. As of June 30, 2021, 114,584 shares were subject to repurchase. Stock-based compensation expense related to RSAs issued under the Plans was recorded within the Company’s statements of operations as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and development expenses	$104	$763	$417	$2,499
Selling, general and administrative expenses	—	102	—	335
	$104	$865	$417	$2,834

As of June 30, 2021, there was a total of $1,042 in unrecognized compensation cost related to unvested RSAs, which is expected to vest over a weighted-average period of 0.84 years.

Stock Option Modifications

On May 22, 2021, in connection with the resignation of one of the Company’s former directors, the Company modified the outstanding awards, which resulted in the vesting of the options for 833,334 shares. The modified option award has an exercise price of $0.07 per share, expected term of one year, a risk-free rate of 0.04%, and expected volatility of 65.00% and no expected dividends. This Type III modification resulted in a remeasured fair value of $2.66 per share. The incremental compensation related to the accelerated options totaled $2,220,025.

On January 25, 2021, in connection with the resignation of the Company’s former Chief Executive Officer (“CEO”), Mikhail Kokorich, the Company modified his outstanding awards, which resulted in the vesting of options for 1,058,074 shares. The modified option awards have exercise prices ranging from $0.01 to $0.07 per share, expected term of one year, a risk-free interest rate of 0.10%, an expected volatility of 78.00% and no expected dividends. This Type III modification resulted in a remeasured fair value of $5.16 per share. The incremental compensation related to the accelerated options totaled $5,448,107.

On March 25, 2020, the Company modified option awards for eight employees, which resulted in the forfeiture of options for 970,833 shares and the vesting acceleration of options for 189,167 shares. The modified option awards have an exercise price of $0.07 per share, expected term of one year, a risk-free interest rate of 0.19%, an expected volatility of 41.00%, and no expected dividends. This Type III modification resulted in a re-measured fair value per share of $0.09. Compensation expense reversed due to the forfeitures was $4,631, and incremental compensation expense related to the accelerated options totaled $16,742.

On June 15, 2020, the Company modified an option award for an employee, which resulted in the vesting acceleration of 78,125 shares underlying such option award. This Type I modification resulted in incremental compensation expense of $703.

Compensation expense related to the above modifications was recorded in the accompanying statements of operations. Compensation expense totaling $9,845 was recorded in research and development expenses, and compensation expense totaling $2,970 was recorded in selling, general and administrative expenses.

On August 7, 2020, the Company modified an option award for an employee to change the vesting commencement date by one month. The impact to compensation expense from this Type I modification was immaterial.

On September 24, 2020, the Company modified an option award for an employee, which resulted in the forfeiture of 4,000,000 shares underlying such option award, the vesting acceleration of 600,000 shares underlying such option award, and the continued vesting of 400,000 shares underlying such option award over a four-month period. This modified option award has an exercise price of $0.07 per share, expected term of approximately one year, a risk-free

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 10. Stockholders’ Equity and Stock-based Compensation (cont.)

interest rate of 0.12%, an expected volatility of 57.00%, and no expected dividends. The Type III modifications resulted in a re-measured fair value per share of $1.959. Compensation expense reversed due to the forfeiture was $21,003. Incremental compensation expense related to the accelerated options that was recognized on the modification date totaled $1,175,450. Incremental compensation expense recognized over a four-month period from the modification date totaled $783,637.

On October 5, 2020, the Company modified a restricted stock award for a consultant, which resulted in the vesting acceleration of 197,917 shares underlying such option award. This Type III modification resulted in incremental compensation expense of $399,594.

Income (Loss) Per Share

The following table sets forth the computation of basic and diluted net income (loss) per share:

Basic and Diluted Net Income (Loss) Per Share	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Numerator:
Net income (loss)	$64,327,154	$(9,152,223)	$128,997,958	$(15,406,868)
Less:
Decrease in fair value of SAFE notes	(100,802,979)	—	(182,366,571)	—
Decrease in fair value of warrants and warrant amortization	(4,447,683)	—	(12,528,951)	—
Undistributed loss allocated to common stockholders for diluted net loss per share	$(40,923,508)	$(9,152,223)	$(65,897,564)	$(15,406,868)
Denominator:
Denominator for basic net income (loss) per share – weighted average shares outstanding	71,901,904	86,222,804	80,593,815	90,717,435
Dilutive preferred shares outstanding	131,116,643	—	131,116,643	—
Dilutive options and unvested stock units outstanding	20,634,514	—	20,813,808	—
Dilutive warrants outstanding	2,514,905	—	2,533,015	—
Dilutive SAFE notes outstanding (shares not reserved)	50,526,529	—	50,526,529	—
Denominator for diluted net income (loss) per share – adjusted weighted average shares outstanding	276,694,495	86,222,804	285,583,810	90,717,435

Net loss per share – diluted	$(0.15)	$(0.11)	$(0.23)	$(0.17)

Basic earnings per share is computed by dividing net income (loss) for the period by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing undistributed earnings allocated to common stockholders for the period by the weighted average number of common shares outstanding during the period, plus the dilutive effect of outstanding preferred shares, dilutive options and unvested stock units, and warrants outstanding pursuant to the treasury stock method.

For the three and six months ended June 30, 2021 and 2020, zero and 222.5 million shares, respectively, of outstanding preferred shares, dilutive options and unvested stock units, and warrants were excluded from the calculation of diluted earnings per share. The anti-dilutive stock options and shares of outstanding and unvested restricted stock were excluded from the computation of net loss per share for the three and six months ended June 30, 2020 due to the Company incurring a net loss for the periods.

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 11. Commitments and Contingencies

Legal Proceedings

From time to time, we may be subject to various claims, lawsuits, and other legal and administrative proceedings that may arise in the ordinary course of business. Some of these claims, lawsuits, and other proceedings may range in complexity and result in substantial uncertainty; it is possible that they may result in damages, fines, penalties, non-monetary sanctions, or relief. However, we do not consider any such claims, lawsuits, or proceedings currently pending, individually or in the aggregate, to be material to our business or likely to result in a material adverse effect on our future operating results, financial condition, or cash flows.

On July 15, 2021, a putative class action complaint was filed against the Company, SRAC and certain affiliates. See Note 14 for more information.

SEC Investigation and CFIUS Review

On January 24, 2021, the Company received a subpoena from the Division of Enforcement of the U.S. Securities and Exchange Commission (“Division of Enforcement”) requesting documents regarding the Registration Statement on Form S-4 and Amendment No. 1 thereto 1 (the “Registration Statement”) filed by SRAC in connection with the Business Combination. The Company entered into a settlement with the SEC on July 8, 2021. As a result of the settlement, in accordance with ASC 450, Contingencies, the Company recorded a contingency of $7.0 million. See Note 14 for additional information.

In February 2021, the Company and the Company’s co-founder Mikhail Kokorich, with support from SRAC, submitted a joint notice to the Committee on Foreign Investment in the United States (“CFIUS”) for review of the historical acquisition of interests in the Company by Mr. Kokorich, his wife, and entities that they control in response to concerns of the U.S. Department of Defense regarding the Company’s foreign ownership and control.

On June 8, 2021, CFIUS’ review of the joint notice relating to the historical acquisition of interests in Momentus by Mr. Kokorich, his wife, and entities that they control concluded when the Company entered into a National Security Agreement with Mr. Kokorich, on behalf of himself and Nortrone Finance S.A. (an entity controlled by Mr. Kokorich), Lev Khasis and Olga Khasis, each in their respective individual capacities and on behalf of Brainyspace LLC (an entity controlled by Olga Khasis), and the U.S. government represented by the U.S. Departments of Defense and the Treasury (the “NSA”). In accordance with the NSA, Mr. Kokorich, Nortrone Finance S.A., Lev Khasis and his wife Olga Khasis, and Brainyspace LLC fully divested all the Company’s securities beneficially owned by them by selling the securities back to the Company on June 8, 2021. The NSA also establishes various requirements and restrictions on the Company in order to protect national security, certain of which may materially and adversely affect the Company’s operating results due to the cost of compliance with security measures, and limitations on the Company’s control over certain U.S. facilities, contracts, personnel, vendor selection and operations.

The Company had incurred legal expenses of approximately $3.5 million and $7.4 million during the three and six months ended June 30, 2021 and expects to continue to incur substantial legal expenses related to these matters in the future.

SRAC Indemnity

On June 29, 2021, Momentus entered into an amendment to the Merger Agreement which, among other things, provided that, should the Merger not occur for any reason, the Company would indemnify SRAC and its directors and officers (the “Indemnified Parties”) up to $10 million for certain losses, damages or liability actually incurred by the Indemnified Parties, excluding the payments made in relation to the SEC Settlement discussed in Note 14 — Subsequent Events. As of June 30, 2021, the Company did not record any contingency related to the indemnity agreement.

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 11. Commitments and Contingencies (cont.)

Co-Founder Divestment

The Company evaluated the additional consideration to be paid as a liability under ASC 480 utilizing a probability-weighted approach to record the initial liability of $22,000,001 expected to be paid to the Co-Founders as of June 30, 2021 as discussed in detail in Co-Founder Divestment and Share Repurchase section of Note 10.

Note 12. Income Taxes

The Company’s effective tax rate for the six months ended June 30, 2021 and 2020 was zero percent. The effective tax rate may vary significantly from period to period and can be influenced by many factors. These factors include, but are not limited to, changes to the statutory rates in the jurisdictions where the Company has operations and changes in the valuation of deferred tax assets and liabilities. The difference between the effective tax rate and the federal statutory rate of 21% primarily relates to certain nondeductible items, state and local income taxes and a full valuation allowance for deferred tax assets.

Note 13. Related Party Transactions

The Company entered into a consulting and technology development agreement with an entity in which the Company’s former CEO has a material interest. Payments made to the entity totaled $101,910 and $393,260 for the three and six months ended June 30, 2020, respectively. There were no payments to the entity during the six months ended June 30, 2021.

In March 2020, Brainyspace LLC, an entity affiliated with Lev Khasis, a co-founder of the Company, contributed 10,000,000 shares of Class B Common Stock back to the Company. In conjunction with the contribution, the Company agreed that if it re-hires Mr.Khasis within a specified time period, that he will receive an option to purchase 5,000,000 shares (on a pre-Business Combination basis), subject to the approval of the board. The Company has determined it will not re-hire Mr. Khasis so it will not be obligated to issue the option.

Note 14. Subsequent Events

Management of the Company has evaluated the impact of subsequent events through the date the condensed financial statements were available for issuance.

SEC Settlement

On July 13, 2021, the SEC announced charges against SRAC, Momentus, and Momentus’ founder and former CEO, Mikhail Kokorich, for misleading claims about Momentus’ technology and about national security risks associated with Mr. Kokorich. The SEC’s order found that Momentus violated scienter-based antifraud provisions of the federal securities laws and that SRAC violated negligence-based antifraud provisions of the federal securities laws as well as certain reporting and proxy solicitation provisions. The SEC also announced charges against the Sponsor and Brian Kabot. The order found that Mr. Kabot violated provisions of the federal securities laws related to proxy solicitations and that Mr. Kabot and the Sponsor caused SRAC’s violation of Section 17(a)(3) of the Securities Act of 1933. The SEC’s litigation is proceeding against Mr. Kokorich, against whom the SEC filed a complaint in the U.S. District Court for the District of Columbia. All parties except for Mr. Kokorich have settled with the SEC.

According to the SEC’s settled order Momentus and Mr. Kokorich misled SRAC investors, including PIPE investors in two respects. First, “Momentus and SRAC both claimed that in 2019, Momentus had ‘successfully tested’ in space its key technology, a microwave electro-thermal (“MET”) water plasma thruster, that Momentus claimed was designed to move a satellite into custom orbit after launch. In fact, that 2019 test failed to meet Momentus’s own public and internal pre-launch criteria for success, and was conducted on a prototype that was not designed to generate commercially significant amounts of thrust.” Second, the order found that Momentus and Mr. Kokorich also misrepresented the extent to which national security concerns involving Mr. Kokorich undermined Momentus’ ability to secure required governmental licenses essential to its operations. In addition, the order found that SRAC

MOMENTUS INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 14. Subsequent Events (cont.)

repeated Momentus’ misleading statements in public filings associated with the Business Combination and failed its due diligence obligations to investors. According to the order, while SRAC claimed to have conducted extensive due diligence of Momentus, it never reviewed the results of Momentus’ in-space test or received sufficient documents relevant to assessing the national security risks posed by Mr. Kokorich. The order finds that Mr. Kabot participated in SRAC’s inadequate due diligence and in filing its inaccurate registration statements and proxy solicitations. The SEC’s complaint against Mr. Kokorich includes factual allegations that are consistent with the findings in the order.

Without admitting or denying the SEC’s findings, Momentus, SRAC, Mr. Kabot, and the Sponsor consented to an order requiring them to cease and desist from future violations. In the settlement with the SEC, Momentus will pay a civil penalty of $7.0 million, SRAC will pay a civil penalty of $1.0 million, and Mr. Kabot will pay a civil penalty of $40,000. In addition, the Sponsor has agreed to forfeit 250,000 founders’ shares it would otherwise have received upon consummation of the Business Combination; and Momentus has agreed to undertakings requiring enhancements to its disclosure controls, including the creation of an independent board committee and retention of an internal compliance consultant for a period of two years.

In addition, pursuant to the SEC’s settled order described above, which was announced on July 13, 2021, Momentus and SRAC agreed to provide the original investors in the private placement of the Combined Company’s Class A shares that were issued at the time of the Business Combination (the “PIPE Investors”) with the right to terminate their subscription agreements prior to the stockholder vote to approve the proposed Business Combination. Accordingly, Momentus and SRAC provided all PIPE Investors with the option to terminate their subscription agreements without any liability or obligation. In total, PIPE Investors representing $118.0 million of the original PIPE investment terminated their subscription agreements. The remaining PIPE Investors elected to continue with their subscription agreements, with certain PIPE Investors increasing or decreasing their commitment amounts pursuant to amendments to the subscription agreements, with such changes representing a net $5.3 million increase in commitments by such remaining PIPE Investors. In addition, six new PIPE Investors, including entities related Prime Movers Lab, an affiliate of the Company, entered into subscription agreements, representing approximately $47.75 million of new commitments. Affiliates of SRC-NI Holdings, LLC, the sponsor of SRAC, which had committed $15.0 million in the aggregate to the PIPE Investment, reaffirmed their commitment.

Putative Class Action Lawsuits

On July 15, 2021, a purported stockholder of SRAC filed a putative class action complaint against the Company, Sponsor, Brian Kabot, James Norris, Momentus, and Mikhail Kokorich in the United States District Court for the Central District of California, in a case captioned Jensen v. Stable Road Acquisition Corp., et al., No. 2:21-cv-05744. The complaint alleges that the defendants omitted certain material information in their public statements and disclosures regarding the Proposed Transaction in violation of the securities laws, and seeks damages on behalf of a putative class of stockholders who purchased SRAC stock between October 7, 2020 and July 13, 2021. On July 22, 2021 and August 4, 2021, purported stockholders filed putative class action complaints in the same court, in cases captioned Hall v. Stable Road Acquisition Corp., et al. No. 2:21-cv-05943 and Depoy v. Stable Road Acquisition Corp., et al., No. 2:21-cv-06287, asserting substantially similar claims and seeking substantially similar relief. Pursuant to statute, the Jensen, Hall and Depoy actions will be consolidated into a single proceeding and a lead plaintiff and lead counsel appointed to represent the putative class. The Company believes that it has viable defenses to the claims asserted and intends to defend the cases vigorously. Other, similar suits may follow.

Business Combination Stockholder Vote

On August 11, 2021, SRAC stockholders approved the Business Combination and the proposed merger was completed on August 12, 2021. Approximately 3.5 million shares were submitted for redemption, resulting in approximately $35.4 million of returned funds and net cash proceeds of $247.3 million.

As the cash proceeds from the Business Combination were at least $100,000,000 but less than $250,000,000, the Combined Company is required to pay, out of funds legally available therefor, an aggregate of $40 million to the Co-Founders, within 10 days following the completion of the Business Combination, as described in Note 10. When paid, this amount will settle the contingency discussed in Note 11 and will increase the value recorded as Treasury Stock.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Momentus Inc.
Santa Clara, CA

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Momentus (the “Company”) as of December 31, 2020 and 2019, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the related results of its operations and cash flows for each of the two years in the period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial statement schedules are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial statement schedules, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ArmaninoLLP
San Jose, California

We have served as the Company’s auditor since 2019.
February 23, 2021

MOMENTUS INC.
BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$22,589,546	$13,002,056
Restricted cash, current	100,000	—
Receivables	—	166,932
Prepaids and other current assets	4,508,284	2,225,214
Total current assets	27,197,830	15,394,202

Non-current assets:
Property, machinery and equipment, net	2,321,100	1,787,082
Intangible assets, net	305,482	217,911
Operating right-of-use asset	316,040	—
Deferred offering costs	2,610,024	—
Restricted cash, non-current	415,000	—
Other non-current assets	3,155,000	1,979,550
Total non-current assets	9,122,646	3,984,543
TOTAL ASSETS	$36,320,476	$19,378,745

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Accounts payable	1,862,668	695,610
Accrued expenses	3,063,880	711,464
Contract liabilities, current	1,913,734	—
Operating lease liability, current	254,197	—
Other current liabilities	219,977	8,963
Total current liabilities	7,314,456	1,416,037

Non-current liabilities:
Contract liabilities, non-current	711,090	709,300
Warrant liability	3,206,185	—
SAFE notes	314,439,663	2,500,000
Operating lease liability, non-current	71,961	—
Other non-current liabilities	48,626	56,422
Total liabilities	325,791,981	4,681,759

Stockholders’ (deficit) equity:
Preferred stock
Series Seed preferred stock	42	42
Series Seed-1 preferred stock	3	3
Series Seed-2 preferred stock	5	5
Series A preferred stock	62	62
Series A-1 preferred stock	32	32
FF Preferred common stock	20	20
Common stock	88	95
Additional paid-in capital	39,866,244	37,003,971
Accumulated deficit	(329,338,001)	(22,307,244)
Total stockholders’ (deficit) equity	(289,471,505)	14,696,986
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$36,320,476	$19,378,745

The accompanying notes are an integral part of these financial statements

MOMENTUS INC.
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2020	2019
Service revenue	$365,000	$—
Cost of revenue	367,622	—
Gross loss	(2,622)	—
Operating expenses:
Research and development expenses	22,718,272	9,837,323
Selling, general and administrative expenses	11,945,124	5,303,275
Total operating expenses	34,663,396	15,140,598
Loss from operations	(34,666,018)	(15,140,598)

Other income (expense):
Increase in fair value of SAFE notes	(267,289,663)	—
Increase in fair value of warrants	(3,176,770)	—
Realized loss on disposal of asset	(482,204)	—
Interest income	7,395	12,715
Interest expense	(469,722)	(568,479)
Other expense	(949,363)	(57,265)
Total other expense	(272,360,327)	(613,029)
Loss before income taxes	(307,026,345)	(15,753,627)
Income tax provision	(800)	(800)
Net loss	$(307,027,145)	$(15,754,427)
Net loss per share, basic and diluted	$(3.45)	$(0.16)
Weighted average shares outstanding, basic and diluted	89,005,554	95,493,658

The accompanying notes are an integral part of these financial statements

MOMENTUS INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Preferred stock		FF Preferred		Common stock – Class A		Common stock – Class B		Additional paid - in - capital	Accumulated deficit	Total stockholders’ equity (deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2018	50,612,781	$50	20,000,000	$20	15,493,658	$15	80,000,000	$80	$10,857,541	$(6,552,816)	$4,304,890
Issuance of Series A preferred stock, net of offering costs	61,962,132	62	—	—	—	—	—	—	17,942,217	—	17,942,279
Conversion of SAFE notes to Series A-1 preferred stock	32,301,028	32	—	—	—	—	—	—	7,506,728	—	7,506,760
Beneficial conversion feature relating to conversion of SAFE	—	—	—	—	—	—	—	—	568,497	—	568,497
Stock-based compensation – Stock options and RSAs	—	—	—	—	—	—	—	—	85,689	—	85,689
Stock-based compensation – Fair value of warrant issued	—	—	—	—	—	—	—	—	43,299	—	43,299
Net loss	—	—	—	—	—	—	—	—	—	(15,754,428)	(15,754,428)
Balance, December 31, 2019	144,875,941	$144	20,000,000	$20	15,493,658	$15	80,000,000	$80	$37,003,971	$(22,307,244)	$14,696,986
	Preferred stock		FF Preferred		Common stock – Class A		Common stock – Class B		Additional paid-in-capital	Accumulated deficit	Total stockholders’ equity (deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2019	144,875,941	$144	20,000,000	$20	15,493,658	$15	80,000,000	$80	$ 37,003,971	$ (22,307,244)	$ 14,696,986
Stock option exercises	—	—	—	—	2,904,347	3	—	—	91,100	—	91,103
Stock-based compensation – Stock options and RSAs	—	—	—	—	—	—	—	—	2,771,163	—	2,771,163
Stock contribution from co-founder (Note 13)	—	—	—	—	—	—	(10,000,000)	(10)	10	—	—
ASC 842 lease accounting adoption	—	—	—	—	—	—	—	—	—	(3,612)	(3,612)
Net loss	—	—	—	—	—	—	—	—	—	(307,027,145)	(307,027,145)
Balance, December 31, 2020	144,875,941	$144	20,000,000	$20	18,398,005	$18	70,000,000	$70	$39,866,244	$(329,338,001)	$(289,471,505)

The accompanying notes are an integral part of these financial statements

MOMENTUS INC.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(307,027,145)	$(15,754,428)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	590,070	203,503
Amortization of debt discount and issuance costs	116,074	—
Increase in fair value of warrants	3,176,770	—
Increase in fair value of SAFE notes	267,289,663	—
Loss on disposal of fixed asset	482,204	—
Stock-based compensation expense	2,771,163	128,988
Beneficial conversion feature	—	568,497
Changes in operating assets and liabilities:
Receivables	166,932	(166,932)
Prepaids and other current assets	(2,283,070)	(1,297,035)
Other non-current assets	(1,175,450)	(1,947,050)
Accounts payable	(997,438)	534,054
Accrued expenses	1,812,978	608,783
Other current liabilities	211,014	(16,870)
Contract liabilities	1,915,524	287,000
Deferred rent	—	51,929
Net change in lease liability and right-of-use-asset	(92)	—
Net cash used in operating activities	(32,950,803)	(16,799,561)

Cash flows from investing activities:
Purchase of property, machinery and equipment	(1,501,984)	(1,755,701)
Purchases of intangible assets	(99,167)	(145,925)
Net cash used in investing activities	(1,601,151)	(1,901,626)

Cash flows from financing activities:
Proceeds from issuance of SAFE notes	44,650,000	10,006,760
Proceeds from issuance of loan payable	2,457,772	—
Payment of notes payable	(2,506,772)	—
Payment of debt issuance costs	(37,659)	(57,699)
Proceeds from issuance of preferred stock	—	17,999,978
Proceeds from issuance of common stock	91,103	—
Net cash provided by financing activities	44,654,444	27,949,039

Increase in cash, cash equivalents and restricted cash	10,102,490	9,247,852
Cash, cash equivalents and restricted cash, beginning of period	13,002,056	3,754,204
Cash, cash equivalents and restricted cash, end of period	$23,104,546	$13,002,056

Supplemental disclosure of non-cash investing and financing activities
Conversion of SAFE notes into preferred stock	$—	$(7,506,760)
Deferred offering costs in accounts payable and accrued expenses at period end	$505,783	$—

Supplemental disclosure of cash flow information
Cash paid for income taxes	$800	$800
Cash paid for interest	$353,217	$—

The accompanying notes are an integral part of these financial statements

MOMENTUS INC.
NOTES TO THE FINANCIAL STATEMENTS

Note 1. Nature of Operations

Company and Background

Momentus Inc. (“Momentus” or the “Company”) was incorporated in the State of Delaware on May 16, 2017, and is headquartered in Santa Clara, California. The Company is a first mover in offering in-space infrastructure services that will be important to enable the commercialization of space. The Company plans to partner with launch providers and seeks to offer a range of in-space services, including transportation services, satellite-as-a-service and in-orbit services. The Company’s vehicles will be equipped with new electric propulsion system (microwave electrothermal) which uses water as a propellant.

On October 7, 2020, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with Stable Road Acquisition Corp. (“SRAC”), a publicly listed special purpose acquisition company, Project Marvel First Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of SRAC (“First Merger Sub”), and Project Marvel Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of SRAC (“Second Merger Sub”) , pursuant to which the First Merger Sub will merge with and into the Company with the Company as the surviving corporation of the First Merger Sub, and immediately following which the surviving corporation will merge with and into the Second Merger Sub, with the Second Merger Sub as the surviving entity (the “Business Combination”). Following the closing of the Business Combination, SRAC will be renamed Momentus Inc. and such combined operating company would continue to have its Class A common stock and public warrants listed on Nasdaq and trade under the ticker symbols “MNTS” and “MNTSW”, respectively. Prior to the signing of the Merger Agreement, the Merger Agreement and the transactions contemplated were unanimously approved by the Board of Directors of the Company and SRAC. Closing of the transactions contemplated by the Merger Agreement are subject to the approval by the stockholders of the Company and the SRAC’s stockholders, among other closing conditions.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Certain balances were reclassified for the year ended December 31, 2019 to conform to the current year presentation. There was no impact to operating loss or net loss as a result of these reclassifications.

Going Concern

The Company has a history of operating losses and negative cash flows from operations. Management’s plans to continue as a going concern include raising additional financing, specifically through the Business Combination, and generating long term revenues through multi-year service agreements for its products and services. Prior to the consummation of the Business Combination, the Company is also pursuing debt or equity forms of bridge financing, as may be necessary. There can be no assurance that such plans will be successful and, as such, the Company’s management concluded that substantial doubt exists about the Company’s ability to continue as a going concern. Further, the perception that the Company may not be able to continue as a going concern may also make it more difficult to operate its business due to concerns about its ability to meet its contractual obligations.

The Company will need to obtain additional funding whether through private or public equity or debt offerings or a combination thereof, and such additional funding may not be available on terms the Company finds acceptable. If the Company is unable to obtain sufficient capital to continue to advance its products and services, the Company would be forced to delay, reduce or eliminate its research and development programs and any future commercialization efforts. Accordingly, the Company has concluded there is substantial doubt about its ability to continue as a going concern within one year after the date these financial statements are issued.

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies (cont.)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Management bases its estimates on historical experience and on various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Accordingly, actual results could differ from those estimates. Significant estimates inherent in the preparation of the financial statements include, but are not limited to, accounting for useful lives of property, plant and equipment, net, accrued liabilities, income taxes including deferred tax assets and liabilities and impairment valuation and stock-based awards.

COVID-19 Impact

In March 2020, a novel strain of the coronavirus (“COVID-19”) was characterized by the World Health Organization as a global pandemic. As a result of the COVID-19 pandemic, the U.S. government and various states implemented quarantine requirements and travel restrictions.

While the COVID-19 pandemic has affected the Company’s business and its timeline for its formerly planned launch in April 2020, to date, it has not impacted the Company in a way that will materially affect its future growth outlook.

Initially, the Company had a commercial launch scheduled for April of 2020 aboard a Soyuz rocket. However, after the onset of the pandemic, it opted to delay the launch. After further delays from the launch provider, the Company decided to reschedule the launch with a different provider, SpaceX, with whom it expected to launch in January 2021. The scheduled January 2021 launch was then remanifested to a subsequent launch opportunity in 2021 to allow for additional time necessary to secure FAA (“Federal Aviation Administration”) approval of the Company’s payloads.

Cash and Cash Equivalents

Cash and cash equivalents consist of all cash balances and highly liquid investments purchased with a remaining maturity of three months or less. The carrying amount of cash and cash equivalents approximate fair value because of the short-term maturity of these instruments.

Restricted Cash

Restricted cash represents deposited cash that is restricted by a financial institution as collateral for a $515,000 letter of credit issued to our landlord in accordance with the terms of a lease agreement the Company entered into in December 2020. $100,000 of the restricted cash is classified as a current asset as it will be returned to the Company upon the completion of the Business Combination. The remaining amount of restricted cash of $415,000 is classified as a non-current asset as it will be returned to the Company upon the occurrence of future events which are expected to occur beyond at least one year from December 31, 2020.

Receivables

Receivables represent tax credits received from the California Franchise Tax Board.

Prepaids and Other Current Assets

Prepaid and other current assets include prepayments for launch costs, research and development, insurance, and software subscriptions. Prepaid launch costs consist of launch costs paid to third party providers that will carry the transport vehicle to orbit. Prepaid launch costs are recognized upon launch as cost of revenue or research and development expense, and the allocation of the costs is determined based on the distribution between customer and Company payload weight on each launch. The non-current portion of prepaid launch costs is included in other non-current assets in the Company’s balance sheets.

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies (cont.)

Prepaid research and development costs relate to non-refundable advanced payments in cash for components and materials that will be used in building the Company’s vehicles. The Company conducts research and development activities to develop existing and future technologies that advance its vehicle towards commercialization. As prescribed by ASC 730: Research and Development, non-refundable advance payments for goods or services that will be used or rendered for future research and development activities should be deferred and capitalized. Deferred amounts are recognized as an expense as the related goods are delivered or the services are performed, or when the goods or services are no longer expected to be provided.

Prepaid insurance and prepaid software subscriptions are amortized over the terms of their respective agreements.

Property, Machinery and Equipment, net

Property, machinery and equipment are stated at cost less accumulated depreciation. Depreciation is generally recorded using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives of fixed assets by asset category are described below:

Fixed Assets	Estimated Useful Life
Computer equipment	Three years
Furniture and fixtures	Five years
Leasehold improvements	Lesser of estimated useful life or remaining lease term
Machinery and equipment	Seven years

Costs of maintenance or repairs that do not extend the lives of the respective assets are charged to expenses as incurred.

Intangible Assets, net

Intangible assets consist of patents and are reported at cost less accumulated amortization and accumulated impairment loss, if any. Amortization is recognized on a straight-line basis over a range of 8 1/2 to 10 years, which is the estimated useful lives of the patents.

Impairment of Long-lived Assets

The Company evaluates the carrying value of long-lived assets on an annual basis, or more frequently whenever circumstances indicate a long-lived asset may be impaired. When indicators of impairment exist, the Company estimates future undiscounted cash flows attributable to such assets. In the event cash flows are not expected to be sufficient to recover the recorded value of the assets, the assets are written down to their estimated fair value. There were no long-lived asset impairments during the years ended December 31, 2020 and 2019.

Revenue Recognition

The Company enters into contracts for ‘last-mile’ satellite and cargo delivery, payload hosting and in-orbit servicing options with customers that are primarily in the aerospace industry. From inception to December 31, 2020, the Company has not completed a commercial launch of customer cargo. However, as of December 31, 2020 the Company has signed contracts with customers and has collected $2,624,824 in customer deposits, which are recorded as current and non-current contract liabilities in the Company’s balance sheets and will be recognized as revenue (along with any other fees that have been paid) upon the earlier of the satisfaction of the Company’s performance obligation or when the customer cancels the contract. For the year ended December 31, 2020, the Company recognized revenue related to customer cancelled contracts of $365,000, which was previously recorded as contract liabilities and recorded $183,811 as contract loss contingencies. There are no refund or recourse provisions that enable our customers to recover any non-refundable fees that are paid.

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies (cont.)

The Company accounts for customer contracts in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), which includes the following five-step model:

•        Identification of the contract, or contracts, with a customer.

•        Identification of the performance obligations in the contract.

•        Determination of the transaction price.

•        Allocation of the transaction price to the performance obligations in the contract.

•        Recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company’s contracts are cancellable for convenience by the customer and typically do not contain variable consideration. However, the full transaction price is collected in advance of the scheduled launch and all fees that are paid are non-refundable (and are not limited to deposits), regardless of whether the contract is cancelled by the customer or in the event a performance obligation is not satisfied by the Company.

The Company’s services are considered a single performance obligation, to transport the customers’ payload to a specified orbit in space. The Company recognizes revenue at a point in time when control is transferred, which is considered to be upon the release of the customers’ payload into its specified orbit. The Company will calculate the weight distribution of each transfer vehicle at the customer level and will determine the delivery date for each customer’s payload based on the relative weight of payloads released to determine the point in time to recognize revenue for each payload release.

Deferred Fulfillment and Prepaid Launch Costs

The Company prepays for certain launch costs to third party providers that will carry the transport vehicle to orbit. Prepaid costs allocated to the delivery of a customers’ payload are classified as deferred fulfillment costs and recognized as cost of revenue upon delivery of the customers’ payload. Prepaid costs allocated to the Company’s payload are classified as prepaid launch costs and are expensed to research and development expense upon the release of the Company’s payload. The allocation is determined based on the distribution between customer and Company payload weight on each launch.

As of December 31, 2020, and December 31, 2019, the Company had $4,650,000 and $3,535,550, respectively of deferred fulfillment and prepaid launch costs recorded in the accompanying balance sheets. In December 2020, the Company expensed $1,500,000 of prepaid launch costs as the Company remanifested a scheduled launch with a third-party launch provider to a subsequent launch opportunity in 2021 to allow additional time necessary to secure regulatory approval from the FAA of the Company’s payloads. Of the $1,500,000 prepaid launch costs expensed, approximately $184,000 was recorded as cost of revenue and approximately $1,316,000 was recorded as research and development expenses for the year ended December 31, 2020.

Contract Liabilities

Customer deposits collected prior to the release of the customers’ payload into its specified orbit are recorded as current and non-current contract liabilities in the Company’s balance sheets as the amounts received represent a prepayment for the satisfaction of a future performance obligation that has not yet commenced. Each non-refundable deposit is determined to be a contract liability upon cash collection. Prior to making this determination, the Company ensures that a valid contract is in place that meets the definition of the existence of a contract in accordance with ASC 606.

SAFE Notes

The Company issued Simple Agreement for Future Equity (“SAFE”) notes to investors during the years ended December 31, 2020 and 2019. The SAFE notes provide the investors the right to certain shares of the Company’s capital stock upon an equity financing. The Company determined that the SAFE notes are not a legal form debt

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies (cont.)

(i.e., no creditors’ rights). The SAFE notes include a provision allowing for the investors to receive a portion of the proceeds upon a change of control equal to the greater of their investment amount or the amount payable based upon a number of shares of common stock equal to the investment amount divided by the liquidity price, the occurrence of which is outside the control of the Company. This provision requires the SAFE notes to be classified as marked-to-market liabilities pursuant to ASC 480. The SAFE notes are recorded as a long-term liability at their fair value. See Note 8 for more information.

Warrants

On January 1, 2019, the Company issued a warrant to an affiliate of an employee covering up to 5,000,000 shares of Class A common stock. The warrant is accounted for under the guidance of ASC 718, Stock-Based Compensation, pursuant to the adoption of ASU 2018-07. See Note 10 for more information.

Fair Value Measurements

The Company follows ASC 820, Fair Value Measurements and Disclosures, which among other things, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement determined based on assumptions that market participants would use in pricing an asset or liability. Three levels of inputs may be used to measure fair value:

•        Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical, unrestricted assets or liabilities in active markets.

•        Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•        Level 3 — Unobservable inputs that are supported by little or no market activity and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The fair values of cash and cash equivalents, accounts receivable, trade accounts payable, and certain prepaid and other current assets and accrued expenses approximate carrying values because of their short-term nature. The carrying value of certain other non-current assets and liabilities approximates fair value. The Company had neither Level 1 nor Level 2 inputs during the years ended December 31, 2020 and 2019. The Company’s SAFE note liabilities are marked-to-market liabilities pursuant to ASC 480 and are classified within Level 3 of the fair value hierarchy as the Company is using a backsolve method within the Black Scholes Option Pricing model, which allowed the Company to solve for the implied value of the business based on the terms of the SAFE investments. Significant unobservable inputs include volatility and expected term. The Company’s warrants are recorded as a derivative liability pursuant to ASC 815 and are classified within Level 3 of the fair value hierarchy as the Company is using the Black Scholes Option Pricing model. Significant unobservable inputs include stock price, volatility and expected term. There were no transfers between levels of input during the years ended December 31, 2020 and 2019.

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies (cont.)

The estimated fair value of the Company’s financial instruments are as follows:

		December 31, 2020		December 31, 2019
	Level	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets:
SAFE notes	3	$314,439,663	$314,439,663	$2,500,000	$2,500,000
Warrant liability	3	3,206,185	3,206,185	—	—
Total		$317,645,848	$317,645,848	$2,500,000	$2,500,000

Cost of Revenue

Cost of revenue consists primarily of expenses associated with the cost of the transport vehicle and third-party launch costs. Until the transport vehicle design is completed and released for production, the cost of these transport vehicles is being expensed as research and development costs as materials and services are received. The current design and technology allow for a single use of the transport vehicle. Cost of revenue recorded for the period ended December 31, 2020 relates to loss contract contingencies of $183,811 due to the manifestation of a scheduled launch, and a reserve for future launches of $183,811.

Advertising Expenses

Advertising is expensed as incurred. Advertising expense for the years ended December 31, 2020 and 2019 was $92,861 and $124,250, respectively.

Leases

The Company leases real estate facilities under non-cancelable operating leases with various expiration dates through fiscal year 2022. The Company determines if an arrangement contains a lease at inception based on whether there is an identified property, plant or equipment and whether the Company controls the use of the identified asset throughout the period of use.

The Company adopted the Accounting Standard Update (“ASU”) No. 2016-02, Leases (Topic 842) on January 1, 2020. The Company elected the package of practical expedients for transition under which the Company did not reassess its prior conclusions about lease identification, lease classification and initial direct costs. Additionally, the Company elected the hindsight practical expedient for transition under which conclusions around lease term and impairment will not be reassessed.

Operating leases are included in the accompanying balance sheets. Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and are included in other non-current assets. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease and are included in current and non-current liabilities. Operating lease ROU assets and lease liabilities are recognized at the lease inception date based on the present value of lease payments over the lease term discounted based on the more readily determinable of (i) the rate implicit in the lease or (ii) the Company’s incremental borrowing rate (which is the estimated rate the Company would be required to pay for a collateralized borrowing equal to the total lease payments over the term of the lease). Because the Company’s operating leases generally do not provide an implicit rate, the Company estimates its incremental borrowing rate based on the information available at lease commencement date for borrowings with a similar term.

The Company’s operating lease ROU assets are measured based on the corresponding operating lease liability adjusted for (i) payments made to the lessor at or before the commencement date, (ii) initial direct costs incurred and (iii) tenant incentives under the lease. The Company does not assume renewals or early terminations unless it is reasonably certain to exercise these options at commencement. The Company elected the practical expedient which allows the Company

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies (cont.)

to not allocate consideration between lease and non-lease components. Variable lease payments are recognized in the period in which the obligation for those payments are incurred. In addition, the Company elected the practical expedient such that it does not recognize ROU assets or lease liabilities for leases with a term of 12 months or less of all asset classes. Operating lease expense is recognized on a straight-line basis over the lease term.

Deferred Offering Costs

Offering costs consist of legal, audit, accounting, and underwriting fees and other costs incurred that are directly related to the Company’s planned merger transaction with SRAC. These costs will be recorded as a reduction to stockholders’ equity (deficit) upon the completion of the merger. During the year ended December 31, 2020 the Company incurred offering costs of $2,610,024. As of December 31, 2020, the Company has recorded $2,610,024 of offering costs as a current asset. As of December 31, 2020, $2,104,214 of the offering costs have been paid and $505,783 have been recorded in accrued expenses.

Income Taxes

The Company accounts for income taxes in accordance with authoritative guidance, which requires the use of the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based upon the difference between the financial statement carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed.

Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the need for a valuation allowance, management considers all available evidence, including past operating results, estimates of future taxable income, and the feasibility of tax planning strategies.

In the event that management changes its determination as to the amount of deferred tax assets that can be realized, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

The Company is required to evaluate the tax positions taken when preparing its tax returns to determine whether tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax benefits of positions not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax expense in the current year. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position.

The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount that is initially recognized.

Basic and Diluted Loss Per Share

Net loss per share is provided in accordance with FASB ASC 260, “Earnings per Share”. The Company’s preferred shares are participating securities as the holders of the preferred shares are entitled to participate in dividends with ordinary shares. Net losses are not allocated to the preferred shares as the holders of the preferred shares do not have a contractual obligation to share in any losses. Accordingly, basic net loss per share is computed by dividing

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies (cont.)

losses allocated to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share gives effect to all potential dilutive common shares outstanding during the period. Dilutive loss per share excludes all potential dilutive common shares to be issued if their effect is anti-dilutive as shown below:

	Years Ended December 31,
	2020	2019
Series Seed preferred stock	42,298,151	42,298,151
Series Seed-1 preferred stock	3,563,412	3,563,412
Series Seed-2 preferred stock	4,751,218	4,751,218
Series A preferred stock	61,962,132	61,962,132
Series A-1 preferred stock	32,301,028	32,301,028
FF preferred common stock	20,000,000	20,000,000
Options outstanding under stock incentive plan	29,358,286	24,598,969
Options outstanding outside of stock incentive plan	545,454	545,454
Common stock warrants	1,250,000	1,250,000
Preferred stock warrants	774,527	—
Total	196,804,208	191,270,364

Segment Reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing operating performance. In consideration of Accounting Standards Codification (“ASC”) 280, “Segment Reporting,” we are not organized around specific services or geographic regions. We currently operate in one service line providing in-space transportation services.

Our chief operating decision maker uses financial information, business prospects, competitive factors, operating results and other non-U.S. GAAP financial ratios to evaluate our performance, which is the same basis on which our results and performance are communicated to our Board of Directors. Based on the information described above and in accordance with the applicable literature, management has concluded that we are organized and operated as one operating and reportable segment.

Recently Issued Accounting Standards

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the accounting for income taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in income taxes. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The Company does not expect the adoption of this standard to have a material impact on the Company’s financial statements.

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, (“ASU 2020-06”) which simplifies the guidance on the issuer’s accounting for convertible debt instruments by removing the separation models for (1) convertible debt with a cash conversion feature and (2) convertible instruments with a beneficial conversion feature. As a result, entities will not separately present in equity, an embedded conversion feature in such debt. Instead, they will account for a convertible debt instrument wholly as debt, unless certain other conditions are met. The elimination of these models will reduce reported interest expense and increase reported net income for entities that have issued a convertible instrument that was within the scope of those models before the adoption of ASU 2020-06. Also, ASU 2020-06 requires the application of

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies (cont.)

the if-converted method for calculating diluted earnings per share and treasury stock method will be no longer available. The provisions of ASU 2020-06 are applicable for fiscal years beginning after December 15, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of ASU 2020-06 on its financial statements.

Recently Adopted Accounting Standards

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This guidance is intended to increase transparency and comparability among organizations by recognizing lease assets and liabilities on the balance sheets and disclosing key information about lease arrangements. The Company adopted the standard as of January 1, 2020, using the modified retrospective approach and has elected to use the optional transition method which allows the Company to apply the guidance of ASC 840, including disclosure requirements, in the comparative periods presented. In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to carry forward the historical lease classification related to agreements entered prior to adoption.

The adoption of the new standard resulted in recognition of operating lease ROU assets and operating lease liabilities of $545,707 and $555,916, respectively, as of January 1, 2020. There was no material cumulative impact of transition to accumulated deficit as of the adoption date. The standard did not materially impact the accompanying statements of operations and had no impact on the accompanying statements of cash flows.

Note 3. Prepaids and Other Current Assets

Prepaids and other current assets consisted of the following:

	December 31, 2020	December 31, 2019
Prepaid launch costs-current	$2,260,000	$1,603,500
Prepaid research and development	1,452,557	109,264
Prepaid insurance and other assets	795,727	512,450
Total	$4,508,284	$2,225,214

As of December 31, 2020, and 2019, the non-current portion of prepaid launch costs recorded in other non-current assets was $2,390,000 and $1,932,050, respectively.

Note 4. Property, Machinery and Equipment, net

Property, machinery and equipment, net consisted of the following:

	December 31, 2020	December 31, 2019
Computer equipment	$177,868	$109,586
Furniture and fixtures	205,976	131,891
Leasehold improvements	665,146	461,280
Machinery and equipment	1,935,974	1,079,184
Construction in-progress	117,655	229,983
	3,102,619	2,011,924
Less: accumulated depreciation	(781,519)	(224,842)
Property, machinery and equipment, net	$2,321,100	$1,787,082

Depreciation expense related to property, machinery and equipment for the years ended December 31, 2020 and 2019 was $556,677 and $188,134, respectively.

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 5. Intangible assets, net

Intangible assets, net consisted of the following as of December 31, 2020:

	Gross Value	Accumulated Amortization	Net Value	Weighted average remaining amortization period (in years)
Patents/Intellectual Property	$356,890	(51,408)	$305,482	7.62

Intangible assets, net consisted of the following as of December 31, 2019:

	Gross Value	Accumulated Amortization	Net Value	Weighted average remaining amortization period (in years)
Patents/Intellectual Property	$235,925	(18,014)	$217,911	8.97

Amortization expense related to intangible assets for the years ended December 31, 2020 and 2019 was $33,393 and $15,369, respectively. As of December 31, 2020, the future estimated amortization expense related to intangible assets is as follows:

Year ending December 31,
2021	$40,062
2022	40,062
2023	40,062
2024	40,062
2025	40,062
Thereafter	105,172
Total	$305,482

There were no intangible asset impairments during the year ending December 31, 2020 and 2019.

Note 6. Leases

The Company leases office space under non-cancellable operating leases with terms expiring in December 2021 and February 2028. The leases require monthly lease payments that are subject to annual increase throughout the lease term.

The Company adopted ASC 842 as of January 1, 2020, using the modified retrospective approach. For the year ended December 31, 2020, rent expense was $305,072.

The Company performed evaluations of its contracts and determined that each of its identified leases are classified as operating leases. The components of operating lease expense were as follows:

Year ended December 31, 2020
Operating lease cost	$271,582
Variable lease expense	24,430
Short-term lease expense	9,060
Total lease expense	$305,072

Variable lease expense consists of the Company’s proportionate share of operating expenses, property taxes, and insurance and is classified as lease expense due to the Company’s election to not separate lease and non-lease components.

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 6. Leases (cont.)

The lease right of use assets and lease liabilities recognized in the balance sheets are as follows:

As of December 31, 2020
Right of use asset in other non-current assets	$316,040

Other current liabilities	254,197
Other non-current liabilities	71,961
Total lease liability	$326,158

As of December 31, 2020, scheduled maturities of the Company’s operating lease liabilities were as follows:

2021	$279,793
2022	67,045
Total lease payments	346,838
Less: Imputed interest	(20,680)
Present value of lease liabilities	$326,158

The following is a schedule of future minimum operating lease payments as of December 31, 2020:

Year ending December 31,
2021	$279,793
2022	67,045
2023 and thereafter	—
Total	$346,838

Note 7. Accrued Expenses

Accrued expenses consisted of the following:

	December 31, 2020	December 31, 2019
Compensation expense	$1,326,311	$517,290
Other current expense	904,052	156,842
Offering costs	505,783	—
Payroll tax expense	327,734	37,332
Total	$3,063,880	$711,464

Note 8. SAFE Notes

The Company has issued Simple Agreement for Future Equity (“SAFE”) notes to investors. For the year ended December 31, 2020, the Company issued SAFE notes to investors in exchange for aggregate proceeds of $44,650,000. The SAFE notes allow the investors to participate in future equity financings through a share-settled redemption of the amount invested at a discounted price to the price paid by other investors. That is, upon a future equity financing involving preferred shares, SAFE notes settle into a number of preferred shares equal to the invested amount of the SAFE note divided by a discounted price to the price investors pay to purchase preferred shares in the financing (with such discounted price calculated as a percentage of the price investors pay to purchase preferred shares in the financing or by reference to a valuation cap). Alternatively, upon the occurrence of a change of control, an initial public offering or the consummation of a business combination with a special purpose acquisition company (including the Business Combination), each investor shall receive a portion of the proceeds equal to the greater of (i) the invested amount under its SAFE note, or (ii) the amount payable on the number of shares of common stock equal to the invested amount divided by the liquidity price set forth in the applicable SAFE notes.

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 8. SAFE Notes (cont.)

The Company determined that the SAFE notes are not a legal form of debt (i.e., no creditors’ rights). The SAFE notes include a provision allowing for the investors to get a portion of the proceeds in a change of control equal to the greater of their investment amount or the amount payable upon a number of shares of common stock equal to the investment amount divided by the liquidity price set forth in the applicable SAFE notes, the occurrence of which is outside the control of the Company. This provision requires the SAFE notes to be classified as marked-to-market liabilities pursuant to ASC 480. As of December 31, 2020, and 2019, the fair value of the SAFE notes was $314,439,663 and $2,500,000, respectively. The expense reported from the increase in the fair value of the SAFE notes for the year ended December 31, 2020 was $267,289,663 and is included in other income (expense) within the accompanying statements of operations. In addition, pursuant to the guidance in ASC 825, “Financial Instruments”, the Company expensed $1.0 million of fees incurred in connection with the SAFE notes issued during the year ended December 31, 2020. This amount has been included in other expense within the accompanying statements of operations.

SAFE notes totaling $7,506,760 were converted into 32,301,028 shares of the Company’s preferred stock in connection with equity financings during the year ended December 31, 2019. There were no SAFE notes converted during the year ended December 31, 2020. SAFE notes with a principal amount totaling $47,150,000 and $2,500,000 remained outstanding as of December 31, 2020 and December 31, 2019, respectively.

Conversion or Cash-out Events

In the event of an equity financing in which the Company issues and sells preferred stock for the purpose of raising capital, the SAFE notes will convert into a series of preferred stock of the Company. The number of shares of preferred stock issued will be determined pursuant to the terms of the SAFE notes and the applicable discount to the price per share of the preferred stock sold in such equity financing and the applicable valuation cap set forth in the applicable SAFE notes. There was a 20% discount and a valuation cap of $150,000,000 associated with the outstanding SAFE notes issued during the year ended December 31, 2019. For the year ended December 31, 2020, SAFE notes with aggregate principal amounts of $9,650,000 and $35,000,000, were issued with no discount and valuation caps of $150,000,000 and $300,000,000, respectively.

In the event of a liquidity event (i.e. a change of control, initial public offering or the consummation of a business combination with a special purpose acquisition company, including the Business Combination), SAFE note holders will receive a portion of the proceeds payable in such liquidity event equal to the greater of the purchase amount of the applicable SAFE notes and the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price set forth in such SAFE notes in exchange for their SAFE notes.

Preference Upon Dissolution

Should the Company dissolve or wind-up operations prior to a conversion or cash-out event, SAFE note holders will be treated like a standard non-participating Preferred Stock.

Embedded and Beneficial Conversion Features

The Company assessed the embedded conversion and redemption features of the SAFE notes pursuant to ASC 815, and concluded no embedded derivatives required bifurcation. The Company further assessed the embedded conversion features of the SAFE notes under ASC 470-20 and determined that contingent beneficial conversion features (BCFs) existed. Upon the conversion of the SAFE notes, the contingency was resolved and the BCFs were measured at their intrinsic value. BCFs associated with converted SAFE notes totaled $568,479 during the year ended December 31, 2019 and were recorded as interest expense and additional paid-in-capital. There was no BCFs recorded in the year ended December 31, 2020.

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 9. Loan Payable

In March 2020, the Company entered into an equipment financing agreement to fund the acquisition of specific and eligible equipment (“Equipment Loan”). The Equipment Loan provides the Company access to borrow up to $4,500,000. Repayment of any amounts issued under the Equipment Loan occurs over 30 months. Interest under the Equipment Loan is fixed at 9.75% and the borrowings may be prepaid as long as the Company provides written notice to the lender (10) business days prior to the prepayment and the Company pays (a) all accrued and unpaid interest on the equipment loan as of the date of prepayment; plus (b) an amount equal to the total amount of all scheduled but unpaid payments of principal; plus (c) an amount equal to all interest that would have accrued on the equipment loan from the date of prepayment through the last scheduled payment. The Company is also obligated to pay a final amount equivalent to 5 percent of the loan, the final amount is being expensed as interest expense over the term of the Equipment Loan using the effective interest rate. The borrowings are collateralized by all of the equipment financed by the lender. On March 9, 2020, the Company borrowed $1,536,772. The borrowings included an original issuance discount of $49,000. Pursuant to the terms of the Equipment Loan, the first six months of payments were interest only and monthly payments including principal and interest of $57,929 begin September 1, 2020 and end September 1, 2023.

In conjunction with the equipment financing agreement, a stock purchase warrant was also issued to the lender, which allows for the purchase of a number of shares of Series A Preferred Stock (or, subject to certain conditions, Preferred Stock in a subsequent round of financing) equal to $225,000 divided by the price per share in the applicable round of financing. Under the warrant agreement, the lender is also provided certain rights to invest up to an additional $250,000 in the Company’s equity or convertible debt issued in future offerings. The warrant expires on March 9, 2030. The original fair value of the warrant of $29,415 was recorded as a derivative liability with the offset recorded as a debt discount (See Note 10).

Additionally, the Company incurred debt issuance costs of $37,659, which were recorded as a direct deduction from the carrying amount of Equipment Loan. The original issuance discount, warrant discount and debt issuance costs are being amortized as interest expense using the effective interest rate method through the term of the loan.

In December 2020, all of the outstanding principal and accrued interest of $1,536,772 under the Equipment Loan was paid off and the Equipment Loan facility was terminated. The unamortized original issuance discount, warrant discount and debt issuance cost of $116,074 was fully expensed in December 2020. The warrant remains outstanding.

PPP Loan

In May 2020, the Company received a Paycheck Protection Program loan (“PPP Loan”) in the amount of $970,000. The loan was issued under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The PPP Loan is subject to forgiveness if the Company uses the funds for applicable expenses outlined in the CARES Act. Any portion of the PPP Loan that is not forgiven must be repaid within two years. The PPP Loan bears interest at 1.0% per annum. In September 2020, the Company repaid the PPP Loan in full.

Note 10. Stockholders’ Equity and Stock-based Compensation

Capital Structure

On November 1, 2018, the Company entered into exchange agreements with Mikhail Kokorich (its then current Chief Executive Officer, “CEO”) and a related entity of a co-founder (the Company’s two founding shareholders), whereby 100,000,000 fully vested shares of then-outstanding common stock were reconstituted into 80,000,000 shares of Class B common stock and 20,000,000 shares of FF preferred stock, with the Company’s CEO and the related entity each holding 40,000,000 shares of Class B common stock and 10,000,000 shares of FF preferred stock, respectively.

Concurrent with the exchange agreements, the parties to the agreements each entered into a stock restriction agreement whereby each holder’s 40,000,000 shares of Class B common stock were subjected to a 4-year vesting schedule, with 1/48th of the shares vesting on each monthly anniversary of the agreement, subject to the holder’s continuous service

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 10. Stockholders’ Equity and Stock-based Compensation (cont.)

through each vesting date. The CEO’s shares are also subject to acceleration in the event of a qualifying termination in connection with a change in control and the entity’s shares were subject to acceleration in the event of a qualifying termination. The Company has a right to repurchase any unvested shares at the then-current market value if the holder ceases to provide services. The related entity’s co-founder shares were subsequently accelerated and fully vested as of March 2020.

The Company assessed the repurchase feature and concluded that the shares met the criteria for equity classification as the Company’s exercise of the repurchase right is not probable. No additional expense was recognized as a result of the exchange as the fair value of the issued shares were not materially different from those exchanged.

In accordance with the Certificate of Incorporation, as amended and restated on June 21, 2019, the Company is authorized to issue four classes of stock: Class A Common, Class B Common, FF Preferred, and Preferred. As of December 31, 2020, the Company is authorized to issue 578,761,378 total shares with a par value of $0.000001 per share. A summary of the share classes is included below:

Preferred — Preferred stock consists of Series Seed Preferred, Series Seed-1 Preferred, Series Seed-2 Preferred, Series A Preferred, and Series A-1 Preferred. A summary of the Preferred stock shares designated, issued, and outstanding as of December 31, 2020 is as follows:

Preferred Stock	Shares Designated	Shares Issued and Outstanding	Liquidation Price	Dividend Rate
Series Seed Preferred	44,745,720	42,298,151	$0.21392	$0.01284
Series Seed-1 Preferred	3,563,412	3,563,412	$0.14031	$0.00842
Series Seed-2 Preferred	4,751,218	4,751,218	$0.10524	$0.00631
Series A Preferred	65,000,000	61,962,132	$0.29050	$0.01743
Series A-1 Preferred	32,301,028	32,301,028	$0.23240	$0.01394

Liquidation preference, conversion rights, redemption rights, and voting rights for Preferred stock are the same for each series. See below for a summary of these rights:

•        Liquidation Preference — In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or other deemed liquidation event (as specified in the Company’s Certificate of Incorporation), holders of preferred stock are entitled to receive, prior and in preference to holders of common stock and FF preferred stock, an amount per share equal to the greater of (i) the applicable original issue price for such series of convertible preferred stock, or (ii) such amount per share as would have been payable had all shares of preferred stock been converted into common stock. If upon occurrence of such a liquidation event, the assets and funds to be distributed among the holders of preferred stock are insufficient to permit the payment in full to all holders of preferred stock, the entire assets and funds of the Company legally available for distribution will be distributed ratably among such holders. Upon completion of the distribution to the holders of the preferred stock, all remaining legally available assets will be distributed ratably to the holders of common stock and FF preferred stock.

•        Conversion Rights — At the option of the holder of preferred stock, each share of preferred stock may be converted at any time into such number of shares of Class A common stock at the applicable conversion rate, which is equal to the original issue price divided by a conversion price; the conversion price is initially equal to the original issue price, as adjusted for stock splits, dividends and distributions and for certain dilutive issuances. Each share of convertible preferred stock will automatically convert into Class A common stock upon either (i) the closing of a firm commitment underwritten public offering of the Company’s common stock pursuant to an effective registration statement on Form S-1 under the

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 10. Stockholders’ Equity and Stock-based Compensation (cont.)

Securities Act of 1933, as amended, that results in at least $75 million in gross proceeds to the Company or (ii) the affirmative vote by the holders of at least a majority of the outstanding shares of preferred stock, voting as a single class on an as-converted basis.

•        Redemption Rights — Preferred stock is not redeemable at the option of the holder.

•        Voting Rights — Preferred stock shareholders are entitled to one vote per share of Class A common stock that they would then convert into.

Shares of preferred stock are entitled to annual dividends if declared by the Board of Directors. No dividends were declared during the years ended December 31, 2020 and 2019.

FF Preferred — FF Preferred shareholders are entitled to one vote per share. Shares of FF preferred stock held by a holder are convertible into Class A common stock at the option of the holder, or upon any transfer that is neither made in connection with an equity financing nor authorized by the Board. Automatic conversion of all FF preferred stock into Class A common stock occurs upon a sale of the Company’s capital stock in an underwritten public offering, or by vote of a majority of the then outstanding shares of FF preferred stock. Dividends paid to holders of FF preferred stock are equivalent to those paid to Class A Common shareholders; however, there were no dividends paid for the years ended December 31, 2020 and 2019. FF preferred stock is not redeemable at the option of the holder.

Class A Common — Class A Common shareholders are entitled to one vote per share. Dividends paid to holders of Class A common stock are paid on a pro rata basis between the two classes of common stock; however, there were no dividends paid for the years ended December 31, 2020 and 2019. Class A common stock is not redeemable at the option of the holder.

Class B Common — Class B Common shareholders are entitled to ten votes per share. Dividends paid to holders of Class B common stock are paid on a pro rata basis between the two classes of common stock; however, there were no dividends paid for the years ended December 31, 2020 and 2019. Holders of Class B common stock may convert their shares to Class A common stock at their option. Class B common stock is not redeemable at the option of the holder.

The Company has reserved shares of Class A Common Stock for issuance for the following purposes as of December 31, 2020:

Series Seed preferred stock	42,298,151
Series Seed-1 preferred stock	3,563,412
Series Seed-2 preferred stock	4,751,218
Series A preferred stock	61,962,132
Series A-1 preferred stock	32,301,028
FF preferred common stock	20,000,000
Class B common stock	70,000,000
Options outstanding under stock incentive plan	29,358,286
Options outstanding outside of stock incentive plan	545,454
Option available for grant under stock incentive plan	14,243,904
Common stock warrants	1,250,000
Preferred stock warrants	774,527
Total	281,048,112

Stock Purchase Warrants

In March 2020, the Company entered into an equipment financing agreement to fund the acquisition of specific and eligible equipment. The financing agreement provides the Company access to borrow up to $4,500,000. (See Note 9). In conjunction with the equipment financing agreement, a stock purchase warrant was also issued to the lender, which allows for the purchase of 774,527 shares of Series A Preferred Stock (or, subject to certain conditions, Preferred

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 10. Stockholders’ Equity and Stock-based Compensation (cont.)

Stock in a subsequent round of financing) equal to $225,000 divided by the price per share in the applicable round of financing. Under the warrant agreement, the lender is also provided certain rights to invest up to an additional $250,000 in the Company’s equity or convertible debt issued in certain future offerings. The stock warrant expires on March 9, 2030 and is accounted for at fair value as a derivative liability. The valuation of the warrant was determined through the use of a Black Scholes options model, with a calculated fair value of $29,415 at the issuance date. The Company recorded the increase in the fair value of the warrant of $3,176,770 for the year ended December 31, 2020, in other income (expense) within the accompanying statements of operations. Additionally, there was an immaterial amount of deferred issuance costs allocated to the warrants.

Other Warrants

On January 1, 2019, the Company issued a warrant to an affiliate of an employee covering up to 5,000,000 shares of Class A common stock. The warrant has a contractual term of seven years, an exercise price of $0.05 per share, and had a grant date fair value of $0.019 per share. One quarter of the warrant shares vest and become exercisable after the first 12 months of continuous service by such employee, and 1/48 of the warrant shares vest and become exercisable each month of continuous service after the 12-month anniversary date.

On December 30, 2019, the Company modified the terms of the original warrant. A total of 1,250,000 warrant shares became immediately vested and the remaining 3,750,000 warrant shares were forfeited. The Company accounted for the modification as a Type III modification, which resulted in a re-measured fair value per share of $0.035 and the recognition of incremental compensation expense of $19,601. A total of $43,299 of compensation expense was recognized from the grant date through December 31, 2019 and is included within selling, general and administrative expenses in the accompanying statements of operations. The incremental compensation expense related to the warrant is recognized in selling, general and administrative expenses in the accompanying statements of operations. The fair value of the warrant was estimated using the Black-Scholes-Merton option pricing model with the following assumptions at each measurement date:

	December 30, 2019	January 1, 2019
Expected term (in years)	7.00	8.00
Risk-free interest rate	1.81%	2.59%
Expected volatility	32.97%	27.72%
Dividend yield	0.00%	0.00%

Stock Incentive Plan

In May 2018, the Board of Directors of Momentus Inc. approved the 2018 Stock Plan (the “Initial Plan”) that allowed for granting of incentive and non-qualified stock options and restricted stock awards (“RSAs”) to employees, directors, and consultants. In November 2018, the Board terminated the Initial Plan such that no additional awards may be granted under the Initial Plan and adopted a new 2018 Stock Plan (the “New 2018 Stock Plan” and, together with the Initial Plan, the “Plans”). As of December 31, 2018, 30,975,958 shares of Class A common stock were reserved for issuance under the Plans. During the year ended December 31, 2019, the shares of Class A common stock reserved for issuance under the New 2018 Stock Plan was increased by 4,430,579. Vested options may be exercised in exchange for Class A common stock of the Company. All outstanding and unvested options and RSAs forfeit in the event of employment termination.

In February and March 2020, the Board approved an amendment and restatement to the New 2018 Stock Plan (the “Amended Plan and Restated 2018 Stock Plan”), and further amendments thereto that increased the number of shares that may be issued thereunder to 37,006,537 plus any additional shares, capped at 11,650,000, subject to awards outstanding as of October 30, 2018 and issued under the Initial Plan that are forfeited to, or repurchased by the Company. The Amended and Restated 2018 Stock Plan expires on October 30, 2028, unless terminated earlier.

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 10. Stockholders’ Equity and Stock-based Compensation (cont.)

Option Outside of Stock Plan

The Company issued one option outside of the Plans in November 2019 exercisable into 545,454 shares of Class A Common Stock. The option was fully vested at issuance as no service period was required. Compensation expense totaling $12,803 was recognized in selling, general and administrative expenses in the accompanying statements of operations. The contractual term of the option is ten years. The grant date fair value of the option was $0.02 per share. The assumptions used under the Black-Scholes-Merton option-pricing model are as follows:

2019
Expected term (in years)	5.00
Risk-free interest rate	1.62%
Expected volatility	35.30%
Dividend yield	0.00%

There was no intrinsic value as the exercise price of the option was greater than the fair value of the Class A common stock. The option is fully exercisable as of December 31, 2020.

Options and RSAs Under Stock Plans

Options issued under the Plans generally vest based on continuous service provided by the option holder over a four-year period. Compensation expense related to these options is recognized on a straight-line basis over the four-year period based upon the fair value at the grant date. The following table sets forth the summary of options activity for the year ended December 31, 2020:

	Shares Available for Option Grants Under Plan	Options Outstanding Under Plan	Non-Plan Options	Total Options	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2018	19,325,958	9,500,000	—	9,500,000	$—	9.41	$375,000
Authorized for issuance	4,430,579	—	—	—	—
Granted	(15,098,969)	15,098,969	545,454	15,644,423	0.06
Outstanding as of December 31, 2019	8,657,568	24,598,969	545,454	25,144,423	0.04	9.12	681,779
Authorized for issuance	13,250,000				—
Granted	(15,137,861)	15,137,861	—	15,137,861	0.07
Vested exercised	—	(2,904,347)	—	(2,904,347)	0.03
Forfeitures	7,474,197	(7,474,197)	—	(7,474,197)	0.06
Outstanding as of December 31, 2020	14,243,904	29,358,286	545,454	29,903,740	$0.05	8.49	$130,563,848
Exercisable as of December 31, 2020				12,697,969	$0.04	8.09	$55,573,549
Vested and expected to vest as of December 31, 2020				29,903,740	$0.05	8.49	$130,563,848

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 10. Stockholders’ Equity and Stock-based Compensation (cont.)

Stock-based compensation expense related to options issued under the Plans was as follows:

	Year Ended December 31,
	2020	2019
Research and development expenses	$183,420	$39,153
Selling, general and administrative expenses	2,581,371	25,869
	$2,764,791	$65,022

As of December 31, 2020, there was a total of $1,792,406 in unrecognized compensation cost related to unvested options, which is expected to be recognized over a weighted-average period of 2.37 years.

The assumptions used under the Black-Scholes-Merton option-pricing model and weighted average fair value of options on the grant date are as follows:

	Year Ended December 31,
	2020	2019
Expected term (in years)	5.03 – 6.23	5.85 – 6.08
Risk-free interest rate	0.27% – 1.36%	2.45% – 2.54%
Expected volatility	34.00% – 51.78%	31.20% – 31.53%
Dividend yield	0.00%	0.00%
Fair value on grant date	$0.08 – $1.16	$0.02

The Company utilized independent third-party valuation experts to determine inputs to the Black-Scholes model including estimates of current stock price and volatility.

Restricted Stock Awards

RSAs issued under the Plans generally vest based on continuous service provided by the restricted stockholder over a four-year period. Compensation expense related to these RSAs is recognized on a straight-line basis over the four-year period based upon the fair value at the grant date.

The following table sets forth the summary of RSA activity for the years ended December 31, 2020 and 2019:

	Restricted Shares	Weighted Average Grant Date Fair Value Per Share	Weighted Average Remaining Vesting Period (in years)
Balance, December 31, 2018	1,625,000	$0.01	2.57
Vested	(787,500)	0.01
Balance, December 31, 2019	837,500	0.01	1.91
Vested	(660,416)	0.01
Balance, December 31, 2020	177,084	$0.01	0.70

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 10. Stockholders’ Equity and Stock-based Compensation (cont.)

Common Stock purchased under the Plans are subject to certain restrictions and repurchase rights, including the right of first refusal by the Company for sale or transfer on new shares to outside parties and other restrictions on transfers and secondary market transactions. Repurchases of Common Stock are at zero cost. As of December 31, 2020, 177,084 shares were subject to repurchase. Stock-based compensation expense related to RSAs issued under the Plans was as follows:

	Year Ended December 31,
	2020	2019
Research and development expenses	$4,099	$5,373
Selling, general and administrative expenses	2,273	2,491
	$6,372	$7,864

As of December 31, 2020, there was a total of $1,667 in unrecognized compensation cost related to unvested RSAs, which is expected to vest over a weighted-average period of 1.33 years.

Stock Option Modifications

On March 25, 2020, the Company modified option awards for eight employees, which resulted in the forfeiture of options for 970,833 shares and the vesting acceleration of options for 189,167 shares. The modified option awards have an exercise price of $0.07 per share, expected term of one year, a risk-free interest rate of 0.19%, an expected volatility of 41.00%, and no expected dividends. This Type III modification resulted in a re-measured fair value per share of $0.09. Compensation expense reversed due to the forfeitures was $4,630, and incremental compensation expense related to the accelerated options totaled $16,742.

On June 15, 2020, the Company modified an option award for an employee, which resulted in the vesting acceleration of 78,125 shares underlying such option award. This Type I modification resulted in incremental compensation expense of $703.

Compensation expense related to the above modifications was recorded in the accompanying statements of operations. Compensation expense totaling $9,845 was recorded in research and development expenses, and compensation expense totaling $2,970 was recorded in selling, general and administrative expenses.

On August 7, 2020, the Company modified an option award for an employee to change the vesting commencement date by one month. The impact to compensation expense from this Type I modification was immaterial.

On September 24, 2020, the Company modified an option award for an employee, which resulted in the forfeiture of 4,000,000 shares underlying such option award, the vesting acceleration of 600,000 shares underlying such option award, and the continued vesting of 400,000 shares underlying such option award over a four-month period. This modified option award has an exercise price of $0.07 per share, expected term of approximately one year, a risk-free interest rate of 0.12%, an expected volatility of 57.00%, and no expected dividends. The Type III modifications resulted in a re-measured fair value per share of $2,029. Compensation expense reversed due to the forfeiture was $76,781. Incremental compensation expense related to the accelerated options that was recognized on the modification date totaled $1,175,450. Incremental compensation expense to be recognized over a four-month period from the modification date totaled $783,637.

On October 5, 2020, the Company modified a restricted stock award for a consultant, which resulted in the vesting acceleration of 197,917 shares underlying such option award. This Type III modification resulted in incremental compensation expense of $399,594.

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 10. Stockholders’ Equity and Stock-based Compensation (cont.)

401(k) Plan

The Company has established a 401(k) plan which covers all employees. Participants may make voluntary contributions to the plan subject to IRS limitation. The Company does not provide a matching contribution.

Note 11. Commitments and Contingencies

Legal Proceedings

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company is not currently a party to any legal proceedings, nor is it aware of any pending or threatened litigation, that would have a material adverse effect on the Company’s business, operating results, cash flows, or financing condition should such litigation be resolved unfavorably.

Note 12. Income Taxes

The Company accounts for income taxes in accordance with authoritative guidance, which requires the use of the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based upon the difference between the financial statement carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed. The following table presents the components of pre-tax loss for the years ended:

	2020	2019
US	$(307,027,145)	$(15,754,427)
Total	$(307,027,145)	$(15,754,427)

The following are the components of the provision for income taxes for the years ended:

	2020	2019
Current:
State	$800	$800
Income tax provision	$800	$800

The following is a reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the years ended:

	2020	2019
Statutory tax rate	21.00%	21.00%
State taxes, net of federal benefit	1.03	8.44
Research and development credits	0.35	4.53
Non-deductible expenses	(18.43)	(1.92)
Valuation allowance	(3.86)	(30.92)
Uncertain tax positions	(0.09)	—
Other	—	(1.13)
Effective tax rate	0%	0%

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 12. Income Taxes (cont.)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following table presents the significant components of the Company’s deferred tax assets and liabilities as of the dates presented:

	December 31, 2020	December 31, 2019
Deferred tax assets:
Start-up and organization costs	$4,280,464	$1,624,196
Accrued expenses and reserves	503,840	—
Stock-based compensation	170,770	5,072
Tax credit carryforwards	2,340,468	937,893
Net operating loss	8,811,628	3,178,391
Property and equipment	288,656	132,878
Intangible assets	14,386	5,041
Capitalized R&D costs	566,973	—
Operating lease obligations	91,271	—
Warrants	888,975	—
Other	—	142,012
Total deferred tax assets before valuation allowance	17,957,431	6,025,483
Valuation allowance	(17,868,548)	(6,025,483)
Total deferred tax assets	88,883	—
Deferred tax liabilities:
Operating lease right-of-use assets	(88,439)	—
Other	(444)	—
Total deferred tax liabilities	(88,883)	—
Net deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of a history of taxable losses and uncertainties as to future profitability, the Company recorded a full valuation allowance against its deferred tax assets. The valuation allowance for the year ended December 31, 2020 was $17,868,548.

As of December 31, 2020, the Company has federal and state net operating loss carryforwards (NOL) in the amount of $33,710,843 and $24,805,990, respectively. While the Federal NOLs can be carried forward indefinitely, California NOLs begin to expire in the year ending December 31, 2038. As of December 31, 2020, the Company had federal and California research and development credit carryforwards of $1,782,671 and $1,693,613, respectively. The federal research and development credit will begin to expire in the year ending December 31, 2038, and the California research and development credit has no expiration.

ASC Topic No. 740-10 requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any tax benefit can be recorded in the financial statements. It also provides guidance on the recognition, measurement, classification and interest and penalties related to uncertain tax positions. The following table summarizes the activity related to the Company’s gross unrecognized tax benefits:

Gross Unrecognized Tax Benefits
Balance at December 31, 2019	$312,631
Increases related to prior tax positions	—
Increases related to current tax positions	467,526
Balance at December 31, 2020	$780,157

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 12. Income Taxes (cont.)

The Company’s policy is to record estimated interest and penalties related to the underpayment of income taxes or unrecognized tax benefits as a component of its income tax provision. The Company has not recorded any interest or penalties related to unrecognized tax benefits through December 31, 2020.

In the normal course of business, the Company is subject to examination by federal and state jurisdictions where applicable based on the statute of limitations that apply in each jurisdiction. The tax return years 2017, 2018, 2019 and 2020 remain open to examination. The Company is not currently under audit by the taxing jurisdictions to which the Company is subject.

The Company does not anticipate any material change in its unrecognized tax benefits in the next 12 months.

The Company is in start-up phase and has not recognized revenue related to satisfying performance obligations as of December 31, 2020. Under section 195(b), all the expenses other than R&D, taxes and interest income/expense must be capitalized and amortized from the date the company starts active trade or business. As of December 31, 2020, section 195(b) costs accumulated an ending gross deferred tax asset (“DTA”) of $15,272,584.

The Company adopted Accounting Standards Update (“ASU”) 2016-02, Leases (“Topic 842” or “ASC 842”) on January 1, 2020., recognizing all leases, including operating leases, with a term of over 12 months on its balance sheets and to disclose key information about the Company’s leasing transactions. At the end of December 31, 2020, total DTA and deferred tax liability (“DTL”) from the three leases is $91,271 and $88,439, respectively.

Note 13. Related Party Transactions

The Company paid $187,500 in consulting fees to its former Chief Executive Officer (CEO) for the year ended December 31, 2019. The consulting fees were earned in lieu of regular payroll and were approved by the Board.

For the year ended December 31, 2019, the Company purchased intangible assets consisting of intellectual property totaling $180,000 from an entity where the Company’s prior Chief Technology Officer was also the Chief Executive Officer.

The Company entered into a consulting and technology development agreement with an entity in which the Company’s former CEO has a material interest. Payments made to the entity totaled $502,117 for the year ended December 31, 2020.

In March 2020, a related entity of a co-founder of the Company contributed 10,000,000 shares of Class B Common Stock back to the Company. In conjunction with the contribution, the Company agreed that if it re-hires the co-founder within a specified time period, that co-founder will receive an option to purchase 5,000,000 shares (on a pre-Business Combination basis), subject to the approval of the Board.

Note 14. Subsequent Events

On January 25, 2021, a co-founder of the Company and CEO resigned from the Company. As part of the terms of the former CEO’s separation agreement, the Company accelerated all his unvested shares and options and extended the post-termination exercise period for his options from 3 months to 12 months from the date of termination. An interim CEO has been appointed while the Company conducts a search for a new permanent CEO.

In January 2021, the Company commenced a new lease at a new location in San Jose, California. The lease expires in February 2028. The Company is obligated to pay approximately $11 million over the term of the lease.

On February 22, 2021, the Company entered into a Loan and Security Agreement (“LSA”) and related agreements with Venture Lending & Leasing IX, Inc. The LSA provides for an initial $25,000,000 growth capital term loan that is available to the Company upon closing of the agreement, and which the Company expects to draw down on March 1, 2021. The LSA also includes an additional $15,000,000 growth capital term loan that is available to the Company through June 30, 2021 contingent upon the Company receiving from the FAA payload approval and the Company closing a minimum of $25,000,000 in additional equity.

MOMENTUS INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 14. Subsequent Events (cont.)

The LSA provides for a 12% annual interest rate, monthly payment of interest only for the first 12 months, and payment in full of all outstanding principal and interest on March 1, 2022. At the Company’s option prior to February 15, 2022, the repayment of the full principal amount outstanding and due on March 1, 2022 may be extended for either 12 or 24 months and amortized in equal monthly payments. The LSA grants the lender the first security priority lien on substantially all assets of the Company (subject to certain exceptions, including that the lien on IP will be a springing lien based on the occurrence of certain events) for all periods of time that the Company is indebted to the lender.

In conjunction with the LSA, the lender will receive warrants for preferred stock equal to up to 1% of the Company’s fully diluted capitalization (including allowance for conversion of all outstanding convertible notes, SAFE notes and such warrants). The warrants are earned and vest 80% upon signing of the agreement, 10% upon qualification for the incremental $15,000,000 growth capital term loan and 10% upon the Company’s utilizing such incremental growth capital term loan. The exercise price of the warrants is an aggregate of $1,000.

In addition, the lender will have certain rights to participate in future private equity offerings (including convertible notes or bridge financings) of the Company.

Management of the Company has evaluated the impact of subsequent events through February 23, 2021, the date the financial statements were available for issuance.

STABLE ROAD ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets
Cash	$9,296	$214,811
Prepaid expenses and other current assets	43,922	81,850
Prepaid income taxes	328,538	328,538
Total Current Assets	381,756	625,199
Cash and investments held in Trust Account	172,749,491	173,107,749
Total Assets	$173,131,247	$173,732,948

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$9,180,583	$2,485,896
Promissory note – third party	321,500	—
Promissory note – related party	321,500	—
Total Current Liabilities	8,823,583	2,485,896
Deferred underwriting fee payable	6,900,000	6,900,000
Warrant liabilities	37,453,975	48,077,888
Total Liabilities	54,177,558	57,463,784

Commitments and Contingencies
Class A common stock subject to possible redemption, 11,395,368 and 11,126,916 shares at $10.00 per share redemption value as of June 30, 2021 and December 31, 2020, respectively	113,953,680	111,269,160

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 6,379,970 and 6,668,084 issued and outstanding (excluding 11,395,368 and 11,126,916 shares subject to possible redemption) as of June 30, 2021 and December 31, 2020, respectively	638	666
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding as of June 30, 2021 and December 31, 2020	431	431
Additional paid-in capital	42,535,328	45,416,946
Accumulated deficit	(37,536,388)	(40,418,039)
Total Stockholders’ Equity	5,000,009	5,000,004
Total Liabilities and Stockholders’ Equity	$173,131,247	$173,732,948

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

STABLE ROAD ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
General and administrative expenses	$3,793,296	$315,695	$6,765,619	$552,574
Loss from operations	(3,793,296)	(315,695)	(6,765,619)	(552,574)

Other income (loss):
Change in fair value of warrant liabilities	1,904,150	1,185,700	10,623,913	2,135,400
Interest earned on marketable securities held in Trust Account	4,311	355,824	23,357	1,025,613
SEC Settlement	(1,000,000)	—	(1,000,000)	—
Total other income	908,461	1,541,524	9,647,270	3,161,013
(Loss) Income before provision for income taxes	(1,884,835)	1,225,829	3,881,651	2,608,439
Provision for income taxes	—	(3,757)	—	(177,196)
Net (loss) income	$(2,884,835)	$1,222,072	$2,881,651	$2,431,243
Weighted average shares outstanding of Class A redeemable common stock	17,240,709	17,250,000	17,245,329	17,250,000

Basic and diluted income per share, Class A	$0.00	$0.02	$0.00	$0.04
Weighted average shares outstanding of Class A and Class B non-redeemable common stock	4,857,500	4,857,500	4,857,500	4,857,500

Basic net income (loss) per share, Class A and Class B	$(0.59)	$0.19	$0.59	$0.35
Weighted average shares outstanding of Class A and Class B non-redeemable common stock	5,005,558	4,857,500	7,105,104	4,857,500

Diluted net income (loss) per share, Class A and Class B	$(0.59)	$0.19	$(1.09)	$0.35

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

STABLE ROAD ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021
(UNAUDITED)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	6,668,084	$666	4,312,500	$431	$45,416,946	$(40,418,039)	$5,000,004
Change in value of Class A common stock subject to possible redemption	(576,648)	(57)	—	—	(5,766,423)	—	(5,766,480)
Net income	—	—	—	—	—	5,766,486	5,766,486
Balance – March 31, 2021	6,091,436	$609	4,312,500	$431	$39,650,523	$(34,651,553)	$5,000,010
Change in value of Class A common stock subject to possible redemption	308,196	31	—	—	3,081,929	—	3,081,960
Class A shares redeemed	(19,662)	(2)	—	—	(197,124)	—	(197,126)
Net loss	—	—	—	—	—	(2,884,835)	(2,884,835)
Balance – June 30, 2021	6,379,970	$638	4,312,500	$431	$42,535,328	$(37,536,388)	$5,000,009

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2020	2,369,468	$236	4,312,500	$431	$—	$4,999,340	$5,000,007
Change in value of common stock subject to possible redemption	(120,917)	(11)	—	—	—	(1,209,159)	(1,209,170)
Net income	—	—	—	—	—	1,209,171	1,209,171
Balance – March 31, 2020	2,248,551	$225	4,312,500	$431	$—	$4,999,352	$5,000,008
Common stock subject to redemption	(122,207)	(13)	—	—	—	(1,222,057)	(1,222,070)
Net income	—	—	—	—	—	1,222,072	1,222,072
Balance – June 30, 2020	2,126,344	$212	4,312,500	$431	$—	$4,999,367	$5,000,010

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

STABLE ROAD ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the six months ended June 30, 2021	For the six months ended June 30, 2020
Cash Flows from Operating Activities:
Net income	$2,881,651	$2,431,243
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(23,357)	(1,025,613)
Change in fair value of warrant liabilities	(10,623,913)	(2,135,400)
Changes in operating assets and liabilities
Prepaid expenses and other current assets	37,928	133,423
Prepaid income taxes	—	(330,980)
Accounts payable and accrued expenses	6,694,687	(9,266)
Income taxes payable	—	(47,567)
Net cash used in operating activities	(1,033,004)	(984,160)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account for taxes	184,489	824,873
Cash withdrawn from Trust Account for redemption of common stock	197,126	—
Net cash provided by investing activities	381,615	824,873

Cash Flows from Financing Activities:
Proceeds from promissory note – third party	321,500	—
Proceeds from promissory note – related party	321,500	—
Redemption of common stock	(197,126)	—
Net cash provided by financing activities	445,874	—

Net Change in Cash	(205,515)	(159,287)
Cash – Beginning of period	214,811	1,093,184
Cash – End of period	$9,296	$933,897

Supplemental Disclosure of Non-Cash Activities:
Change in value of Class A common stock subject to possible redemption	$2,684,520	$295,840

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

STABLE ROAD ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Stable Road Acquisition Corp. (the “Company” or “SRAC”) is a blank check company incorporated in Delaware on May 28, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company has two subsidiaries, Project Marvel First Merger Sub, Inc., a wholly-owned subsidiary of the Company incorporated in Delaware on September 29, 2020 (“First Merger Sub”) and Project Marvel Second Merger Sub, LLC, a wholly-owned subsidiary of the Company incorporated in Delaware on September 29, 2020 (“Second Merger Sub”). First Merger Sub and Second Merger Sub were formed in connection with the proposed business combination with Momentus Inc., a Delaware corporation (“Momentus”), as more fully discussed below.

As of June 30, 2021, the Company had not commenced any operations. All activity through June 30, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination, and the proposed business combination with Momentus, as more fully discussed below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on November 7, 2019. On November 13, 2019, the Company consummated the Initial Public Offering of 17,250,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriter of the over-allotment option to purchase an additional 2,250,000 Units, at $10.00 per Unit, generating gross proceeds of $172,500,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 545,000 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to SRC-NI Holdings, LLC, a Delaware limited liability company (the “Sponsor”), and Cantor Fitzgerald& Co. (“Cantor”), the underwriter of the Initial Public Offering, generating gross proceeds of $5,450,000, which is described in Note 4.

Transaction costs amounted to $10,924,857, consisting of $3,450,000 of underwriting fees, $6,900,000 of deferred underwriting fees and $574,857 of other offering costs.

Following the closing of the Initial Public Offering on November 13, 2019, an amount of $172,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (“Trust Account”) and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. The Company will only complete a Business Combination

STABLE ROAD ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATION (cont.)

if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, less up to $100,000 of interest to pay dissolution expenses). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to vote its Founder Shares (as defined in Note 5), Placement Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares, Placement Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until August 13, 2021 to complete a Business Combination (the “Combination Period”), including the proposed business combination with Momentus. However, if the Company is unable to complete a Business Combination within the Combination Period, it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at

STABLE ROAD ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATION (cont.)

a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares and (along with Cantor) Placement Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets less taxes payable. This liability will not apply with respect to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) or to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Company’s independent registered public accounting firm and the underwriter of the Initial Public Offering will not execute agreements with the Company waiving such claims to the monies held in the Trust Account.

Proposed Business Combination with Momentus Inc.

On October 7, 2020, SRAC entered into an Agreement and Plan of Merger, as amended on March 5, 2021, April 6, 2021 and June 29, 2021 (as it may be further amended and/or restated from time to time, the “Merger Agreement”), by and among SRAC, Project Marvel First Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of SRAC (“First Merger Sub”), and Project Marvel Second Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of SRAC (“Second Merger Sub”), and Momentus Inc., a Delaware corporation (“Momentus”), pursuant to which, among other things: (a) First Merger Sub will merge with and into Momentus (“First Merger”), with Momentus being the surviving corporation of the First Merger and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, Momentus will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving company of the Second Merger. The Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are referred to herein as the “Proposed Transaction.”

STABLE ROAD ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATION (cont.)

Pursuant to the Merger Agreement, the aggregate merger consideration payable to the equityholders of Momentus will be paid in equity consideration equal to $566,600,000, minus Momentus’ indebtedness for borrowed money as of the closing of the Mergers (the “Closing”), plus the amount of Momentus’ cash and cash equivalents (excluding restricted cash as determined in accordance with GAAP, any cash being held on behalf of Momentus’ customers and any security deposits for leases) as of the Closing, plus the aggregate exercise price of all outstanding options and warrants (the “Merger Consideration”). The Merger Consideration payable to the stockholders of Momentus will be paid in shares of newly issued Class A common stock of SRAC, with a deemed value of $10 per share. In addition, SRAC will pay off, or cause to be paid off, on behalf of Momentus and in connection with the Closing, Momentus’ outstanding indebtedness for borrowed money.

In connection with the Proposed Transaction, each share of Momentus’ capital stock (subject to limited exceptions) will be cancelled and automatically deemed for all purposes to represent the right to receive a portion of the Merger Consideration in accordance with Momentus’ organizational documents. In addition, the Merger Consideration that is paid with respect to any shares of Momentus’ capital stock that is subject to any vesting restrictions or other conditions shall continue to be subject to such vesting restrictions and conditions after the Closing.

Each option of Momentus that is outstanding and unexercised immediately prior to the Closing (whether vested or unvested) will be automatically assumed by SRAC and converted into an option to acquire an adjusted number of shares of Class A common stock at an adjusted exercise price per share and will continue to be governed by substantially the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former option.

Each warrant to purchase shares of capital stock of Momentus that is outstanding and unexercised immediately prior to the Closing will be automatically converted into a warrant to acquire an adjusted number of shares of Class A common stock at an adjusted exercise price per share and will continue to be governed by substantially the same terms and conditions (including applicable vesting conditions) as were applicable to the corresponding former warrant.

Consummation of the Proposed Transaction is subject to customary closing conditions for special purpose acquisition companies, including the following conditions to each party’s obligations, among others: (a) approval by SRAC’s stockholders and Momentus’ stockholders, (b) SRAC having at least $5,000,001 of net tangible assets as of the effective time of the consummation of the Mergers, and (c) the approval of the listing of the shares of Class A common stock to be issued in connection with the Closing on The Nasdaq Stock Market LLC and the effectiveness of a Registration Statement on Form S-4. The Merger Agreement may be terminated under certain customary and limited circumstances prior to the consummation of the Mergers.

On October 7, 2020 and July 15, 2021, the Company entered into Subscription Agreements (as amended from time to time, the “Subscription Agreements”) with certain investors (the “PIPE Investors”) pursuant to which the investors have agreed to purchase an aggregate of 11,000,000 shares of Class A common stock in a private placement for $10.00 per share (the “Private Placement”). The Subscription Agreements also contemplate that the Company will issue to each PIPE Investor warrants to purchase one share of the Company’s Class A common stock at a price of $11.50 per share (subject to adjustment as described in the warrant agreement) for each share of Class A common stock purchased pursuant to such PIPE Investor’s Subscription Agreement. The proceeds from the Private Placement will be used to for general working capital purposes following the closing. The closing of the transactions contemplated by the Subscription Agreements is contingent upon, among other customary closing conditions, the substantially concurrent consummation of the Proposed Transaction.

Concurrently with the execution of the Merger Agreement, an investor of Momentus, the Company and Momentus entered into a repurchase agreement (the “Repurchase Agreement”) pursuant to which, amongst other things, the Company has agreed to repurchase a certain number of shares of Class A common stock from an investor of Momentus, at a purchase price of $10.00 per share, immediately following the Closing (the “Repurchase”). The contemplated Repurchase was terminated pursuant to the June 29, 2021 amendment to the Merger Agreement.

STABLE ROAD ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATION (cont.)

The Company filed a Form 8-K on May 13, 2021 notifying shareholders of the approval to extend the date to consummate a business combination from May 13, 2021 to August 13, 2021. Shareholders redeemed 19,662 shares of common stock purchased in the Company’s initial public offering as part of the extension.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until August 13, 2021 or the extension date, as applicable, to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date or the extension date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the prescribed date. Management plans to continue its efforts in consummating a business combination by the prescribed date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020 as filed with the SEC on June 10, 2021, which contains the consolidated financial statements and notes thereto. The financial information as of December 31, 2020 is derived from the consolidated financial statements presented in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020. The interim results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive

STABLE ROAD ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock held by Public Stockholders features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2021 and December 31, 2020, there were 11,395,368 and 11,126,916 shares of Class A common stock subject to possible redemption, respectively, presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets.

Offering Costs

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs

STABLE ROAD ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

allocated to warrant liabilities were expensed as incurred in the statements of operations. Offering costs associated with the Class A common stock issued were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in-capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company accounts for the warrants issued in connection with its Initial Public Offering in accordance with the guidance contained in ASC 815-40-15-7D, under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the warrants as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statements of operations. The fair value of the public warrants initially was estimated using a Post-Acquisition Simulation, with subsequent measurements utilizing the public trading price. The fair value of the private warrants was initially and subsequently measured using the Black-Scholes Model (see Note 8).

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021 and December 31, 2020. The

STABLE ROAD ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period.

The Company’s condensed consolidated statements of operations include a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account net of applicable franchise and income taxes, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per share, basic and diluted, for Class A and B non-redeemable common stock is calculated by dividing the net loss, adjusted for the net income attributable to Class A redeemable common stock, by the weighted average number of Class A and B non-redeemable common stock outstanding for the period. Class A and B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net income per common share (in dollars, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Redeemable Class A Common Stock
Numerator: Net Income allocable to Redeemable Class A Common Stock
Interest Income	$4,311	$355,824	$23,357	$1,025,613
Less: Income and Franchise Tax available to be withdrawn from the Trust Account	(4,311)	(355,824)	(23,357)	(1,025,613)
Redeemable Net Income	$—	$—	$—	$—
Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	17,240,709	17,250,000	17,245,329	17,250,000
Net Income/Basic and Diluted Redeemable Class A Common Stock	$0.00	$0.02	$0.00	$0.04

Non-Redeemable Class A and B Common Stock
Numerator: Net Income minus Net Income – Basic
Net Income	$(2,884,835)	$1,222,072	$2,881,651	$2,431,243
Less: Redeemable Net Income – Basic	—	—	—	—
Non-Redeemable Net Loss	$(2,884,835)	$1,222,072	$2,881,651	$2,431,243
Denominator: Weighted Average Non-Redeemable Class A and B Common Stock
Non-Redeemable Class A and B Common Stock, Basic	4,857,500	4,857,500	4,857,500	4,857,500
Net income, Basic Non-Redeemable Class A and B Common Stock	$(0.59)	$0.19	$0.59	$0.35

STABLE ROAD ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Non-Redeemable Class A and B Common Stock
Numerator: Net Income minus Net Earnings – Diluted
Non-Redeemable Net Income – Basic	$(2,884,835)	$1,222,072	$2,881,651	$2,431,243
Less: Change in Fair Value of Derivative Liability	(1,904,150)	(1,185,700)	(10,623,913)	(2,135,400)
Non-Redeemable Net Loss – Diluted	$(4,788,985)	$36,372	$(7,742,262)	$295,843
Denominator: Weighted Average Non-Redeemable Class A and B Common Stock
Non-Redeemable Class A and B Common Stock, Diluted	5,005,558	4,857,500	7,105,104	4,857,500
Net loss, Diluted Non-Redeemable Class A and B Common Stock	$(0.96)	$0.19	$(1.09)	$0.35

Diluted weighted average shares outstanding was calculated using the treasury stock method utilizing a weighted average share price of $11.69 and $15.39 for the three and six months ended June 30, 2021, respectively and the effect of the warrants sold in the Initial Public Offering and the private placement to purchase an aggregate of 8,897,500 shares.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximate the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’ Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’ Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed consolidated financial statements.

STABLE ROAD ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 17,250,000 Units, which includes the full exercise by the underwriter of its option to purchase an additional 2,250,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and Cantor purchased an aggregate of 545,000 Placement Units at a price of $10.00 per Placement Unit, for an aggregate purchase price of $5,450,000. Each Placement Unit consists of one share of Class A common stock (“Placement Share”) and one-half of one redeemable warrant (“Placement Warrant”). Each whole Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. The proceeds from the Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Placement Units and all underlying securities will be worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In June 2019, the Sponsor purchased 4,312,500 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. The Founder Shares will automatically convert into shares of Class A common stock at the time of a Business Combination, or earlier at the option of the holders, on a one-for-one basis, subject to certain adjustments, as described in Note 7.

The Founder Shares included up to 562,500 shares subject to forfeiture to the extent that the underwriter’s over-allotment option was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering and excluding Placement Shares included in the Placement Units). As a result of the underwriter’s election to fully exercise its over-allotment option, the 562,500 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

On July 13, 2021, the Sponsor agreed to relinquish 250,000 Founder Shares pursuant to a settlement with the SEC (see Note 9, Subsequent Events).

STABLE ROAD ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Related Party Loans

On June 28, 2019, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the Initial Public Offering. Borrowings outstanding under the Promissory Note of $222,725 were repaid upon the consummation of the Initial Public Offering on November 13, 2019. The funds from the Promissory Note are no longer available to the Company.

Promissory Notes

On February 12, 2021, the Sponsor and an unrelated party each provided $300,000 in non-interest-bearing promissory notes for an aggregate balance of $600,000 that is payable at the consummation of a business combination. On June 25, 2021, the Sponsor and an unrelated party each provided an additional $21,500 in non-interest-bearing promissory notes for an aggregate balance of $43,000 that is payable at the consummation of a business combination. As of June 30, 2021, the full balance of $643,500 of the notes remains unpaid. Borrowings under the Promissory Notes are no longer available.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units upon consummation of the Business Combination at a price of $10.00 per unit. The units would be identical to the Placement Units. There were no outstanding borrowings under the Working Capital Loans as of June 30, 2021.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on November 8, 2019 through the earlier of the Company’s consummation of a Business Combination or its liquidation, the Company will pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and administrative support. In January 2021, the Sponsor forgave the accrued administrative fees accrued at December 31, 2020 of $30,000 and agreed to not collect any fees for the six months ended June 30, 2021. As such, no administrative fees were incurred in 2021.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

On July 13, 2021, the SEC announced charges against the Company, which resulted in a settlement with the SEC for $1 million. This amount was accrued for within the Company’s accompanying condensed consolidated balance sheet (see Note 10).

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

STABLE ROAD ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Registration Rights

Pursuant to a registration rights agreement entered into on November 7, 2019, the holders of the Founder Shares, Placement Units (including securities contained therein) and units (including securities contained therein) that may be issued upon conversion of Working Capital Loans, and any shares of Class A common stock issuable upon the exercise of the Placement Warrants and any shares of Class A common stock and warrants (and underlying Class A common stock) that may be issued upon conversion of the units issued as part of the Working Capital Loans and Class A common stock issuable upon conversion of the Founder Shares, are entitled to registration rights, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, Cantor may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the registration statement and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriter was paid a cash underwriting discount of $3,450,000, or $0.20 per Unit of the gross proceeds from the Units sold in the Initial Public Offering. In addition, the underwriter is entitled to a deferred fee of $0.40 per Unit of the gross proceeds from the Units sold in the Initial Public Offering, or $6,900,000 in the aggregate. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Common Stock

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. As of June 30, 2021 and December 31, 2020, there were 6,379,970 and 6,668,084 shares of Class A common stock issued or outstanding, excluding 11,395,368 and 11,126,916 shares of common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of June 30, 2021 and December 31, 2020, there were 4,312,500 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of

STABLE ROAD ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 7. STOCKHOLDERS’ EQUITY (cont.)

Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering (not including the shares of Class A common stock underlying the Placement Units) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, any private placement-equivalent warrants issued, or to be issued, to any seller in a Business Combination, any private placement equivalent securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

NOTE 8. WARRANT LIABILITIES

At June 30, 2021 and December 31, 2020, there were 8,625,000 Public Warrants and 272,500 Private Placement Warrants outstanding to purchase an aggregate of 12,066,667 shares of Class A common stock which are contingent upon the occurrence of future events as discussed below. Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

STABLE ROAD ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 8. WARRANT LIABILITIES (cont.)

•        upon not less than 30 days’ prior written notice of redemption; and

•        if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), and (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data

STABLE ROAD ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying consolidated balance sheets and adjusted for the amortization or accretion of premiums or discounts.

At June 30, 2021, assets held in the Trust Account were comprised of $1,258 in cash and $172,748,233 in a Treasury Preferred Fund that invests in U.S. Treasury securities. During the three and six months ended June 30, 2021, the Company withdrew $184,489 of interest income from the Trust Account to pay for franchise taxes.

At December 31, 2020, assets held in the Trust Account were comprised of $636 in cash and $173,107,113 in U.S. Treasury securities. During the three and six months ended June 30, 2020, the Company withdrew $824,873 of interest income from the Trust Account to pay for franchise taxes.

The gross holding gains and fair value of held-to-maturity securities at December 31, 2020 are as follows:

	Held-To-Maturity	Amortized Cost	Gross Holding Gains	Fair Value
December 31, 2020	U.S.Treasury Securities	$173,107,113	$1,887	$173,109,000

The following tables present information about the Company’s liabilities that are measured at fair value on a recurring basis at June 30, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Quoted Prices in Active Markets
Description	Level	June 30, 2021
Assets:
Marketable securities held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$172,748,233
	Level	June 30, 2021	December 31, 2020
Liabilities:
Warrant Liability – Public Warrants	1	36,225,000	45,625,388
Warrant Liability – Private Placement Warrants	3	1,228,975	2,452,500

STABLE ROAD ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The Company established the initial fair value for the Warrants on November 13, 2019, the date of the Company’s Initial Public Offering, using a Black-Scholes Model for private warrants and a Post-Acquisition Simulation for public warrants. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of common stock and one-third of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of common shares, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to common shares subject to possible redemption, and common shares based on their relative fair values at the initial measurement date.

The key inputs into the Black-Scholes model for the Private Placement Warrants were as follows at June 30, 2021:

Input	June 30, 2021	December 31, 2020
Risk-free interest rate	0.89%	1.73%
Holding period (years)	5.12	5.25
Volatility	25.00%	25.00%
Exercise price	$11.50	$11.50
Underlying value	$13.97	$9.50

On June 30, 2021, the Private Placement Warrants and Public Warrants were determined to be $4.51 and $4.20, respectively per warrant for aggregate values of $1.2 million and $36.2 million, respectively.

The table below presents the change in fair value of Private Placement Warrants measured using Level 3 inputs for the six months ended June 30, 2021:

Private Placement
Fair value as of December 31, 2020	$2,452,500
Change in valuation inputs or other assumptions	(1,223,525)
Fair value as of June 30, 2021	$1,228,975

Level 3 financial liabilities consist of the Private Placement Warrant liability for which there is no current market such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were issued. Based upon this review, other than described below, the Company did not identify subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

SEC Settlement

On July 13, 2021, the SEC announced charges against the Company, Momentus, and Momentus’s founder and former CEO, Mikhail Kokorich, for misleading claims about Momentus’s technology and about the U.S. government’s national security concerns about Mr. Kokorich. The SEC’s settled order finds that Momentus and Mr. Kokorich knowingly or recklessly made misrepresentations of material fact and misleading omissions in violation of antifraud provisions of U.S. federal securities laws, and that the Company negligently made misrepresentations of material fact and misleading omissions in violation of antifraud provisions of U.S. federal securities laws, as well as related reporting and proxy

STABLE ROAD ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 10. SUBSEQUENT EVENTS (cont.)

solicitation provisions. The SEC also announced charges against the Sponsor and Brian Kabot, finding that Mr. Kabot negligently violated provisions of U.S. federal securities laws related to proxy solicitations and that Mr. Kabot and the Sponsor caused the Company’s violation of negligence-based antifraud provisions of the federal securities laws.

Without admitting or denying the SEC’s findings, Momentus, the Company, Mr. Kabot, and the Sponsor consented to an order requiring them to cease and desist from future violations. Momentus will pay a civil penalty of $7.0 million, the Company will pay a civil penalty of $1.0 million, and Mr. Kabot will pay a civil penalty of $40,000. Momentus and the Company have also agreed to provide PIPE investors with the right to terminate their Subscription Agreements prior to the stockholder vote to approve the Proposed Transaction; the Sponsor has agreed to relinquish 250,000 founders’ shares it would otherwise have received upon consummation of the Proposed Transaction; and Momentus has agreed to undertakings requiring enhancements to its disclosure controls, including the creation of an independent board committee and retention of an internal compliance consultant for a period of two years.

The $1.0 million civil penalty is included in accounts payable and accrued expenses within the accompanying condensed consolidated balance sheets as of June 30, 2021.

Stockholder Litigation and Demands

On December 3, 2020, a complaint was filed by a purported stockholder of the Company against the Company and its board of directors in the United States District Court for the Southern District of New York, in a case captioned Wallace v. Stable Road Acquisition Corp., et al., No. 1:20-cv-10193. The complaint alleges that the Company’s Registration Statement, as filed on November 2, 2020, omitted certain material information regarding the Company’s planned transaction with Momentus, in violation of the securities laws. As relief, the complaint seeks an injunction barring the Company from proceeding with a stockholder vote or consummating the transaction absent additional disclosures, as well as unspecified costs and damages. A second complaint was filed by another purported stockholder of the Company against the Company and its board of directors in the Supreme Court of the State of New York for the County of New York, in a case captioned Ciccotelli v. Stable Road Acquisition Corp., et al., No. 656895/2020, on December 9, 2020, raising similar allegations and seeking similar relief. In addition to the two complaints, the Company received three letters, dated November 9, 2020, November 19, 2020, and August 3, 2021, respectively, from purported stockholders raising similar allegations.

On July 15, 2021, a purported stockholder of the Company filed a putative class action complaint against the Company, the Sponsor, Brian Kabot, James Norris, Momentus, and Mikhail Kokorich in the United States District Court for the Central District of California, in a case captioned Jensen v. Stable Road Acquisition Corp., et al., No. 2:21-cv-05744. The complaint alleges that the defendants omitted certain material information in their public statements and disclosures regarding the Proposed Transaction, in violation of the securities laws, and seeks damages on behalf of a putative class of stockholders who purchased the Company’s stock between October 7, 2020 and July 13, 2021. On July 22, 2021, and August 4, 2021, respectively, two other purported stockholders filed putative class action complaints in the same court, in cases captioned Hall v. Stable Road Acquisition Corp., et al., No. 2:21-cv-05943, and Depoy v. Stable Road Acquisition Corp., et al., No. 2:21-cv-06287, asserting substantially similar claims and seeking substantially similar relief. Other, similar suits may follow.

On July 20, 2021, a purported stockholder of the Company sent a letter demanding that the Company provide holders of the Company’s Class A Common Stock with a separate class vote on the Class A Share Increase Amendment. The Company has responded to this stockholder in writing to explain its view that the demand is without merit.’

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of
Stable Road Acquisition Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Stable Road Acquisition Corp. (the “Company”) as of December 31, 2020 and 2019 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020 and for the period from May 28, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements” or “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the consolidated results of its operations and its cash flows for the year ended December 31, 2020 and for the period from May 28, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a Business Combination by the close of business on May 13, 2021 or the extension date, as applicable, then the Company will cease all operations except for the purpose of liquidating. This date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans are discussed in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2019.

New York, New York
June 10, 2021

STABLE ROAD ACQUISITION CORP.

CONSOLIDATED BALANCE SHEETS (AS RESTATED)

	December 31,
	2020	2019
ASSETS
Current assets
Cash	$214,811	$1,093,184
Prepaid expenses	81,850	268,616
Prepaid income taxes	328,538	—
Total Current Assets	625,199	1,361,800

Cash and marketable securities held in Trust Account	173,107,749	172,846,011
Total Assets	$173,732,948	$174,207,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$2,485,896	$147,742
Income taxes payable	—	47,567
Total Current Liabilities	2,485,896	195,309

Deferred underwriting fee payable	6,900,000	6,900,000
Warrant Liabilities	48,077,888	7,857,175
Total Liabilities	57,463,784	14,952,484

Commitments and Contingencies

Class A common stock subject to possible redemption, 11,126,916 and 15,425,532 shares at $10.00 per share redemption value at December 31, 2020 and 2019, respectively	111,269,160	154,255,320

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 6,668,084 and 2,369,468 issued and outstanding (excluding 11,126,916 and 15,425,532 shares subject to possible redemption) at December 31, 2020 and 2019, respectively	666	236
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding at December 31, 2020 and 2019	431	431
Additional paid-in capital	45,416,946	—
(Accumulated deficit) Retained earnings	(40,418,039)	4,999,340
Total Stockholders’ Equity	5,000,004	5,000,007
Total Liabilities and Stockholders’ Equity	$173,732,948	$174,207,811

The accompanying notes are an integral part of the consolidated financial statements.

STABLE ROAD ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (AS RESTATED)

	Year Ended December 31, 2020	For the Period from May 28, 2019 (Inception) Through December 31, 2019
General and administrative expenses	$3,720,975	$1,093,774
Loss from operations	(3,720,975)	(1,093,774)

Other income:
Interest earned on marketable securities held in Trust Account	1,134,391	346,011
Change in fair value of warrant liabilities	(40,220,713)	6,139,150

(Loss) income before provision for income taxes	(42,807,297)	5,391,387
Provision for income taxes	(178,866)	(47,567)
Net (loss) income	$(42,986,163)	$5,343,820

Weighted average shares outstanding of Class A redeemable common stock	17,250,000	4,041,761
Basic and diluted net income per share, Class A redeemable common stock	$0.04	$1.28

Weighted average shares outstanding of Class A and Class B non-redeemable common stock	4,857,500	4,456,075
Basic net (loss) income per share, Class A and Class B non-redeemable common stock	$(9.00)	$1.16
Weighted average shares outstanding of Class A and Class B non-redeemable common stock	4,857,500	4,168,777
Diluted net (loss) income per share, Class A and Class B non-redeemable common stock	$(9.00)	1.24

The accompanying notes are an integral part of the consolidated financial statements.

STABLE ROAD ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (AS RESTATED)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	(Accumulated deficit) Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – May 28, 2019 (inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B common stock to Sponsor(1)	—	—	4,312,500	431	24,569	—	25,000

Sale of 17,250,000 shares of Class A common stock in Initial Public Offering, net of underwriting discount and offering costs	17,250,000	1,725	—	—	148,888,387	—	148,890,112

Sale of 545,000 shares of Class A common stock in private placement	545,000	54	—	—	4,996,341	—	4,996,395

Common stock subject to possible redemption	(15,425,532)	(1,543)	—	—	(153,909,297)	(344,480)	(154,255,320)

Net income	—	—	—	—	—	5,343,820	5,344,820
Balance – December 31, 2019 (as restated)	2,369,468	236	4,312,500	431	—	4,999,340	5,000,007

Common stock subject to possible redemption	4,298,616	430	—	—	45,416,946	(2,431,216)	42,986,160

Net loss	—	—	—	—	—	(42,986,163)	(42,986,163)
Balance – December 31, 2020 (as restated)	6,668,084	$666	4,312,500	$431	$45,416,946	$(40,418,039)	$5,000,004

____________

(1)      Included up to 562,500 shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriter.

The accompanying notes are an integral part of the consolidated financial statements.

STABLE ROAD ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (AS RESTATED)

	Year Ended December 31, 2020	For the Period from May 28, 2019 (Inception) Through December 31, 2019
Cash Flows from Operating Activities:
Net income (loss)	$(42,986,163)	$5,343,820
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(1,134,391)	(346,011)
Transaction costs allocable to warrant liabilities	—	857,689
Change in fair value of warrant liabilities	40,220,713	(6,139,150)
Changes in operating assets and liabilities:
Prepaid expenses	186,766	(268,616)
Prepaid income taxes	(328,538)	—
Accrued expenses	2,338,154	147,742
Income taxes payable	(47,567)	47,567
Net cash used in operating activities	(1,751,026)	(356,959)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	—	(172,500,000)
Cash withdrawn from Trust Account for taxes	872,653	—
Net cash provided by (used in) investing activities	872,653	(172,500,000)

Cash Flows from Financing Activities
Proceeds from sale of Units, net of underwriting discounts paid	—	169,050,000
Proceeds from sale of Placement Units	—	5,450,000
Repayment of promissory note – related party	—	(222,725)
Payment of offering costs	—	(327,132)
Net cash provided by financing activities	—	173,950,143

Net Change in Cash	(878,373)	1,093,184
Cash – Beginning of period	1,093,184	—
Cash – End of period	$214,811	$1,093,184

Supplemental cash flow information:
Cash paid for income taxes	$405,567	$—

Supplemental Disclosure of Non-Cash Activities:
Initial classification of common stock subject to possible redemption	$—	$48,042,060
Change in value of common stock subject to possible redemption	$(42,986,160)	$6,213,260
Initial classification of warrant liabilities	$—	$13,996,325
Management adjustment to eliminate negative additional paid-in capital	$2,431,216	$344,480
Deferred underwriting fee payable	$—	$6,900,000
Payment of offering costs through promissory note	$—	$222,725
Offering costs paid directly by Sponsor from proceeds from issuance of Class B common stock	$—	$25,000

The accompanying notes are an integral part of the consolidated financial statements.

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Stable Road Acquisition Corp. (the “Company” or “SRAC”) was incorporated in Delaware on May 28, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company has two subsidiaries, Project Marvel First Merger Sub, Inc., a wholly-owned subsidiary of the Company incorporated in Delaware on September 29, 2020 (“First Merger Sub”) and Project Marvel Second Merger Sub, LLC, a wholly-owned subsidiary of the Company incorporated in Delaware on September 29, 2020 (“Second Merger Sub”). First Merger Sub and Second Merger Sub were formed in connection with the proposed business combination with Momentus Inc., a Delaware corporation (“Momentus”), as more fully discussed below.

As of December 31, 2020, the Company had not commenced any operations. All activity through December 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination, and the proposed business combination with Momentus, as more fully discussed below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on November 7, 2019. On November 13, 2019, the Company consummated the Initial Public Offering of 17,250,000 units (the “Units” and, with respect to the shares common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriter of the over-allotment option to purchase an additional 2,250,000 Units, at $10.00 per Unit, generating gross proceeds of $172,500,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 545,000 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to SRC-NI Holdings, LLC, a Delaware limited liability company (the “Sponsor”), and Cantor Fitzgerald & Co. (“Cantor”), the underwriter of the Initial Public Offering, generating gross proceeds of $5,450,000, which is described in Note 4.

Transaction costs amounted to $10,924,857, consisting of $3,450,000 of underwriting fees, $6,900,000 of deferred underwriting fees and $574,857 of other offering costs.

Following the closing of the Initial Public Offering on November 13, 2019, an amount of $172,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (“Trust Account”) and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will provide holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, less up to $100,000 of interest to pay dissolution expenses). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to vote its Founder Shares (as defined in Note 5), Placement Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares, Placement Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until August 13, 2021 or the extension date, as applicable, to complete a Business Combination (the “Combination Period”), including the proposed business combination with Momentus. However, if the Company is unable to complete a Business Combination within the Combination Period, it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares and (along with Cantor) Placement Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets less taxes payable. This liability will not apply with respect to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) or to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Company’s independent registered public accounting firm and the underwriter of the Initial Public Offering will not execute agreements with the Company waiving such claims to the monies held in the Trust Account.

Proposed Business Combination with Momentus Inc.

On October 7, 2020, SRAC entered into an Agreement and Plan of Merger, as amended on March 5, 2021, April 6, 2021 and June 29, 2021 (the “Merger Agreement”), by and among SRAC, Project Marvel First Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of SRAC (“First Merger Sub”), and Project Marvel Second Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of SRAC (“Second Merger Sub”), and Momentus Inc., a Delaware corporation (“Momentus”), pursuant to which, among other things: (a) First Merger Sub will merge with and into Momentus (“First Merger”), with Momentus being the surviving corporation of the First Merger and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, Momentus will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving company of the Second Merger. The Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are referred to herein as the “Proposed Transaction.”

Pursuant to the Merger Agreement, the aggregate merger consideration payable to the equityholders of Momentus will be paid in equity consideration equal to $1,131,000,000, minus Momentus’ indebtedness for borrowed money as of the closing of the Mergers (the “Closing”), plus the amount of Momentus’ cash and cash equivalents (excluding restricted cash as determined in accordance with GAAP, any cash being held on behalf of Momentus’ customers and any security deposits for leases) as of the Closing, plus the aggregate exercise price of all outstanding options and

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

warrants (the “Merger Consideration”). The Merger Consideration payable to the stockholders of Momentus will be paid in shares of newly issued Class A common stock of SRAC, with a deemed value of $10 per share. In addition, SRAC will pay off, or cause to be paid off, on behalf of Momentus and in connection with the Closing, Momentus’ outstanding indebtedness for borrowed money.

In connection with the Proposed Transaction, each share of Momentus’ capital stock (subject to limited exceptions) will be cancelled and automatically deemed for all purposes to represent the right to receive a portion of the Merger Consideration in accordance with Momentus’ organizational documents. In addition, the Merger Consideration that is paid with respect to any shares of Momentus’ capital stock that is subject to any vesting restrictions or other conditions shall continue to be subject to such vesting restrictions and conditions after the Closing.

Each option of Momentus that is outstanding and unexercised immediately prior to the Closing (whether vested or unvested) will be automatically assumed by SRAC and converted into an option to acquire an adjusted number of shares of Class A common stock at an adjusted exercise price per share and will continue to be governed by substantially the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former option.

Each warrant to purchase shares of capital stock of Momentus that is outstanding and unexercised immediately prior to the Closing will be automatically converted into a warrant to acquire an adjusted number of shares of Class A common stock at an adjusted exercise price per share and will continue to be governed by substantially the same terms and conditions (including applicable vesting conditions) as were applicable to the corresponding former warrant.

Consummation of the Proposed Transaction is subject to customary closing conditions for special purpose acquisition companies, including the following conditions to each party’s obligations, among others: (a) approval by SRAC’s stockholders and Momentus’ stockholders, (b) SRAC having at least $5,000,001 of net tangible assets as of the effective time of the consummation of the Mergers, and (c) the approval of the listing of the shares of Class A common stock to be issued in connection with the Closing on The Nasdaq Stock Market LLC and the effectiveness of a Registration Statement on Form S-4. The Merger Agreement may be terminated under certain customary and limited circumstances prior to the consummation of the Mergers.

On October 7, 2020 and July 15, 2021, the Company entered into Subscription Agreements with certain investors pursuant to which the investors have agreed to purchase an aggregate of 11,000,000 shares of Class A common stock in a private placement for $10.00 per share (the “Private Placement”). The proceeds from the Private Placement will be partially used to fund the Repurchase and for general working capital purposes following the closing. The closing of the transactions contemplated by the Subscription Agreements is contingent upon, among other customary closing conditions, the substantially concurrent consummation of the Proposed Transaction.

Concurrently with the execution of the Merger Agreement, an investor in Momentus, the Company and Momentus entered into a repurchase agreement (the “Repurchase Agreement”) pursuant to which, among other things, the Company has agreed to repurchase a certain number of shares of Class A common stock from an investor in Momentus, at a purchase price of $10.00 per share, immediately following the Closing (the “Repurchase”). The Repurchase is contingent on the amount of available cash the Company has at the Closing from (a) the Private Placement (and any alternative financing arranged by the Company and Momentus in the event the Private Placement becomes unavailable) and (b) the funds in the Company’s trust account (after taking into account payments required to satisfy SRAC’s stockholder redemptions), after further deducting the amount of the Company’s transaction expenses and Momentus’ transaction expenses (“Net Proceeds”) being in excess of $265 million. If Net Proceeds exceed $265,000,000 but are less than $280,000,000, the number of shares of Class A common stock subject to the Repurchase will be equal to the amount by which Net Proceeds exceed $250 million, divided by $10.00. In the event Net Proceeds are in excess of $280,000,000, the

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

number of shares of Class A common stock subject to the Repurchase will be equal to $30,000,000, divided by $10.00. At the closing of the Repurchase, the Company will be entitled to deduct from such cash payment an amount equal to 3.3% of such cash payment (representing PML’s obligation to pay Momentus a portion of its transaction expenses).

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until August 13, 2021 or the extension date, as applicable, to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date or the extension date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the prescribed date. Management plans to continue its efforts in consummating a business combination by the prescribed date.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS

The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and Private Placement Warrants issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In addition, the warrant agreement includes a provision that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of common shares, all holders of the warrants would be entitled to receive cash for their warrants (the “tender offer provision”).

In connection with the audit of the Company’s consolidated financial statements for the year ended December 31, 2020, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management and after discussion with the Company’s independent registered public accounting firm, concluded that the Company’s Private Placement Warrants are not indexed to the Company’s common shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management and after discussion with the Company’s independent registered public accounting firm, concluded the tender offer provision included in the warrant agreement fails the “classified in stockholders’ equity” criteria as contemplated by ASC Section 815-40-25.

As a result of the above, the Company should have classified the warrants as derivative liabilities in its previously issued consolidated financial statements. Under this accounting treatment, the Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS (cont.)

The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses or cash.

	As Previously Reported	Adjustments	As Restated
Balance sheet as of November 13, 2019 (audited)
Warrant Liabilities	$—	$13,996,325	$13,996,325
Total Liabilities	6,902,150	13,996,325	20,898,475
Class A Common Stock Subject to Possible Redemption	162,038,390	(13,996,330)	148,042,060
Class A Common Stock	159	140	299
Additional Paid-in Capital	5,011,163	857,554	5,868,717
(Accumulated Deficit) Retained Earnings	(11,750)	(857,689)	(869,439)
Total Stockholders’ Equity	5,000,003	5	5,000,008
Number of Class A common stock subject to redemption	16,203,839	(1,399,633)	14,804,206

Balance sheet as of December 31, 2019 (audited)
Warrant Liabilities	$—	$7,857,175	$7,857,175
Total Liabilities	7,095,309	7,857,175	14,952,484
Class A Common Stock Subject to Possible Redemption	162,112,500	(7,857,180)	154,255,320
Class A Common Stock	158	78	236
Additional Paid-in Capital	4,937,054	(4,937,054)	0
(Accumulated Deficit) Retained Earnings	62,359	4,936,981	4,999,340
Total Stockholders’ Equity	5,000,002	5	5,000,004

Balance sheet as of March 31, 2020 (unaudited)
Warrant Liabilities	$—	$6,907,475	$6,907,475
Total Liabilities	7,240,139	6,907,475	14,147,614
Class A Common Stock Subject to Possible Redemption	162,371,970	(6,907,480)	155,464,490
Class A Common Stock	156	69	225
Additional Paid-in Capital	4,677,586	(4,677,586)	0
(Accumulated Deficit) Retained Earnings	321,830	4,677,522	4,999,352
Total Stockholders’ Equity	5,000,003	5	5,000,008

Balance sheet as of June 30, 2020 (unaudited)
Warrant Liabilities	$—	$5,721,775	$5,721,775
Total Liabilities	7,038,476	5,721,775	12,760,251
Class A Common Stock Subject to Possible Redemption	162,408,340	(5,721,780)	156,686,560
Class A Common Stock	155	57	212
Additional Paid-in Capital	4,641,217	(4,641,217)	0
(Accumulated Deficit) Retained Earnings	358,202	4,641,165	4,999,367
Total Stockholders’ Equity	5,000,005	5	5,000,010

Balance sheet as of September 30, 2020 (unaudited)
Warrant Liabilities	$—	$10,424,088	$10,424,088
Total Liabilities	6,989,141	10,424,088	17,413,229
Class A Common Stock Subject to Possible Redemption	162,243,730	(10,424,090)	151,819,640
Class A Common Stock	157	104	261
Additional Paid-in Capital	4,805,825	61,046	4,866,871
Accumulated Deficit) Retained Earnings	193,592	(61,148)	132,444
Total Stockholders’ Equity	5,000,005	2	5,000,007

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS (cont.)

	As Previously Reported	Adjustments	As Restated
Balance sheet as of December 31, 2020 (audited)
Warrant Liabilities	$—	$48,077,888	$48,077,888
Total Liabilities	9,385,896	48,077,888	57,463,784
Class A Common Stock Subject to Possible Redemption	159,347,050	(48,077,890)	111,269,160
Class A Common Stock	186	480	666
Additional Paid-in Capital	7,702,476	37,714,470	45,416,946
Accumulated Deficit	(2,703,091)	(37,714,948)	(40,418,039)
Total Stockholders’ Equity	5,000,002	2	5,000,004

Statement of operations for period from May 28, 2019 (inception) through December 31, 2019 (audited)
Net income (loss)	$62,359	$5,281,461	$5,343,820
Transaction Costs	—	(857,689)	(857,689)
Change in fair value of warrant liabilities	—	6,139,150	6,139,150
Basic net loss per share, Class A and Class B non-redeemable common stock	(0.03)	1.31	1.28
Diluted net loss per share, Class A and Class B non-redeemable common stock	—	1.24	1.24

Statement of operations for the Three months ended March 31, 2020 (unaudited)
Net income (loss)	$259,471	$949,700	$1,209,171
Change in fair value of warrant liabilities	—	949,700	949,700
Basic and diluted net income (loss) per share, Class A and Class B non-redeemable common stock	(0.04)	0.20	0.16

Statement of operations for the Three months ended June 30, 2020 (unaudited)
Net income (loss)	$36,372	$1,185,700	$1,222,072
Change in fair value of warrant liabilities	—	1,185,700	1,185,700
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	(0.05)	0.24	0.19

Statement of operations for the Six months ended June 30, 2020 (unaudited)
Net income (loss)	$295,843	$2,135,400	$2,431,243
Change in fair value of warrant liabilities	—	2,135,400	2,135,400
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	(0.09)	0.44	0.35

Statement of operations for the Three months ended September 30, 2020 (unaudited)
Net income (loss)	$(164,610)	$(4,702,313)	$(4,866,923)
Change in fair value of warrant liabilities	—	(4,702,313)	(4,702,313)
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	(0.04)	(0.96)	(1.00)

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS (cont.)

	As Previously Reported	Adjustments	As Restated
Statement of operations for the Nine months ended September 30, 2020 (unaudited)
Net income (loss)	$131,233	$(2,566,913)	$(2,435,680)
Change in fair value of warrant liabilities	—	(2,566,913)	(2,566,913)
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	(0.13)	(0.53)	(0.66)

Statement of operations for the Year ended December 31, 2020 (audited)
Net income (loss)	$(2,765,450)	$(40,220,713)	$(42,986,163)
Change in fair value of warrant liabilities	—	(40,220,713)	(40,220,713)
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	(0.72)	(8.28)	(9.00)

Statements of Cash Flows for the Period ended December 31, 2019 (audited)
Net income (loss)	$62,359	$5,281,461	$5,343,820
Transaction costs allocable to warrant liabilities	—	857,689	857,689
Change in fair value of warrant liabilities	—	(6,139,150)	(6,139,150)

Statements of Cash Flows for the Three months ended March 31, 2020 (unaudited)
Net income (loss)	$259,471	$949,700	$1,209,171
Change in fair value of warrant liabilities	—	(949,700)	(949,700)

Statements of Cash Flows for the Six months ended June 30, 2020 (unaudited)
Net income (loss)	$295,843	$2,135,400	$2,431,243
Change in fair value of warrant liabilities	—	(2,135,400)	(2,135,400)

Statements of Cash Flows for the Nine months ended September 30, 2020 (unaudited)
Net income (loss)	$131,233	$(2,566,913)	$(2,435,680)
Change in fair value of warrant liabilities	—	2,566,913	2,566,913

Statements of Cash Flows for the Year ended December 31, 2020 (audited)
Net income (loss)	$(2,765,450)	$(40,220,713)	$(42,986,163)
Change in fair value of warrant liabilities	—	40,220,713	40,220,713

NOTE 2a. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 2a. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class common stock subject to mandatory redemption are classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock held by Public Stockholders features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020 and 2019, there were 11,126,916 and 15,425,532, respectively, shares of Class A common stock subject to possible redemption, respectively, presented as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets.

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 2a. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the closing date of the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs amounted to $10,924,857, of which $10,067,168 was charged to stockholders’ equity and $857,689 was allocated to the warrants and expensed through the statement of operations, upon the completion of the Initial Public Offering in 2019.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in-capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company accounts for the warrants issued in connection with its Initial Public Offering in accordance with the guidance contained in ASC 815-40, under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the warrants as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the public warrants initially was estimated using a Post-Acquisition Simulation, with subsequent measurements utilizing the public trading price. The fair value of the private warrants was initially and subsequently measured using the Black-Scholes Model (see Note 9).

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 2a. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Income (Loss) per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and as part of the Placement Units to purchase 8,897,500 shares of Class A common stock in the calculation of diluted income (loss) per share for non-redeemable Class A and Class B common stock, since the exercise of such warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s consolidated statements of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account net of applicable franchise and income taxes, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per share, basic and diluted, for Class A and B non-redeemable common stock is calculated by dividing the net loss, adjusted for the net income attributable to Class A redeemable common stock, by the weighted average number of Class A and B non-redeemable common stock outstanding for the period. Class A and B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	Year Ended December 31, 2020	For the Period from May 28, 2019 (Inception) Through December 31, 2019
Redeemable Class A Common Stock
Numerator: Net Income (loss) allocable to Redeemable Class A Common Stock
Interest Income	$1,134,391	$346,011
Income and Franchise Tax	(378,916)	(167,069)
Redeemable Net Income	$755,475	$178,942
Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	17,250,000	17,250,000
Net Income (loss)/Basic and Diluted Redeemable Class A Common Stock	$0.04	$0.01

Non-Redeemable Class A and B Common Stock
Numerator: Net Income (loss) minus Redeemable Net Income (loss)
Net Income (loss)	$(42,986,163)	$5,343,820
Redeemable Net Income (loss)	(755,475)	(178,942)
Non-Redeemable Net Income (loss)	$(43,741,638)	$5,164,878
Denominator: Weighted Average Non-Redeemable Class A and B Common Stock
Non-Redeemable Class A and B Common Stock, Basic	4,857,500	4,041,761
Net Income (loss)/Basic Non-Redeemable Class A and B Common Stock	$(9.00)	$1.28
Non-Redeemable Class A and B Common Stock, Diluted	4,857,500	4,168,777
Net Income (loss)/Diluted Non-Redeemable Class A and B Common Stock	$(9.00)	$1.24

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 2a. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature (see Note 9).

Recently Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 17,250,000 Units, which includes the full exercise by the underwriter of its option to purchase an additional 2,250,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and Cantor purchased an aggregate of 545,000 Placement Units at a price of $10.00 per Placement Unit, for an aggregate purchase price of $5,450,000. Each Placement Unit consists of one share of Class A common stock (“Placement Share”) and one-half of one redeemable warrant (“Placement Warrant”). Each whole Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. The proceeds from the Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Placement Units and all underlying securities will be worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In June 2019, the Sponsor purchased 4,312,500 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. The Founder Shares will automatically convert into shares of Class A common stock at the time of a Business Combination, or earlier at the option of the holders, on a one-for-one basis, subject to certain adjustments, as described in Note 7.

The Founder Shares included up to 562,500 shares subject to forfeiture to the extent that the underwriter’s over-allotment option was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering and excluding Placement Shares included in the Placement Units). As a result of the underwriter’s election to fully exercise its over-allotment option, the 562,500 Founder Shares are no longer subject to forfeiture.

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on November 8, 2019 through the earlier of the Company’s consummation of a Business Combination or its liquidation, the Company will pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and administrative support. For the year ended December 31, 2020 and the period from May 28, 2019 (inception) to December 31, 2019, the Company incurred $120,000 and $20,000 in fees for these services, respectively, of which $30,000 and $20,000, are included in accrued expenses in the accompanying consolidated balance sheets at December 31, 2020 and 2019, respectively.

Related Party Loans

On June 28, 2019, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the Initial Public Offering. Borrowings outstanding under the Promissory Note of $222,725 were repaid upon the consummation of the Initial Public Offering on November 13, 2019.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units upon consummation of the Business Combination at a price of $10.00 per unit. The units would be identical to the Placement Units. There were no outstanding borrowings under the Working Capital Loans as of December 31, 2020 and 2019.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or completion of a business combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on November 7, 2019, the holders of the Founder Shares, Placement Units (including securities contained therein) and units (including securities contained therein) that may be issued upon conversion of Working Capital Loans, and any shares of Class A common stock issuable upon the exercise

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

of the Placement Warrants and any shares of Class A common stock and warrants (and underlying Class A common stock) that may be issued upon conversion of the units issued as part of the Working Capital Loans and Class A common stock issuable upon conversion of the Founder Shares, are entitled to registration rights, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, Cantor may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the registration statement and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriter was paid a cash underwriting discount of $3,450,000, or $0.20 per Unit of the gross proceeds from the Units sold in the Initial Public Offering. In addition, the underwriter is entitled to a deferred fee of $0.40 per Unit of the gross proceeds from the Units sold in the Initial Public Offering, or $6,900,000 in the aggregate. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Legal Proceedings

On December 3, 2020, a purported stockholder of the Company filed a complaint against the Company and its board of directors in the United States District Court for the Southern District of New York, in a case captioned Wallace v. Stable Road Acquisition Corp., et al., No. 1:20-cv-10193, alleging that the Company’s Registration Statement on Form S-4, originally filed with the SEC on November 2, 2020, omitted certain material information regarding the Proposed Transaction with Momentus, in violation of the securities laws. As relief, the complaint seeks an injunction barring the Company from proceeding with a stockholder vote with respect to, or consummating, the Proposed Transaction absent additional disclosures, as well as unspecified costs and damages. On December 9, 2020, another purported stockholder of the Company filed a complaint against the Company and its board of directors in the Supreme Court of the State of New York for the County of New York, in a case captioned Ciccotelli v. Stable Road Acquisition Corp., et al., No. 656895/2020, raising similar allegations and seeking similar relief as the complaint from the Wallace action.

In January 2021, the SEC’s Division of Enforcement informed the Company that it was investigating certain disclosures made in filings with the SEC, including in connection with the Proposed Transaction. The Company is fully cooperating with the SEC’s investigation.

The Company believes the outcome of these matters cannot be determined at this time.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020 and 2019, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2020 and 2019, there were 6,668,084 and 2,369,468 shares of Class A common stock issued or outstanding, excluding 11,126,916 and 15,425,532 shares of common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2020 and 2019, there were 4,312,500 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 7. STOCKHOLDERS’ EQUITY (cont.)

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering (not including the shares of Class A common stock underlying the Placement Units) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, any private placement-equivalent warrants issued, or to be issued, to any seller in a Business Combination, any private placement equivalent securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

NOTE 8. WARRANTS

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption; and

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 8. WARRANTS (cont.)

•        if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), and (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. INCOME TAX

The Company did not have any significant deferred tax assets or liabilities as of December 31, 2020 and 2019.

The Company’s net deferred tax assets are as follows:

	December 31,
	2020	2019
Deferred tax asset
Organizational costs/Startup expenses	$763,877	$24,483
Total deferred tax asset	763,877	24,483
Valuation allowance	(763,877)	(24,483)
Deferred tax asset, net of allowance	$—	$—

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 9. INCOME TAX (cont.)

The income tax provision consists of the following:

	December 31,
	2020	2019
Federal
Current	$178,866	$47,567
Deferred	(739,394)	(24,483)

State
Current	$—	$—
Deferred	—	—
Change in valuation allowance	739,394	24,483
Income tax provision	$178,866	$47,567

As of December 31, 2020 and 2019, the Company did not have any U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2020 and the period from May 28, 2019 (inception) through December 31, 2019, the change in the valuation allowance was $739,394 and $24,483, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at for the year ended December 31, 2020 and for the period from May 28, 2019 (inception) through December 31, 2019 is as follows:

	December 31,
	2020	2019
Statutory federal income tax rate	21.0%	21.0%
Change in fair value of warrant liability	(19.7)%	(23.9)%
Transaction costs allocable to warrant liabilities	—	3.3%
Change in valuation allowance	(1.7)%	0.5%
Income tax provision	(0.4)%	0.9%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

NOTE 10. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying consolidated balance sheets and adjusted for the amortization or accretion of premiums or discounts.

At December 31, 2020, assets held in the Trust Account were comprised of $636 in cash and $173,107,113 in U.S. Treasury securities. During the year ended December 31, 2020, the Company withdrew $872,653 of interest income from the Trust Account to pay for franchise and income taxes.

At December 31, 2019, assets held in the Trust Account were comprised of $873 in cash and $172,845,138 in U.S. Treasury securities. During the period from May 28, 2019 (inception) through December 31, 2019, the Company did not withdraw any interest income from the Trust Account.

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020 and 2019 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. The gross holding gains and fair value of held-to-maturity securities at December 31, 2020 and 2019 are as follows:

	Held-To-Maturity	Level	Amortized Cost	Gross Holding Gain	Fair Value
December 31, 2020	U.S. Treasury Securities (Mature on 1/5/2021)	1	$173,107,113	$1,887	$173,109,000

December 31, 2019	U.S. Treasury Securities (Matured on 5/14/2020)	1	$172,845,138	$13,410	$172,858,548
Liabilities:	Level	December 31, 2020	December 31, 2019
Warrant Liability – Public Warrants	1	45,625,388	7,331,250
Warrant Liability – Private Placement Warrants	3	2,452,500	525,925

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Company’s consolidated balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statement of operations.

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

Initial Measurement

The Company established the initial fair value for the Warrants on November 13, 2019, the date of the Company’s Initial Public Offering, using a Black-Scholes Model for private warrants and a Post-Acquisition Simulation for public warrants. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of common stock and one-third of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of common shares, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to common shares subject to possible redemption, and common shares based on their relative fair values at the initial measurement date.

The key inputs into the Black-Scholes model for the Private Placement Warrants were as follows at initial measurement:

Input	November 13, 2019 (Initial Measurement)
Risk-free interest rate	1.73%
Holding period (years)	5.25
Volatility	25.00%
Exercise price	$11.50
Underlying value	$9.50

The key inputs into the Post-Acquisition Simulation for the Public Warrants were as follows at initial measurement:

Input	November 13, 2019 (Initial Measurement)
Risk-free interest rate	1.73%
Holding period (days)	1,260
Volatility	25.00%
Warrant redemption price	$18.00

On November 13, 2019, the Private Placement Warrants and Public Warrants were determined to be $1.67 and $1.57 per warrant for aggregate values of $0.5 million and $13.5 million, respectively.

Subsequent Measurement

The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants as of December 31, 2020 and 2019 is classified as Level 1 due to the use of an observable market quote in an active market.

The key inputs into the Black-Scholes model for the Private Placement Warrants were as follows at December 31, 2020 and 2019:

Input	December 31, 2020	December 31, 2019
Risk-free interest rate	0.31%	1.74%
Holding period (years)	5.25	5.25
Volatility	25.00%	25.00%
Exercise price	$11.50	$11.50
Underlying value	$10.08	$9.96

As of December 31, 2020, the aggregate values of the Private Placement Warrants and Public Warrants were $2.5 million and $45.6 million, respectively.

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

As of December 31, 2019, the aggregate values of the Private Placement Warrants and Public Warrants were approximately $526,000 and $7.3 million, respectively.

The table below presents the Public and Private Warrants at Level 3 from initial measurement to December 31, 2020.

	Private Placement	Public	Warrant Liabilities
Fair value – May 28, 2019	$—	$—	$—
Initial measurement on November 13, 2019 (IPO)	455,075	13,541,250	13,996,325
Change in fair value	70,850	(6,210,000)	(6,139,150)
Transfers out of Level 3	—	(7,331,250)	(7,331,250)
Fair value as of December 31, 2019	$525,925	$—	$525,925
Change in fair value	1,926,575	—	1,926,575
Fair value as of December 31, 2020	$2,452,500	$—	$2,452,500

Due to the use of quoted prices in an active market (Level 1) to measure the fair value of the Public Warrants, the Company had transfers out of Level 3 totaling $7,331,250, which represents the fair value of the warrants as of December 31, 2019. For each reporting period subsequent to December 31, 2019, the fair value of the Public Warrants are valued using an active market and are classified as Level 1 within the fair value hierarchy.

Level 3 financial liabilities consist of the Private Placement Warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in categorization within the fair value hierarchy are recognized at the end of each reporting period based on changes in estimates or assumptions and recorded as appropriate.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than as described below and in Note 2, the Company did not identify subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

In February 2021, Stable Road Capital LLC and DIBALYD Investments, an affiliate of Nala Investments, each loaned $300,000 to the Company pursuant to non-interest bearing promissory notes in order to finance transaction and working capital costs. The promissory notes mature upon the earlier of June 30, 2021 or the consummation of the Company’s initial Business Combination.

NOTE 12. EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR’S REPORT

SEC Settlement

On July 13, 2021, the SEC announced charges against the Company, Momentus, and Momentus’s founder and former CEO, Mikhail Kokorich, for misleading claims about Momentus’s technology and about the U.S. government’s national security concerns about Mr. Kokorich. The SEC’s settled order finds that Momentus and Mr. Kokorich knowingly or recklessly made misrepresentations of material fact and misleading omissions in violation of antifraud provisions of U.S. federal securities laws, and that the Company negligently made misrepresentations of material fact and misleading omissions in violation of antifraud provisions of U.S. federal securities laws, as well as related reporting and proxy solicitation provisions. The SEC also announced charges against the Sponsor and Brian Kabot, finding that Mr. Kabot negligently violated provisions of U.S. federal securities laws related to proxy solicitations and that Mr. Kabot and the Sponsor caused the Company’s violation of negligence-based antifraud provisions of the federal securities laws.

STABLE ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (AS RESTATED)

NOTE 12. EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR’S REPORTS (cont.)

Without admitting or denying the SEC’s findings, Momentus, the Company, Mr. Kabot, and the Sponsor consented to an order requiring them to cease and desist from future violations. Momentus will pay a civil penalty of $7.0 million, the Company will pay a civil penalty of $1.0 million, and Mr. Kabot will pay a civil penalty of $40,000. Momentus and the Company have also agreed to provide PIPE investors with the right to terminate their Subscription Agreements prior to the stockholder vote to approve the Proposed Transaction; the Sponsor has agreed to relinquish 250,000 founders’ shares it would otherwise have received upon consummation of the Proposed Transaction; and Momentus has agreed to undertakings requiring enhancements to its disclosure controls, including the creation of an independent board committee and retention of an internal compliance consultant for a period of two years.

Stockholder Lawsuit

On July 15, 2021, a purported stockholder of the Company filed a putative class action complaint against the Company, the Sponsor, Brian Kabot, James Norris, Momentus, and Mikhail Kokorich in the United States District Court for the Central District of California, in a case captioned Jensen v. Stable Road Acquisition Corp., et al., No. 2:21-cv-05744. The complaint alleges that the defendants omitted certain material information in their public statements and disclosures regarding the Proposed Transaction, in violation of the securities laws, and seeks damages on behalf of a putative class of stockholders who purchased the Company’s stock between October 7, 2020 and July 13, 2021.

Up to 41,654,148 Shares of Class A Common Stock
Up to 19,897,500 Shares of Class A Common Stock Issuable Upon Exercise of Warrants
and Up to 1,018,281 Shares of Class A Common Stock Issuable Upon Exercise of Options
and Up to 634,708 Shares of Class A Common Stock Issued Upon Exercise of Options
and Up to 272,500 Warrants to Purchase Shares of Class A Common Stock

Momentus Inc.

_________________________________________

PROSPECTUS

_________________________________________

September 14, 2021